     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 10, 1998



                                                      REGISTRATION NO. 333-56549

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1
                                       TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                       HOME PRODUCTS INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                             3089                            36-4147027
 (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)           IDENTIFICATION NUMBER)

                            ------------------------

                 4501 WEST 47TH STREET, CHICAGO, ILLINOIS 60632
                                 (773) 890-1010
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                  SELFIX, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                             3089                            36-2490451
 (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)           IDENTIFICATION NUMBER)

                            ------------------------

                 4501 WEST 47TH STREET, CHICAGO, ILLINOIS 60632
                                 (773) 890-1010
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                 SHUTTERS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             ILLINOIS                             3089                            36-3572036
 (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)           IDENTIFICATION NUMBER)

                            ------------------------

                 4501 WEST 47TH STREET, CHICAGO, ILLINOIS 60632
                                 (773) 890-1010
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                               TAMOR CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          MASSACHUSETTS                           3089                            04-2073885
 (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)           IDENTIFICATION NUMBER)

                            ------------------------

                 4501 WEST 47TH STREET, CHICAGO, ILLINOIS 60632
                                 (773) 890-1010
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                         SEYMOUR HOUSEWARES CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                             3089                            35-1873567
 (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)           IDENTIFICATION NUMBER)

                            ------------------------

                 4501 WEST 47TH STREET, CHICAGO, ILLINOIS 60632
                                 (773) 890-1010
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                                JAMES R. TENNANT


                            CHIEF EXECUTIVE OFFICER


                 4501 WEST 47TH STREET, CHICAGO, ILLINOIS 60632

                                 (773) 890-1010
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------
                                WITH A COPY TO:

                            KENNETH G. KOLMIN, ESQ.
                         SONNENSCHEIN NATH & ROSENTHAL
                   8000 SEARS TOWER, CHICAGO, ILLINOIS 60606
                                 (312) 876-8000

                            ------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________
                            ------------------------

                        CALCULATION OF REGISTRATION FEE


------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
                                                             PROPOSED MAXIMUM       PROPOSED MAXIMUM
      TITLE OF EACH CLASS OF            AMOUNT TO BE          OFFERING PRICE           AGGREGATE              AMOUNT OF
   SECURITIES TO BE REGISTERED           REGISTERED              PER UNIT            OFFERING PRICE        REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------
9 5/8% Senior Subordinated Notes
  due 2008........................      $125,000,000               100%               $125,000,000            $36,875(1)
------------------------------------------------------------------------------------------------------------------------------
Guarantees of the 9 5/8% Senior
  Subordinated Notes..............          (2)                    (2)                $125,000,000               (2)
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------



(1) Previously paid.


(2) This Registration Statement covers the Guarantees to be issued by certain subsidiaries of Home Products International, Inc. of its obligations under the 9 5/8% Senior Subordinated Notes. Such Guarantees are to be issued for no additional consideration, and therefore no registration fee is required.

                            ------------------------

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       HOME PRODUCTS INTERNATIONAL, INC.
                                  SELFIX, INC.
                                 SHUTTERS, INC.
                               TAMOR CORPORATION
                         SEYMOUR HOUSEWARES CORPORATION
                            ------------------------

                             CROSS REFERENCE SHEET

                    PURSUANT TO REGULATION S-K, ITEM 501(B),
         SHOWING LOCATION OF INFORMATION REQUIRED BY ITEMS OF FORM S-4

          FORM S-4 ITEM NUMBER AND CAPTION                  LOCATION OR CAPTION IN PROSPECTUS
          --------------------------------                  ---------------------------------
 1.  Forepart of Registration Statement and
     Outside Front Cover Page of Prospectus.....  Facing Page of Registration Statement; Outside Front
                                                  Cover Page of Prospectus
 2.  Inside Front and Outside Back Cover Pages
     of Prospectus..............................  Inside Front and Outside Back Cover Pages of
                                                  Prospectus; Available Information
 3.  Risk Factors, Ratio of Earnings to Fixed
     Charges and Other Information..............  Prospectus Summary; Risk Factors; Selected Historical
                                                  Financial Data
 4.  Terms of the Transaction...................  Prospectus Summary; The Exchange Offer; Description
                                                  of the Exchange Notes
 5.  Pro Forma Financial Information............  Unaudited Pro Forma Combined Financial Data
 6.  Material Contracts with the Company Being
     Acquired...................................  *
 7.  Additional Information Required for
     Reoffering by Persons and Parties Deemed to
     be Underwriters............................  The Exchange Offer; Plan of Distribution
 8.  Interests of Named Experts and Counsel.....  *
 9.  Disclosure of Commission Position on
     Indemnification for Securities Act
     Liabilities................................  *
10.  Information With Respect to S-3
     Registrants................................  Selected Historical Financial Data; Unaudited Pro
                                                  Forma Combined Financial Data; Management's
                                                  Discussion and Analysis of Financial Condition and
                                                  Results of Operations; Business
11.  Incorporation of Certain Information by
     Reference..................................  Incorporation of Certain Documents by Reference
12.  Information With Respect to S-2 or S-3
     Registrants................................  *
13.  Incorporation of Certain Information by
     Reference..................................  *
14.  Information With Respect to Registrants
     Other Than S-2 or S-3 Registrants..........  *
15.  Information With Respect to S-3
     Companies..................................  *
16.  Information With Respect to S-2 or S-3
     Companies..................................  *
17.  Information With Respect to Companies Other
     Than S-2 or S-3 Companies..................  *
18.  Information if Proxies, Consents or
     Authorization Are to be Solicited..........  *
19.  Information if Proxies, Consents or
     Authorizations Are Not to be Solicited, or
     in an Exchange Offer.......................  Management; Principal Stockholders; Certain
                                                  Transactions

---------------

* Not applicable or answer is in the negative.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.


                 SUBJECT TO COMPLETION, DATED JULY 10, 1998


PROSPECTUS

                       HOME PRODUCTS INTERNATIONAL, INC.

                  OFFER TO EXCHANGE UP TO $125,000,000 OF ITS
                   9 5/8% SENIOR SUBORDINATED NOTES DUE 2008
                          FOR ANY AND ALL OUTSTANDING
                   9 5/8% SENIOR SUBORDINATED NOTES DUE 2008
                            ------------------------
        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                  ON                   , 1998, UNLESS EXTENDED
                            ------------------------

     Home Products International, Inc. ("HPI" and, together with its subsidiaries, the "Company") hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (which together constitute the "Exchange Offer") to exchange $1,000 principal amount of 9 5/8% Senior Subordinated Notes due 2008 (the "Exchange Notes") of HPI for each $1,000 principal amount of the issued and outstanding
9 5/8% Senior Subordinated Notes due 2008 (the "Original Notes," and the Original Notes and the Exchange Notes, collectively, the "Notes") of HPI from the Holders (as defined herein) thereof. As of the date of this Prospectus, there is $125,000,000 aggregate principal amount of the Original Notes outstanding. The terms of the Exchange Notes are identical in all material respects to the Original Notes, except that the Exchange Notes have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and therefore will not bear legends restricting their transfer and will not contain certain provisions providing for the payment of liquidated damages to the holders of the Original Notes under certain circumstances relating to the Exchange and Registration Rights Agreement (as defined herein), which provisions will terminate as to all of the Notes upon the consummation of the Exchange Offer.

     The Company will accept for exchange any and all Original Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on
               , 1998, unless extended by the Company in its sole discretion (the "Expiration Date"). Tenders of Original Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is subject to certain customary conditions. See "The Exchange Offer."

     The Exchange Notes will be general unsecured obligations of the Company, and will be subordinated in right of payment to all existing and future Senior Indebtedness (as defined) of the Company. The Exchange Notes will rank pari passu in right of payment with any other Senior Subordinated Indebtedness (as defined) of the Company and will rank senior in right of payment to all other Subordinated Obligations (as defined) of the Company. The Company's payment obligations under the Exchange Notes will be unconditionally guaranteed, jointly and severally (the "Guarantees"), on a senior subordinated basis by each Restricted Subsidiary (as defined) of the Company and any future Restricted Subsidiary of the Company other than any Foreign Subsidiary, as defined (the "Subsidiary Guarantors"). The Guarantees will be general unsecured obligations of the Subsidiary Guarantors that will be subordinated to all existing and future Guarantor Senior Indebtedness (as defined) of the Subsidiary Guarantors. As of March 28, 1998, after giving effect to the Refinancing (as defined), (i) the outstanding Senior Indebtedness of the Company, including the Subsidiary Guarantors, would have been $9.2 million, all of which would have been Secured Indebtedness (as defined), (ii) the Company, including the Subsidiary Guarantors, would have had no Subordinated Obligation outstanding and no Senior Subordinated Indebtedness outstanding other than the Notes, (iii) the outstanding Guarantor Senior Indebtedness of the Subsidiary Guarantors would have been $6.7 million, all of which would have been Secured Indebtedness, and
(iv) the Subsidiary Guarantors would have had no Guarantor Senior Subordinated Indebtedness (as defined) and no Guarantor Subordinated Obligation (as defined). See "Description of the Exchange Notes."

                                                   (continued on following page)

                            ------------------------

     SEE "RISK FACTORS" BEGINNING ON PAGE 13 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS PRIOR TO TENDERING ORIGINAL NOTES IN THE EXCHANGE OFFER.
                            ------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
     OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                             A CRIMINAL OFFENSE.
                            ------------------------

                THE DATE OF THIS PROSPECTUS IS           , 1998.

     The Original Notes were sold by the Company on May 14, 1998, to Chase Securities Inc. ("CSI") and NationsBanc Montgomery Securities LLC (the "Initial Purchasers") in a transaction not registered under the Securities Act in reliance upon an exemption under the Securities Act (the "Initial Offering"). The Initial Purchasers subsequently placed the Original Notes with qualified institutional buyers in reliance upon Rule 144A under the Securities Act ("Rule 144A"). Accordingly, the Original Notes may not be reoffered, resold or otherwise transferred in the United States unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. The Exchange Notes are being offered hereunder to satisfy the obligations of the Company under that certain Exchange and Registration Rights Agreement, dated as of May 14, 1998, by and among the Company and the Initial Purchasers (the "Exchange and Registration Rights Agreement"), entered into in connection with the Initial Offering. See "The Exchange Offer -- Purpose and Effect of the Exchange Offer."

     The Original Notes were not registered under the Securities Act in reliance upon an exemption from the registration requirements thereof. In general, the Original Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act. The Exchange Notes are being offered hereby in order to satisfy certain obligations of the Company contained in the Exchange and Registration Rights Agreement. Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission") set forth in no-action letters issued to third parties, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Original Notes may be offered for resale, resold or otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 promulgated under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business, such holder has no arrangement with any person to participate in the distribution of such Exchange Notes and neither such holder nor any such other person is engaging in or intends to engage in a distribution of such Exchange Notes. Notwithstanding the foregoing, each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with any resale of Exchange Notes received in exchange for such Original Notes where such Original Notes were acquired by such broker-dealer as a result of market making activities or other trading activities (other than Original Notes acquired directly from the Issuers). The Company has agreed that, for a period of 180 days after the date of this Prospectus, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

     UNTIL                , 1998 (90 DAYS AFTER COMMENCEMENT OF THE EXCHANGE
OFFER), ALL DEALERS EFFECTING TRANSACTIONS IN THE EXCHANGE NOTES, WHETHER OR NOT PARTICIPATING IN THE EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

     The Company will not receive any proceeds from the Exchange Offer. The Company will pay all of the expenses incident to the Exchange Offer. Tenders of Original Notes pursuant to the Exchange Offer may be withdrawn as provided herein at any time prior to the Expiration Date (as defined herein). The Exchange Offer is subject to certain customary conditions.

     This Prospectus has been prepared for use in connection with the Exchange Offer and may be used by CSI in connection with offers and sales related to market making transactions in the Notes. CSI may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. See "Plan of Distribution."

     The Company's Common Stock is listed on the Nasdaq Stock Market under the symbol "HPII." There has not previously been any public market for the Original Notes or the Exchange Notes. The Company does not intend to list the Exchange Notes on any securities exchange, but the Original Notes are eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") market. There can be no assurance that an active market for the Exchange Notes will develop. See "Risk Factors -- Absence of Public Market." Moreover, to the extent that the Original Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Original Notes could be adversely affected.

     Interest on the Exchange Notes will accrue from the last interest payment date on which interest was paid on the Original Notes surrendered in exchange therefor or, if no interest has been paid on the Original Notes, from the Issue Date (as defined), and will be payable semi-annually on May 15 and November 15 of each year, commencing on November 15, 1998. The Notes will mature on May 15, 2008. Except as described below, the Company may not redeem the Notes prior to May 15, 2003. On or after such date, the Company may redeem the Notes, in whole or in part, at any time at the redemption prices set forth herein, plus accrued and unpaid interest thereon, if any, to the date of redemption. In addition, at any time and from time to time prior to May 15, 2001, the Company may, subject to certain requirements, redeem up to 35% of the aggregate principal amount of the Notes at a price of 109.625% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, with the net cash proceeds of one or more public offerings of common stock of the Company, providing that at least 65% of the original aggregate principal amount of the Notes remains outstanding immediately after the occurrence of such redemption. The Notes will not be subject to any sinking fund requirement. Upon a Change of Control (as defined), each holder of Notes will have the right to require the Company to repurchase all or any part of such holder's Notes at a price equal to 101% of the principal amount of the Notes together with accrued and unpaid interest thereon, if any, to the date of purchase. See "Description of the Exchange Notes."

     THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF ORIGINAL NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

     NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, NOR ANY EXCHANGE MADE HEREUNDER, SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

     The Exchange Notes will be available initially only in book-entry form. Except as may be described under "Book-Entry; Delivery and Form," the Company expects that the Exchange Notes issued pursuant to the Exchange Offer will be represented by one or more duly registered Global Notes (as defined), that will be deposited with, or on behalf of, the Depository Trust Company ("DTC") and registered in its name or in the name of Cede & Co., its nominee. Beneficial interests in the Global Note representing the Exchange Notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. After the initial issuance of the Global Note, Exchange Notes in certificated form will be issued in exchange for the Global Note only in accordance with the terms and conditions set forth in the Indenture. See "Book-Entry; Delivery and Form."

     This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. These documents are available upon request from James E. Winslow, Executive Vice President, Chief Financial Officer and Secretary, Home Products International, Inc., 4501 West 47th Street, Chicago,

Illinois 60632, (773) 890-1010. In order to ensure timely delivery of the
documents, any request should be made by                , 1998 (five days before
the Expiration Date).

     THE CONTENTS OF THIS PROSPECTUS ARE NOT TO BE CONSTRUED AS LEGAL, BUSINESS OR TAX ADVICE. EACH PROSPECTIVE PARTICIPANT IN THE EXCHANGE OFFER SHOULD CONSULT ITS OWN ATTORNEY, BUSINESS ADVISOR OR TAX ADVISOR AS TO LEGAL, BUSINESS OR TAX ADVICE. PROSPECTIVE INVESTORS MAY OBTAIN ADDITIONAL INFORMATION UPON REQUEST FROM THE INITIAL PURCHASERS OR THE COMPANY WHICH THEY MAY REASONABLY REQUIRE IN CONNECTION WITH THE DECISION TO PARTICIPATE IN THE EXCHANGE OFFER.

                           FORWARD LOOKING STATEMENTS

     THIS PROSPECTUS CONTAINS CERTAIN FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS OF THE COMPANY, INCLUDING STATEMENTS UNDER THE CAPTIONS "SUMMARY," "UNAUDITED PRO FORMA COMBINED FINANCIAL DATA," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND "BUSINESS." ALL OF THESE FORWARD LOOKING STATEMENTS ARE BASED ON ESTIMATES AND ASSUMPTIONS MADE BY MANAGEMENT OF THE COMPANY WHICH, ALTHOUGH BELIEVED TO BE REASONABLE, ARE INHERENTLY UNCERTAIN. THEREFORE, UNDUE RELIANCE SHOULD NOT BE PLACED UPON SUCH ESTIMATES AND STATEMENTS. NO ASSURANCE CAN BE GIVEN THAT ANY OF SUCH ESTIMATES WILL BE REALIZED AND IT IS LIKELY THAT ACTUAL RESULTS WILL DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD LOOKING STATEMENTS. FACTORS THAT MAY CAUSE SUCH DIFFERENCES INCLUDE: (1) INCREASED COMPETITION; (2) INCREASED COSTS; (3) LOSS OR RETIREMENT OF KEY MEMBERS OF MANAGEMENT; (4) INCREASES IN THE COMPANY'S COST OF BORROWING OR UNAVAILABILITY OF ADDITIONAL DEBT OR EQUITY CAPITAL; (5) ADVERSE STATE OR FEDERAL LEGISLATION OR REGULATION OR ADVERSE DETERMINATIONS BY REGULATIONS; AND (6) CHANGES IN GENERAL ECONOMIC CONDITIONS AND/OR IN THE MARKETS IN WHICH THE COMPANY MAY, FROM TIME TO TIME, COMPETE. MANY OF SUCH FACTORS ARE BEYOND THE CONTROL OF THE COMPANY AND ITS MANAGEMENT. FOR FURTHER INFORMATION OR OTHER FACTORS WHICH COULD AFFECT THE FINANCIAL RESULTS OF THE COMPANY AND SUCH FORWARD LOOKING STATEMENTS, SEE "RISK FACTORS."

                                    SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and Consolidated Financial Statements (including the related notes) appearing elsewhere in this Prospectus. As used herein and except as the context may otherwise require, (i) the "Company" or "HPI" means, collectively, Home Products International, Inc., a Delaware corporation, which is a holding company not engaged in any business other than holding the capital stock of its consolidated subsidiaries, Selfix, Inc., a Delaware corporation ("Selfix"), Seymour Housewares Corporation, a Delaware corporation ("Seymour"), Tamor Corporation, a Massachusetts corporation ("Tamor"), and Shutters, Inc., an Illinois corporation ("Shutters"), (ii) "Selfix" includes both Selfix and, unless the context otherwise requires, Shutters (which was previously a wholly-owned subsidiary of Selfix), (iii) "Tamor" includes both Tamor and Housewares Sales, Inc., a Massachusetts corporation and Tamor's wholly-owned distribution subsidiary, (iv) the "Tamor Acquisition" refers to the acquisition by the Company of the business of Tamor, effective as of January 1, 1997 and (v) the "Seymour Acquisition" refers to the acquisition by the Company of the business of Seymour, which was acquired after the close of fiscal 1997 on December 30, 1997. The pro forma financial data for
(i) fiscal 1996 give effect to the Tamor Acquisition as though it had occurred on the first day of fiscal 1996, (ii) the first quarter of fiscal 1997 and the fiscal year 1997 give effect to the Seymour Acquisition, the New Credit Facility (as hereinafter defined) and the Initial Offering (as hereinafter defined) as though they had occurred on the first day of fiscal 1997 and (iii) the first quarter of fiscal 1998 give effect to the New Credit Facility and the Initial Offering as if they had occurred on the first day of fiscal 1998.

                                  THE COMPANY

OVERVIEW

     The Company, based in Chicago, Illinois, is a leading designer, manufacturer and marketer of a broad range of value-priced, quality consumer houseware products in the United States. The Company's significant product lines include (i) ironing boards, covers and pads, (ii) home/closet organization products, (iii) plastic storage containers and totes, (iv) laundry accessories,
(v) bath and shower organization products, (vi) juvenile products and (vii) home improvement products. HPI's ability to provide a substantial array of up-to-date, quality products on a timely basis, combined with its commitment to provide additional support services to its customers (such as just-in-time delivery, product planograms and point-of-purchase advertising) has enabled the Company to become a preferred supplier to the large, national retailers carrying its products and to establish a leading market position in several product lines. The Company's strong relationships with its base of retailers (including Wal-Mart, Target and Kmart) provide a large and efficient distribution channel for its products. These relationships enable the Company to work with retailers to develop products that are well received by both the retailer and the end-user. On a pro forma basis, the Company's combined net sales and EBITDA for the twelve month period ended March 28, 1998, would have been $219.4 million and $32.3 million, respectively.

     The Company has actively pursued a growth strategy of selectively acquiring and integrating complementary houseware manufacturers. This has enabled the Company to become one of the leading suppliers and cost-effective manufacturers of houseware products in the United States. The Company believes it has demonstrated its ability to identify, purchase and integrate companies which offer complementary product lines and to derive significant manufacturing and operating efficiencies from such acquisitions. For example, the acquisitions of Tamor in January 1997 and Seymour in December 1997 strengthened the Company's ability to offer "one-stop shopping" for a wide range of houseware products to its retail customers. These acquisitions, combined with internal growth, have increased the Company's net sales from approximately $35.2 million in fiscal year 1992 to approximately $222.3 million in fiscal year 1997 (on a pro forma basis), while EBITDA margins have increased from 7.4% to 14.5% (on a pro forma basis) during the same period. The additional product offerings resulting from both strategic acquisitions and an active product development program have strengthened the Company's relationships with its existing customer base of national retailers, enabling the Company to obtain increased dedicated retail shelf space for its expanding product lines. Management believes that the Company has established a platform to continue this consolidation and product development strategy within the highly fragmented houseware products industry and that such strategy will further position the Company for continued growth in the retail distribution channel. The Company continues to look for opportunities to acquire companies that fit within its acquisition strategy. To that end, the Company has had, and continues to have, numerous discussions with potential acquisition candidates. As of the date of this Prospectus, the Company has made a number of oral and written acquisitions proposals to certain of such candidates, but has not entered into any binding agreements. While the Company believes that it is likely to enter into one or more agreements in the near future with respect to such potential acquisitions, no assurance can be given that such agreements will be reached or that any of such potential acquisitions will be consummated.

     Industry sources estimate that the total housewares industry in the United States is approximately $54 billion in size. Within the housewares industry, HPI currently offers products in the home organization, laundry management and home improvement segments. Management estimates that the current market size in the United States for these segments is between $5 billion and $8 billion. This market is served by a highly fragmented manufacturer base. The Company currently operates in several categories including (i) ironing boards, covers and pads,
(ii) home/closet organization products, (iii) plastic storage containers and totes, (iv) laundry accessories, (v) bath and shower organization products, (vi) juvenile products and (vii) home improvement products. In the opinion of management, the housewares industry is driven by (i) retailers committing an increasing amount of shelf space to storage products, (ii) retailers consolidating the number of their suppliers, (iii) new household and home office formations, (iv) a movement away from generic products towards items designed to perform specific functions and (v) overall retailer consolidation.

COMPETITIVE STRENGTHS

     Management believes that the following competitive strengths contribute to the Company's position as a leading manufacturer and marketer of popular houseware products and serve as a foundation for the Company's business strategy.

     - LEADING MARKET POSITION. Management believes that the Company has a leading market position in each of the product categories in which its products compete. In particular, management believes that the Company is the leading ironing board, cover and pad manufacturer in the United States and is the nation's leading supplier of plastic clothes hangers. The Company's home organization products, including plastic clothes hangers, are marketed under the Selfix and Tamor brand names, which are widely recognized in the industry. Management believes the Company's broad product offerings in the home organization products category provide it with a competitive advantage over other manufacturers. In the bath and shower products segment, management believes the Company is a leading producer of plastic bath and shower accessories commanding the second largest market share in the United States. In the storage container market, management believes the Company ranks third in market share in the United States. Through both acquisitions and internal product development, the Company seeks to enhance its position as a leading supplier of housewares in a highly fragmented industry.

     - ESTABLISHED DISTRIBUTION NETWORK. The Company has established a broad distribution network serving both domestic and international markets. The Company's houseware products are sold through national and regional retailers, hardware and homecenter stores, food and drug stores, juvenile stores, specialty stores, and to hotels. Management believes that its distribution network allows it to successfully launch new products and broaden existing product lines with greater consumer acceptance. The Company's distribution network also provides marketing and distribution synergies for its acquired businesses, which generally are suppliers of houseware products marketed through many of the same retail distribution channels.

     - STRONG, COLLABORATIVE RELATIONSHIPS WITH RETAILERS. The Company maintains close and interactive relationships with a diverse customer base of retailers by focusing on new product development and creative marketing and packaging ideas. The Company has also strengthened its relationships with major customers through acquisitions which have enabled it to supply its customers with a broader selection of houseware product lines, resulting in increased retail shelf space devoted to the Company's products. HPI offers customer-specific merchandising programs which management believes enable retailers and distributors to achieve a higher gross margin on the Company's products than with the products of a number of its nationally known competitors. For instance, the Company provides its customers with a variety of retail support services, including customized merchandise planogramming, small shipping packs, point-of-purchase displays, electronic data interchange ("EDI") and just-in-time product delivery. The Company also utilizes its customers' point of sale ("POS") information to allow the Company to better monitor product sales. Management believes that its prompt and reliable product delivery of value-priced, high-volume products enables its customers to maintain minimal inventories.

     - INNOVATIVE, CONSUMER-DRIVEN PRODUCT LINE EXTENSIONS. The Company develops and introduces innovative products with features and benefits that are designed to meet the needs and demands of consumers. New products or product line extensions are frequently developed or acquired after consultation with the Company's major retail customers. This enables the Company to leverage its existing customer base, to expand its product offerings and to assess the potential viability of products prior to development. Typically, the Company's new product introductions are developed by making incremental modifications to its market-proven products. During 1997, approximately 60 new products and product improvements were launched by the Company, with each of the Company's business units introducing at least one new product line.

     - FLEXIBLE, LOW-COST MANUFACTURER. The Company operates a network of efficient manufacturing facilities that result in favorable per unit product costs. Recent acquisitions have enabled the Company to broaden its product base, expand its sales and distribution capabilities and increase manufacturing and distribution synergies, while achieving significant scale in manufacturing. For instance, management estimates that the Company is the largest United States manufacturer of full-size ironing boards, building approximately 14,200 units per day. This volume enables the Company to purchase rolled steel in bulk and achieve economies of scale. Similarly, it is a large processor of various grades of plastic resin, utilizing approximately 85 injection molding machines to process approximately 85 million pounds of plastic resin per year. The Company is able to achieve cost advantages through the use of off-prime grades of resin that are typically bought through brokers in the secondary market. The Company also processes approximately seven million yards of fabric annually, utilizing its domestic operations, as well as its Reynosa, Mexico facility for those aspects of production that are more labor intensive. The Company seeks to maximize its operating efficiency by ensuring that each plant has flexible manufacturing capabilities as well as utilizing its Mexico operation and Asian outsourcing opportunities to lower production costs. In addition, the Company is able to utilize excess capacity in its plants to meet peak demand and optimize production planning.

     - EXPERIENCED MANAGEMENT TEAM. The Company's senior management team has a wide range of experience in the production, development and marketing of housewares and related products. Leading the Company's senior management team is Mr. James R. Tennant, the Company's Chairman and Chief Executive Officer, who has 20 years of corporate management experience in marketing-oriented capacities. Mr. Tennant has been with HPI since 1994. Mr. Stephen R. Brian, the President and Chief Operating Officer of the Company, has 29 years experience in management and production capacities with major consumer product companies, including General Electric Corporation and Sunbeam. Mr. James E. Winslow, Executive Vice President and Chief Financial Officer of the Company, has 16 years of financial management experience in the consumer products industry, including 11 years with Wilson Sporting Goods. Mr. Winslow has been with HPI since 1994. Furthermore, the Company's operations are managed by experienced consumer product and manufacturing professionals.

BUSINESS STRATEGY

     The Company intends to continue to take advantage of consolidation opportunities in the housewares industry and to continue to grow by expanding its product offerings through strategic acquisitions and by capitalizing on established distribution channels to increase sales. The Company's strategy for achieving that objective includes the following key elements:

     - LEVERAGE MARKET SHARE POSITION. The Company intends to maintain a leading market position in the United States in each of the product segments in which it operates and intends to leverage its market strength to introduce new products in all of its product categories. Through acquisitions of companies with complementary product lines and through an internal product development program, the Company expects to continue to increase sales and to become a leading supplier of new product categories as well as additional products in its existing product categories. Management believes that such growth will enable the Company to expand its merchandising relationships with its existing key customers, and to increase its presence in these customers' stores, which in turn would give the Company additional leverage to support further growth.

     - CONTINUE BUILDING STRATEGIC SUPPLIER RELATIONSHIPS. Management believes that national retailers are increasingly interested in establishing "one-stop shopping" supplier relationships for their store chains to enhance their margins and operating efficiencies. In addition, these mass merchandisers have come to expect value-added services (such as merchandise planogramming and EDI) that are primarily offered by large suppliers. Management believes that the breadth of the Company's product offerings, combined with the value-added services it provides, will enable the Company to continue to build close and interactive relationships with its retailers, capture larger market share and garner incremental shelf space for its products.

     - LAUNCH PRODUCT LINE IMPROVEMENTS AND NEW PRODUCTS. The Company has successfully launched product line improvements and new products and intends to continue to do so by capitalizing on its strong relationships with its retailers. In 1997, the Company introduced approximately 60 new products and product improvements, which accounted for approximately 13% of the Company's 1997 revenues (excluding sales generated from laundry management products). Through these product introductions, the Company's products are kept up-to-date and appealing for both the retailer and end-user. The Company is also able to manage its research and development expenditures at levels below those of its competitors as most of these product innovations and improvements require only minimal feature enhancements and relatively limited technological input. Management believes that innovative product introductions will further enhance revenue growth, profitability and market share.

     - INCREASE MARKET PENETRATION. The Company expects that strategic acquisitions, as well as internally developed new product lines, will result in increased penetration of its existing markets and enable it to develop and extend its customer base both in the United States and internationally. The Company also plans to expand its export sales team and leverage established contacts with key distributors to continue to increase its sales internationally.

     - PURSUE STRATEGIC ACQUISITIONS AND ALLIANCES. Management anticipates that the fragmented nature of the housewares industry will continue to provide significant opportunities for growth through strategic acquisitions of complementary businesses. Management intends to continue to acquire businesses at attractive multiples of cash flow and achieve operational and distribution efficiencies through integration of complementary businesses. The Company's acquisition strategy focuses on businesses with product offerings which (i) offer product expansion into related categories, (ii) focus on products which can be marketed through the Company's existing distribution channels and (iii) enhance manufacturing efficiencies by increasing throughput and lowering per unit production costs, thereby increasing the Company's marketing and distribution efficiencies. Management will also consider strategic joint ventures which would provide access to new products, technologies or markets. The Company continues to look for opportunities to acquire companies that fit within its acquisition strategy. To that end, the Company has had, and continues to have, numerous discussions with potential acquisition candidates. As of the date of this Prospectus, the Company has made a number of oral and written acquisitions proposals to certain of such candidates, but has not entered into any binding agreements. While the Company believes that it is likely to enter into one or more agreements in the near future with respect to such potential acquisitions, no assurance can be given that such agreements will be reached or that any of such potential acquisitions will be consummated.

                              THE INITIAL OFFERING

Original Notes................   The Original Notes were sold by the Company on
                                 May 14, 1998 (the "Initial Offering"), to Chase
                                 Securities Inc. and NationsBanc Montgomery
                                 Securities LLC (the "Initial Purchasers") pursuant to a Purchase Agreement, dated as of May 7, 1998, by and among the Company, certain of its subsidiaries and the Initial Purchasers
                                 (the "Purchase Agreement"). The Initial
                                 Purchasers subsequently resold the Original
                                 Notes to qualified institutional buyers
                                 pursuant to Rule 144A under the Securities Act
                                 ("Rule 144A").

Exchange and Registration
Rights Agreement..............   Pursuant to the Purchase Agreement, the Company
                                 and the Initial Purchasers entered into an Exchange and Registration Rights Agreement (the
                                 "Exchange and Registration Rights Agreement"), dated as of May 14, 1998 (the "Issue Date"), which grants the holders of the Original Notes certain exchange and registration rights. The
                                 Exchange Offer is intended to satisfy such exchange and registration rights, which rights shall terminate upon consummation of the Exchange Offer. See "The Exchange Offer --
                                 Purpose and Effect of the Exchange Offer."

                               THE EXCHANGE OFFER

Securities Offered............   $125,000,000 aggregate principal amount of
                                 9 5/8% Senior Subordinated Notes due 2008, of the Company (the "Exchange Notes").

The Exchange Offer............   $1,000 principal amount of Exchange Notes in
                                 exchange for each $1,000 principal amount of Original Notes. As of the date hereof, $125,000,000 aggregate principal amount of
                                 Original Notes are outstanding. The Company will issue the Exchange Notes to holders as promptly as practicable after the Expiration
                                 Date.

                                 Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Original Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and that such holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes.

                                 Any participating broker-dealer (an "Exchanging Dealer") that acquired Original Notes for its own account as a result of market making activities or other trading activities may be a statutory underwriter. Each Exchanging Dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, an

                                 Exchanging Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by an Exchanging Dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired by such Exchanging Dealer as a result of market making activities or other trading activities. the Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any Exchanging Dealer for use in connection with any such resale. See "Plan of Distribution." Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes could not rely on the position of the staff of the Commission enunciated in no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Failure to comply with such requirements in such instance may result in such holder incurring liability under the Securities Act for which the holder is not indemnified by the Company.

Expiration Date...............   5:00 p.m., New York City time, on
                                                  , 1998, unless the Exchange
                                 Offer is extended, in which case the term
                                 "Expiration Date" means the latest date and time to which the Exchange Offer is extended.

Accrued Interest on the
Exchange Notes and the
  Original Notes..............   Interest on the Exchange Notes issued pursuant
                                 to the Exchange Offer will accrue from the last interest payment date on which interest was paid on the Original Notes surrendered in exchange therefor or, if no interest has been paid on the Original Notes, from the Issue
                                 Date. Holders whose Original Notes are accepted for exchange will be deemed to have waived the right to receive any interest accrued on the Original Notes.

Conditions to the Exchange
Offer.........................   The Exchange Offer is subject to certain
                                 customary conditions, which may be waived by the Company. See "The Exchange
                                 Offer -- Conditions."

Procedures for Tendering
Original Notes................   Each holder of Original Notes wishing to accept
                                 the Exchange Offer must complete, sign and date the accompanying Letter of Transmittal, or a facsimile thereof (or, in the case of a book-entry transfer, transmit an Agent's
                                 Message (as defined) in lieu thereof), in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile (or Agent's Message), together with the Original Notes and any other required documentation to the Exchange Agent (as defined) at the address set forth herein. By executing the Letter of Transmittal (or transmitting an Agent's Message), each holder will represent to the Company that, among other things, the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the holder, that neither the holder nor any such other person has any arrangement or understanding with any person to participate in the distribution of such Exchange Notes and that neither the holder nor any such other person is an "affiliate," as defined under Rule
                                 405 of the Securities Act, of the Company. See
                                 "The Exchange Offer -- Purpose and Effect of the Exchange Offer" and "-- Procedures for
                                 Tendering."

Untendered Original Notes.....   Following the consummation of the Exchange
                                 Offer, holders of Original Notes eligible to participate but who do not tender their Original Notes will not have any further exchange or registration rights and such Original Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Original
                                 Notes could be adversely affected. See "Risk
                                 Factors -- Absence of Public Market."

Consequences of Failure to
Exchange......................   Original Notes that are not exchanged pursuant
                                 to the Exchange Offer will remain restricted securities. Accordingly, such Original Notes may be resold only (i) to the Company, (ii) pursuant to Rule 144A or Rule 144 under the Securities Act or pursuant to some other exemption under the Securities Act, (iii) outside the United States to a foreign person pursuant to the requirements of Rule 904 under the Securities Act, or (iv) pursuant to an effective registration statement under the
                                 Securities Act. See "The Exchange
                                 Offer -- Consequences of Failure to Exchange."

Shelf Registration
Statement.....................   If any holder of Original Notes (other than any
                                 such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) is not eligible under applicable securities laws to participate in the Exchange Offer and such holder has satisfied certain conditions relating to the provision of information to the Company for use therein, and under certain other circumstances, the Company has agreed to use its reasonable best efforts to file with the Commission a shelf registration statement (the "Shelf
                                 Registration Statement"), and to use its reasonable best efforts to have such Shelf
                                 Registration Statement declared effective. the
                                 Company has agreed to maintain the
                                 effectiveness of the Shelf Registration
                                 Statement for, under certain circumstances, a maximum of two years, to cover resales of the Original Notes held by any such holders.

Special Procedures for
Beneficial Owners.............   Any beneficial owner whose Original Notes are
                                 registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Original Notes, either make appropriate arrangements to register ownership of the Original Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

Guaranteed Delivery
Procedures....................   Holders of Original Notes who wish to tender
                                 their Original Notes and whose Original Notes are not immediately available or who cannot deliver their Original Notes (or comply with the procedures for book-entry transfer), the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent (or transmit an Agent's Message in lieu thereof) prior to the Expiration Date must tender their Original Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer -- Guaranteed Delivery
                                 Procedures."

Withdrawal Rights.............   Tenders may be withdrawn at any time prior to
                                 5:00 p.m., New York City time, on the
                                 Expiration Date.

Acceptance of Original Notes
and Delivery of Exchange
  Notes.......................   The Company will accept for exchange any and
                                 all Original Notes that are properly tendered in the Exchange Offer prior to 5:00 p.m., New
                                 York City time, on the Expiration Date. The
                                 Exchange Notes issued pursuant to the Exchange
                                 Offer will be delivered as promptly as
                                 practicable following the Expiration Date. See
                                 "The Exchange Offer -- Terms of the Exchange
                                 Offer."

Use of Proceeds...............   There will be no cash proceeds to the Company
                                 from the exchange pursuant to the Exchange
                                 Offer.

Exchange Agent................   LaSalle National Bank.

                               THE EXCHANGE NOTES

General.......................   The form and terms of the Exchange Notes are
                                 the same as the form and terms of the Original
                                 Notes (which they replace) except that (i) the issuance of the Exchange Notes will have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, and (ii) the holders of Exchange Notes will not be entitled to certain rights under the Exchange and Registration
                                 Rights Agreement, including the provisions providing for an increase in the interest rate on the Original Notes in certain circumstances relating to the timing of the Exchange Offer, which rights will terminate when the Exchange
                                 Offer is consummated. See "The Exchange
                                 Offer -- Purpose and Effect of the Exchange
                                 Offer." The Exchange Notes will evidence the same debt as the Original Notes and will be entitled to the benefits of the Indenture. See
                                 "Description of the Exchange Notes." The
                                 Original Notes and the Exchange Notes are referred to herein collectively as the "Notes."

Issuer........................   Home Products International, Inc.

Securities Offered............   $125,000,000 aggregate principal amount of
                                 9 5/8% Senior Subordinated Notes due 2008 of the Company.

Maturity Date.................   May 15, 2008.

Interest Payment Dates........   May 15 and November 15 of each year, commencing
                                 on November 15, 1998.

Guarantees....................   The Company's payment obligations under the
                                 Notes will be jointly and severally guaranteed on a senior subordinated basis by each of the Company's Restricted Subsidiaries
                                 (as defined) other than any Foreign Subsidiary
                                 (as defined). The Guarantees will be
                                 subordinated in right of payment to all
                                 existing and future Senior Indebtedness of the Subsidiary Guarantors, including the guarantees of Senior Indebtedness issued by the Subsidiary
                                 Guarantors under the New Credit Facility. See
                                 "Description of the Exchange
                                 Notes -- Subsidiary Guarantees."

Optional Redemption...........   Except as described below, the Notes will not
                                 be redeemable at the Company's option prior to May 15, 2003. Thereafter, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' advance notice, at the redemption prices set forth herein, plus accrued and unpaid interest thereon, if any, to the applicable redemption date. In addition, at any time and from time to time, prior to May 15, 2001, the Company may redeem up to 35% of the original aggregate principal amount of the Notes at a redemption price of 109.625% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date, with the net cash proceeds of one or more public offerings of common stock of the Company;
                                 provided that at least 65% of the original aggregate principal amount of Notes remains outstanding immediately after the occurrence of such redemption. See "Description of the Exchange Notes -- Optional Redemption."

Change of Control.............   Upon the occurrence of a Change of Control each
                                 holder of Notes will have the right to require the Company to repurchase all or any part of such holder's Notes at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest, to the date of purchase. See
                                 "Description of the Exchange Notes -- Change of
                                 Control."

Ranking.......................   The Notes will be general unsecured obligations
                                 of the Company that will be subordinated to all existing and future Senior Indebtedness of the Company. The Notes will rank pari passu in right of payment with any other Senior
                                 Subordinated Indebtedness of the Company and will rank senior in right of payment to all other Subordinated Obligation of the Company.
                                 The Guarantees will be general unsecured obligations of the Subsidiary Guarantors that will be subordinated to all existing and future
                                 Guarantor Senior Indebtedness of the Subsidiary
                                 Guarantors. At March 28, 1998, after giving pro forma effect to the Refinancing, (i) the outstanding Senior Indebtedness of the Company, including the Subsidiary Guarantors, would have been $9.2 million, all of which would have been Secured Indebtedness, (ii) the Company, including the Subsidiary Guarantors, would have had no Subordinated Obligation outstanding and no Senior Subordinated Indebtedness outstanding other than the Notes, (iii) the outstanding
                                 Guarantor Senior Indebtedness of the Subsidiary
                                 Guarantors would have been $6.7 million, all of which would have been Secured Indebtedness, and
                                 (iv) the Subsidiary Guarantors would have had no Guarantor Senior Subordinated Indebtedness and no Guarantor Subordinated Obligation. See
                                 "Description of the Exchange Notes -- Ranking and Subordination."

Restrictive Covenants.........   The Indenture will contain certain covenants
                                 that, among other things, will limit the ability of the Company and/or its Restricted
                                 Subsidiaries to (i) incur additional
                                 indebtedness, (ii) pay dividends or make certain other restricted payments, (iii) make investments, (iv) enter into transactions with affiliates, (v) make certain asset dispositions and (vi) merge or consolidate with, or transfer substantially all of its assets to, another person. The Indenture also will limit the ability of the Company to create restrictions on the ability of Restricted Subsidiaries to pay dividends or make any other distributions.
                                 In addition, the Company will be obligated, under certain circumstances, to offer to repurchase the Notes with the net cash proceeds of certain sales or other dispositions of assets. However, all of these limitations and prohibitions are subject to a number of important qualifications. See "Description of the Exchange Notes -- Certain Covenants."

Use of Proceeds...............   The Company will not receive any proceeds from
                                 the Exchange Offer. The Company used the net proceeds from the Initial Offering, together with borrowings under a new $100 million senior secured revolving credit facility (the "New
                                 Credit Facility" and, together with the Initial
                                 Offering, the "Refinancing") which the Company concurrently entered into with The Chase
                                 Manhattan Bank: (i) to repay approximately $122 million of outstanding indebtedness under the Company's prior credit facility and to pay certain fees, prepayment penalties and expenses related to such repayment; (ii) to pay certain other fees and expenses incurred in connection with the Refinancing; and (iii) for working capital and general corporate purposes. See
                                 "Use of Proceeds."

                                  RISK FACTORS

     See "Risk Factors" for a discussion of certain factors that should be considered before tendering Original Notes in exchange for Exchange Notes. These risk factors are generally applicable to the Original Notes as well as the Exchange Notes.
                            ------------------------

     The principal executive offices of the Company are located at 4501 West 47th Street, Chicago, Illinois 60632, and the Company's telephone number is
(773) 890-1010.

                   SUMMARY PRO FORMA COMBINED FINANCIAL DATA

                                  THE COMPANY

     The following table sets forth certain unaudited summary pro forma combined financial data of the Company for the periods ended and as of the dates indicated. The unaudited pro forma statement of operations data give effect to the Seymour Acquisition and related financing and the Refinancing as if they had occurred at the beginning of the periods indicated. An effective tax rate of 40% has been assumed for all periods; however, the year ended December 27, 1997 and the fifty-two weeks ended March 28, 1998, include a $3.1 million benefit due to the reduction of an income tax valuation allowance. The unaudited pro forma balance sheet data reflect the Refinancing as if it had occurred on March 28, 1998. The "Other Data" below, not directly derived from the Unaudited Pro Forma Combined Financial Data, or the HPI or Seymour historical consolidated financial statements, have been presented to provide additional analysis. The Summary Pro Forma Combined Financial Data do not purport to represent what the Company's financial position or results of operations would actually have been had the Seymour Acquisition or the Refinancing in fact occurred on the assumed dates or to project the Company's financial position or results of operations for any future date or period. The Summary Pro Forma Combined Financial Data have been derived from, and should be read in conjunction with, the Unaudited Pro Forma Combined Financial Data and the notes thereto, the respective historical consolidated financial statements of HPI and Seymour and the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

                                                                THIRTEEN     THIRTEEN     FIFTY-TWO
                                                                  WEEKS        WEEKS        WEEKS
                                                  YEAR ENDED      ENDED        ENDED        ENDED
                                                   DEC. 27,     MARCH 29,    MARCH 28,    MARCH 28,
                                                     1997         1997         1998         1998
                                                  ----------    ---------    ---------    ---------
                                                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA:
  Net sales.....................................   $222,287      $55,282      $52,408     $219,413
  Gross profit(a)...............................     64,499       15,680       15,953       64,772
  Operating profit..............................     15,349        4,022        5,094       16,421
  Interest (expense)(b).........................    (15,537)      (4,043)      (3,482)     (14,976)
  Earnings (loss) before income taxes and
     extraordinary item.........................       (920)         122        1,625          583
  Income tax (expense) benefit..................      3,511          (49)        (650)       2,910
  Earnings before extraordinary item............      2,591           73          975        3,493
  Earnings before extraordinary item per
     share -- basic.............................   $   0.38      $  0.01      $  0.12     $   0.48
  Earnings before extraordinary item per
     share -- diluted...........................   $   0.37      $  0.01      $  0.12     $   0.46
OTHER DATA:
  Gross profit margin(a)........................       29.0%        28.4%        30.4%        29.5%
  EBITDA(c).....................................   $ 32,335      $ 8,099      $ 8,036     $ 32,272
  EBITDA margin(c)..............................       14.5%        14.7%        15.3%        14.7%
  Cash interest expense(b)(d)...................   $ 14,922      $ 3,890      $ 3,320     $ 14,352
  Capital expenditures..........................     11,031        1,038        4,092       14,085
  Ratio of total debt to EBITDA.................         --           --           --         4.2x
  Ratio of EBITDA to cash interest expense(d)...       2.2x         2.1x         2.4x         2.2x

                                                                AS ADJUSTED
                                                                   AS OF
                                                                 MARCH 28,
                                                                   1998
                                                                -----------
                                                                (DOLLARS IN
                                                                THOUSANDS)
BALANCE SHEET DATA (END OF PERIOD):
Working capital(e)..........................................     $ 24,285
Total assets................................................      227,268
Total debt, including capital lease obligations.............      134,166
Total stockholders' equity..................................       52,765

---------------
(a) Gross profit is defined as net sales less cost of goods sold. Gross profit margin is computed as gross profit as a percentage of net sales.

(b) Had the Company's equity offering, which was completed in July 1997, occurred on the first day of fiscal 1997, interest expense would have been reduced by $0.9 million for the year ended December 27, 1997, $0.5 million for the thirteen weeks ended March 29, 1997, and $0.4 million for the fifty-two weeks ended March 28, 1998.

(c) EBITDA is defined as the sum of (i) earnings before income taxes and extraordinary item, (ii) interest expense, (iii) interest income, (iv) depreciation and amortization, (v) one-time charges in the third and fourth quarter of 1997 of $2.6 million relating to the consolidation and disposition of certain Seymour manufacturing operations, (vi) a $0.6 million one-time write-off in the third quarter of 1997 of an asset eliminated in connection with the termination of Seymour's defined benefit pension plan and (vii) certain other one-time items totaling $0.3 million during the third and fourth quarters of 1997. Management believes that the consolidation of the Seymour manufacturing operations should enable it to generate an additional $1.8 million in annual cost savings following the completion of the consolidation. However, no assurance can be given that such savings will be realized. Management believes that EBITDA is a measure commonly used by analysts and investors to determine a company's ability to service and incur debt. Accordingly, this information has been presented to permit a more complete analysis. EBITDA should not be considered a substitute for net income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity. EBITDA margin is computed as EBITDA as a percentage of net sales.

(d) Ratio of EBITDA to cash interest expense represents EBITDA divided by total interest expense, net of deferred financing cost amortization.

(e) Working capital is computed as current assets less current liabilities.

                                  RISK FACTORS

     Prospective investors should carefully consider the following risk factors in addition to the other information included in this Prospectus before tendering Original Notes in exchange for Exchange Notes. The risk factors set forth below are generally applicable to the Original Notes as well as the Exchange Notes. This Prospectus contains, in addition to historical information, certain forward-looking statements that are subject to risks and other uncertainties. The Company's actual results may differ materially from those anticipated in these forward-looking statements. Factors that might cause such a difference include those discussed below, as well as general economic and business conditions, competition and other factors discussed elsewhere in this Prospectus. All forward-looking statements attributed to the Company or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth herein.

SUBSTANTIAL LEVERAGE; DEBT SERVICE OBLIGATIONS; LIQUIDITY

     In connection with the Refinancing, the Company has incurred a significant amount of indebtedness. As of March 28, 1998, after giving pro forma effect to the Refinancing, the Company would have had $134.2 million of consolidated indebtedness, of which $9.2 million would have been Senior Indebtedness.

     The Company's ability to make scheduled payments of principal of, or to pay the interest, if any, on, or to refinance its indebtedness (including the Notes), or to fund planned capital expenditures or finance acquisitions will depend on its future financial and operating performance, which to a certain extent is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond its control. Based on the current and anticipated level of operations, management believes that cash flows from operations and available cash, together with available borrowings under the New Credit Facility, will be adequate to meet the Company's anticipated future requirements for working capital, budgeted capital expenditures, acquisition financing and scheduled payments of principal and interest on its indebtedness, including the Notes, for the foreseeable future. The Company, however, may need to refinance all or a portion of the principal of the Notes on or prior to maturity. There can be no assurance that the Company's business will generate sufficient cash flows from operations or that future borrowings will be available under the New Credit Facility in an amount sufficient to enable the Company to service its indebtedness, including the Notes, or make anticipated capital expenditures and to fund future acquisitions. In addition, there can be no assurance that the Company will be able to effect any refinancing on commercially reasonable terms, or at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Capital Resources and Liquidity."

     The degree to which the Company will be leveraged could have important consequences to holders of the Notes, including the following: (i) the Company's ability to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate purposes may be impaired; (ii) a substantial portion of the Company's cash flow from operations will be required to be dedicated to the payment of interest on the Notes and the Company's other existing indebtedness, thereby reducing the funds available to the Company for other purposes; (iii) the agreements governing the Company's long-term indebtedness will contain certain restrictive financial and operating covenants;
(iv) certain indebtedness under the New Credit Facility will be at variable rates of interest, which will cause the Company to be vulnerable to increases in interest rates; (v) all of the indebtedness outstanding under the New Credit Facility will be secured by substantially all of the assets of the Company and will become due prior to the time the principal on the Notes will become due;
(vi) the Company will be substantially more leveraged than certain of its competitors, which might place the Company at a competitive disadvantage; and
(vii) the Company's substantial degree of leverage could make it more vulnerable in the event of a downturn in general economic conditions or in its business. In addition, the degree to which the Company is leveraged could prevent it from repurchasing all of the Notes tendered to it upon the occurrence of a Change of Control. See "Description of the Exchange Notes -- Change of Control" and "Description of Other Indebtedness -- New Credit Facility."

SUBORDINATION; ASSET ENCUMBRANCE

     The Notes will be general unsecured obligations of the Company that will be subordinated to all Senior Indebtedness of the Company. The Guarantees will be general unsecured obligations of the Subsidiary

Guarantors that will be subordinated to all Guarantor Senior Indebtedness of the Subsidiary Guarantors. At March 28, 1998, after giving pro forma effect to the Refinancing, (i) the outstanding Senior Indebtedness of the Company, including the Subsidiary Guarantors, would have been $9.2 million, all of which would have been Secured Indebtedness, (ii) the Company, including the Subsidiary Guarantors, would have had no Subordinated Obligation outstanding and no Senior Subordinated Indebtedness other than the Notes, (iii) the outstanding Guarantor Senior Indebtedness of the Subsidiary Guarantors would have been $6.7 million, all of which would have been Secured Indebtedness, and (iv) the Subsidiary Guarantors would have had no Guarantor Senior Subordinated Indebtedness and no Guarantor Subordinated Obligation. Although the Indenture contains limitations on the amount of additional indebtedness which the Company and the Subsidiary Guarantors may incur under certain circumstances, the amount of such Indebtedness could be substantial and such Indebtedness may be Senior Indebtedness. See "Description of the Exchange Notes." The Indenture will provide that the Company and the Restricted Subsidiaries may not incur or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Indebtedness and senior in any respect in right of payment to the Notes.

     The Company may not pay principal of, or premium or interest on, the Notes, make any deposit pursuant to defeasance provisions or repurchase or redeem or otherwise retire any Notes (i) if any Designated Senior Indebtedness (as defined) is not paid when due or any other default on Designated Senior Indebtedness occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms or (ii) if any other default on Designated Senior Indebtedness occurs that permits the holders of such Designated Senior Indebtedness to accelerate the maturity of such Senior Indebtedness in accordance with its terms and the Trustee received notice of such default, unless, in either case, the default has been cured or waived, any such acceleration has been rescinded or such Senior Indebtedness has been paid in full or, in the case of any non-payment default, 179 days have passed since the default notice was given. Upon any payment or distribution to creditors of the Company in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, the holders of Senior Indebtedness will be entitled to receive payment in full in cash or Cash Equivalents (as defined) before the holders of the Notes will be entitled to receive any payment (other than in the form of Permitted Junior Securities (as defined)). See "Description of the Exchange Notes -- Ranking and Subordination." Substantially similar provisions are applicable to the Guarantees. The Notes and the Guarantees are also unsecured and thus, in effect, will rank junior to any Secured Debt of the Company or the Subsidiary Guarantors. The indebtedness outstanding under the New Credit Facility will be secured by liens on substantially all of the assets of the Company.

     In addition, under certain circumstances, the Guarantee provided by any Subsidiary Guarantor could be set aside under fraudulent conveyance or other laws and rules affecting creditors' rights. See "-- Fraudulent Conveyance; Preferential Transfer." In any such case, the Notes would be effectively subordinated to all liabilities of such Subsidiary Guarantor, including trade debt.

RESTRICTIVE COVENANTS

     The New Credit Facility and the Indenture include certain covenants that, among other things, restrict: (i) the making of investments, loans and advances and the paying of dividends and other restricted payments; (ii) the incurrence of additional indebtedness; (iii) the granting of liens, other than liens created pursuant to the New Credit Facility and certain permitted liens; (iv) mergers, consolidations and sales of all or a substantial part of the Company's business or property; (v) the sale of assets; and (vi) the making of capital expenditures. The New Credit Facility will also require the Company to maintain certain financial ratios, including interest coverage and leverage ratios. All of these restrictive covenants may restrict the Company's ability to expand or to pursue its business strategies. The ability of the Company to comply with these and other provisions of the New Credit Facility may be affected by changes in economic or business conditions, results of operations or other events beyond the Company's control. The breach of any of these covenants could result in a default under the New Credit Facility, in which case, depending on the actions taken by the lenders thereunder or their successors or assignees, such lenders could elect to declare all amounts borrowed under the New Credit Facility, together with accrued interest, to be due and payable, and the Company could be prohibited from making payments with respect to the Notes until the default is cured or all Senior

Indebtedness is paid or satisfied in full. If the Company were unable to repay such borrowings, such lenders could proceed against their collateral. If the indebtedness under the New Credit Facility were to be accelerated, there can be no assurance that the assets of the Company would be sufficient to repay in full such indebtedness and the other indebtedness of the Company, including the Notes. See "Description of Other Indebtedness -- New Credit Facility" and "Description of the Exchange Notes -- Ranking and Subordination."

OPERATION THROUGH SUBSIDIARIES

     The Company is a holding company and conducts substantially all of its operations through its subsidiaries. As a result, the Company is required to rely upon repayment from its subsidiaries for the funds necessary to meet its obligations, including the payment of interest on and principal of the Notes. The ability of the subsidiaries to make such payments will be subject to, among other things, applicable state laws. Claims of creditors of the Company's subsidiaries will generally have priority as to the assets of such subsidiaries over claims of the Company.

     Although the Guarantees provide the holders of the Notes with a direct claim against the assets of the Subsidiary Guarantors, enforcement of the Guarantees against any Subsidiary Guarantor may be subject to legal challenge in a bankruptcy or reorganization case or a lawsuit by or on behalf of creditors of such Subsidiary Guarantor and would be subject to certain defenses available to guarantors generally. See "-- Fraudulent Conveyance; Preferential Transfer." Although the Indenture contains waivers of most guarantor defenses, certain of those waivers may not be enforced by a court in a particular case. To the extent that the Guarantees are not enforceable, the Notes would be effectively subordinated to all liabilities of the Subsidiary Guarantors, including trade payables of such Subsidiary Guarantors, whether or not such liabilities constitute Senior Indebtedness under the Indenture. In addition, the payment of dividends to the Company by its subsidiaries is contingent upon the earnings of those subsidiaries and subject to various business considerations and, for certain subsidiaries, the Indenture will permit restrictive loan covenants to be contained in the instruments governing the indebtedness of such subsidiaries, including the covenants which restrict in certain circumstances the payment of dividends and distributions and the transfer of assets to the Company. See "Description of Other Indebtedness -- New Credit Facility" and "Description of the Exchange Notes -- Certain Covenants -- Limitation on Restricted Payments."

RISKS ASSOCIATED WITH ACQUISITION STRATEGY

     The Company continues to look for opportunities to acquire companies that fit within its acquisition strategy. To that end, the Company has had, and continues to have, numerous discussions with potential acquisition candidates. As of the date of this Prospectus, the Company has made a number of oral and written acquisitions proposals to certain of such candidates, but has not entered into any binding agreements. While the Company believes that it is likely to enter into one or more agreements in the near future with respect to such potential acquisitions, no assurance can be given that such agreements will be reached or that any of such potential acquisitions will be consummated. The Company's ability to accomplish its strategy will depend upon a number of factors including, among other things, the Company's ability to identify acceptable acquisition candidates, to consummate such acquisitions on terms favorable to the Company and to promptly and profitably integrate the acquired operations into the Company's operations. See "Business -- Business Strategy."

     Acquiring additional businesses may require additional capital and the consent of the Company's lenders and may have a significant impact on the Company's financial position and results of operations. Any such acquisitions may involve the issuance of additional debt or the issuance of one or more classes or series of the Company's equity securities, which could have a dilutive effect on the then outstanding Common Stock of the Company. Acquisitions could result in substantial amortization charges to the Company from the accumulation of goodwill and other intangible assets which could reduce reported earnings. There can be no assurance that the Company will be successful in accomplishing its acquisition strategy or that any acquired operations will be profitable or will be successfully integrated into the Company or that any such future acquisitions will not materially and adversely affect the Company's financial condition or results of operations. Opportunities for growth through acquisitions, future operating results and the success of acquisitions may be subject to the effects of, and changes in, United States and foreign trade and monetary policies, laws and regulations, political and economic developments, inflation rates, and the effect of taxes and operating conditions. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Capital Resources and Liquidity."

     As a result of the Tamor and Seymour acquisitions, the Company has experienced significant growth and will seek to continue to expand its operations through acquisitions. The management of the Company's growth, if any, will require continued expansion and refinement of the Company's control systems and a significant increase in the Company's development, manufacturing, quality control, marketing, logistics and service capabilities, all of which could place a significant strain on the Company's resources. There is no assurance that the Company will adequately anticipate all of the demands that its growth, if any, will impose on such control systems. If the Company's management is unable to manage growth effectively, then the quality of the Company's products, its ability to retain and hire key personnel and its financial condition and results of operations could be materially and adversely affected. Failure to integrate new personnel on a timely basis could also have an adverse effect on the Company.

CUSTOMER CONCENTRATION; CONSOLIDATING CUSTOMER BASE

     During fiscal 1997, on a pro forma basis, Wal-Mart, Kmart and Target accounted for approximately 17.5%, 12.5% and 5.9%, respectively, of the Company's gross sales. During fiscal 1997, no other customer represented 5% or more of the net sales (approximately $222.3 million on a pro forma basis) of the Company. Although the Company believes that its relationships with Wal-Mart, Kmart, Target and its other large customers are good, it does not have long-term purchase agreements or other contractual assurances as to future sales to these customers. If any significant customer substantially reduces its level of purchases from the Company, the Company's financial position and results of operations would be adversely affected. Moreover, continued consolidation within the retail industry may result in an increasingly concentrated customer base. To the extent such consolidation continues to occur, the Company's revenues and profitability may be increasingly sensitive to a significant deterioration in the financial condition of, or other adverse developments in its relationships with, one or more customers. From time to time, the Company has experienced credit losses due to customers seeking protection under bankruptcy or similar laws. Although such credit losses have not had a material adverse effect on the Company to date, there can be no assurance that future credit losses will not have a material adverse effect on the Company. See "Business -- Marketing and Sales" and "-- Customers and Distribution."

COMPETITION

     The market for the Company's products is highly competitive. The Company competes with a significant number of companies, some of which have greater name-brand recognition, larger customer bases and/or significantly greater financial resources than the Company, such as Rubbermaid Inc. There are no substantial regulatory or other barriers to entry of new competitors into the Company's industries. There can be no assurance that the Company will be able to compete successfully against current and future sources of competition or that the current and future competitive pressures faced by the Company will not adversely affect its profitability or financial performance. See
"Business -- Competition."

     A number of the Company's products are similar in design and/or function to competitors' products. There can be no assurance that third parties will not assert infringement or misappropriation claims against the Company in the future with respect to current or future products. Any such claims or litigation, whether with or without merit, could be costly and could have a material adverse effect on the Company's financial position and results of operations. See "Business -- Patents, Trademarks and Licenses" and "Business -- Legal Proceedings."

AVAILABILITY AND PRICING OF RAW MATERIALS

     The primary raw materials used in plastic injection molding are various plastic resins -- primarily polypropylene and its derivatives. The plastic resins used by the Company are produced from petrochemical intermediates which, in turn, are derived from natural gas liquids. Plastic resin prices may fluctuate as a result of changes in natural gas and crude oil prices and capacity and changes in supply and demand for resin and petrochemical intermediates from which they are produced. The automotive and housing industries are significant users of plastic resin. As a result, significant changes in the demand for automobiles or housing construction may cause significant fluctuations in the price of plastic resin. See
"Business -- Manufacturing, Raw Materials and Suppliers."

     The Company purchases plastic resin from various suppliers. The Company has no long-term supply contracts for the purchase of resin, although the Company generally maintains a 60-day supply of resin. For fiscal 1997, the cost of resin on a pro forma basis accounted for approximately 18% of the Company's total cost of goods sold and 13% of the Company's net sales. In the past, the Company has had limited ability to increase product pricing in response to plastic resin price increases. Any future increases in the price of plastic resins could have a material adverse effect on the Company's financial position and results of operations. The Company generally attempts to reduce its resin costs by purchasing off-prime grades of material primarily through brokers in secondary markets thereby enabling the Company to buy resin at a discount. There is no assurance that the Company will continue to have available necessary quantities of resin at reasonable prices. See "Business -- Manufacturing, Raw Materials and Suppliers."

     The Company also purchases steel and greige fabric used in the manufacturing and production of ironing boards and covers and pads from various suppliers. Any price increases because of the unavailability of steel could have a material adverse effect.

RETAIL INDUSTRY; ECONOMIC CONDITIONS

     The Company sells its products through retailers, including mass merchandisers, supermarkets, hardware stores, specialty stores and other retail channels. See "Business -- Customers and Distribution." Retail sales depend, in part, on general economic conditions. A significant decline in such conditions could have a negative impact on sales by retailers of products sold by the Company and consequently could have an adverse effect on the Company's sales, profitability and cash flows. Retail environments which are poor or perceived to be poor, whether due to economic or other conditions, may lead houseware manufacturers and marketers, including the Company, to increase their discounting and promotional activities. Such activities could have an adverse effect on the Company's profit margins and, consequently, its results of operations. The Company may also not be able to fully offset the impact of inflation through price increases due to an unfavorable retail environment.

RECENT LOSSES; SELFIX RESTRUCTURING

     The Company has incurred operating losses in two of the last five fiscal years. The Company's operating losses were $4.5 million in 1994 and $4.1 million in 1995. Beginning in 1994, management of the Company restructured the Company's operations to improve its profitability by, among other things, eliminating unprofitable product lines, reducing overhead, upgrading financial controls and increasing international distribution capabilities. See "Business -- Company History." After implementing the restructuring, the Company had operating profits of $1.4 million in fiscal 1996 and $12.7 million in fiscal 1997. Although the Company has restructured its operations and returned to profitability, there is no assurance that the Company will be able to maintain profitability.

DEPENDENCE ON KEY PERSONNEL

     The Company's success depends, in large part, upon the efforts and abilities of its senior management team, particularly James R. Tennant, the Company's Chief Executive Officer. The loss of the services of Mr. Tennant or one or more of the Company's other key employees could have a material adverse effect on the Company's business. Certain of the Company's senior management, including Mr. Tennant, have entered into employment agreements with the Company, containing certain non-competition provisions. The Company does not carry key man life insurance on Mr. Tennant or any of its senior management team. See "Management -- Employment Agreements."

LABOR RELATIONS

     As of December 30, 1997, the Company employed 1,240 persons in the United States. Approximately 90 are hourly employees at its Leominster, Massachusetts facility, covered by a collective bargaining agreement which expires in March, 1999; and approximately 150 are hourly employees at its Chicago, Illinois facilities, covered by a collective bargaining agreement which expires in January 2001. The Company also employs approximately 200 hourly employees at its Reynosa, Mexico facility, who are covered by a collective bargaining agreement which expires in December 1999. The Company utilizes the services of approximately 350 temporary workers in its injection molding operations, for assembly and in certain warehouses. Although the Company believes its relationship with its employees is good, there can be no assurance that the Company will successfully renegotiate the labor contracts when they expire without work stoppages. However, the Company does not anticipate having problems renegotiating any contracts that would materially affect its results of operations. See "Business -- Employees."

YEAR 2000 COMPLIANCE

     The Company is aware of the issues associated with the programming code in existing computer and software systems as the millennium ("Year 2000") approaches. The Year 2000 problem is pervasive and complex, as virtually every computer operator could be affected in some way by the rollover of the two-digit year value to "00." The issue is whether systems will properly recognize date sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause complete system failures. The costs to date have not been material; however, no assurance can be given that additional amounts will not be required to be expended or that the Company's computer system will be totally Year 2000 compliant. The inability to be totally Year 2000 compliant may have an adverse effect on the Company. The Company also plans to communicate with customers, vendors and others to ensure that their systems are Year 2000 compliant. However, there can be no assurance that the systems of other companies on which the Company's systems rely will be timely converted, or that a failure to convert by another company, or a conversion that is incompatible with the Company's systems, would not have a material effect on the Company.

RISKS ASSOCIATED WITH DEVELOPING NEW PRODUCTS

     In order to remain competitive, the Company is developing and introducing new products and product modifications and intends to continue to develop and introduce other new products in the future. The development, production and marketing of new products could require significant investment of financial resources. Although management intends to introduce and develop new products which are complementary to the Company's existing products, the Company may encounter production and marketing obstacles which would have a material adverse effect on the sales of these new products and the Company's results of operations. See "Business -- Business Strategy."

LEGAL PROCEEDINGS

     Due to the nature of the Company's products, the Company is subject to product liability claims involving personal injuries allegedly related to the Company's products. The Company believes that such legal proceedings and claims, individually and in the aggregate, are either without merit or that the Company's insurance is generally adequate to cover such claims. Nevertheless, currently pending claims and any future claims are subject to the uncertainties related to litigation and the ultimate outcome of any such proceedings or claims cannot be predicted. There is also no assurance that the product liability insurance of the Company is or will be adequate to cover such claims. Furthermore, there can be no assurance that insurance will remain available or, if available, that it will not be prohibitively expensive. The loss of insurance coverage could have a material adverse effect on the Company's results of operations and financial condition. See "Business -- Legal Proceedings."

ENVIRONMENTAL REGULATION

     The Company's operations are subject to a wide variety of federal, state and local laws and regulations governing, among other things, emissions to air, discharge to waters, the generation, handling, storage, transportation, treatment and disposal of hazardous substances and other materials, and employee health and safety matters. Also, as an owner and/or operator of real property or a generator of hazardous substances, the Company may be subject to environmental cleanup liability, regardless of fault, pursuant to the Comprehensive Environmental Response Compensation and Liability Act or analogous state laws. An environmental report obtained in connection with the acquisition of Tamor indicated that certain remedial work relating to ground contamination of Tamor's Leominster, Massachusetts facility was required. The former shareholders of Tamor escrowed $1.1 million to pay for, among other things, any required remediation at the Leominster, Massachusetts facility. The Company has completed certain remediation projects at the Leominster, Massachusetts facility. The Company believes that the cost of the remediation already completed, plus the cost of any additional remediation that may be required in the future, will be less than the amount of the escrow.

     Except as described above, the Company believes that its properties and facilities are in compliance, in all material respects, with applicable federal, state and local laws, ordinances and regulations concerning the presence of hazardous substances and that continued compliance with such laws, ordinances and regulations will not have a material effect on the Company's capital expenditures, earnings or competitive position. However, no assurances can be given that (i) future laws, ordinances or regulations will not require or impose any material expenditures or liabilities in connection with any environmental conditions on the Company's facilities, (ii) the current environmental condition of the Company's properties will not be affected by the condition of properties in the vicinity of the Company's facilities or by third parties unrelated to the Company and (iii) prior owners of any of the Company's properties and facilities did not create environmental problems of which the Company is not aware. See "Business -- Environmental Matters."

LIMITATION ON ABILITY TO REPURCHASE NOTES UPON A CHANGE OF CONTROL

     Upon the occurrence of a Change of Control each holder of Notes would have the right to require the Company to repurchase all or a portion of such holder's Notes at a price equal to 101% of the aggregate principal amount of the Notes, together with accrued and unpaid interest to the date of repurchase. However, the New Credit Facility will prohibit the purchase of the Notes by the Company in the event of a Change of Control, unless and until such time as the indebtedness under the New Credit Facility is repaid in full. The Company's failure to purchase the Notes would result in a default under the Indenture and the New Credit Facility, which, in turn, could result in amounts outstanding under the New Credit Facility being declared due and payable. Any such declaration could have adverse consequences to the Company and the holders of the Notes. In the event of a Change of Control, there can be no assurance that the Company would have sufficient assets to satisfy all of its obligations under the New Credit Facility and the Notes. See "Description of Other
Indebtedness -- New Credit Facility" and "Description of the Exchange
Notes -- Change of Control."

FRAUDULENT CONVEYANCE; PREFERENTIAL TRANSFER

     If the court in a lawsuit brought by an unpaid creditor or representative of creditors, such as a trustee in bankruptcy, were to find under relevant federal and state fraudulent conveyance statutes that the Company or any Subsidiary Guarantor did not receive fair consideration or reasonably equivalent value for incurring the indebtedness represented by the Notes or the Guarantees, and that, at the time of such incurrence, the Company or such Subsidiary Guarantor (i) was insolvent, (ii) was rendered insolvent by reason of such incurrence, (iii) was engaged in a business or transaction for which the assets remaining with the Company or such Subsidiary Guarantor constituted unreasonably small capital or (iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, or to find that the Company acted with actual intent to defraud, such court, subject to applicable statutes of limitation, could (i) void the Company's obligations under the Notes or the Subsidiary Guarantor's obligations under the Guarantees, (ii) subordinate the Notes or the Guarantees to other indebtedness of the Company or the Subsidiary Guarantors or (iii) take other action detrimental to the holders of the Notes.

     The measure of insolvency for these purposes will vary depending upon the law of the jurisdiction being applied. Generally, however, a company will be considered insolvent for these purposes if the sum of that company's debts is greater than all of that company's assets at a fair valuation, or if the present fair salable value of that company's assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured or if it is unable to pay its debts as they become due. Moreover, regardless of solvency, a court could avoid an incurrence of indebtedness, including the Notes, if it determined that such transaction was made with intent to hinder, delay or defraud creditors, or a court could subordinate the indebtedness, including the Notes, to the claims of all existing and future creditors on similar grounds. Based upon financial and other information currently available to it, management believes the Company is solvent and will continue to be solvent after the consummation of the Refinancing. However, there can be no assurance as to what standard a court would apply in order to determine whether the Company or the Subsidiary Guarantors were "insolvent" upon consummation of the sale of the Notes and the Guarantees.

     Additionally, under federal bankruptcy or applicable state insolvency law, if certain bankruptcy or insolvency proceedings were initiated by or against the Company or any Subsidiary Guarantor within at least 90 days after any payment by the Company or any Subsidiary Guarantor with respect to the Notes or the Guarantees or the incurrence of any future Guarantee, all or a portion of such payment or such future Guarantee could be voided as a preferential transfer and the recipient of such payment could be required to return such payment if certain other factors necessary to establish a valid preference action are present.

ABSENCE OF PUBLIC MARKET

     The Original Notes were issued to, and the Company believes are currently owned by, a relatively small number of beneficial owners. Prior to the Exchange Offer, there has not been any public market for the Original Notes. The Original Notes have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for Exchange Notes by holders who are entitled to participate in the Exchange Offer. The market for Original Notes not tendered for exchange in the Exchange Offer is likely to be more limited than the existing market for Original Notes. The holders of Original Notes (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) who are not eligible to participate in the Exchange Offer are entitled to certain registration rights, and the Company is required to file a Shelf Registration Statement with respect to such Original Notes. See "The Exchange
Offer -- Purpose and Effect of the Exchange Offer."

     The Exchange Notes are new securities for which there currently is no market. Although the Initial Purchasers have informed the Company that they currently intend to make a market in the Exchange Notes, they are not obligated to do so and any such market making may be discontinued at any time without notice. In addition, such market making activity may be limited during the effectiveness of the Shelf Registration Statement (if filed). Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Notes. The Original Notes have been designated for trading in the PORTAL market. The Company does not intend to apply for listing of the Exchange Notes on any securities exchange or for their quotation through an automated dealer quotation system.

     The liquidity of, and trading market for, the Exchange Notes also may be adversely affected by general declines in the market for similar securities. Such a decline may adversely affect such liquidity and trading markets independent of the financial performance of, and prospects for, the Company.

FAILURE TO EXCHANGE ORIGINAL NOTES FOR EXCHANGE NOTES

     Exchange Notes will be issued in exchange for Original Notes only after timely receipt by the Exchange Agent of such Original Notes, a properly completed and duly executed Letter of Transmittal and all other required documentation. See "The Exchange Offer -- Procedures for Tendering." Therefore, holders of Original Notes desiring to tender such Original Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. Neither the Exchange Agent nor the Company is under any duty to give notification of defects or irregularities with respect to tenders of Original Notes for exchange. Original Notes that are not tendered or are tendered but not accepted will, following consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof and, upon consummation of the Exchange Offer, certain registration rights under the Exchange and Registration Rights Agreement will terminate. In addition, any holder of Original Notes who tenders in the Exchange Offer for the purpose of participating in the distribution of the Exchange Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirement of the Securities Act in connection with any resale transaction. Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. To the extent that Original Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Original Notes could be adversely affected due to the limited amount, or "float," of the Original Notes that are expected to remain outstanding following the Exchange Offer. Generally, a lower "float" of a security could result in less demand to purchase such security and could, therefore, result in lower prices for such security. For the same reason, to the extent that a large amount of Original Notes are not tendered or are tendered and not accepted in the Exchange Offer, the trading market for the Exchange Notes could be adversely affected. See "Plan of Distribution" and "The Exchange Offer."

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     The Original Notes were sold by the Company on May 14, 1998, to the Initial Purchasers pursuant to the Purchase Agreement. The Initial Purchasers subsequently resold the Original Notes to qualified institutional buyers (as defined in Rule 144A) ("QIBs") in reliance on Rule 144A. As a condition to the Purchase Agreement, the Company and the Initial Purchasers entered into the Exchange and Registration Rights Agreement on the date of the Initial Offering (the "Issue Date").

     The following description of the Exchange and Registration Rights Agreement is a summary only, does not purport to be complete and is qualified in its entirety by reference to all provisions of the Exchange and Registration Rights Agreement, a copy of which has been filed as an exhibit to the Exchange Offer Registration Statement (as defined below). See "Available Information."

     Pursuant to the Exchange and Registration Rights Agreement, the Company agreed to (i) file with the Commission on or prior to 60 days after the Issue Date a registration statement (the "Exchange Offer Registration Statement") relating to the Exchange Offer and (ii) use its reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 150 days after the Issue Date. As soon as practicable after the effectiveness of the Exchange Offer Registration Statement, the Company will offer to the holders of Transfer Restricted Securities (as defined) who are not prohibited by any law or policy of the Commission from participating in the Exchange Offer the opportunity to exchange their Transfer Restricted Securities for the Exchange Notes. The Company will keep the Exchange Offer open for not less than 30 days (or longer, if required by applicable law) after the date notice of the Exchange Offer is mailed to the holders of the Original Notes. If a change in law or applicable interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer or do not permit any holder of the Original Notes (including the Initial Purchaser) to participate in the Exchange Offer, the Company will use its reasonable best efforts to file with the Commission a shelf registration statement (the "Shelf Registration Statement") to cover resales of Transfer Restricted Securities by such holders who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. For purposes of the foregoing, "Transfer Restricted Securities" means each Original Note until
(i) the date on which such Original Note has been exchanged for a freely transferable Exchange Note in the Exchange Offer; (ii) the date on which such Original Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement; or (iii) the date on which such Original Note is distributed to the public in accordance with Rule 144 under the Securities Act or is salable pursuant to Rule 144(k) under the Securities Act.

     The Company will use its reasonable best efforts to have the Exchange Offer Registration Statement or, if applicable, the Shelf Registration Statement (each, a "Registration Statement") declared effective by the Commission as promptly as practicable after the filing thereof. Unless the Exchange Offer would not be permitted by a policy of the Commission, the Company will commence the Exchange Offer and will use its reasonable best efforts to consummate the Exchange Offer as promptly as practicable, but in any event prior to 180 days after the Issue Date. If applicable, the Company will use its best efforts to keep the Shelf Registration Statement effective for a period of two years after the Issue Date, or such shorter period as may be required to permit holders to sell the Original Notes in accordance with Rule 144 under the Securities Act. If
(i) either an Exchange Offer Registration Statement or Shelf Registration Statement is not filed with the Commission on or prior to 60 days after the Issue Date; (ii) either an Exchange Offer Registration Statement or a Shelf Registration Statement is not declared effective within 150 days after the Issue Date; or (iii) the Exchange Offer is not consummated on or prior to 180 days after the Issue Date in respect of tendered Original Notes and a Shelf Registration Statement has not been declared effective or a Shelf Registration Statement is filed and declared effective within 150 days after the Issue Date but shall thereafter cease to be effective (at any time that the Company is obligated to maintain the effectiveness thereof) without being succeeded within 60 days by an additional Registration Statement filed and declared effective (each such event referred to in clauses (i) through (iii), a "Registration Default"), the Company will pay liquidated damages ("Liquidated Damages") to each holder of Transfer Restricted Securities, during the period of one or more such Registration Defaults, in an amount equal to $0.192 per week per $1,000 principal amount of the Original Notes constituting Transfer Restricted Securities held by such holder until a Registration Statement is filed, an Exchange Offer Registration Statement or Shelf Registration Statement is declared effective or the Exchange Offer is consummated or the Shelf Registration Statement is declared effective or again becomes effective, as the case may be. All accrued Liquidated Damages shall be paid to holders in the same manner as interest payments on the Original Notes on semi-annual payment dates which correspond to interest payment dates for the Original Notes. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

     The Exchange and Registration Rights Agreement also provides that the Company (i) shall make available for a period of 180 days after the consummation of the Exchange Offer a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of any such Exchange Notes and (ii) shall pay all expenses incident to the Exchange Offer (including the expense of one counsel to the holders of the Original Notes) and will indemnify certain holders of the Original Notes (including any broker-dealer) against certain liabilities, including liabilities under the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market making activities or other trading activities (other than Original Notes acquired directly from the Company). A broker-dealer which delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Exchange and Registration Rights Agreement (including certain indemnification rights and obligations).

     Each holder of Original Notes who wishes to exchange such Original Notes for Exchange Notes in the Exchange Offer will be required to make certain representations, including representations that (i) any Exchange Notes to be received by it will be acquired in the ordinary course of its business; (ii) it has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes; and (iii) it is not an affiliate of the Company or an Exchanging Dealer (as defined) not complying with the requirements of the next paragraph, or if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

     If the holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes. Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market making activities or other trading activities (an "Exchanging Dealer"), must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

     Holders of the Original Notes will be required to make certain representations to the Company (as described above) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement in order to have their Original Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth in the preceding paragraphs. A holder who sells Original Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Exchange and Registration Rights Agreement which are applicable to such a holder (including certain indemnification obligations).

     Following the consummation of the Exchange Offer, holders of the Original Notes who were eligible to participate in the Exchange Offer but who did not tender their Original Notes will not have any further registration rights and such Original Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Original Notes could be adversely affected. See "Risk Factors -- Absence of Public Market."

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Original Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding Original Notes accepted in the Exchange Offer. Holders may tender some or all of their Original Notes pursuant to the Exchange Offer. However, Original Notes may be tendered only in integral multiples of $1,000.

     The form and terms of the Exchange Notes are the same as the form and terms of the Original Notes except that (i) the issuance of the Exchange Notes will have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, and (ii) the holders of the Exchange Notes will not be entitled to certain rights under the Exchange and Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Original Notes in certain circumstances relating to the timing of the Exchange Offer, all of which rights terminate upon consummation of the Exchange Offer. The Exchange Notes will evidence the same debt as the Original Notes and will be entitled to the benefits of the Indenture.

     As of the date of this Prospectus, $125,000,000 aggregate principal amount of Original Notes are outstanding. The Company has fixed the close of business
on             , 1998 as the record date for the Exchange Offer for purposes of determining the persons to whom this Prospectus and the Letter of Transmittal will be mailed initially.

     Holders of Original Notes do not have any appraisal or dissenters' rights under the General Corporation Law of Delaware or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

     The Company shall be deemed to have accepted validly tendered Original Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from the Company.

     If any tendered Original Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Original Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

     Holders who tender Original Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Original Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer. See "-- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" shall mean 5:00 p.m., New York City time, on
            , 1998, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

     In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by written notice and will mail to the registered holders of Original Notes an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

     The Company reserves the right, in its sole discretion, (i) to delay accepting any Original Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "-- Conditions" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders.

INTEREST ON THE EXCHANGE NOTES

     Interest on the Exchange Notes issued pursuant to the Exchange Offer will accrue from the last interest payment date on which interest was paid on the Original Notes surrendered in exchange therefor or, if no interest has been paid on the Original Notes, from the Issue Date. Holders whose Original Notes are accepted for exchange will be deemed to have waived the right to receive any interest accrued on the Original Notes.

     Interest on the Exchange Notes is payable semi-annually in arrears on each May 15 and November 15, commencing on November 15, 1998.

PROCEDURES FOR TENDERING

     Only a holder of Original Notes may tender such Original Notes in the Exchange Offer. For a holder to validly tender Original Notes pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantee, or (in the case of a book-entry transfer) an Agent's Message in lieu of the Letter of Transmittal, and any other required documents must be received by the Exchange Agent at the address set forth under "Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date. In addition, prior to 5:00 p.m., New York City time, on the Expiration Date, either (a) certificates for tendered Original Notes must be received by the Exchange Agent at such address or (b) such Original Notes must be transferred pursuant to the procedures for book-entry transfer described below (and a confirmation of such tender received by the Exchange Agent, including an Agent's Message if the tendering holder has not delivered a Letter of Transmittal). The term "Agent's Message" means a message transmitted by the book-entry transfer facility, The Depository Trust Company (the "Book-Entry Transfer Facility"), to and received by the Exchange Agent and forming a part of a book-entry confirmation, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the tendering participant that such participant has received and agrees to be bound by the Letter of Transmittal and that the Company may enforce such Letter of Transmittal against such participant.

     By executing the Letter of Transmittal (or transmitting an Agent's Message in lieu thereof), each holder will make to the Company the representations set forth above under the heading "-- Purpose and Effect of the Exchange Offer."

     The tender of Original Notes by a holder and the acceptance thereof by the Company will constitute agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     THE METHOD OF DELIVERY OF ORIGINAL NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER. AS AN ALTERNATIVE TO DELIVERY BY MAIL, HOLDERS MAY WISH TO CONSIDER OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR ORIGINAL NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

     Any beneficial owner whose Original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. See "Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner" included with the Letter of Transmittal.

     Signatures on a Letter of Transmittal or a notice of withdrawal described below (see "-- Withdrawal of Tenders"), as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the

Original Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be made by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act, which is a member of one of the recognized signature guarantee programs identified in the Letter of Transmittal (an "Eligible Institution").

     If the Letter of Transmittal is signed by a person other than the registered holder of any Original Notes listed therein, such Original Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such Original Notes with the signature thereon guaranteed by an Eligible Institution.

     If the Letter of Transmittal or any Original Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to the Company or their authority to so act must be submitted with the Letter of Transmittal.

     The Company understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Original Notes at the Book-Entry Transfer Facility for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of Original Notes by causing such Book-Entry Transfer Facility to transfer such Original Notes into the Exchange Agent's account with respect to the Original Notes in accordance with the Book-Entry Transfer Facility's procedures for such transfer. Although delivery of the Original Notes may be effected through book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility, an appropriate Letter of Transmittal properly completed and duly executed with any required signature guarantee (or, in the case of book-entry transfer, an Agent's Message in lieu thereof) and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Original Notes and withdrawal of tendered Original Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Original Notes not properly tendered or any Original Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right in its sole discretion to waive any defects, irregularities or conditions of tender as to particular Original Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Original Notes must be cured prior to the Expiration Date. Neither the Company, the Exchange Agent nor any other person is obligated to give notice of any defect or irregularity with respect to any tender of Original Notes, nor shall any of them incur any liability for failure to give any such notice. Tenders of Original Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Original Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Original Notes and (i) whose Original Notes are not immediately available, (ii) who cannot deliver their Original Notes, the Letter of Transmittal (or, in the case of book-entry transfer, an Agent's Message) or any other required documents to the Exchange Agent, or (iii) who cannot complete the procedures for book-entry transfer (including delivery of an Agent's Message), prior to the Expiration Date, may effect a tender if:

          (a) the tender is made through an Eligible Institution;

          (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution (i) an Agent's Message with respect to guaranteed delivery that is accepted by the Company, or (ii) a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Original Notes and the principal amount of Original Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Original Notes (or a confirmation of book-entry transfer of such Original Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

          (c) such properly completed and executed Letter of Transmittal or facsimile thereof (or, in the case of book-entry transfer, an Agent's Message), as well as the certificate(s) representing all tendered Original Notes in proper form for transfer (or a confirmation of book-entry transfer of such Original Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date.

     Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Original Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Original Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     To withdraw a tender of Original Notes in the Exchange Offer, a telegram, telex, letter or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Original Notes to be withdrawn (the "Depositor"), (ii) identify the Original Notes to be withdrawn (including the certificate number(s) and principal amount of such Original Notes, or, in the case of Original Notes transferred by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Original Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Original Notes register the transfer of such Original Notes into the name of the person withdrawing the tender, and (iv) specify the name in which any such Original Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Original Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Original Notes so withdrawn are validly retendered. Any Original Notes which have been tendered but which are not accepted for exchange will be retendered to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Original Notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

     Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or exchange Exchange Notes for, any Original Notes, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Original Notes, if:

          (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer, or any material adverse development has occurred in any existing action or proceeding with respect to the Company or any of its subsidiaries;

          (b) any law, statute, rule, regulation or interpretation by the staff of the Commission is proposed, adopted or enacted, which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company; or

          (c) any governmental approval has not been obtained, which approval the Company shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

     If the Company determines in its sole discretion that any of the conditions are not satisfied, the Company may (i) refuse to accept any Original Notes and return all tendered Original Notes to the tendering holders, (ii) extend the Exchange Offer and retain all Original Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Original Notes (see "-- Withdrawal of Tenders"), or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Original Notes which have not been withdrawn. The Company is not aware of any federal or state consents that must be obtained, other than obtaining the effectiveness of the Exchange Offer Registration Statement, prior to consummation of the Exchange Offer.

EXCHANGE AGENT

     LaSalle National Bank has been appointed as Exchange Agent (the "Exchange Agent") for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:


   BY OVERNIGHT DELIVERY:                 BY MAIL:                        BY HAND:
----------------------------    ----------------------------    ----------------------------
   LaSalle National Bank           LaSalle National Bank           LaSalle National Bank
  135 South LaSalle Street        135 South LaSalle Street        135 South LaSalle Street
         Room 1825                       Room 1825                       Room 1825
  Chicago, Illinois 60603         Chicago, Illinois 60603         Chicago, Illinois 60603
   Attn: Margaret M. Muir          Attn: Margaret M. Muir          Attn: Margaret M. Muir


                         FACSIMILE TRANSMISSION NUMBER:
                                 (312) 904-2236

                             CONFIRM BY TELEPHONE:

                                 (312) 904-2226


FEES AND EXPENSES

     The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by officers and regular employees of the Company and its affiliates.

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers, or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

     The Exchange Notes will be recorded at the same carrying value as the Original Notes, which is face value, less the original issue discount (net of amortization) as reflected in the Company's accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company. Certain expenses of the Exchange Offer will be expensed over the term of the Exchange Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

     The Original Notes that are not exchanged for Exchange Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Original Notes may be resold only (i) to the Company (upon redemption thereof or otherwise), (ii) so long as the Original Notes are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel reasonably acceptable to the Company), (iii) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act, or (iv) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

RESALE OF THE EXCHANGE NOTES

     With respect to resales of Exchange Notes, based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that a holder or other person who receives Exchange Notes, whether or not such person is the holder (other than a person who is an "affiliate" of the Company within the meaning of Rule 405 under the Securities
Act) who receives Exchange Notes in exchange for Original Notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes, will be allowed to resell the Exchange Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the Exchange Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquired Exchange Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the Exchange Notes, such holder cannot rely on the position of the staff of the Commission enunciated in such no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each Exchanging Dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such Exchanging Dealer as a result of market making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

     As contemplated by these no-action letters and the Exchange and Registration Rights Agreement, each holder accepting the Exchange Offer is required to represent to the Company in the Letter of Transmittal that (i) the Exchange Notes are to be acquired by the holder or the person receiving such Exchange Notes, whether or not such person is the holder, in the ordinary course of business, (ii) the holder or any such other person (other than a broker-dealer referred to in the next sentence) is not engaging, and does not intend to engage, in the distribution of the Exchange Notes, (iii) the holder or any such other person has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes, (iv) neither the holder nor any such other person is an "affiliate" of the Company within the meaning of

Rule 405 under the Securities Act, and (v) the holder or any such other person acknowledges that if such holder or other person participates in the Exchange Offer for the purpose of distributing the Exchange Notes it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes and cannot rely on those no-action letters. As indicated above, each Exchanging Dealer that receives an Exchange Note for its own account in exchange for Original Notes must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. For a description of the procedures for such resales by Exchanging Dealers, see "Plan of Distribution."

                                USE OF PROCEEDS

     This Exchange Offer is intended to satisfy certain of the Company's obligations under the Purchase Agreement and the Exchange and Registration Rights Agreement. The Company will not receive any proceeds from the issuance of the Exchange Notes offered hereby. In consideration for issuing the Exchange Notes contemplated in this Prospectus, the Company will receive Original Notes in like principal amount, the form and terms of which are the same as the form and terms of the Exchange Notes (which replace the Original Notes), except as otherwise described herein. The Original Notes surrendered in exchange for Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any increase or decrease in the indebtedness of the Company. As such, no effect has been given to the Exchange Offer in the pro forma statements or capitalization tables.

     The $125 million of gross proceeds from the Initial Offering (before deductions of underwriting discounts and other expenses of the Initial Offering), together with borrowings under the New Credit Facility of approximately $2.8 million, were used to pay (i) all amounts outstanding under the Company's previously outstanding credit facility with General Electric Capital Corporation, together with certain fees, prepayment penalties and expenses related to such repayment, in an aggregate amount of approximately $122 million, (ii) other fees and expenses of approximately $1.3 million incurred in connection with the Refinancing and (iii) for working capital and general corporate purposes. See "Description of Other Indebtedness -- New Credit Facility."

                                 CAPITALIZATION

     The following table sets forth the pro forma capitalization of the Company after giving effect to the Seymour Acquisition and the Refinancing. See "Use of Proceeds." This table should be read in conjunction with the Consolidated Financial Statements and notes thereto included elsewhere in this Prospectus.

                                                                  MARCH 28, 1998
                                                              -----------------------
                                                               ACTUAL     AS ADJUSTED
                                                              --------    -----------
                                                              (DOLLARS IN THOUSANDS)
Cash........................................................  $  4,163     $  4,163
                                                              ========     ========
Short-term debt:
  Current maturities of Existing Credit Facility............  $  5,600     $     --
  Current maturities of industrial development revenue bonds
     and capital lease obligations..........................       991          991
                                                              --------     --------
          Total short-term debt.............................     6,591          991
                                                              --------     --------
Long-term debt:
  Existing Credit Facility..................................   114,400           --
  New Credit Facility.......................................        --        2,500
  Industrial development revenue bonds and capital lease
     obligations............................................     5,675        5,675
  Notes offered hereby......................................        --      125,000
                                                              --------     --------
                                                               120,075      133,175
                                                              --------     --------
Stockholders' equity:
  Common stock and other equity.............................    47,939       47,939
  Retained earnings.........................................     8,125        4,826
                                                              --------     --------
          Total stockholders' equity........................    56,064       52,765
                                                              --------     --------
          Total capitalization..............................  $182,730     $186,931
                                                              ========     ========

                       SELECTED HISTORICAL FINANCIAL DATA

HOME PRODUCTS INTERNATIONAL, INC.

     The following table sets forth selected historical financial data of HPI as of and for each of the five fiscal years in the period ended December 27, 1997 and for the thirteen week periods ended March 29, 1997 and March 28, 1998. The statement of operations data for the five fiscal years in the period ended December 27, 1997 were derived from HPI's audited historical financial statements included elsewhere in this Prospectus. The unaudited statement of operations data for the thirteen week periods ended March 29, 1997 and March 28, 1998 were derived from the unaudited financial statements of HPI. "Other Data" below, not directly derived from the HPI historical financial statements, have been presented to provide additional analysis. In the opinion of management, the unaudited data includes all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the data for such periods. Interim results for the thirteen week period ended March 28, 1998, are not necessarily indicative of results that can be expected in future periods. The summary historical financial data below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical consolidated financial statements and notes thereto included elsewhere in this Prospectus.

                                                                                                     THIRTEEN WEEKS
                                                                YEAR ENDED                                ENDED
                                           ----------------------------------------------------   ---------------------
                                           DEC. 25,   DEC. 31,   DEC. 30,   DEC. 28,   DEC. 27,   MARCH 29,   MARCH 28,
                                             1993       1994       1995       1996       1997       1997        1998
                                           --------   --------   --------   --------   --------   ---------   ---------
                                                                      (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
  Net sales..............................  $39,711    $40,985    $41,039    $38,200    $129,324    $31,738     $52,408
  Gross profit(a)........................   17,207     15,398     15,361     15,208      40,436      9,128      15,953
  Operating profit (loss)................    2,993     (4,488)    (4,075)     1,365      12,748      2,526       5,092
  Interest expense.......................   (1,066)      (999)      (896)      (707)     (5,152)    (1,532)     (3,006)
  Extraordinary item, net of tax.........       --         --         --         --          --         --      (1,737)
  Net earnings (loss)....................    1,515     (6,003)    (4,010)       806       7,320      1,032        (491)
OTHER DATA:
  Gross profit margin(a).................     43.3%      37.6%      37.4%      39.8%       31.3%      28.8%       30.4%
  Capital expenditures...................  $ 3,131    $ 2,326    $ 1,334    $ 1,734    $  8,568    $   597     $ 4,092
  Ratio of earnings to fixed
    charges(b)...........................      2.8x        --         --        2.0x        2.4x       1.7x        1.7x

---------------
(a) Gross profit is defined as net sales less cost of goods sold. Gross profit margin is computed as gross profit as a percentage of net sales.

(b) For the purposes of computing this ratio, earnings consist of earnings
    (loss) before income taxes, extraordinary item and fixed charges. Fixed charges consist of interest expense, amortization of debt financing costs, and the estimated interest factor in rental expense. The 1994 and 1995 coverage deficiencies were $5.8 million and $4.3 million, respectively.

SEYMOUR SALES CORPORATION AND SUBSIDIARIES

     The following table sets forth selected financial data of Seymour as of and for each of the three fiscal years in the period ended June 30, 1997 and for the six month periods ended December 28, 1996 and December 27, 1997. The statement of operations and balance sheet data for the three years in the period ended June 30, 1997 have been derived from Seymour's audited historical consolidated financial statements. The unaudited statement of operations data for the six month periods ended December 28, 1996 and December 27, 1997 have been derived from the unaudited financial statements of Seymour. The historical Seymour statements of operations reflect certain reclassifications to conform with HPI presentation. "Other Data" below, not directly derived from the Seymour historical financial statements, have been presented to provide additional analysis. The Selected Historical Financial Data below should be read in conjunction with

"Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical consolidated financial statements and notes thereto included elsewhere in this Prospectus.

                                                                              SIX MONTHS ENDED
                                              YEAR ENDED JUNE 30,           --------------------
                                        --------------------------------    DEC. 28,    DEC. 27,
                                          1995        1996        1997        1996        1997
                                        --------    --------    --------    --------    --------
                                                         (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
  Net sales...........................  $ 92,554    $105,532    $ 98,274    $45,248     $43,096
  Gross profit(a).....................    25,266      25,687      29,518     12,583      10,233
  Operating profit (loss).............     3,737        (684)      6,220      1,188      (3,171)
  Interest expense, net...............    (7,394)     (8,384)     (7,923)    (4,047)     (3,708)
  Net loss............................    (2,410)    (11,888)     (2,019)    (2,883)     (7,487)
OTHER DATA:
  Gross profit margin(a)..............      27.3%       24.3%       30.0%      27.8%       23.7%
  Capital expenditures................  $  1,124    $  2,595    $  1,161    $   321     $ 1,376
BALANCE SHEET DATA:
  Working capital(b)..................  $ 26,453    $ 21,604    $ 16,070    $16,360     $ 9,627
  Total assets........................   124,580     111,323     103,188     99,906      93,810
  Total debt, including capital lease
     obligations......................    83,779      83,772      76,301     76,884      70,003
  Total stockholders' equity..........    22,829      10,850       8,765      7,923       1,238

---------------
(a) Gross profit is defined as net sales less cost of goods sold. Gross profit margin is computed as gross profit as a percentage of net sales.

(b) Working capital is computed as current assets less current liabilities.

                  UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

     The following Unaudited Pro Forma Combined Financial Data of the Company are based on, and should be read in conjunction with, the Consolidated Financial Statements of HPI and Seymour and the notes thereto included elsewhere in this Prospectus, and have been adjusted to give pro forma effect to the Seymour Acquisition and related financing and the Refinancing. An effective tax rate of 40% has been assumed for all periods; however, the year ended December 27, 1997 includes a $3.1 million income tax benefit due to the reduction of a valuation allowance. The historical Seymour statements of operations reflect certain reclassifications to conform with HPI presentation.

     The Unaudited Pro Forma Combined Statement of Operations for the year ended December 27, 1997 has been prepared by combining the Consolidated Statement of Operations of HPI for the year ended December 27, 1997 with the Unaudited Consolidated Statement of Operations of Seymour for the year ended December 27, 1997, as if the Seymour Acquisition and related financing and the Refinancing had occurred on December 29, 1996.

     The Unaudited Pro Forma Combined Statement of Operations of the Company for the thirteen week period ended March 28, 1998 gives pro forma effect to the Refinancing as if it had occurred on December 28, 1997. The Unaudited Pro Forma Combined Statement of Operations for the thirteen week period ended March 29, 1997 gives pro forma effect to the Seymour Acquisition and related financing and the Refinancing as if each of the transactions had occurred on December 29, 1996. The Unaudited Pro Forma Combined Statement of Operations for the thirteen week period ended March 29, 1997 has been prepared by combining the Unaudited Consolidated Statement of Operations of HPI for the thirteen week period ended March 29, 1997 with the Unaudited Consolidated Statement of Operations of Seymour for the thirteen week period ended March 29, 1997.

     The pro forma adjustments are based upon available information and certain assumptions that HPI believes are reasonable. Other data included on the pro forma statements of operations have been presented to provide additional analysis. The Seymour Acquisition has been accounted for using the purchase method of accounting. Allocations of the purchase price have been determined based upon preliminary information and estimates of fair value and are subject to change. Differences between the amounts included herein and the final allocations are not expected to have a material effect on the Unaudited Pro Forma Combined Financial Data. The Unaudited Pro Forma Combined Financial Data do not purport to represent what the Company's results of operations would have been if such events had occurred at the dates indicated, nor do such statements purport to project the results of the Company's operations for any future period.

                       HOME PRODUCTS INTERNATIONAL, INC.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 27, 1997

                                                              PRO FORMA ADJUSTMENTS
                                                           ----------------------------
                                                             SEYMOUR                       PRO FORMA
                                  HPI         SEYMOUR      ACQUISITION      REFINANCING    COMBINED
                               ---------      -------      -----------      -----------    ---------
                                         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net sales....................  $ 129,324      $92,963       $      --          $  --       $ 222,287
Cost of goods sold...........     88,888       69,121            (221)(b)         --         157,788
                               ---------      -------       ---------          -----       ---------
  Gross profit...............     40,436       23,842             221             --          64,499
Operating expenses...........     27,688       21,916(a)       (1,300)(c)        (17)(g)      49,150
                                                                  875(d)
                                                                  (12)(b)
                               ---------      -------       ---------          -----
  Operating profit...........     12,748        1,926             658             17          15,349
Interest (expense)...........     (5,152)      (7,701)         (1,871)(e)       (813)(f)     (15,537)
Other income (expense).......         70         (635)(a)          --           (167)(l)        (732)
                               ---------      -------       ---------          -----       ---------
  Earnings (loss) before
     income taxes and
     extraordinary item......      7,666       (6,410)         (1,213)          (963)           (920)
Income tax (expense) benefit
  before change in valuation
  allowance..................     (3,489)        (260)          3,732(h)       385(h)            368
Change in income tax
  valuation allowance........      3,143(i)        --              --             --           3,143
                               ---------      -------       ---------          -----       ---------
Total income tax (expense)
  benefit....................       (346)        (260)          3,732            385           3,511
                               ---------      -------       ---------          -----       ---------
  Earnings (loss) before
     extraordinary item......  $   7,320      $(6,670)      $   2,519          $(578)      $   2,591
                               =========      =======       =========          =====       =========
Earnings before extraordinary
  item per share -- basic....                                                              $    0.38
                                                                                           =========
Earnings before extraordinary
  item per share --diluted...                                                              $    0.37
                                                                                           =========
Weighted average common
  shares
  outstanding -- basic.......  5,436,002                    1,320,700(j)                   6,756,702
Weighted average common
  shares
  outstanding -- diluted.....  5,682,415                    1,320,700(j)                   7,003,115
OTHER DATA:
  EBITDA(k)..................                                                              $  32,335
  EBITDA margin(k)...........                                                                   14.5%
  Capital expenditures.......                                                              $  11,031

            See Notes to Unaudited Pro Forma Combined Financial Data

                       HOME PRODUCTS INTERNATIONAL, INC.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      THIRTEEN WEEKS ENDED MARCH 29, 1997

                                                               PRO FORMA ADJUSTMENTS
                                                             --------------------------
                                                               SEYMOUR                     PRO FORMA
                                        HPI       SEYMOUR    ACQUISITION    REFINANCING    COMBINED
                                     ---------    -------    -----------    -----------    ---------
                                            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net sales..........................  $  31,738    $23,544     $      --        $  --       $  55,282
Cost of goods sold.................     22,610     16,992            --           --          39,602
                                     ---------    -------     ---------        -----       ---------
  Gross profit.....................      9,128      6,552            --           --          15,680
Operating expenses.................      6,602      5,076           218(d)        (2)(g)      11,658
                                                                   (236)(c)
  Operating profit.................      2,526      1,476            18            2           4,022
Interest (expense).................     (1,532)    (1,951)         (468)(e)      (92)(f)      (4,043)
Other income (expense).............        155         19            --          (31)(l)         143
                                     ---------    -------     ---------        -----       ---------
  Earnings (loss) before income tax
     and extraordinary item........      1,149       (456)         (450)        (121)            122
Income tax (expense) benefit.......       (117)      (119)          139(h)        48(h)          (49)
                                     ---------    -------     ---------        -----       ---------
  Earnings (loss) before
     extraordinary item............  $   1,032    $  (575)    $    (311)       $ (73)      $      73
                                     =========    =======     =========        =====       =========
Earnings (loss) before
  extraordinary item per
  share -- basic...................                                                        $    0.01
                                                                                           =========
Earnings (loss) before
  extraordinary item per
  share -- diluted.................                                                        $    0.01
                                                                                           =========
Weighted average common shares
  outstanding -- basic.............  4,298,779                1,320,700(j)                 5,619,479
Weighted average common shares
  outstanding -- diluted...........  4,513,683                 1,320,700(j)                5,834,383
OTHER DATA:
  EBITDA(k)........................                                                          $ 8,099
  EBITDA margin(k).................                                                             14.7%
  Capital expenditures.............                                                        $   1,038

            See Notes to Unaudited Pro Forma Combined Financial Data

                       HOME PRODUCTS INTERNATIONAL, INC.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      THIRTEEN WEEKS ENDED MARCH 28, 1998

                                                                          PRO FORMA           PRO
                                                                         REFINANCING         FORMA
                                                               HPI       ADJUSTMENTS       COMBINED
                                                             --------    ------------      ---------
                                                             (DOLLARS IN THOUSANDS, EXCEPT PER SHARE
                                                                            AMOUNTS)
Net sales.................................................   $52,408        $   --          $52,408
Cost of goods sold........................................    36,455            --           36,455
                                                             -------        ------          -------
  Gross profit............................................    15,953            --           15,953
Operating expenses........................................    10,861            (2)(g)       10,859
                                                             -------        ------          -------
  Operating profit........................................     5,092             2            5,094
Interest (expense)........................................    (3,006)         (476)(f)       (3,482)
Other income (expense)....................................        58           (45)(l)           13
                                                             -------        ------          -------
  Earnings (loss) before income taxes and extraordinary
     item.................................................     2,144          (519)           1,625
Income tax (expense) benefit..............................      (898)          248(h)          (650)
                                                             -------        ------          -------
  Earnings (loss) before extraordinary item...............   $ 1,246        $ (271)         $   975
                                                             =======        ======          =======
Earnings before extraordinary item per share -- basic.....                                     $0.12
                                                                                            =======
Earnings before extraordinary item per share -- diluted...                                    $0.12
                                                                                            =======
Weighted average common shares outstanding -- basic.......   7,928,668                     7,928,668
Weighted average common shares outstanding -- diluted.....   8,316,182                     8,316,182

OTHER DATA:
  EBITDA(k)...............................................                                  $ 8,036
  EBITDA margin(k)........................................                                     15.3%
  Capital expenditures....................................                                  $ 4,092

            See Notes to Unaudited Pro Forma Combined Financial Data

                       HOME PRODUCTS INTERNATIONAL, INC.

              NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL DATA
                             (DOLLARS IN THOUSANDS)

(a) Other income (expense) includes a $550 write-off of a prepaid asset that was eliminated in connection with the termination of Seymour's defined benefit pension plan. Operating expenses includes $2,600 of expense estimated to be incurred in connection with the consolidation and disposition of certain Seymour manufacturing operations.

(b) Reflects an adjustment of Seymour depreciation expense to conform with HPI's half-year convention depreciation policy. Cost of goods sold is reduced by $221 and operating expenses is reduced by $12.

(c) Reflects cost savings relating to the consolidation of Seymour's sales, marketing and R&D functions with those of existing HPI companies. The estimated cost savings primarily represents wages and benefits associated with redundant Seymour personnel.

(d) Reflects the additional amortization expense resulting from the recording of goodwill associated with the Seymour Acquisition. Goodwill is amortized over 40 years.

(e) Reflects the interest expense on additional debt of $21,043 for the Seymour Acquisition at the 1997 effective Existing Credit Facility at an assumed weighted average interest rate of 8.89%.

(f) Reflects the estimated net change in interest expense as if the Refinancing had occurred as of the beginning of the applicable years. An interest rate of 9.625% has been used for the Refinancing. The pro forma adjustment to interest expense is comprised of the following:


                                                                          THIRTEEN     THIRTEEN
                                                                YEAR        WEEKS        WEEKS
                                                               ENDED        ENDED        ENDED
                                                              DEC. 27,    MARCH 29,    MARCH 28,
                                                                1997        1997         1998
                                                              --------    ---------    ---------
Elimination of debt discount created from issuance of
  Warrants to General Electric Capital Corporation..........   $ 400        $171         $  --
Increased effective interest rate resulting from the Initial
  Offering as compared to historical rates..................    (166)        (53)         (194)
Interest expense on $5,000 of additional debt resulting from the Initial Offering as compared to historical debt
  levels....................................................    (481)       (120)         (120)
Interest expense on assumed borrowings under the New Credit
  Facility..................................................    (241)        (60)          (60)
Unused revolver fees on the New Credit Facility.............    (453)       (113)         (110)
Incremental change in amortization of deferred financing
  fees......................................................     123          80           (55)
Other.......................................................       5           3            63
                                                               -----        ----         -----
          Total.............................................   $(813)       $(92)        $(476)
                                                               =====        ====         =====


(g) Reflects the elimination of the annual fees associated with the Existing Credit Facility.

(h) Reflects an adjustment to income tax (expense) benefit by applying an effective tax rate of 40% to the historical results of HPI and Seymour, as well as to the Seymour Acquisition and Refinancing pro forma adjustments.

(i) The change in the income tax valuation allowance of $3,143 results from management's determination that it is more likely than not that the Company will realize its deferred tax assets.

(j) Reflects the increase in weighted average common shares outstanding as a result of the Seymour Acquisition.

(k) EBITDA is defined as the sum of (i) earnings before income taxes and extraordinary items, (ii) interest expense, (iii) interest income, (iv) depreciation and amortization, (v) one-time charges in the third and fourth quarter of 1997 of $2,600 relating to the consolidation and disposition of certain Seymour manufacturing operations, (vi) a $550 one-time write off in the third quarter of 1997 of an asset eliminated in connection with the termination of Seymour's defined benefit pension plan and (vii) certain other one-time items totaling $293 during the third and fourth quarters of 1997. Management believes

                       HOME PRODUCTS INTERNATIONAL, INC.

    that the consolidation of the Seymour manufacturing operations should enable it to generate an additional $1,800 in annual cost savings following the completion of the consolidation. However, no assurance can be given that such savings will be realized. Management believes that EBITDA is a measure commonly used by analysts and investors to determine a company's ability to service and incur debt. Accordingly, this information has been presented to permit a more complete analysis. EBITDA should not be considered a substitute for net income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity. EBITDA margin is computed as EBITDA as a percentage of net sales.

(l) Reflects the estimated change in interest income as if the Initial Offering had occurred as of the beginning of the applicable years.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the "Selected Historical Financial Data," "Unaudited Pro Forma Combined Financial Data" and the Consolidated Financial Statements of the Company and the notes thereto included elsewhere in this Prospectus. This Prospectus contains, in addition to historical information, forward-looking statements that are subject to risks and other uncertainties. The Company's actual results may differ materially from those anticipated in these forward-looking statements.

     The Company reports on a 52-53 week year ending on the last Saturday of December. References to the fiscal years 1997, 1996 and 1995 are for the fifty-two weeks ended December 27, 1997, December 28, 1996, and December 30, 1995, respectively.


     THIRTEEN WEEKS ENDED MARCH 28, 1998 ("FIRST QUARTER 1998") COMPARED TO THIRTEEN WEEKS ENDED MARCH 29, 1997 ("FIRST QUARTER 1997") (PRO FORMA TO INCLUDE SEYMOUR)


     The following discussion and analysis compares the pro forma results for the first quarter 1998 to the pro forma results for the first quarter 1997. Management believes that such comparison is necessary to meaningfully analyze the changes occurring in such periods. The pro forma financial results give effect to the Seymour Acquisition and related financing and the Refinancing as if they had occurred on December 29, 1996. The pro forma operating expenses reflect additional amortization expense resulting from the recording of goodwill associated with the Seymour Acquisition. The pro forma interest expense reflects the estimated net increase in interest expense as if the Seymour Acquisition and the Refinancing had occurred on December 29, 1996. Income tax expense assumes a pro forma rate of 40% for the period presented. The pro forma number of weighted shares assumes the 1,320,700 shares issued as a result of the Seymour Acquisition were outstanding as of December 29, 1996.

     As such, in the discussion that follows, all comparisons are made on a pro forma basis with reference to the following:


                                                                THIRTEEN WEEKS ENDED
                                                  ------------------------------------------------
                                                     MARCH 28, 1998              MARCH 29, 1997
                                                  --------------------        --------------------
                                                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net sales.......................................  $52,408       100.0%        $55,282       100.0%
Cost of goods sold..............................   36,455        69.6          39,602        71.6
                                                  -------       -----         -------       -----
  Gross profit..................................   15,953        30.4          15,680        28.4
Operating expenses..............................   10,859        20.7          11,658        21.1
                                                  -------       -----         -------       -----
  Operating profit..............................    5,094         9.7           4,022         7.3
Interest (expense)..............................   (3,482)       (6.6)         (4,043)       (7.3)
Other income....................................       13          --             143         0.2
                                                  -------       -----         -------       -----
  Earnings before income taxes..................    1,625         3.1             122         0.2
Income tax (expense)............................     (650)       (1.2)            (49)       (0.1)
                                                  -------       -----         -------       -----
Earnings before extraordinary item..............  $   975        1.9%         $    73         0.1%
                                                  =======       =====         =======       =====
Earnings before extraordinary item per
  share -- basic................................  $  0.12                     $  0.01
                                                  =======                     =======
Earnings before extraordinary item per
  share -- diluted..............................  $  0.12                     $  0.01
                                                  =======                     =======


     Net sales. Net sales of $52.4 million in the first quarter of 1998 decreased $2.9 million, or 5.2%, from net sales of $55.3 million in the first quarter of 1997. Net sales were down as a result of the Company's continuing effort to cutback or eliminate the sales of certain underperforming products. In addition, sales as compared to the prior period were negatively impacted by the bankruptcy of several retailers during the fourth quarter of 1997 and first quarter of 1998. Sales to such customers for the first quarter of 1997 totaled $2.1 million as compared to $0.4 million in the first quarter of 1998.

     Gross profit. Gross profit increased from $15.7 million in the first quarter of 1997 to $16.0 million in the first quarter of 1998 in spite of a sales decline of $2.9 million. Gross profit margins increased from 28.4% in 1997 to 30.4% in 1998 due to a decrease in the cost of plastic resin. The Company experienced a price decrease resulting in margin savings of 2.8% as compared to a year ago. The discontinuance of certain underperforming products also helped to improve margins. Partially offsetting the margin improvements were product mix shifts, manufacturing inefficiencies related to new product start ups and unabsorbed overhead on reduced manufacturing production.

     Operating expenses. Operating expenses of $10.9 million in the first quarter of 1998 were down $0.8 million as compared to the first quarter of 1997. As a percent of net sales, operating expenses were 20.7% in 1998 as compared to 21.1% in 1997. Selling expenses declined $0.4 million in 1998 but remained at 12.3% of sales for both years. Commissions and freight decreased $0.4 million as a result of the decline in sales. Administrative expenses increased from 6.0% of net sales in 1997 to 6.7% of net sales in 1998 as a result of the decrease in net sales.

     Amortization of intangibles decreased $0.6 million from the first quarter of 1997 to the first quarter of 1998. This is a result of certain intangibles that were fully amortized in 1997 as well as a write-down of a non-compete agreement in the fourth quarter of 1997.

     Interest expense. Interest expense of $3.5 million in the first quarter of 1998 was down $0.5 million from $4.0 million in 1997. Both periods reflect interest and financing fees related to the Refinancing. The decrease is due to a public stock offering of 3,780,000 shares in the third quarter of 1997, of which 1,500,000 shares were sold by selling stockholders. Proceeds from the stock offering to the Company, $20.9 million, were used to repay a subordinated note of $7.0 million, term notes of $13.6 million, and accrued interest of $0.3 million.

     Income taxes. Income taxes increased to $0.7 million in the first quarter of 1998 from $0.1 million in the first quarter of 1997 as a result of higher earnings.

     Earnings before extraordinary item. Earnings before extraordinary item increased to $1.0 million in the first quarter of 1998 from first quarter earnings in 1997 of $0.1 million. Diluted earnings per share increased to $0.12 in the first quarter of 1998 from $0.01 in the first quarter of 1997 based on 8,316,182 and 5,834,383 weighted shares outstanding for 1998 and 1997, respectively.

FISCAL YEAR 1997 (ACTUAL) COMPARED TO FISCAL YEAR 1996 (PRO FORMA TO INCLUDE TAMOR)

     The following discussion and analysis compares the actual results of 1997 to the pro forma results for 1996. Management believes that such a comparison (pro forma 1996 results for Tamor) is necessary to meaningfully analyze the changes occurring in such years. The pro forma financial results give effect to the Tamor Acquisition, and related financing, as if each of the transactions had occurred on January 1, 1996. The pro forma operating expenses reflect (i) additional amortization expense resulting from the recording of goodwill associated with the Tamor Acquisition, (ii) net estimated cost savings as a result of the Tamor Acquisition, including a net reduction in discretionary distributions paid to and on behalf of related parties of Tamor and (iii) additional costs associated with the Company's 401(k) and profit sharing plans and certain other fees. The pro forma interest expense reflects the estimated net increase in interest expense as if the Tamor Acquisition and related financing had occurred on January 1, 1996. The pro forma number of weighted average shares assumes the 480,000 shares issued as a result of the Tamor Acquisition and a warrant issued in connection with the acquisition financing were outstanding as of January 1, 1996.

     As such, in the discussion that follows, all comparisons are made on a pro forma basis with reference to the following:

                                                                      FIFTY-TWO WEEKS ENDED
                                                        --------------------------------------------------
                                                                                          PRO FORMA
                                                           DECEMBER 27, 1997          DECEMBER 28, 1996
                                                        -----------------------    -----------------------
                                                         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net sales.............................................   $129,324       100.0%      $113,914       100.0%
Cost of goods sold....................................     88,888        68.7         80,810        70.9
                                                         --------       -----       --------       -----
  Gross profit........................................     40,436        31.3         33,104        29.1
Operating expenses....................................     27,688        21.5         24,864        21.8
                                                         --------       -----       --------       -----
  Operating profit....................................     12,748         9.8          8,240         7.3
Interest (expense)....................................     (5,152)       (4.0)        (6,328)       (5.6)
Other income..........................................         70         0.1            847         0.7
                                                         --------       -----       --------       -----
  Earnings before income taxes........................      7,666         5.9          2,759         2.4
Income tax (expense)..................................       (346)       (0.2)          (160)       (0.1)
                                                         --------       -----       --------       -----
Net earnings..........................................   $  7,320         5.7%      $  2,599         2.3%
                                                         ========       =====       ========       =====
Net earnings per share -- basic.......................   $   1.35                   $   0.60
                                                         ========                   ========
Net earnings per share -- diluted.....................   $   1.29                   $   0.59
                                                         ========                   ========

     Net sales. Net sales of $129.3 million were up $15.4 million from the prior year. The sales increase was primarily driven by new product introductions within Tamor's storage container line. The introduction of the flat lid 20, 30, and 48 gallon storage totes contributed $12.2 million of new product sales. Growth in the storage category was driven by continuing consumer trends toward larger, more durable products for storage of seasonal and other items. Sales of plastic hangers increased $3.5 million from 1996 as a result of aggressive pricing action taken in response to competitive pressures. 1997 also saw an increase in the bath and shower category with the introduction of Selfix's Suction Lock bath line. This increase offset declines in less profitable juvenile and home organization products. Home improvement products experienced a decrease of $0.9 million due to postponed remodeling projects by end users.

     Gross profit. Gross profit margins in 1997 were 31.3% of net sales, up significantly from 1996 margins of 29.1%. The margin improvement was a direct result of a decline in the cost of plastic resin. The average cost of plastic resin dropped from $0.37 per pound in 1996 to $0.33 in 1997. The decrease in the cost of plastic resin resulted in savings of approximately $2.6 million as compared to 1996. This savings represents 2% of 1997 net sales. Declines in resin costs were a reflection of plastic resin market factors and not as a result of any change in the Company's buying practices. In addition to the decrease in cost of plastic resin, margins also benefited from improved usage of existing capacity. Tamor was able to shift some of its excess molding capacity ($2.1 million) to Selfix and Shutters, allowing all three entities to run nearly at full capacity. Fixed costs were absorbed over an expanded manufacturing volume thus reducing unit costs as a percent of net sales.

     Operating expenses. Operating expenses, including selling, administrative, and amortization of intangibles, decreased slightly as a percentage of sales from 1996 to 1997. Selling expenses decreased from 14.9% in 1996 to 14.2% in 1997. The slight decrease as a percentage of net sales is attributable to the Company's continuous efforts to effectively manage costs. Administrative expenses increased from 6.2% of net sales in 1996 to 6.5% in 1997. The minor increase is due to the 1997 implementation of two separate incentive bonus plans, as well as an increase in the reserve for bad debts. Amortization of intangibles increased slightly, but as a percentage of net sales remained constant at 0.7%.

     Interest expense. Interest expense of $5.2 million in 1997 decreased $1.1 million from $6.3 million in 1996 due to a public stock offering of 3,780,000 shares in the third quarter, of which 1,500,000 were sold by selling stockholders. Proceeds from the offering to the Company, $20.9 million, were used to repay a subordinated note of $7.0 million, term notes of $13.6 million and accrued interest of $0.3 million.

     Other income. Other income of $0.1 million in 1997 decreased from $0.8 million in 1996. In 1996, the Company realized interest income on excess cash flow as well as the proceeds of a life insurance policy.

     Income taxes. The Company was able to use federal net operating loss carryforwards and use the elimination of its valuation allowance to reduce the 1997 federal tax liability to zero. The valuation allowance was eliminated as a result of the Company's determination that it was more likely than not that the benefit of the deferred tax assets recorded would be realized. The Company recorded a provision for state income taxes in the amount of $0.3 million, as a result of the inability to use tax loss carryforwards in Massachusetts, Tamor's primary state of business. The pro forma 1996 results also reflect zero federal tax expense, and the state provision recorded reflects the actual state taxes paid by Tamor.

     Net earnings. Net earnings in 1997 were $7.3 million, or $1.29 per common share -- diluted, based on 5.7 million weighted average common shares outstanding. This compares to net earnings of $2.6 million in 1996, or $0.59 per common share -- diluted, based on 4.4 million weighted average common shares outstanding. The $4.7 million increase in profitability is due to a 13.5% increase in net sales combined with a 2.2% increase in gross margin. The increase in weighted average common shares outstanding is the result of the secondary public stock offering in July, 1997, the exercise of stock options throughout 1997, and stock issued in connection with the Company's Employee Stock Purchase Plan.

FISCAL 1996 COMPARED TO FISCAL 1995

     The following discussion and analysis compares the actual historical results of 1996 and 1995 without consideration for the Tamor Acquisition, which would affect, among other items, raw materials prices:

                                                               FIFTY-TWO WEEKS ENDED
                                                  ------------------------------------------------
                                                   DECEMBER 28, 1996           DECEMBER 30, 1995
                                                  --------------------        --------------------
                                                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net sales.......................................  $38,200       100.0%        $41,039       100.0%
Cost of goods sold..............................   22,992        60.2          25,678        62.6
                                                  -------       -----         -------       -----
  Gross profit..................................   15,208        39.8          15,361        37.4
Operating expenses..............................   13,843        36.2          17,385        42.3
Restructuring charge............................       --          --           2,051         5.0
                                                  -------       -----         -------       -----
  Operating profit (loss).......................    1,365         3.6          (4,075)       (9.9)
Interest expense................................     (707)       (1.9)           (896)       (2.2)
Other income (expense)..........................      148         0.4             688         1.7
                                                  -------       -----         -------       -----
  Earnings (loss) before income taxes...........      806         2.1          (4,283)      (10.4)
Income tax benefit..............................       --          --             273         0.6
                                                  -------       -----         -------       -----
Net earnings (loss).............................  $   806         2.1%        $(4,010)       (9.8)%
                                                  =======       =====         =======       =====
Net earnings (loss) per share -- basic..........  $  0.21                     $ (1.11)
                                                  =======                     =======
Net earnings (loss) per share -- diluted........  $  0.21                     $ (1.11)
                                                  =======                     =======

     General. Fiscal 1996 results began to reflect the positive benefits of the restructuring actions taken during fiscal years 1994 and 1995. The Company's net earnings in fiscal 1996 of $0.8 million reflect reduced operating expenses, improved manufacturing efficiencies and increased gross profit margins.

     Overhead reductions and operating initiatives which were implemented in 1994 and 1995 directly benefited 1996 results as follows: (i) a 24% reduction in the workforce; (ii) the elimination of unprofitable product lines; (iii) the closing of three facilities; (iv) a reduction in outside warehousing costs; (v) a 29% reduction of gross inventory; and (vi) the reduction of operating expenses below amounts spent in fiscal 1993.

     Net sales. Net sales of $38.2 million in 1996 decreased $2.8 million, or 6.9%, from net sales in 1995 of $41.0 million. The reduction in sales was a direct result of decisions made in 1995 to discontinue the sale of certain underperforming housewares products. Discontinued products, accounting for $3.3 million of 1995 net sales, were across all of the housewares product lines but were greatest in the hooks and home helpers and home organization product lines. Home bathwares sales increased 3.0% from 1995 as a result of an expanded line of shower organizers. Juvenile products sales increased 10.0% as the Company had a full year in which to sell the child safety product line acquired in October 1995. Home improvement products increased 5.0% as a result of increased placement with remodeling distributors.

     Gross profit. Gross profit margins in 1996 were 39.8% of net sales, an increase from margins in 1995 of 37.4% of net sales. Increased gross profit margins were attributable to a slight decrease in the cost of plastic resin but more significantly to the impact of decisions made in 1995 and the selling of fewer lower margin products. Plastic resin costs declined about 9.0% during 1996 to an average cost of $0.48 per pound from an average cost of $0.53 per pound for plastic resin during 1995. Selfix used approximately seven million pounds of plastic resin resulting in a cost savings of $0.3 million as compared to 1995 cost levels. The declines in resin costs were a reflection of plastic resin market factors and not as a result of any change in the Company's buying practices.

     Operating expenses. Selling expenses decreased from 25.5% of net sales in 1995 to 23.7% of net sales in 1996. Warehousing and customer service costs were reduced by the first quarter closing of the Company's Canadian facility. All Canadian business is now serviced from the Company's manufacturing and distribution facilities in Chicago. The closing resulted in personnel reductions and reduced warehousing costs. In addition, management decided that the Company was better served by outsourcing certain product design services. This resulted in further personnel related savings.

     Administrative expenses also decreased as a percent of net sales. Administrative expenses were 12.0% of net sales in 1996 as compared to 15.7% in 1995. Management efforts to evaluate and reduce spending successfully reduced personnel costs, professional fees and nearly all other administrative items. Costs related to the search and evaluation of acquisition targets were significantly decreased in 1996. Management devoted the majority of its attention to cost reduction efforts, manufacturing efficiencies, and managing the impact of selling a reduced number of product lines. Fourth quarter costs in 1996 of approximately $0.2 million related to the Tamor Acquisition were capitalized. In addition, 1995 included an increase in the allowance for doubtful accounts of $0.4 million to address the uncertain financial condition of several retailers. Further, management decided in 1995 to outsource its management information department and incurred $0.4 million of charges for related severance payments and equipment write-offs.

     Amortization of intangibles decreased from 1.2% of net sales in 1995 to 0.5% in 1996. The decrease in amortization is the result of 1995 write-offs of previously capitalized patents and trademarks related to discontinued product lines.

     Restructuring charge. Restructuring charges totaling $2.1 million were recorded in 1995 related to discontinuing certain unprofitable product lines, closing the Company's Canadian facility and moving the Canadian operations to Chicago. Such charges included severance benefits, the write-off of Canadian fixed assets, early lease termination charges on the Canadian building lease and the write-off of inventory and intangibles related to discontinued product lines. The charges for the closing and relocation of the Canadian operation totaled $1.0 million, including severance benefits of $0.2 million covering all of the Canadian employees. The relocation of the Canadian operation was completed in the first half of 1996. The remaining $1.1 million of restructuring charges related to product lines the Company decided to discontinue and the write-off of related product molds, inventory and patents. The after tax and per share impact of the write-off of depreciable assets in connection with the 1995 restructuring charge was $1.0 million and $0.27, respectively.

     Interest expense. In December 1995, the Company used excess cash to pay down a $1.5 million note payable to a bank. In addition, $0.8 million of installment payments on variable rate demand bonds were made. As a result of these payments, Selfix's 1996 interest expense was reduced $0.2 million as compared to 1995. Changes in interest rates had no significant impact on interest expense between years.

     Other income. In 1996, other income of $0.1 million was significantly less than the $0.7 million of other income in 1995. Other income in 1995 was positively impacted by the favorable settlement of a non-compete and consulting agreement. The favorable settlement allowed $0.3 million of related accruals to be reversed into 1995 earnings. In addition, 1995 other income included gains on sales of fixed assets and a franchise tax refund.

     Income taxes. The Company was able to use tax losses from prior years to reduce current year tax provisions to zero. In 1995 and 1994, however, the Company was unable to record a significant tax benefit on pre-tax losses because of the unavailability of tax loss carrybacks. An income tax benefit of $0.3 million was recorded in 1995 through the utilization of alternative minimum tax carrybacks. The Company has about $6.5 million of book tax losses to shelter future reported pre-tax earnings.

     Net earnings (loss). Net earnings in 1996 were $0.8 million or $0.21 per common share--diluted, based on 3.9 million weighted average common shares outstanding. This compares to a net loss of $4.0 million in 1995 or $1.11 loss per common share--diluted, based on 3.6 million weighted average common shares outstanding. The $4.8 million turnaround in profitability was due to the operating improvements achieved over the prior few years and the $2.1 million decrease in restructuring charges. The increase in common shares and common share equivalents was the result of stock issued in connection with the Company's Stock Purchase Plan and the dilutive impact of stock options. The increase in the Company's year end stock price from $5.625 to $8.625 caused several previously issued stock option grants to be treated as dilutive for purposes of the common share equivalent determination.

OPERATING RESULTS BY INDUSTRY SEGMENT

     The Company operates in two industry segments: (i) houseware products and
(ii) home improvement products.

  Houseware Products

     The housewares segment significantly improved its profitability in 1997. Operating profits of $12.3 million were achieved compared to pro forma (for the Tamor Acquisition) operating profits in 1996 of $7.7 million. The improvement resulted primarily from a 13.5% increase in net sales and a drop in the cost of plastic resin of $0.03 per pound or $2.4 million as compared to 1996. Other factors adding to the improvement were better utilization of existing capacity, allowing for the reduction in outside molding, and holding selling and marketing expenses steady in spite of the increase in sales.

     Historical operating profits of $0.9 million in 1996 were up $5.8 million as compared to a loss in 1995, of $4.9 million. The improvement resulted from higher gross profit margins and reduced operating expenses. The majority of the operating initiatives and cost cutting measures of the prior two years benefited the housewares segment. The Selfix line of products was significantly streamlined from nearly 2,000 SKUs in 1994 to under 700 SKUs as of the end of 1996. The reduction in SKUs has allowed management to concentrate on selling more profitable products, allocate capital resources accordingly and cutback personnel. Additionally, 1995 results included a $2.1 million restructuring charge, whereas 1996 did not.

  Home Improvement Products

     Operating profits of the home improvement segment remained flat from 1996 to 1997 at $0.5 million. Sales for 1997 decreased $1.1 million as a result of postponed remodeling projects by end users. Offsetting the effects of a decline in sales were higher gross profit margins. The cost of plastic resin decreased $0.06 per pound in 1997 or $0.2 million as compared to 1996. Shutters was able to operate at nearly full capacity in 1997 by molding for the housewares segment, allowing them to absorb their fixed costs over an expanded manufacturing volume, thus reducing unit costs as a percentage of net sales. In response to the sales shortfall, operating expenses were significantly reduced in 1997.

     Operating profits in 1996 of $0.5 million declined from $0.8 million in 1995. The decline in profitability occurred primarily in the first quarter when sales were significantly constrained by weather conditions in the midwest and northeast. Late winter storms deferred the start of the building season. This resulted in missed sales and significant unabsorbed fixed manufacturing costs. Although sales caught up later in the year, the unabsorbed manufacturing costs could not be recovered. In addition, operating expenses increased 8.0% to support new product introductions and to pursue new trade channel opportunities. During the fourth quarter, management initiated a series of changes to permanently reduce manufacturing costs and operating expenses. This resulted in a fourth quarter profit as compared to historical fourth quarter losses. Further, these changes positioned the home improvement segment for improved profitability in 1997.

SEYMOUR ACQUISITION

     Effective December 30, 1997 (within the Company's 1998 fiscal year), the Company acquired Seymour, a privately held company founded in 1942. Seymour is a leading designer, manufacturer and marketer of consumer laundry care products. Seymour manufactures and markets a full line of ironing boards, covers and pads and numerous laundry related accessories.

     Seymour was acquired for a total purchase price of $100.7 million, consisting of $16.4 million in cash, $14.3 million in common stock (1,320,700 shares) and the assumption of $70.0 million of debt. The necessary funds to complete the acquisition were obtained from the Existing Credit Facility.

     The Existing Credit Facility consists of a $20.0 million revolving credit facility, two term loans totaling $110.0 million and a $10.0 million senior subordinated term loan. The revolving credit facility, the term loans and the senior subordinated term loan provided a total of $140.0 million of available financing. The Existing Credit Facility is secured by a pledge of all of the assets of the subsidiaries of the Company and all of the shares of capital stock of such subsidiaries. Interest on the revolving credit facility and term notes is initially charged at floating rates of 100-150 basis points over the lender's prime rate or 250-300 basis points over LIBOR, at the option of the Company. The senior subordinated term loan of $10.0 million bears interest at a floating rate of 300 basis points over the lender's prime rate, but in no event less than 11%.

     If the Seymour Acquisition had occurred on January 1, 1997, the Company's 1997 net sales of $129.3 million would have increased by $93.0 million to $222.3 million and operating profits of $12.7 million would have increased by $2.6 million to $15.3 million. The pro forma operating profit of $15.3 million includes a charge of $2.6 million related to management's plans to consolidate and dispose of certain manufacturing operations of Seymour.

SEYMOUR FISCAL YEAR 1997 COMPARED TO FISCAL YEAR 1996

                                                                     YEAR ENDED JUNE 30
                                                         -------------------------------------------
                                                                1997                    1996
                                                         -------------------    --------------------
                                                                    (DOLLARS IN THOUSANDS)
Net sales..............................................  $98,274    100.0%       $105,532      100.0%
Cost of goods sold.....................................   68,756      70.0         79,845       75.7
                                                         -------     -----       --------      -----
  Gross profit.........................................   29,518      30.0         25,687       24.3
Operating expenses.....................................   23,298      23.7         26,371       25.0
                                                         -------     -----       --------      -----
  Operating profit (loss)..............................    6,220       6.3           (684)      (0.7)
Interest (expense).....................................   (7,923)     (8.0)        (8,384)      (7.9)
Other expense..........................................      (57)       --           (223)      (0.2)
                                                         -------     -----       --------      -----
  Loss before income taxes.............................   (1,760)     (1.8)        (9,291)      (8.8)
Income tax (expense)...................................     (259)     (0.3)        (2,597)      (2.5)
                                                         -------     -----       --------      -----
Net loss...............................................  $(2,019)     (2.1)%     $(11,888)     (11.3)%
                                                         =======     =====       ========      =====

     Net sales. Net sales of $98.3 million for 1997 decreased $7.3 million, or 6.9%, from net sales of $105.5 million for 1996. The sales decline was primarily concentrated at one particular customer where sales were down $7.1 million. At the beginning of fiscal year 1997, this customer was significantly overstocked on boards, covers and pads, with an excess of four to five months of supply on hand, and throughout the year lowered its inventory to a more appropriate level. For all other customers, sales of covers and pads were up while sales of ironing boards and indoor dryers were down slightly.

     Gross profit. Gross profit margins for 1997 were 30.0% of net sales, up significantly from margins of 24.3% for 1996. The improvements were due to reductions in inventory obsolescence, inventory shrinkage and costs of direct labor, material and overhead. In late 1996 Seymour implemented various material planning processes and inventory control measures that resulted in improved plant efficiencies, reductions in material and overtime costs and reductions in slow-moving and obsolete inventory.

     Operating expenses. Operating expenses for 1997 decreased $3.1 million, or 11.7%, from 1996. As a percentage of sales, operating costs decreased from 25.0% of net sales in 1996 to 23.7% of net sales in 1997. The decline in operating expenses was primarily due to a reduction in bad debt expense for 1997. There were a number of bankruptcy filings in 1996 that negatively impacted Seymour's reserves. Headcount reductions and management's continued efforts to control operating costs further led to reduced operating expenses in 1997.

     Interest expense. Interest expense decreased $0.5 million from $8.4 million in 1996 to $7.9 million in 1997. The decrease in interest was attributable to improved earnings and subsequent additional cash flows that enabled Seymour to reduce borrowings under its revolving line of credit agreement from $13.4 million in 1996 to $6.4 million in 1997.

     Income taxes. Income taxes decreased from $2.6 million in 1996 to $0.3 million in 1997. This decrease was attributable to the recognition in 1996 of a full reserve against deferred tax assets, which resulted in a deferred tax provision of $2.4 million.

SEYMOUR FISCAL YEAR 1996 COMPARED TO FISCAL YEAR 1995

                                                                  YEAR ENDED JUNE 30
                                                         -------------------------------------
                                                               1996                 1995
                                                         -----------------    ----------------
                                                                (DOLLARS IN THOUSANDS)
Net sales..............................................  $105,532    100.0%   $92,554    100.0%
Cost of goods sold.....................................    79,845     75.7     67,288     72.7
                                                         --------    -----    -------    -----
  Gross profit.........................................    25,687     24.3     25,266     27.3
Operating expenses.....................................    26,371     25.0     21,529     23.3
                                                         --------    -----    -------    -----
  Operating income (loss)..............................      (684)    (0.7)     3,737      4.0
Interest (expense).....................................    (8,384)    (7.9)    (7,394)    (7.9)
Other income (expense).................................      (223)    (0.2)       125      0.1
                                                         --------    -----    -------    -----
  Loss before income taxes.............................    (9,291)    (8.8)    (3,532)    (3.8)
Income tax (expense) benefit...........................    (2,597)    (2.5)     1,122      1.2
                                                         --------    -----    -------    -----
Net loss...............................................  $(11,888)   (11.3)%  $(2,410)    (2.6)%
                                                         ========    =====    =======    =====

     Net sales. Net sales of $105.5 million for fiscal 1996 increased $13.0 million, or 14.0%, from net sales of $92.6 million for fiscal 1995. This increase was due to the inclusion of net sales derived from the business of Magla Products which was acquired in December 1994.

     Gross profit. Gross profit margins in 1996 were 24.3% of net sales as compared to 27.3% of net sales in 1995. The decline was primarily due to one-time manufacturing inefficiencies resulting from the initial integration of Magla Products, the closing of Seymour's Arkansas facility and the relocation of these operations to other existing Seymour facilities.

     Operating expenses. Operating expenses of $26.4 million, or 25.0%, of 1996 net sales increased $4.9 million from $21.5 million or 23.3% of 1995 net sales. The primary contributors to the increase as a percentage of net sales were allowances for bad debts as a result of several customers filing for bankruptcy in 1996, coupled with an increase in employee procurement costs associated with several key management changes. Further contributing to the 1996 increase in operating expenses was additional amortization related to the acquisition of Magla Products.

     Interest expense. Interest expense of $8.4 million for fiscal 1996 represented an increase of $1.0 million from 1995 interest expense of $7.4 million. The increase resulted from interest expense incurred to finance the acquisition of Magla Products and an increase in the outstanding borrowings on Seymour's revolving line of credit.

     Income taxes. The provision for income taxes increased to $2.6 million in 1996 from a tax benefit of $1.1 million in 1995. This increase was attributable to the recognition of a full reserve against deferred tax assets, which resulted in a deferred tax provision of $2.4 million.

SEYMOUR SIX MONTH PERIOD ENDED DECEMBER 27, 1997 COMPARED TO SIX MONTH PERIOD ENDED DECEMBER 31, 1996

                                                          6 MONTHS ENDED          6 MONTHS ENDED
                                                        DECEMBER 27, 1997       DECEMBER 31, 1996
                                                        ------------------      ------------------
                                                                  (DOLLARS IN THOUSANDS)

Net sales.............................................  $43,096     100.0%      $45,248     100.0%
Cost of goods sold....................................   32,863      76.3        32,665      72.2
                                                        -------     -----       -------     -----
                                                             --        --            --        --
  Gross profit........................................   10,233      23.7        12,583      27.8
Operating expense.....................................   13,404      31.1        11,395      25.2
                                                        -------     -----       -------     -----
  Operating profit (loss).............................   (3,171)     (7.4)        1,188       2.6
Interest expense......................................   (3,708)     (8.6)       (4,047)     (9.0)
Other income (expense)................................     (550)     (1.3)           32       0.1
                                                        -------     -----       -------     -----
  Loss before income taxes............................   (7,429)    (17.3)       (2,827)     (6.3)
Income tax (expense)..................................      (58)     (0.1)          (56)     (0.1)
                                                        -------     -----       -------     -----
Net loss..............................................  $(7,487)    (17.4)%     $(2,883)     (6.4)%
                                                        =======     =====       =======     =====

     Net sales. Net sales for the six month 1997 period of $43.1 million decreased $2.1 million, or 4.6%, from net sales of $45.2 million for 1996. The sales decrease is primarily due to a decline in the sales of safety gates. Safety gate sales declined due to decisions by some of the Company's customers to reduce the number of suppliers within the juvenile products category. All other product categories were essentially unchanged between the periods.

     Gross profit. Gross profit margin for the six month 1997 period was 23.7% of net sales, down from 27.8% for 1996. The primary reason for the decline in gross margin was a reduction in pricing in response to competitive pressures. In addition, margins were impacted by lower production volume in an effort to keep inventories in line. The reduction in production volume resulted in unabsorbed overhead costs.

     Operating expenses. Operating expenses increased from $11.4 million, or 25.2% of net sales for the six month 1996 period to $13.4 million, or 31.1% of net sales for 1997. Included in operating expenses for the period are one-time costs of $2.6 million associated with the consolidation and disposition of certain manufacturing operations. If the costs associated with plant consolidations were excluded, operating expenses for the period would have been 25.2% of net sales and down $0.6 million as compared to the prior period.

     Interest expense. Interest expense decreased $0.3 million to $3.7 million for the six month 1997 period from $4.0 million for 1996. This decrease was attributable to improved cash flow which enabled Seymour to reduce its average borrowings under its revolving line of credit from $11.9 million for the six month period ended December 31, 1996 to $1.7 million for the six month period ended December 27, 1997.

     Other income (expense). Other expense for the six month 1997 period includes a $0.6 million write-off of a prepaid asset that was eliminated in connection with the termination of Seymour's defined benefit pension plan.

     Income taxes. The provision for income taxes in both periods relate to state taxes payable in states where net operating loss carryforwards were unavailable.

CAPITAL RESOURCES AND LIQUIDITY

     Cash and cash equivalents at December 27, 1997 were $0.6 million as compared to $2.9 million at December 28, 1996. The decrease in cash is the result of daily sweeps against the Company's revolving line of credit that was established in February 1997 in connection with the Tamor Acquisition. Capital spending of $8.6 million was used to acquire molds to support new product introductions, additional injection molding machines and to fund an expansion of the Company's Missouri warehouse facility. Since the Tamor Acquisition, working capital has increased $4.3 million.

     In July 1997, the Company completed a stock offering of 3,780,000 shares of Common Stock, of which 1,500,000 shares were sold by selling stockholders. Net proceeds to the Company of $20.9 million were used to repay a subordinated note of $7.0 million, term notes of $13.6 million and accrued interest of $0.3 million.

     The Company's capital spending needs in 1998 are expected to be between $10.0 million and $12.0 million. Most of the spending relates to new injection molding presses to expand existing capacity and to replace old, inefficient machines. The replacement machines are expected to reduce manufacturing cycle times and ongoing maintenance costs. In addition, the Company exercised an option in the first quarter of 1998 to purchase the leased manufacturing and warehouse facility in Missouri at an approximate cost of $1.4 million. Where possible, management will pursue alternative means of financing such as capital leases and other purchase money transactions. In addition, operating leases will be pursued to the extent they represent attractive economic alternatives.

     Management intends to continue to pursue its consolidation strategy within the housewares industry. The ability to successfully fund future acquisitions will depend on the financial situation of the target company, possible renegotiation or refinancing of existing credit terms or the possibility of obtaining an alternative credit facility, and the ability to use stock in lieu of cash.

     Upon consummation of the Refinancing, interest payments on the Notes and interest payments under the New Credit Facility will represent significant cash requirements for the Company. After the consummation of the Refinancing, the Company will have outstanding approximately $134.2 million of consolidated indebtedness, consisting of $125.0 million principal amount of the Notes, approximately $2.5 million drawn under the New Credit Facility, $4.4 million of industrial development revenue bonds (see "Description of Other Indebtedness") and $2.3 million of capital lease obligations. The Company will have $89.0 million of availability under the New Credit Facility after giving effect to the $2.5 million drawn upon the consummation of the Refinancing and approximately $8.5 million reserved for letters of credit. See "Description of Other Indebtedness -- New Credit Facility."

     As a result of the Refinancing the Company expects to incur extraordinary charges in the second quarter of 1998 totaling $3.3 million, net of tax, related to the write-off of deferred financing fees and prepayment penalties.

     The Company believes its financing facilities together with its cash flow from operations will provide sufficient capital to fund operations, make the required debt repayments and meet the anticipated capital spending needs.

YEAR 2000

     The Company is aware of the issues associated with the programming code in existing computer and software systems as the Year 2000 approaches. The Year 2000 problem is pervasive and complex, as virtually every computer operator could be affected in some way by the rollover of the two-digit year value to "00." The issue is whether systems will properly recognize date sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause complete system failures. The Company believes that its costs associated with the rollover of the two-digit value to "00" will not be material. The Company also plans to communicate with customers, vendors and others to ensure that their systems are Year 2000 compliant. See "Risk Factors -- Year 2000 Compliance."

                                    BUSINESS

OVERVIEW

     The Company, based in Chicago, Illinois, is a leading designer, manufacturer and marketer of a broad range of value-priced, quality consumer houseware products in the United States. The Company's significant product lines include (i) ironing boards, covers and pads, (ii) home/closet organization products, (iii) plastic storage containers and totes, (iv) laundry accessories,
(v) bath and shower organization products, (vi) juvenile products and (vii) home improvement products. HPI's ability to provide a substantial array of up-to-date, quality products on a timely basis, combined with its commitment to provide additional support services to its customers (such as just-in-time delivery, product planograms and point-of-purchase advertising) has enabled the Company to become a preferred supplier to the large, national retailers carrying its products and to establish a leading market position in several product lines. The Company's strong relationships with its base of retailers (including Wal-Mart, Target and Kmart) provide a large and efficient distribution channel for its products. These relationships enable the Company to work with retailers to develop products that are well-received by both the retailer and the end-user. On a pro forma basis, the Company's combined net sales and EBITDA for the twelve month period ended March 28, 1998, would have been $219.4 million and $32.3 million, respectively.

     The Company has actively pursued a strategy of selectively acquiring and integrating complementary houseware manufacturers. This has enabled the Company to become one of the leading suppliers and cost-effective manufacturers of houseware products in the United States. The Company believes it has demonstrated its ability to identify, purchase and integrate companies which offer complementary product lines and to derive significant manufacturing and operating efficiencies from such acquisitions. For example, the acquisitions of Tamor in January, 1997 and Seymour in December, 1997 strengthened the Company's ability to offer "one-stop shopping" for a wide range of houseware products to its retail customers. These acquisitions, combined with internal growth, have increased the Company's net sales from approximately $35.2 million in fiscal year 1992 to approximately $222.3 million in fiscal year 1997 (on a pro forma basis), while EBITDA margins have increased from 7.4% to 14.5% (on a pro forma basis) during the same period. The additional product offerings resulting from both strategic acquisitions and an active product development program have strengthened the Company's relationships with its existing customer base of national retailers, enabling the Company to obtain increased dedicated retail shelf space for its expanding product lines. Management believes that the Company has established a platform to continue this consolidation and product development strategy within the highly fragmented houseware products industry and that such strategy will further position the Company for continued growth in the retail distribution channel. The Company continues to look for opportunities to acquire companies that fit within its acquisition strategy. To that end, the Company has had, and continues to have, numerous discussions with potential acquisition candidates. As of the date of this Prospectus, the Company has made a number of oral and written acquisitions proposals to certain of such candidates, but has not entered into any binding agreements. While the Company believes that it is likely to enter into one or more agreements in the near future with respect to such potential acquisitions, no assurance can be given that such agreements will be reached or that any of such potential acquisitions will be consummated.

     Industry sources estimate that the total housewares industry in the United States is approximately $54 billion in size. Within the housewares industry, HPI currently offers products in the home organization, laundry management and home improvement segments. Management estimates that the current market size in the United States for these segments is between $5 billion and $8 billion. This market is served by a highly fragmented manufacturer base. The Company currently operates in several categories including (i) ironing boards, covers and pads,
(ii) home/closet organization products, (iii) plastic storage containers and totes, (iv) laundry accessories, (v) bath and shower organization products, (vi) juvenile products and (vii) home improvement products. In the opinion of management, the housewares industry is driven by (i) retailers committing an increasing amount of shelf space to storage products, (ii) retailers consolidating the number of their suppliers, (iii) new household and home office formations, (iv) a movement away from generic products towards items designed to perform specific functions and (v) overall retailer consolidation.

COMPANY HISTORY

     The Company was founded in 1952 under the name Selfix, Inc. and became a public company in 1988. In 1994, the Company began a restructuring program which included replacing the senior management team, implementing a focused sales and marketing program, expanding distribution, decreasing the number of product SKUs, reducing overhead and upgrading financial and systems controls. Effective January 1, 1997, the Company acquired Tamor, which designs, manufactures and markets storage totes, hangers and juvenile organization products and its affiliated product distribution company, Houseware Sales, Inc. In February 1997, a holding company was established with HPI as the holding company entity. The Company completed a common stock offering in June 1997 of 3,780,000 shares, of which 1,500,000 shares were sold by selling stockholders at $9.75 per share. With a view to expanding into new related product categories, the Company acquired Seymour in December 1997.

     The principal executive offices of the Company are located at 4501 West 47th Street, Chicago, Illinois 60632, and the Company's telephone number is
(773) 890-1010.

COMPETITIVE STRENGTHS

     Management believes that the following competitive strengths contribute to the Company's position as a leading manufacturer and marketer of popular houseware products and serve as a foundation for the Company's business strategy.

     - LEADING MARKET POSITION. Management believes that the Company has a leading market position in each of the product categories in which its products compete. In particular, management believes that the Company is the leading ironing board, cover and pad manufacturer in the United States and is the nation's leading supplier of plastic clothes hangers. The Company's home organization products, including plastic clothes hangers, are marketed under the Selfix and Tamor brand names, which are widely recognized in the industry. Management believes the Company's broad product offerings in the home organization products category provides it with a competitive advantage over other manufacturers. In the bath and shower products segment, management believes the Company is a leading producer of plastic bath and shower accessories commanding the second largest market share in the United States. In the storage container market, management believes the Company ranks third in market share in the United States. Through both acquisitions and internal product development, the Company seeks to enhance its position as a leading supplier of housewares in a highly fragmented industry.

     - ESTABLISHED DISTRIBUTION NETWORK. The Company has established a broad distribution network serving both domestic and international markets. The Company's houseware products are sold through national and regional retailers, hardware and homecenter stores, food and drug stores, juvenile stores, specialty stores, and to hotels. Management believes that its distribution network allows it to successfully launch new products and broaden existing product lines with greater consumer acceptance. The Company's distribution network also provides marketing and distribution synergies for its acquired businesses, which generally are suppliers of houseware products marketed through many of the same retail distribution channels.

     - STRONG, COLLABORATIVE RELATIONSHIPS WITH RETAILERS. The Company maintains close and interactive relationships with a diverse customer base of retailers by focusing on new product development and creative marketing and packaging ideas. The Company has also strengthened its relationships with major customers through acquisitions which have enabled it to supply its customers with a broader selection of houseware product lines, resulting in increased retail shelf space devoted to the Company's products. HPI offers customer-specific merchandising programs which management believes enable retailers and distributors to achieve a higher gross margin on the Company's products than with the products of a number of its nationally known competitors. For instance, the Company provides its customers with a variety of retail support services, including customized merchandise planogramming, small shipping packs, point-of-purchase displays, EDI, and just-in-time product delivery. The Company also utilizes its customers' POS information to allow the Company to better monitor product sales.

       Management believes that its prompt and reliable product delivery of value-priced, high-volume products enables its customers to maintain minimal inventories.

     - INNOVATIVE, CONSUMER-DRIVEN PRODUCT LINE EXTENSIONS. The Company develops and introduces innovative products with features and benefits that are designed to meet the needs and demands of consumers. New products or product line extensions are frequently developed or acquired after consultation with the Company's major retail customers. This enables the Company to leverage its existing customer base to expand its product offerings and to assess the potential viability of products prior to development. Typically, the Company's new product introductions are developed by making incremental modifications to its market-proven products. During 1997, approximately 60 new products and product improvements were launched by the Company, with each of the Company's business units introducing at least one new product line.

     - FLEXIBLE, LOW-COST MANUFACTURER. The Company operates a network of efficient manufacturing facilities that result in favorable per unit product costs. Recent acquisitions have enabled the Company to broaden its product base, expand its sales and distribution capabilities and increase manufacturing and distribution synergies, while achieving significant scale in manufacturing. For instance, management estimates that the Company is the largest United States manufacturer of full-size ironing boards, building approximately 14,200 units per day. This volume enables the Company to purchase rolled steel in bulk and achieve economies of scale. Similarly, it is a large processor of various grades of plastic resin, utilizing approximately 85 injection molding machines to process approximately 85 million pounds of plastic resin per year. The Company is able to achieve cost advantages through the use of off-prime grades of resin that are typically bought through brokers in the secondary market. The Company also processes approximately seven million yards of fabric annually, utilizing its domestic operations, as well as its Reynosa, Mexico facility for those aspects of production that are more labor intensive. The Company seeks to maximize its operating efficiency by ensuring that each plant has flexible manufacturing capabilities as well as utilizing its Mexico operation and Asian outsourcing opportunities to lower production costs. In addition, the Company is able to utilize excess capacity in its plants to meet peak demand and optimize production planning.

     - EXPERIENCED MANAGEMENT TEAM. The Company's senior management team has a wide range of experience in the production, development and marketing of housewares and related products. Leading the Company's senior management team is Mr. James R. Tennant, the Company's Chairman and Chief Executive Officer, who has 20 years of corporate management experience in marketing-oriented capacities. Mr. Tennant has been with HPI since 1994. Mr. Stephen R. Brian, the President and Chief Operating Officer of the Company, has 29 years experience in management and production capacities with major consumer product companies, including General Electric Corporation and Sunbeam. Mr. James E. Winslow, Executive Vice President and Chief Financial Officer of the Company, has 16 years of financial management experience in the consumer products industry, including 11 years with Wilson Sporting Goods. Mr. Winslow has been with HPI since 1994. Furthermore, the Company's operations are managed by experienced consumer product and manufacturing professionals.

BUSINESS STRATEGY

     The Company intends to continue to take advantage of consolidation opportunities in the housewares industry and to continue to grow by expanding its product offerings through strategic acquisitions and by capitalizing on established distribution channels to increase sales. The Company's strategy for achieving that objective includes the following key elements:

     - LEVERAGE MARKET SHARE POSITION. The Company intends to maintain a leading market position in the United States in each of the product segments in which it operates and intends to leverage its market strength to introduce new products in all of its product categories. Through acquisitions of companies with complementary product lines and through an internal product development program, the Company expects to continue to increase sales and to become a leading supplier of new product categories as well as additional products in its existing product categories. Management believes that such growth will enable the Company to expand its merchandising relationships with its existing key customers, and to increase its presence in these customers' stores, which in turn would give the Company additional leverage to support further growth.

     - CONTINUE BUILDING STRATEGIC SUPPLIER RELATIONSHIPS. Management believes that national retailers are increasingly interested in establishing "one-stop shopping" supplier relationships for their store chains to enhance their margins and operating efficiencies. In addition, these mass merchandisers have come to expect value-added services (such as merchandise planogramming and EDI) that are primarily offered by large suppliers. Management believes that the breadth of the Company's product offerings, combined with the value-added services it provides, will enable the Company to continue to build close and interactive relationships with its retailers, capture larger market share and garner incremental shelf space for its products.

     - LAUNCH PRODUCT LINE IMPROVEMENTS AND NEW PRODUCTS. The Company has successfully launched product line improvements and new products and intends to continue to do so by capitalizing on its strong relationships with its retailers. In 1997, the Company introduced approximately 60 new products and product improvements, which accounted for approximately 13% of the Company's 1997 revenues (excluding sales generated from laundry management products). Through these product introductions, the Company's products are kept up-to-date and appealing for both the retailer and end-user. The Company is also able to manage its research and development expenditures at levels below those of its competitors as most of these product innovations and improvements require only minimal feature enhancements and relatively limited technological input. Management believes that continued product introductions will further enhance revenue growth, profitability and market share.

     - INCREASE MARKET PENETRATION. The Company expects that strategic acquisitions, as well as internally developed new product lines, will result in increased penetration of its existing markets and enable it to develop and extend its customer base both in the United States and internationally. The Company also plans to expand its export sales team and leverage established contacts with key distributors to continue to increase its sales internationally.

     - PURSUE STRATEGIC ACQUISITIONS AND ALLIANCES. Management anticipates that the fragmented nature of the housewares industry will continue to provide significant opportunities for growth through strategic acquisitions of complementary businesses. Management intends to continue to acquire businesses at attractive multiples of cash flow and achieve operational and distribution efficiencies through integration of complementary businesses. The Company's acquisition strategy focuses on businesses with product offerings which (i) offer product expansion into related categories, (ii) focus on products which can be marketed through the Company's existing distribution channels and (iii) enhance manufacturing efficiencies by increasing throughput and lowering per unit production costs, thereby increasing the Company's marketing and distribution efficiencies. Management will also consider strategic joint ventures which would provide access to new products, technologies or markets. The Company continues to look for opportunities to acquire companies that fit within its acquisition strategy. To that end, the Company has had, and continues to have, numerous discussions with potential acquisition candidates. As of the date of this Prospectus, the Company has made a number of oral and written acquisitions proposals to certain of such candidates, but has not entered into any binding agreements. While the Company believes that it is likely to enter into one or more agreements in the near future with respect to such potential acquisitions, no assurance can be given that such agreements will be reached or that any of such potential acquisitions will be consummated.

PRODUCTS

     The Company's significant product lines include (i) ironing boards, covers and pads, (ii) home/closet organization products, (iii) plastic storage containers and totes, (iv) laundry accessories, (v) bath and shower organization products, (vi) juvenile products and (vii) home improvement products.

                   PRO FORMA GROSS SALES BY PRODUCT CATEGORY
                      FISCAL YEAR ENDED DECEMBER 27, 1997
                             (DOLLARS IN MILLIONS)

                                                         PLASTIC                     BATH AND
                       IRONING BOARDS,   HOME/CLOSET     STORAGE                      SHOWER                    HOME
                           COVERS        ORGANIZATION   CONTAINERS     LAUNDRY     ORGANIZATION   JUVENILE   IMPROVEMENT
                          AND PADS         PRODUCTS     AND TOTES    ACCESSORIES     PRODUCTS     PRODUCTS    PRODUCTS
                       ---------------   ------------   ----------   -----------   ------------   --------   -----------
Gross sales..........       $75.4           $55.9         $47.3         $17.6         $16.6        $16.6        $8.4
% Sales..............         32%             23%           20%            7%            7%           7%          4%

     Ironing Boards, Covers and Pads. The Company offers a significant variety of ironing boards under the Seymour brand name (approximately 185 individual SKU's). Key products in this category include the EasyBoard (perforated board), SureFoot (vented, four leg board), ReadyPress (over-the-door) and WorkWizard (vented, four-leg with hanger rack). Management believes the Company is also the leading manufacturer of ironing board covers and pads. The Company offers eight different types of covers and pads in over 85 different designs that fit not only its own ironing boards, but all regular size boards. The Company is the only company that sells ironing board covers with 3M Scotchguard protection.

     Home/Closet Organization Products. The Company offers a variety of products for general home organization, under both the Selfix and Tamor brand names. This category is primarily comprised of plastic clothes hangers, which represented 33% of this category's gross dollar sales in 1997. Due to the commodity nature of the hanger segment, margins in this category are inherently lower, while unit volumes are substantially higher. Management believes that HPI has a leading market share in the sale of plastic clothes hangers in the United States, and that its broad product offering gives it a competitive advantage over other hanger manufacturers. In addition to plastic hangers, the Company markets a complete line of over 150 hooks, primarily made of plastic, under the brand name Selfix. The original product marketed by the Company was a plastic hook, unique in that it employed a proprietary no-tools mounting system. The Company has expanded its offering of these patented, self-adhesive hooks, and now believes it offers a complete line in the opening price-point segment.

     Also included in this category are other plastic organizers, closet and clothing care products, recycling containers, plastic kitchen organizers (including vinyl coated wire kitchen organizers) and miscellaneous housewares products.

     Plastic Storage Containers and Totes. The Company offers a variety of plastic home storage containers under the Tamor brand name. The Company's home storage containers range in size from shoe boxes to jumbo (48 gallon) totes, and include specialty containers sold during holiday seasons. These products range in retail price from $2 to $20 and contain a variety of product attributes, including removable wheels and domed-top lids, which increase storage capacity. Management believes these features are key to obtaining shelf space and competing in the market.

     Laundry Accessories. Management believes the Company is the leading producer of laundry accessories in the United States. Key products within this category include drying racks, laundry bags, hampers and sorters, clotheslines, and clothes pins.


     Bath and Shower Organization Products. The Company markets a broad line of value-priced plastic bath accessories and organizers, primarily under the brand name Selfix. These products include shower organizers, towel bars, soap dishes, shelves, portable shower sprays, and fog-free shower mirrors. In January 1997, the Company launched a major line extension in the bath and shower organization category, Suction-Lock(R) Organizers. The Company believes it is a leading producer of opening price-point plastic bath accessories in the United States.



     Juvenile Products. The Company markets a line of quality children's organization products, under the brand names Tidy Kids(R), Kidtivity(R), and Lil' Helpers(TM). These products include closet extenders, hook racks, storage cubes, clothes hangers, under-the-bed storage trolleys, and safety gates and are sold in the juvenile or housewares departments of its core customers, and also through specialty juvenile retailers like Toys 'R Us and

Babies 'R Us. Management believes the Company created a market niche of children's organization products in the development and successful sales of its Tidy Kids(R) and Lil' Helpers(TM)products, and that it offers the premier children's organization program in the industry.


     Home Improvement Products. Through the Shutters brand name, the Company markets a unique line of plastic exterior shutters to the construction trades and to consumers through retailers and home improvement catalogs. Because of a patented design, the shutters are assembled from components, rather than formed in a single piece, which allows the shutters to be configured in a variety of sizes and colors. The Company markets the shutters in component form to remodeling distributors and in finished form to home center retailers. In both cases, the key competitive advantage is customization of size and color, and quick turnaround service.

MARKETING AND SALES

     The Company's primary marketing strategy is to design innovative products with consumer features and benefits, and focus on marketing these products to its retail customers. Management believes that one of its competitive advantages is prompt and reliable product delivery of value-priced, high-volume products, allowing customers to maintain minimal inventories. The Company believes that the customer-specific merchandising programs it offers enable retailers to achieve a higher margin on the Company's products than the products of some of its competitors. To that end, the Company provides its customers a variety of retail support services, including customized merchandise planogramming, small shipping packs, point-of-purchase displays, EDI, and just-in-time product delivery designed to continue their growth with volume retailers.

     The Company's marketing efforts also include advertising, promotional and differentiated packaging programs. Promotions include cooperative advertising, customer rebates targeted at the Company's value-added feature products and point-of-purchase displays.

CUSTOMERS AND DISTRIBUTION

     The Company's houseware products are sold through national and regional discounters, hardware/home center, food/drug stores, juvenile stores, specialty stores, and to hotels. The Company sells directly to major retail customers through the Company's internal sales management team. The Company also sells to approximately 3,000 other customers through a network of approximately 50 independent manufacturers' representatives. The Company's key distribution channels include the following: (i) Wal-Mart, which accounted for approximately 17.5% of the Company's fiscal 1997 pro forma gross sales; (ii) Kmart, which accounted for approximately 12.5% of the Company's fiscal 1997 pro forma gross sales; and (iii) Target, which accounted for approximately 5.9% of the Company's fiscal 1997 pro forma gross sales.

     Management believes that one of its greatest opportunities is to fully leverage the Company's long-standing relationships with these customers in order to gain additional market share in its core products lines and to successfully introduce new and enhanced products lines.

COMPETITION

     The houseware products industry is highly fragmented and management believes that no single supplier accounts for more than 5% of total market sales. The Company competes with a significant number of companies, some of which have greater name-brand recognition, larger customer bases and/or significantly greater financial resources than the Company. The Company's key competitors include Rubbermaid and Sterilite. There are no substantial regulatory or other barriers to entry of new competitors into the Company's markets. To provide complete product lines, suppliers of houseware products have begun to consolidate. Accordingly, the Company believes that it is well-positioned to pursue its strategy of growth through acquisitions.

     The Company believes that large national retailers are continuing to reduce the number of suppliers of storage and other housewares products with which they do business in order to improve margins and operating efficiencies. These retailers are forming key relationships with suppliers that can provide complete product lines within product categories, profitable fast-turning products, timely delivery and merchandising support. With its numerous product lines and strong relationships with these retailers, the Company believes it is well-positioned to continue to meet their needs.

MANUFACTURING, RAW MATERIALS AND SUPPLIERS

     The Company manufactures the majority of its plastic resin products at its five manufacturing facilities using injection molding and extrusion processes. The primary raw material used in the Company's injection molding operations is plastic resin, primarily polypropylene. Plastic resin is a spot commodity with pricing parameters tied to supply and demand characteristics beyond the Company's control. In total, the Company used 84.8 million pounds of plastic resin in 1997 representing approximately 32% of the Company's total cost of goods sold and 22% of the Company's net sales. Because of the large amount of plastic resin used and the relative inability to pass cost increases along to its retail customers, the Company is highly susceptible to changes in plastic resin pricing. After giving effect to the Seymour Acquisition, the Company's usage of plastic resin in 1997 dropped to 13% of net sales and 18% of total cost of goods sold.

     Due to the nature of its products, the Company is able to use off-prime grades of resin which allows the Company to buy plastic resin through brokers in a secondary market at a discount. Buying off-prime material at a discount gives the Company a cost advantage but does not alleviate the pricing risks inherent in buying a commodity raw material. Plastic resin is utilized by a number of different industries, many of which have quite different demand cycles than the Company's primary housewares business. For example, the automobile and housing industries are very large users of plastic resin. Demand changes in the automobile industry or the number of new housing starts can impact plastic resin pricing.

     Plastic resin prices can vary widely from year to year and are very difficult to predict beyond a few months. Tamor's plastic resin cost history is illustrative of the swings that can occur in resin pricing. Tamor, which uses about 90% of the Company's resin requirements, experienced a 26% average price increase from 1993 to 1994, another 25% increase from 1994 to 1995, a 16% price decrease from 1995 to 1996 and a further 10% price decrease from 1996 to 1997.

     There is no futures market for plastic resin and, as a result, the Company cannot lock in its costs without purchasing significant quantities beyond its immediate manufacturing needs. The Company has no long-term supply contracts for the purchase of plastic resin. However, the Company generally maintains a 60-day supply of resin. See "Risk Factors -- Availability and Pricing of Raw Materials."

     The Company manufactures the majority of its rolled steel products at its facilities in Seymour, Indiana. Approximately 14,200 full size ironing boards are manufactured daily with three shifts. The Company's total capacity is approximately 3.6 million units per year (24 hour day/250 days). The Company diversifies its purchases for rolled steel primarily from three different rolled steel companies. The Company makes it a practice to purchase steel from the lowest cost reliable supplier. The Company purchases approximately seven million yards of fabric annually for the manufacture of ironing board covers and pads. In addition, the Company outsources the manufacturing of wire caddies to general Asian suppliers.

MANAGEMENT SYSTEMS

     The Company's network information system allows it to communicate online with any customer or internal or external salesperson. The Company's largest customers, Kmart, Wal-Mart, Target and Toys R Us, are on electronic mail and transmit all orders via EDI. With Kmart and Wal-Mart, the Company's POS information systems allow it to access daily sales activity directly from retail cash registers at the customers' points of sale.

     Internally, the manufacturing process is guided by a manufacturing resource planning system. This computerized planning infrastructure allows the Company to plan its manufacturing, purchasing and labor resources and make revisions on a daily basis in reaction to ever-changing sales activity.

     By the end of fiscal 1998, the Company expects that most of its systems will be Year 2000 compliant and that all of its systems will be compliant by the end of fiscal 1999; although there can be no assurance that the

Company will not experience difficulties in the integration of its systems which could have a material adverse effect on the Company. See "Risk Factors--Year 2000 Compliance."

PROPERTIES

     At March 28, 1998, the Company maintained facilities with an aggregate of 1,924,000 square feet of space. The Company considers all of its facilities to be in good operating condition. Currently, all of the Company's manufacturing facilities are operating at or near full capacity. The following table summarizes the principal physical properties, both owned and leased, used by the Company in its operations:

                                                                   SIZE        OWNED/
FACILITY                                 USE                   (SQUARE FEET)   LEASED
--------                  ----------------------------------   -------------   ------
SELFIX
Chicago, IL               Manufacturing/Distribution              186,000      Leased
Chicago, IL               Storage/Distribution                     83,500      Leased
SEYMOUR
Mooresville, NC           Manufacturing/Distribution              270,000      Owned
McAllen, Texas            Administration/Distribution               5,000      Leased
Reynosa, Mexico           Manufacturing                            30,000      Owned
Seymour, IN
  Corporate               Corporate administration                 10,000      Owned
  East Plant              Manufacturing                            70,000      Owned
  South Plant             Manufacturing/Distribution              105,000      Owned
  Skaggs Facility         Storage                                  40,000      Leased
  West Plant              Manufacturing/Storage/Distribution      132,000      Owned
  Logistics Center        Storage/Distribution                    100,000      Leased
SHUTTERS
Hebron, IL                Manufacturing/Distribution               62,500      Owned
TAMOR
Fitchburg, MA             Distribution                            220,000      Leased
Leominster, MA            Manufacturing                           100,000      Owned
Leominster, MA            Sales Office                              5,000      Leased
Leominster, MA            Storage                                 120,000      Leased
Louisiana, MO             Manufacturing/Distribution              340,000      Owned
Thomasville, GA           Manufacturing Distribution               45,000      Owned

PATENTS, TRADEMARKS AND LICENSES

     Selfix, Tamor, Shutters, and Seymour collectively own a number of trademarks and approximately 150 mechanical and design patents in the United States relating to various products and manufacturing processes. The Company believes that, in the aggregate, its patents enhance its business by discouraging competitors from adopting patented features of its products; however, no single patent, trademark or license is material to the business of the Company.

EMPLOYEES

     As of December 30, 1997, the Company employed 1,240 persons in the United States. Approximately 90 are hourly employees at its Leominster, Massachusetts facility, covered by a collective bargaining agreement which expires in March 1999; and approximately 150 are hourly employees at its Chicago, Illinois facilities, covered by a collective bargaining agreement which expires in January 2001. The Company also employs approximately 200 hourly employees at its Reynosa, Mexico facility, who are covered by a collective bargaining agreement which expires in December 1999. The Company utilizes the services of approximately

350 temporary workers in its injection molding operations, for assembly and in certain warehouses. Management believes that employee relations are good. See "Risk Factors -- Labor Relations."

ENVIRONMENTAL MATTERS

     An environmental report obtained in connection with the Tamor Acquisition indicated that certain remedial work relating to ground contamination of Tamor's Leominster, Massachusetts facility was required. The former shareholders of Tamor placed $1.1 million in escrow to pay for, among other things, any required remediation at the Leominster, Massachusetts facility. The Company has completed certain remediation projects at the Leominster, Massachusetts facility. The Company believes that the cost of remediation already completed, plus the cost of any additional remediation that may be required in the future, can be completed for an amount which will not exceed the amount in escrow.

     Except as described above, the Company believes that its properties and facilities are in compliance, in all material respects, with applicable federal, state and local laws, ordinances and regulations concerning the presence of hazardous substances, and that continued compliance with such laws, ordinances and regulations will not have a material effect on the Company's capital expenditures, earnings or competitive position. See "Risk
Factors -- Environmental Regulation."

LEGAL PROCEEDINGS

     A subsidiary of the Company was notified in early 1997, that it has been named co-defendants, along with an unrelated third party, in a product liability/personal injury suit. The suit seeks $7.0 million in total damages, one-half from each defendant. The Company and its subsidiary have adequate levels of insurance coverage, and its defense is being handled by its insurance carrier's attorneys. Although management of the Company cannot predict the ultimate outcome of this matter with certainty, it believes that the ultimate resolution to this matter will not have a material effect on the Company's financial condition taken as a whole. See "Risk Factors -- Legal Proceedings".

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The directors and executive officers of the Company and their respective ages and principal positions, as of March 28, 1998, are as follows:

                       NAME                          AGE                     POSITION
                       ----                          ---                     --------
James R. Tennant...................................  45     Chairman of the Board and Chief Executive
                                                            Officer
Stephen R. Brian...................................  49     President and Chief Operating Officer
James E. Winslow...................................  43     Executive Vice President, Chief Financial
                                                            Officer and Secretary
Charles R. Campbell................................  58     Director
Joseph Gantz.......................................  50     Director
Stephen P. Murray..................................  35     Director
Marshall Ragir.....................................  53     Director
Jeffrey C. Rubenstein..............................  56     Director
Daniel B. Shure....................................  40     Director
Joel D. Spungin....................................  60     Director

     James R. Tennant, Chairman of the Board and Chief Executive Officer joined the Company as Chairman of the Board and Chief Executive Officer in April 1994. Mr. Tennant was elected a Director of the Company in December 1992, and was a member of the Company's Compensation Committee until April 1994. From 1982 to 1994, Mr. Tennant was Division President of True North Communications, an international marketing services company. Mr. Tennant is a member of the Nominating Committee.

     Stephen R. Brian, President and Chief Operating Officer joined the Company as President and Chief Operating Officer in January 1998. From June 1996 to January 1998, Mr. Brian was President and Chief Executive Officer of Seymour Housewares Corporation. From April 1994 to June 1996, Mr. Brian was Executive Vice President Manufacturing and Technology for Sunbeam. Prior to April 1994, Mr. Brian was employed by Hamilton Beach/Proctor Silex with his final position being Executive Vice President of Operations.

     James E. Winslow, Executive Vice President, Chief Financial Officer and Secretary was named Executive Vice President in October 1996. Mr. Winslow joined the Company as Chief Financial Officer and Senior Vice President in November 1994. From 1983 to 1994, Mr. Winslow was employed by Wilson Sporting Goods Co. in various capacities, his final position being Vice President and Chief Financial Officer.

     Charles R. Campbell has been a Director of the Company since September 1994. Since 1996, Mr. Campbell has been a principal with the Everest Group, a management consulting firm. From 1995 to 1996, Mr. Campbell was President of C.R. Campbell & Associates, a management consulting firm. From 1985 to 1995, Mr. Campbell was Senior Vice President, Chief Financial and Administrative Officer of Federal Signal Corporation, a diversified manufacturer of capital goods. From 1982 to 1985, he was Vice President and Chief Financial Officer of the Masonite Corporation, a manufacturer of building products. Mr. Campbell is a member of the Audit Committee.

     Joseph Gantz was appointed to the Board of Directors in January 1998 in connection with the Company's acquisition of Seymour on December 30, 1997. Mr. Gantz joined Seymour Housewares, Inc., as Chairman of the Board in 1996. From 1994 to 1996, Mr. Gantz was President and General Manager of Rubbermaid Cleaning & Maintenance Products ("RCMP"), a manufacturer and marketer of brooms, brushes and mops. RCMP, formerly, Empire Brushes, Inc., was a $1 billion division of Rubbermaid. From 1974 to 1994, Mr. Gantz held various positions at Empire Brushes, Inc., a manufacturer and marketer of brooms, brushes and mops, with his final position being President. Mr. Gantz is a member of the Nominating Committee.

     Stephen P. Murray was appointed to the Board of Directors in January 1998 in connection with the Company's acquisition of Seymour on December 30, 1997. Mr. Murray is a general partner of Chase Capital Partners, an affiliate of Chase Manhattan Bank and Chase Securities Inc. Prior to joining Chase Capital Partners, Mr. Murray was a Vice President with the Middle Market Lending Division of Manufacturers Hanover. Mr. Murray is a member of the Audit Committee. Mr. Murray is a director of several privately held companies.

     Marshall Ragir has been a Director of the Company since July 1995. Since 1991, Mr. Ragir has been President and Chief Executive Officer of Know Business Inc., a venture capital and investment company. Mr. Ragir is a member of the Compensation Committee. Mr. Ragir is a director of several charitable foundations and non-profit agencies.

     Jeffrey C. Rubenstein has been a Director of the Company since September 1986. Since 1991, Mr. Rubenstein has been a principal with the law firm of Much Shelist Freed Denenberg Ament Bell & Rubenstein, P.C., an Illinois professional corporation, which is counsel to the Company. From January 1989 until June 1991, Mr. Rubenstein was of counsel to the law firm of Sachnoff & Weaver, Ltd., an Illinois professional corporation, of which he had been a principal prior to July 1988. From March 1988 until January 1989, Mr. Rubenstein was President of Medical Management of America, Inc., ("MMA"), a management services company for health care providers. Mr. Rubenstein is a member of the Audit and Compensation Committees. Mr. Rubenstein is a director of Miller Building Systems, Inc., Vita Food Products, Inc. and a number of privately held companies.

     Daniel B. Shure has been a Director of the Company since December 1994. Since 1988, Mr. Shure has been President and Chief Executive Officer of Strombecker Corporation, an international toy manufacturer and distributor. From 1987 to 1988, he was Vice President of Giftco, Inc., a wholesaler and distributor of non-durable products. From 1986 to 1987, Mr. Shure was Executive Vice President of North American Bear Company, a toy manufacturer. Mr. Shure is a member of the Nominating Committee. He is also a director of a number of privately held companies.

     Joel D. Spungin has been a Director of the Company since September 1996. Mr. Spungin is managing Partner of DMS Enterprises, L.P., a consulting and management advisory partnership. Mr. Spungin was formerly Chairman and Chief Executive Officer of United Stationers and since 1994, he has been Chairman Emeritus of United Stationers, Inc. From 1981 to 1995, Mr. Spungin was employed by United Stationers, Inc. in various capacities with his final position being Chairman of the Board and Chief Executive Officer. Mr. Spungin is a member of the Compensation Committee. Mr. Spungin is also a director of AAR Corporation and a number of privately held companies.

EMPLOYMENT AGREEMENTS

     Messrs. James R. Tennant, Chairman of the Board and Chief Executive Officer, and Stephen R. Brian, President and Chief Operating Officer, have entered into employment agreements with the Company as of January 1, 1997 and January 5, 1998, respectively. The terms of these agreements are for a period of three years subject to automatic one year renewals unless earlier terminated. Mr. Tennant's employment agreement provides for an annual base salary of $275,000 and Mr. Brian's employment agreement provides for an annual base salary of $250,000. In October 1997, the Board of Directors increased Mr. Tennant's base salary to $350,000. In January 1998, the Board of Directors increased Mr. Brian's salary to $265,000. Mr. Tennant is entitled to receive a discretionary bonus, based on the Company's financial performance, as well as incentive bonuses subject to the terms of the Executive Incentive Plan and the Management Incentive Plan. Mr. Brian is eligible to participate in the Company's senior management bonus program, as such bonus program may be amended by the Board of Directors from time to time. If the Company does not renew Mr. Tennant's employment agreement for any renewal year after December 31, 1999, Mr. Tennant will be entitled to receive a severance payment of $250,000, payable in twelve monthly installments, and may exercise options which have vested prior to such date. If Mr. Tennant's employment is terminated after a Change In Control (as defined therein) of the Company, Mr. Tennant is entitled to receive a $500,000 severance payment and all of his stock options will immediately vest. In the event the Company is sold for a price of $5.50 per share or more in a stock sale or asset sale and Mr. Tennant is employed by the Company on the closing of any such event, Mr. Tennant will be entitled, at his option, to (i) receive a $1,000,000 payment from the Company or (ii) exercise all stock options he holds as if they were then available and vested. In the event the Company terminates Mr. Brian's employment Without Cause (as defined therein), Mr. Brian is entitled to receive a severance payment equal to 100% of his yearly base salary then in effect, plus all compensation that he would otherwise be entitled to through the initial three-year term. In addition, Mr. Brian will have the right to exercise stock options which have vested prior to the date of termination. Upon a Change of Control (as defined therein) if (i) Mr. Brian voluntarily terminates his employment within 180 days thereafter, Mr. Brian is entitled to receive an amount equal to 100% of his base salary then in effect or
(ii) the Company causes Mr. Brian's termination within 180 days of a Change of Control, Mr. Brian shall be entitled to receive 100% of his base salary then in effect plus all compensation that he otherwise would be entitled to through the initial three-year term. In addition, upon a Change In Control, Mr. Brian's stock options become immediately vested and exercisable. All amounts payable to Mr. Brian upon a Change of Control shall be payable in 12 monthly installments. Mr. Tennant's employment agreement provides for the granting of 350,000 options to purchase Common Stock, (100,000 options at $6.00 per share; 175,000 options at $7.00 per share; and 75,000 at $8.00 per share). The 350,000 options vest one-third each year beginning on January 1, 1997, and expire on December 31, 1999. The expiration of these options can be extended for a period of five years if the trading price of the Common Stock exceeds $10.00 per share for the entire month of December 1999. Mr. Tennant was granted additional stock options for 200,000 shares at a price of $5.00 per share, which vest in equal increments over a three year period. These options may be extended until April 30, 2005, under the same conditions as the other options. The principal terms of Mr. Tennant's employment agreement, including the grant of additional stock options at an exercise price of $5.00 per share, were included in an agreement between the Company and Mr. Tennant dated September 19, 1996. Mr. Brian was granted 100,000 options to purchase the Company's Common Stock at a price per share equal to $11.375. Mr. Brian is also eligible for additional options each year as are approved by the Board of Directors.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information as of March 25, 1998 (as of the dates indicated in the table below with respect to Warburg Pincus Asset Management, Inc.; SAFECO Asset Management Co.; Putnam Investments, Inc.,; Putnam Investment Management, Inc.; The Putnam Advisory Company, Inc.; Marsh & McLennan Companies, Inc.; T. Rowe Price Associates, Inc.; and T. Rowe Price Small Cap Value Fund, Inc.) with respect to the beneficial ownership of the Company's issued and outstanding Common Stock by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of its Common Stock, (ii) each director, (iii) each executive officer named in the Directors and Executive Officers Table and (iv) all of the directors and executive officers of the Company as a group.

     Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Unless otherwise indicated, the persons or entities identified in the table have sole voting and investment power with respect to the shares shown as beneficially owned by them. Percentage ownership calculations are based upon 7,943,680 shares of Common Stock outstanding.

                                                                 NUMBER
                                                               OF SHARES      PERCENT
                                                              BENEFICIALLY       OF
NAME AND ADDRESS OF BENEFICIAL OWNER                            OWNED(1)      CLASS(2)
------------------------------------                          ------------    --------
Chase Venture Capital Associates, L.P.(3)...................   1,289,760       16.2%
Warburg Pincus Asset Management, Inc.(4)....................     868,500        10.9
SAFECO Asset Management Company(5)..........................     489,200         6.2
Putnam Investments, Inc.; Putnam Investment Management,
  Inc.; The Putnam Advisory Company, Inc.; and Marsh &
  McLennan Companies, Inc.(6)...............................     438,000         5.5
T. Rowe Price Associates, Inc., and T. Rowe Price Small Cap
  Value Fund, Inc.(7).......................................     427,500         5.4
Jeffrey C. Rubenstein(8)....................................     568,858         7.2
James R. Tennant(9).........................................     389,300         4.9
Charles R. Campbell.........................................       6,000           *
Daniel B. Shure.............................................       6,400           *
Marshall Ragir(10)..........................................     231,093         2.9
Joel D. Spungin.............................................       7,500           *
Stephen P. Murray(11).......................................   1,289,760        16.2
Joseph Gantz................................................       8,000           *
Stephen R. Brian............................................       7,200           *
James E. Winslow(12)........................................      31,397           *
All directors and executive officers as a group (10
  persons)(13)..............................................   2,314,515       29.1%

---------------
 (1) Unless otherwise indicated, the persons or entities have sole voting and investment power with respect to the shares beneficially owned by them.

 (2) Asterisks indicate less than 1%.

 (3) According to information provided by Chase Venture Capital Associates, L.P. ("CVCA"), CVCA is a California limited partnership and its general partner is Chase Capital Partners ("CCP"), a New York general partnership. The shares being reported include 319,599 shares of Common Stock which, as of March 25, 1998, were held in escrow pursuant to an escrow agreement entered into in connection with the Company's December 30, 1997 acquisition of Seymour (CVCA was the majority shareholder of Seymour prior to acquisition by the Company). The escrow was created to provide the Company with a means to secure certain indemnification obligations pursuant to the Seymour acquisition agreement. The shares may be transferred by the escrow agent to the Company to satisfy certain indemnification claims. The escrow will terminate on December 30, 1998, and based upon the number of shares of the

     Company's Common Stock remaining in the escrow, CVCA may receive no shares, a currently undeterminable number of the 319,599 shares, or all of the 319,599 shares. CCP and CVCA expressly disclaim that they are, in fact, the beneficial owners of such shares. The address for CVCA and CCP is 380 Madison Avenue, New York, New York 10017.

 (4) According to information contained in a report on Schedule 13G/A dated January 21, 1998, filed by Warburg Pincus Asset Management, Inc. ("Warburg"), Warburg serves as investment adviser to numerous accounts. The shares being reported on Schedule 13G/A are owned by Warburg's accounts. Warburg and the various accounts to which they are advisers have sole power to vote 361,100 shares of Common Stock (which represent 4.5% of the shares outstanding); have shared power to vote 463,400 shares of Common Stock (which represent 5.8% of the shares outstanding); and have sole power to dispose of 868,500 shares of Common Stock (which represent 10.9% of the shares outstanding). For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Warburg is deemed to be a beneficial owner of such shares; however, Warburg expressly disclaims that it is, in fact, the beneficial owner of such shares. Warburg's address is 466 Lexington Avenue, New York, New York 10017.

 (5) According to information contained in a report on Schedule 13G/A dated February 10, 1998, filed by SAFECO Asset Management Company ("SAMC"), a wholly owned subsidiary of SAFECO Corporation ("SAFECO"), SAMC beneficially owns 489,200 shares of Common Stock (which represent 6.2% of the shares outstanding) as a result of acting as an investment adviser for registered investment companies. SAFECO and the various accounts to which they are advisers have shared power to vote and sole power to dispose of 489,200 shares of Common Stock (which represent 6.2% of the shares outstanding). Such shares include 293,200 shares beneficially owned by SAFECO Common Stock Trust (which represents 3.7% of the shares outstanding). For purposes of the Exchange Act, SAMC and SAFECO are deemed to be beneficial owners of such shares; however, SAMC and SAFECO expressly disclaim that, they are, in fact, the beneficial owners of such shares. SAMC's address is 601 Union Street, Suite 2500, Seattle, Washington 98101 and SAFECO's address is SAFECO Plaza, Seattle, Washington 98185.

 (6) According to information contained in a report on Schedule 13G dated January 20, 1998, filed by Putnam Investment, Inc. ("PI"), the shares being reported are beneficially owned by Putnam Investment Management, Inc. ("PIM") and the Putnam Advisory Company, Inc. ("PAC"), each a registered investment adviser subsidiary of PI. PI is a wholly owned subsidiary of Marsh & McLennan Companies, Inc. ("M&M"). PI and PAC share voting power with respect to 286,600 shares of Common Stock (which represent 3.6% of the shares outstanding) and PIM and PI share investment power with respect to 133,100 shares of Common Stock (which represent 1.7% of the shares outstanding) and PI and PAC share investment power with respect to 304,900 shares (which represent 3.8% of the shares outstanding). For purposes of the Exchange Act, PI, PIM, PAC and M&M are deemed to be beneficial owners of such shares; however, PI, PIM, PAC and M&M expressly disclaim that they are, in fact, the beneficial owners of such shares. The address for PI, PIM, and PAC is One Post Office Square, Boston, Massachusetts 02109 and the address for M&M is 116 Avenue of the Americas, New York, New York 10036.

 (7) According to information contained in a report on Schedule 13G/A dated February 9, 1998, and correspondence to the Company from T. Rowe Price Associates, Inc. ("Price Associates"), the shares of Common Stock being reported are owned by various individual and institutional investors, including T. Rowe Price Small Cap Value Fund, Inc. ("Price Fund") (which owned 402,500 shares and represents 5.1% of the shares outstanding), which Price Associates serves as an investment adviser. Price Associates has sole voting power with respect to 25,000 shares and sole investment power with respect to 427,500 shares (which represent 5.4% of the shares outstanding). Price Fund has sole voting power with respect to 402,500 shares and does not have investment power with respect to any shares. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such shares; however, Price Associates and Price Fund expressly disclaim that they are, in fact, the beneficial owners of such shares. The address for Price Associates and Price Fund is 100 East Pratt Street, Baltimore, Maryland 21202.

 (8) Jeffrey C. Rubenstein is the executor of the Norma L. Ragir Estate and in such capacity exercises voting and investment power with respect to the shares of Common Stock beneficially owned by the Norma L. Ragir Estate (248,251 shares). Mr. Rubenstein is a director of the Meyer and Norma Ragir Foundation (the "Ragir Foundation") and in such capacity exercises shared voting and investment power with respect to the shares of Common Stock beneficially owned by the Ragir Foundation (164,000 shares). Mr. Rubenstein is co-trustee of five separate trusts and, in such capacities exercises shared voting and investment power with respect to the shares of Common Stock beneficially owned by the five separate Ragir trusts. The five Ragir trusts, and the respective number of shares held by each is as follows:
     MJR/NLR Gift Trust -- Judith Ragir Separate Trust (15,189 shares); MJR/NLR Gift Trust -- Robert Ragir Separate Trust (13,985 shares); MJR/NLR Gift Trust -- Marshall Ragir Separate Trust (15,190 shares) (collectively, the "Ragir Gift Trusts"); Meyer J. Ragir Family Irrevocable Trust -- Judith Ragir (24,750 shares); and the Meyer J. Ragir Family Irrevocable Trust -- Marshall Ragir Separate Trust (66,993 shares) (collectively, the "Ragir Family Trusts"). All five Ragir trusts are collectively referred to herein as the "Ragir Trusts". None of the Ragir Trusts individually owns more than 1% of the Common Stock of the Company. The shares of Common Stock beneficially owned by the Norma L. Ragir Estate, the Ragir Foundation and the Ragir Trusts are deemed to be beneficially owned by Mr. Rubenstein pursuant to the Exchange Act. Mr. Rubenstein, as executor of the Norma L. Ragir Estate and a director of the Ragir Foundation and co-trustee of the Ragir Trusts, exercises either sole or shared voting and investment power with respect to 548,358 shares of Common Stock (which represent 6.9% of the outstanding shares). Mr. Rubenstein expressly disclaims that he is, in fact, the beneficial owner of such shares. The address for Mr. Rubenstein is 200 North LaSalle Street, Suite 2100, Chicago, Illinois 60601.

 (9) Includes 371,668 shares of Common Stock subject to stock options exercisable within 60 days of March 25, 1998.

(10) Includes 164,000 shares of Common Stock beneficially owned by the Ragir Foundation with respect to which Mr. Ragir, in his capacity as a director, exercises shared voting and investment power. These shares are deemed to be beneficially owned by Mr. Ragir pursuant to the Exchange Act. Mr. Ragir expressly disclaims that he is, in fact, the beneficial owner of such shares. The number of shares reported in the table also includes 66,993 shares of Common Stock beneficially owned by the Meyer J. Ragir Family Irrevocable Trust -- Marshall Ragir Separate Trust with respect to which Mr. Ragir, in his capacity as a co-trustee, exercises shared voting and investment power. Does not include 15,190 shares of Common Stock beneficially owned by the MJR/NLR Gift Trust -- Marshall Ragir Separate Trust with respect to which Mr. Ragir does not exercise sole or shared voting or investment power.

(11) Mr. Murray is a general partner of Chase Capital Partners, which is the general partner of CVCA, and in such capacity exercises shared voting and investment power with respect to the shares beneficially owned by CVCA (1,289,760 shares which represent 16.2% of the shares outstanding). These shares are deemed to be beneficially owned by Mr. Murray pursuant to the Exchange Act. Mr. Murray expressly disclaims that he is, in fact, the beneficial owner of such shares.

(12) Includes 20,035 shares of Common Stock subject to stock options exercisable within 60 days of March 25, 1998.

(13) Includes 391,703 shares of Common Stock subject to stock options exercisable within 60 days of March 25, 1998.

                              CERTAIN TRANSACTIONS

     The Company leases its principal office and the Selfix manufacturing and distribution facility in Chicago, Illinois from the Ragir Gift Trusts. Marshall Ragir is a director of the Company and is the brother of Judith Ragir and Robert Ragir. The Company made aggregate payments to the Ragir Gift Trusts under the lease of $519,687 during fiscal 1997 and $467,139 during fiscal 1996. Rent payments are subject to adjustment every three years to reflect increases in the Consumer Price Index. The lease expires in July 2010. The Company believes that the rent paid to the Ragir Gift Trusts under the lease represents fair market value and that the other terms and conditions are commercially reasonable.

     The Company entered into three exclusive patent licensing agreements with Meyer J. Ragir, two in 1971 and one in 1981, relating to patented manufacturing processes used to produce wood insert molded products and the patented design of certain suction lock and shower organizer products, which in each case were developed by Mr. Ragir. The licensing agreements also cover any improvements which Mr. Ragir developed with respect to such patents. The licensing agreements provide for payment of royalties based upon unit sales of licensed products subject to annual minimum royalties in the aggregate amount of $8,500. Pursuant to the licensing agreements, the Company accrued approximately $28,500 for fiscal 1997 payable to Mr. Ragir's estate (the "Meyer J. Ragir Estate") and paid $25,909 to the Meyer J. Ragir Estate for fiscal 1996. Jeffrey C. Rubenstein, a director of the Company, is executor of the Meyer J. Ragir Estate.

     Jeffrey C. Rubenstein, a director of the Company is a principal with the law firm Much Shelist Freed Denenberg Ament Bell & Rubenstein, P.C., which serves as general counsel to the Company. The Company made aggregate payments to Much Shelist Freed Denenberg Ament Bell & Rubenstein, P.C. during fiscal 1997 in the amount of $730,000. Mr. Rubenstein, as executor of the Meyer J. Ragir Estate, executor of the Norma L. Ragir Estate, a director of the Ragir Foundation, and co-trustee of the Ragir Trusts, exercises either sole or shared voting and investment power with respect to 548,358 shares of the Company's Common Stock, or 6.9% of the outstanding shares of Common Stock as of March 25, 1998. The Company's principal office and the Selfix manufacturing facility in Chicago, Illinois is owned by the Ragir Gift Trust, of which Mr. Rubenstein serves as co-trustee.

     In fiscal 1997, the Company engaged the services of the Everest Group, a management consulting firm to assist it with the preparation of a long-term strategic plan. Charles R. Campbell, a director of the Company and member of the Compensation Committee, was a principal with the Everest Group. The Company made aggregate payments to the Everest Group during fiscal 1997 in the amount of $99,400. Management believes this transaction was conducted on an arm's length basis at competitive prices.

     Chase Securities Inc. ("CSI"), one of the Initial Purchasers, is an affiliate of The Chase Manhattan Bank ("Chase") which will be agent bank and a lender to the Company under the New Credit Facility. Chase Venture Capital Associates, L.P. ("CVCA"), an affiliate of CSI and Chase, owns approximately 16.2% of the Company's outstanding Common Stock, including shares of Common Stock that are held in escrow pursuant to an escrow agreement entered into in connection with the Company's December 30, 1997 acquisition of Seymour. See "Principal Stockholders." Stephen P. Murray, a director of the Company, is a General Partner of Chase Capital Partners which is an affiliate of CSI, Chase and CVCA. In addition, CSI, Chase and their affiliates perform various investment banking and commercial banking services on a regular basis for affiliates of the Company.

                       DESCRIPTION OF OTHER INDEBTEDNESS

NEW CREDIT FACILITY

     General. On May 14, 1998, the Company entered into the New Credit Facility with The Chase Manhattan Bank, as administrative agent, and the several lenders parties thereto. The New Credit Facility consists of a senior secured revolving facility in a the maximum aggregate principal amount of $100.0 million. The following is a summary description of the principal terms of the New Credit Facility and is subject to, and qualified in its entirety by, reference to the definitive agreement.

     All obligations of the Company under the New Credit Facility are unconditionally and irrevocably guaranteed jointly and severally by each of the Company's Subsidiary Guarantors. Indebtedness under the New Credit Facility is secured by a first priority security interest in (i) all of the capital stock of each of the Company's domestic subsidiaries and certain foreign subsidiaries provided that the granting of such security interest will not create an adverse tax consequence and (ii) all tangible and intangible assets of the Company and the Subsidiary Guarantors, with exceptions to be negotiated.

     Revolving Loans. The Company is entitled to draw amounts under the New Credit Facility for general corporate purposes and working capital requirements for it and its subsidiaries and for financing permitted acquisitions. The Revolving Facility includes sub-limits of up to $15 million for letters of credit and up to $5 million for swing line loans available on same-day notice. The New Credit Facility will mature on the fifth anniversary of the Closing Date.

     Availability. The availability of the New Credit Facility is subject to various conditions precedent typical of bank facilities of this type including, among other things, the absence of any material adverse change in the business, property, assets, condition (financial or otherwise/or prospect) of the Company and its subsidiaries taken as a whole and the consummation of the Refinancing. The New Credit Facility may be borrowed, repaid and reborrowed during the term thereof.

     Interest Rates. Borrowings under the New Credit Facility bear interest at a rate per annum (at the Company's option) equal to: (i) the alternate base rate plus the applicable margin; or (ii) LIBOR plus the applicable margin.

     Mandatory Commitment Reductions. Mandatory commitment reductions must be made from the net proceeds of an issuance or incurrence of certain indebtedness and from the proceeds of certain sales or dispositions of certain assets, subject in each case to certain exceptions.

     Optional Prepayments. Loans may be prepaid and commitments may be reduced at the Company's option in minimum amounts to be agreed upon.

     Fees. The Company is required to pay a commitment fee, on a quarterly basis, ranging from 0.375% to 0.5%, based on the average daily unused portion of the revolving commitments and certain fees in respect of letters of credit issued under the New Credit Facility.

     Covenants. The New Credit Facility contains certain covenants applicable to, and other requirements of, the Company and its subsidiaries. The affirmative covenants provide for, among other things, mandatory reporting by the Company of financial and other information and notice by the Company upon the occurrence of certain events. The New Credit Facility also contains certain negative covenants and restrictions on actions by the Company including, without limitation, restrictions on indebtedness, liens, guaranteed obligations, mergers, asset dispositions, investments, loans, advances, acquisitions, dividends and other restricted payments, transactions with affiliates, change in business and prepayment of subordinated indebtedness. The New Credit Facility requires the Company to meet certain financial covenants including interest coverage and maximum leverage ratios.

     Events of Default. The New Credit Facility contains certain customary events of default including, without limitation, non-payment of principal, interest or fees, violation of covenants, material inaccuracy of representations and warranties, cross default to certain other indebtedness, bankruptcy and insolvency events, material undischarged judgments, ERISA violations and change of control.

INDUSTRIAL DEVELOPMENT REVENUE BONDS

     The Company, through two of its subsidiaries, Shutters (the "Shutters Project") and Selfix (the "Selfix Project") has two variable rate demand Industrial Development Revenue Bonds outstanding. The Shutters Project bond has a principal balance of $2.0 million, was issued in December 1989 and matures on November 1, 2002. The Selfix Project bond has a principal balance of $2.4 million, was issued in September 1990 and matures on September 1, 2005. Interest on both bonds is based on a variable rate payable monthly and principal payments are due annually on December 1.

                       DESCRIPTION OF THE EXCHANGE NOTES

     The Original Notes were, and the Exchange Notes will be, issued under an Indenture (the "Indenture"), dated as of May 14, 1998, among the Company, the Subsidiary Guarantors and LaSalle National Bank, as trustee (the "Trustee"). The form and terms of the Exchange Notes are the same as the form and terms of the Original Notes (which they replace) except that (i) the Exchange Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, and (ii) the holders of Exchange Notes will not be entitled to certain rights under the Exchange and Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Original Notes in certain circumstances relating to the timing of the Exchange Offer, which rights will terminate when the Exchange Offer is consummated. The Original Notes issued in the Initial Offering and the Exchange Notes offered hereby are referred to collectively as the "Notes."

     The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and to all of the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. The definitions of certain capitalized terms used in the following summary are set forth below under "Certain Definitions." References in this "Description of the Exchange Notes" section and the "Registration Rights," "Book-Entry; Delivery and Form" and "Plan of Distribution" sections to "the Company" mean only Home Products International, Inc. and not any of its subsidiaries.

GENERAL

     The Notes are unsecured senior subordinated obligations of the Company, limited to $125 million aggregate principal amount, and will mature on May 15, 2008. The Original Notes were and the Exchange Notes will be, issued only in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. Pursuant to the Indenture, the Trustee, initially, will serve as registrar and paying agent. No service charge will be made for any registration of transfer or exchange of the Notes, except for any tax or other governmental charge that may be imposed in connection therewith. Each Note will bear interest at the rate of 9 5/8% per annum from the date of issuance, or from the most recent date to which interest has been paid or provided for, payable semi-annually on May 15 and November 15 of each year commencing on November 15, 1998 to holders of record at the close of business on the May 1 or November 1 immediately preceding the interest payment date.

     Interest will be computed on the basis of a 360 day year comprised of twelve 30 day months. Principal of, premium, if any, and interest on the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency of the Company in the Borough of Manhattan, The City of New York (which initially will be the corporate trust office of the Trustee in New York, New
York), except that, at the option of the Company, payment of interest may be made by check mailed to the address of the holders as such address appears in the Note Register. No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

     The Notes will be issued in fully registered form without interest coupons, in denominations of $1,000 and any integral multiple of $1,000. The Notes will be represented by one or more registered notes in global form and in certain circumstances may be represented by Notes in definitive form. See "Book-Entry; Delivery and Form."

     The Notes have been designated for trading in the PORTAL market.

OPTIONAL REDEMPTION

     Except as set forth below, the Notes will not be redeemable at the option of the Company prior to May 15, 2003. On and after such date, the Notes will be redeemable, at the Company's option, in whole or in part, at any time upon not less than 30 nor more than 60 days prior notice mailed by first-class mail to each holder's registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date) if redeemed during the 12-month period commencing on May 15 of the years set forth below:

                       PERIOD                          REDEMPTION PRICE
                       ------                          ----------------
2003.................................................      104.813%
2004.................................................      103.208%
2005.................................................      101.604%
2006 and thereafter..................................      100.000%

     In addition, at any time and from time to time prior to May 15, 2001, the Company may redeem in the aggregate up to 35% of the original principal amount of the Notes with the proceeds of one or more Equity Offerings received by, or invested in, the Company so long as there is a Public Market at the time of such redemption, at a redemption price (expressed as a percentage of principal amount) of 109.625% plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the original aggregate principal amount of the Notes must remain outstanding after each such redemption, provided, further, that each such redemption occurs within 90 days after the closing of each Equity Offering.

     In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion will deem to be fair and appropriate, although no Note of $1,000 in original principal amount or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note.

RANKING AND SUBORDINATION

     The payment of the principal of, premium, if any, and interest on the Notes and other obligations with respect to the Notes is subordinated in right of payment, as set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents when due of all Senior Indebtedness of the Company. However, payment from the money or the proceeds of U.S. Government Obligations held in any defeasance trust described under "Defeasance" below is not subordinate to any Senior Indebtedness or subject to the restrictions described herein. As of March 28, 1998, on a pro forma basis after giving effect to the Refinancing, the outstanding Senior Indebtedness of the Company, including the Subsidiary Guarantors, would have been $9.2 million (exclusive of unused commitments). Although the Indenture contains limitations on the amount of additional Indebtedness that the Company may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness. See "Certain Covenants -- Limitation on Indebtedness."

     "Senior Indebtedness" is defined, whether outstanding on the Issue Date or thereafter issued, created, incurred or assumed, as the Bank Indebtedness and all other Indebtedness of the Company, including accrued and unpaid interest thereon (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company at the rate specified in the documentation with respect thereto whether or not a claim for post filing interest is allowed in such proceeding) and fees relating thereto, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that the obligations in respect of such Indebtedness are not superior in right of, or are subordinate to, payment to the Notes; provided, however, that Senior Indebtedness will not include (i) any obligation of the Company to any Subsidiary, (ii) any liability for Federal, state, foreign, local or other taxes owed or owing by the Company, (iii) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (iv) any Indebtedness, Guarantee or obligation of the Company that is expressly subordinate or junior in right of payment to any other Indebtedness, Guarantee or obligation of the Company, including any Senior Subordinated Indebtedness and any Subordinated Obligations or (v) any obligations in respect of Capital Stock.

     Only Indebtedness of the Company that is Senior Indebtedness will rank senior to the Notes in accordance with the provisions of the Indenture. The Notes will in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company. The Company has agreed in the Indenture that it will not incur, directly or indirectly, any Indebtedness that is subordinate or junior in ranking in any respect to Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness. Unsecured Indebtedness is not deemed to be subordinate or junior to Secured Indebtedness merely because it is unsecured.

     The Company may not pay principal of, premium, if any, or interest on, the Notes or make any deposit pursuant to the provisions described under "Defeasance" below and may not otherwise purchase, redeem or retire any Notes (collectively, "pay the Notes") if (i) any Senior Indebtedness is not paid when due in cash or Cash Equivalents or (ii) any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full in cash or Cash Equivalents. However, the Company may pay the Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of the Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) of the immediately preceding sentence has occurred and is continuing. During the continuance of any default (other than a default described in clause (i) or (ii) of the second preceding sentence) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of such default from the Representative of the holders of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) because the default giving rise to such Blockage Notice is no longer continuing or (iii) because such Designated Senior Indebtedness has been repaid in full). Notwithstanding the provisions described in the immediately preceding sentence, unless the holders of such Designated Senior Indebtedness or the Representative of such holders have accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments on the Notes after the end of such Payment Blockage Period. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period.

     Upon any payment or distribution of the assets or securities of the Company upon a total or partial liquidation, dissolution, reorganization or bankruptcy of or similar proceeding relating to the Company or its property, the holders of Senior Indebtedness will be entitled to receive payment in full in cash or Cash Equivalents of the Senior Indebtedness (including interest accruing after, or which would accrue but for, the commencement of any proceeding at the rate specified in the applicable Senior Indebtedness, whether or not a claim for such interest would be allowed) before the holders of the Notes are entitled to receive any payment or distribution, and until the Senior Indebtedness is paid in full in cash or Cash Equivalents, any payment or distribution to which holders of the Notes would be entitled but for the subordination provisions of the Indenture will be made to holders of the Senior Indebtedness as their interests may appear. If a payment or distribution is made to holders of the Notes that, due to the subordination provisions, should not have been made to them, such holders are required to hold it in trust for the holders of Senior Indebtedness and pay it over to them as their interests may appear.

     If payment of the Notes is accelerated because of an Event of Default, the Company or the Trustee will promptly notify the holders of the Designated Senior Indebtedness or the Representative of such holders of the acceleration. The Company may not pay the Notes until five Business Days after such holders or the Representative of the Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Notes only if the subordination provisions of the Indenture otherwise permit payment at that time.

     By reason of such subordination provisions contained in the Indenture, in the event of insolvency, creditors of the Company who are holders of Senior Indebtedness may recover more, ratably, than the Noteholders.

SUBSIDIARY GUARANTEES

     Each Subsidiary Guarantor will unconditionally guarantee, jointly and severally, to each holder and the Trustee, on a senior subordinated basis, the full and prompt payment of principal of, premium, if any, and interest on the Notes, and of all other obligations of the Company under the Indenture.

     The Indebtedness evidenced by each Subsidiary Guarantee (including the payment of principal of, premium, if any, and interest on the Notes and other obligations with respect to the Notes) will be subordinated to all Guarantor Senior Indebtedness of such Subsidiary Guarantor on the same basis as the Notes are subordinated to Senior Indebtedness of the Company. Each Subsidiary Guarantee will in all respects rank pari passu with all other Senior Subordinated Indebtedness of such Subsidiary Guarantor. In addition, a Subsidiary Guarantor may not incur any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Guarantor Senior Indebtedness of such Subsidiary Guarantor unless such Indebtedness is Guarantor Senior Subordinated Indebtedness of such Subsidiary Guarantor or is expressly subordinated in right of payment to Guarantor Senior Subordinated Indebtedness of such Subsidiary Guarantor. As of March 28, 1998, on a pro forma basis after giving effect to the Refinancing, there would have been approximately $6.7 million of Guarantor Senior Indebtedness of Subsidiary Guarantors. See "Description of Other Indebtedness." Although the Indenture contains limitations on the amount of additional Indebtedness that the Company's Restricted Subsidiaries may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Guarantor Senior Indebtedness. See "Certain Covenants -- Limitation on Indebtedness" and "-- Ranking and Subordination".

     The obligations of each Subsidiary Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, without limitation, any guarantees in respect of Indebtedness under the Senior Credit Agreement) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

     Each Subsidiary Guarantor may consolidate with or merge into or sell its assets to the Company or another Subsidiary Guarantor without limitation. Each Subsidiary Guarantor may consolidate with or merge into or sell all or substantially all its assets to a corporation, partnership or trust other than the Company or another Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor) except that if the surviving corporation of any such merger or consolidation is a Subsidiary of the Company, such Subsidiary may not be a Foreign Subsidiary. Upon the sale or disposition of a Subsidiary Guarantor (by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets) to a Person (whether or not an Affiliate of the Subsidiary Guarantor) which is not a Subsidiary of the Company, which sale or disposition is otherwise in compliance with the Indenture (including the covenant described under "Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock"), such Subsidiary Guarantor will be deemed released from all its obligations under the Indenture and its Subsidiary Guarantee and such Subsidiary Guarantee will terminate; provided, however, that any such termination will occur only to the extent that all obligations in respect of Indebtedness of such Subsidiary Guarantor under the Senior Credit Agreement and all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any other Indebtedness of the Company will also terminate upon such release, sale or transfer.

CHANGE OF CONTROL

     Upon the occurrence of any of the following events (each a "Change of Control"), unless the Company shall have exercised its right to redeem the Notes as described under "-- Optional Redemption", each holder will have the right to require the Company to repurchase all or any part of such holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date):

          (i) (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets); and
     (B) the Permitted Holders "beneficially own" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the Company or such successor; or

          (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of at least a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or is a designee of the Permitted Holders or was nominated or elected by such Permitted Holders or any of their designees) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or

          (iii) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than a Permitted Holder; or

          (iv) the adoption by the stockholders of a plan for the liquidation or dissolution of the Company.

     Within 30 days following any Change of Control, unless the Company has previously mailed a redemption notice with respect to all the outstanding Notes as described under "-- Optional Redemption", the Company will mail a notice to each holder with a copy to the Trustee stating: (i) that a Change of Control has occurred and that such holder has the right to require the Company to purchase such holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date); (ii) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and (iii) the procedures determined by the Company, consistent with the Indenture, that a holder must follow in order to have its Notes purchased.

     The Company will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in the Indenture by virtue thereof.

     The occurrence of certain of the events that would constitute a Change of Control would constitute a default under the Senior Credit Agreement. Future Senior Indebtedness of the Company and its Subsidiaries may also contain prohibitions of certain events that would constitute a Change of Control or require such Senior Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require the Company to repurchase the Notes could cause a default under such Senior Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to the holders upon a repurchase may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. Even if sufficient funds were otherwise available, the terms of the Senior Credit Agreement will (and other Senior Indebtedness may) prohibit the Company's prepayment of Notes prior to their scheduled maturity. Consequently, if the Company is not able to prepay the Bank Indebtedness and any other Senior Indebtedness containing similar restrictions or obtain requisite consents, as described above, the Company will be unable to fulfill its repurchase obligations if holders of Notes exercise their repurchase rights following a Change of Control, thereby resulting in a default under the Indenture.

     The Change of Control provisions described above may deter certain mergers, tender offers and other takeover attempts involving the Company by increasing the capital required to effectuate such transactions. The definition of "Change of Control" includes a disposition of all or substantially all of the property and assets of the Company and its Restricted Subsidiaries. With respect to the disposition of property or assets, the phrase "all or substantially all" as used in the Indenture varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (which is the choice of law under the Indenture) and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the property or assets of a Person, and therefore it may be unclear as to whether a Change of Control has occurred and whether the Company is required to make an offer to repurchase the Notes as described above.

CERTAIN COVENANTS

     The Indenture contains certain covenants including, among others, the following:

     Limitation on Indebtedness. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness; provided, however, that the Company may Incur Indebtedness if on the date thereof the Consolidated Coverage Ratio for the Company and its Restricted Subsidiaries is at least (i) 2.00 to 1.00, if such Indebtedness is Incurred on or prior to the second anniversary of the Issue Date and (ii) 2.25 to 1.00, if such Indebtedness is Incurred thereafter.

     (b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness: (i)(A) Indebtedness Incurred pursuant to the Senior Credit Agreement in an aggregate principal amount not to exceed the greater of (1) $100 million less the amount of all mandatory reductions of the revolving credit commitments thereunder and
(2) the Borrowing Base and (B) Indebtedness Incurred under any other senior credit facility or facilities, providing for revolving loans; provided, that the aggregate principal amount of all such additional revolving Indebtedness under such other senior credit facility or facilities after giving effect to such Incurrence, does not exceed (1) the Borrowing Base, less (2) the maximum aggregate commitments under the Senior Credit Agreement; (ii) the Subsidiary Guarantees and Guarantees of, or Liens in respect of, Indebtedness Incurred pursuant to paragraph (a) above or clause (i) of this paragraph (b); (iii) Indebtedness of the Company owing to and held by any Wholly-Owned Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Wholly-Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Wholly-Owned Subsidiary ceasing to be a Wholly-Owned Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or another Wholly-Owned Subsidiary) will be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof; (iv) Indebtedness represented by (A) the Notes, (B) any Indebtedness (other than the Indebtedness described in clauses (i), (ii) and (iii)) outstanding on the Issue Date and (C) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iv), clause (v) or clause (vii) or Incurred pursuant to paragraph (a) above; (v) Indebtedness of a Restricted Subsidiary Incurred and outstanding on the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred (A) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary or was otherwise acquired by the Company or (B) otherwise in connection with, or in contemplation of, such acquisition); provided, however, that at the time such Restricted Subsidiary is acquired by the Company, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to paragraph (a) above after giving effect to the Incurrence of such Indebtedness pursuant to this clause (v); (vi) Indebtedness under Currency Agreements and Interest Rate Agreements and certain raw material hedging transactions; provided, however, that in the case of Currency Agreements and Interest Rate Agreements, such Currency Agreements and Interest Rate Agreements are entered into for bona fide hedging purposes of the Company or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Company) and correspond in terms of notional amount, duration, currencies and interest rates, as applicable, to Indebtedness of the Company or its Restricted Subsidiaries Incurred without violation of the Indenture or to business transactions of the Company or its Restricted Subsidiaries on customary terms entered into in the ordinary course of business and in the case of raw material hedging transactions, such are entered into with respect to the purchase of raw materials and are entered in the ordinary course of business for bona fide hedging purposes; (vii) Purchase Money Indebtedness and Capitalized Lease Obligations Incurred on or after the Issue Date; provided, however, that the aggregate principal amount of such Indebtedness Incurred on or after the Issue Date and outstanding at any time pursuant to this clause (vii) shall not exceed $15 million, and such Indebtedness as originally Incurred shall not constitute more than 100% of the cost (determined in accordance with GAAP) of the property so purchased or leased; and (viii) Indebtedness (other than Indebtedness described in clauses (i)-(vii)) in a principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (viii) and then outstanding, will not exceed $10 million.

     (c) Neither the Company nor any Restricted Subsidiary will Incur any Indebtedness under paragraph (b) above if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligations of the Company unless such Indebtedness will be subordinated to the Notes to at least the same extent as such Subordinated Obligations. No Subsidiary Guarantor will incur any Indebtedness under paragraph (b) above if the proceeds thereof are used, directly or indirectly to refinance any Guarantor Subordinated Obligations of such Subsidiary Guarantor unless such Indebtedness will be subordinated to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee to at least the same extent as such Guarantor Subordinated Obligations.

     (d) In addition, the Company will not Incur any Secured Indebtedness which is not Senior Indebtedness unless contemporaneously therewith effective provision is made to secure the Notes equally and ratably with such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien. No Subsidiary Guarantor will Incur any Secured Indebtedness which is not Guarantor Senior Indebtedness of such Subsidiary Guarantor unless contemporaneously therewith effective provision is made to secure such Subsidiary Guarantor's obligations under its Subsidiary Guarantee equally and ratably with such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.

     (e) For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness incurred pursuant to and in compliance with, this covenant, (i) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in paragraph
(b) above, the Company, in its sole discretion, will classify, or later reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses; and (ii) the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

     Limitation on Layering. The Company will not Incur any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is contractually subordinated in right of payment to Senior Subordinated Indebtedness. No Subsidiary Guarantor will Incur any Indebtedness if such Indebtedness is contractually subordinate or junior in ranking in any respect to any Guarantor Senior Indebtedness of such Subsidiary Guarantor unless such Indebtedness is Guarantor Senior Subordinated Indebtedness of such Subsidiary Guarantor or is contractually subordinated in right of payment to Guarantor Senior Subordinated Indebtedness of such Subsidiary Guarantor.

     Limitation on Restricted Payments. (a) The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except (A) dividends or distributions payable in its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock and (B) dividends or distributions payable to the Company or a Restricted Subsidiary of the Company (and if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other holders of Capital Stock or other equity interests, as applicable, on a pro rata basis), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company held by Persons other than a Restricted Subsidiary of the Company or any Capital Stock of a Restricted Subsidiary of the Company held by any Affiliate of the Company, other than another Restricted Subsidiary (in either case, other than in exchange for its Capital Stock (other than Disqualified Stock)), (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition) or (iv) make any Investment (other than a Permitted Investment) in any Unrestricted Subsidiary or any other Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to in clauses (i) through (iv) as a "Restricted Payment"), if at the time the Company or such Restricted Subsidiary makes such Restricted
Payment: (A) a Default shall have occurred and be continuing (or would result therefrom); or (B) the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) under "Limitation on Indebtedness"; or
(C) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made (without double counting) subsequent to the Issue Date would exceed the sum of: (1) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the Issue Date to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment as to which financial results are available (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit); (2) the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the Issue Date (other than net proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of the Company or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); (3) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock of the Company (less the amount of any cash, or other property, distributed by the Company upon such conversion or exchange); and (4) the amount equal to the net reduction in Investments made by the Company or any of its Restricted Subsidiaries in any Person resulting from (x) repurchases or redemptions of such Investments by such Person, proceeds realized upon the sale of such Investment to an unaffiliated purchaser, repayments of loans or advances or other transfers of assets (including by way of dividend or distribution) by such Person to the Company or any Restricted Subsidiary of the Company or (y) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments; provided, however, that no amount will be included under this clause (4) to the extent it is already included in Consolidated Net Income.

     (b) The provisions of paragraph (a) will not prohibit: (i) any purchase or redemption of Capital Stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock of the Company issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); provided, however, that (A) such purchase or redemption will be excluded in subsequent calculations of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale will be excluded from clause (C) (2) of paragraph
(a); (ii) any purchase or redemption of Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company; provided, however, that such purchase or redemption will be excluded in subsequent calculations of the amount of Restricted Payments; (iii) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted under "Limitation on Sales of Assets and Subsidiary Stock" below; provided, however, that such purchase or redemption will be excluded in subsequent calculations of the amount of Restricted Payments; (iv) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision; provided, however, that such dividends will be included in subsequent calculations of the amount of Restricted Payments; (v) repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price hereof; provided, however, that such repurchases will be excluded from the calculation of the amount of Restricted Payments; and (vi) any repurchase, retirement or other acquisition or retirement for value of Capital Stock of the Company held by any future, present or former employee of the Company or any Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided, however, that the aggregate Restricted Payment made under this clause (vi) does not exceed in any calendar year $2 million; provided further that such amount in any calendar year may be increased by any unused amounts from any of the three years prior to such calendar year.

     Limitation on Restrictions on Distributions from Restricted
Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company, except (A) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the date of the Indenture (including, without limitation, the Senior Credit Agreement); (B) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by a Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date; (C) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement effecting a refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (A) or (B) of this covenant or this clause (C) or contained in any amendment to an agreement referred to in clause (A) or (B) of this covenant or this clause (C); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement or amendment are no less favorable to the Holders of the Notes than encumbrances and restrictions contained in such agreements; (D) in the case of clause (iii) above, any encumbrance or restriction (1) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract, (2) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture, (3) contained in mortgages, pledges or other security agreements securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements or (4) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary; (E) any restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition; and (F) encumbrances or restrictions arising or existing by reason of applicable law.

     Limitation on Sales of Assets and Subsidiary Stock. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless (i) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Board of Directors (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition, (ii) at least 80% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents and (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) (A) first, to the extent the Company or any Restricted Subsidiary, as the case may be, elects (or is required by the terms of any Senior Indebtedness or Indebtedness (other than Preferred Stock) of a Wholly-Owned Subsidiary), to prepay, repay or purchase Senior Indebtedness or Indebtedness (other than any Preferred Stock) of a Wholly-Owned Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within 180 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), at the Company's election to invest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (C) third, to the extent of the balance of such Net Available Cash after application and in accordance with clauses (A) and (B) (the "Excess Proceeds"), to make an offer to purchase the Notes and other Senior Subordinated Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such Indebtedness with the proceeds from any Asset Disposition ("Pari Passu Notes") at 100% of the principal amount thereof (or 100% of the accreted value of such Pari Passu Notes so tendered if such Pari Passu Notes were issued at a discount) plus accrued and unpaid interest, if any, to the date of purchase; and (D) fourth, to the extent of the balance of the Excess Proceeds, after application in accordance with clause (C), to fund other corporate purposes not prohibited by the Indenture; provided, however, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) above, the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment, if any, to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions, (i) the Company and its Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance herewith except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this covenant exceed $5 million and (ii) in addition, the Company and its Restricted Subsidiaries may make in the aggregate $1 million in Asset Dispositions each year which are not subject to the provisions of this covenant.

     For the purposes of this covenant, the following will be deemed to be cash:
(i) the assumption by the transferee of Senior Indebtedness of the Company or Indebtedness of any Restricted Subsidiary of the Company and the release of the Company or such Restricted Subsidiary from all liability on such Senior Indebtedness or Indebtedness in connection with such Asset Disposition (in which case the Company will, without further action, be deemed to have applied such assumed Indebtedness in accordance with clause (iii) (A) of the preceding paragraph) and (ii) securities received by the Company or any Restricted Subsidiary of the Company from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

     (b) In the event of an Asset Disposition that requires the purchase of Notes pursuant to clause (iii)(C) of paragraph (a), the Company will be required to apply such Excess Proceeds to the repayment of the Notes and any Pari Passu Notes as follows: (i) the Company will make an offer to purchase (an "Offer") within ten days of such time from all holders of the Notes in accordance with the procedures set forth in the Indenture in the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased out of an amount (the "Note Amount") equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Notes and the denominator of which is the sum of the outstanding principal amount of the Notes and the outstanding principal amount (or accreted value, as the case may be) of the Pari Passu Notes at a purchase price of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase and (ii) the Company will make an offer to purchase any Pari Passu Notes (a "Pari Passu Offer") in an amount equal to the excess of the Excess Proceeds over the Note Amount at a purchase price of 100% of the principal amount (or accreted value, as the case may be) thereof plus accrued and unpaid interest, if any, to the date of purchase in accordance with the procedures (including prorating in the event of oversubscription) set forth in the documentation governing such Pari Passu Notes with respect to the Pari Passu Offer. If the aggregate purchase price of the Notes and Pari Passu Notes tendered pursuant to the Offer and the Pari Passu Offer is less than the Excess Proceeds, the remaining Excess Proceeds will be available to the Company for use in accordance with clause (iii)(D) of paragraph (a) above. The Company will not be required to make an Offer for Notes pursuant to this covenant if the Excess Proceeds available therefor are less than $10 million (which lesser amounts will be carried forward for purposes of determining whether an Offer is required with respect to the Excess Proceeds from any subsequent Asset Disposition).

     (c) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to the Indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue thereof.

     Limitation on Affiliate Transactions. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless: (i) the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate;
(ii) in the event such Affiliate Transaction involves an aggregate amount in excess of $5 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company having no personal stake in such transaction, if any (and such majority determines that such Affiliate Transaction satisfies the criteria in (i) above); and (iii) in the event such Affiliate Transaction involves an aggregate amount in excess of $10 million, the Company has received a written opinion from an independent investment banking firm of nationally recognized standing that such Affiliate Transaction is not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate.

     (b) The foregoing paragraph (a) will not apply to (i) any Restricted Payment permitted to be made pursuant to the covenant described under "Limitation on Restricted Payments," (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements or bonuses (whether or not pursuant to an employment agreement), stock options and stock ownership plans approved by the Board of Directors of the Company, (iii) loans or advances to employees in the ordinary course of business of the Company or any of its Restricted Subsidiaries, (iv) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Issuer or its Restricted Subsidiaries, (v) any payments to the Company by the Restricted Subsidiaries pursuant to a tax sharing agreement, (vi) transactions in the ordinary course of business between the Company or any Restricted Subsidiary with Selfix Europe L.L.C. or its successors and (vii) any transaction between the Company and a Wholly-Owned Subsidiary or between Wholly-Owned Subsidiaries.

     Limitation on Capital Stock of Restricted Subsidiaries. The Company will not sell any shares of Capital Stock of a Restricted Subsidiary, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell any shares of its Capital Stock except: (i) to the Company or a Wholly-Owned Subsidiary; or (ii) (A) in compliance with the covenant described under "-- Limitation on Sales of Assets and Subsidiary Stock" if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would continue to be a Restricted Subsidiary or (B) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer be a Restricted Subsidiary, and, in each case, the Investment of the Company in such Person after giving effect to such issuance or sale would have been permitted to be made under the "Limitation on Restricted Payments" covenant as if made on the date of such issuance or sale.

Notwithstanding the foregoing, the Company may sell all the Capital Stock of a Subsidiary as long as the Company is in compliance with the terms of the covenant described under "-- Limitation on Sales of Assets and Subsidiary Stock".

     Limitation on the Sale or Issuance of Preferred Stock of Restricted Subsidiaries. The Company will not sell any shares of Preferred Stock of a Restricted Subsidiary and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell any shares of its Preferred Stock to any Person (other than to the Company or a Wholly-Owned Subsidiary).

     SEC Reports. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent permitted by the Exchange Act, the Company will file with the Commission, and provide, within 15 days after the Company is required to file the same with the Commission, the Trustee and the holders of the Notes with the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange Act. In the event that the Company is not permitted to file such reports, documents and information with the Commission pursuant to the Exchange Act, the Company will nevertheless provide such Exchange Act information to the Trustee and the holders of the Notes as if the Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

     Merger and Consolidation. The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless: (i) the resulting, surviving or transferee Person (the "Successor Company") will be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture; (ii) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Restricted Subsidiary of the Successor Company as a result of such transaction as having been incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction, the Successor Company would be able to Incur at least an additional $1.00 of Indebtedness pursuant to paragraph (a) of "Limitation on Indebtedness"; and (iv) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with the Indenture.

     The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, but, in the case of a lease of all or substantially all its assets, the Company will not be released from the obligation to pay the principal of and interest on the Notes.

     Notwithstanding the foregoing clauses (ii) and (iii), (i) any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (ii) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits.

     Future Subsidiary Guarantors. After the Issue Date, the Company will cause each Restricted Subsidiary other than a Foreign Subsidiary created or acquired by the Company which Guarantees the Bank Indebtedness or Incurs Indebtedness under paragraph (a) of "Limitation on Indebtedness" to execute and deliver to the Trustee a Subsidiary Guarantee pursuant to which such Subsidiary Guarantor will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any and interest on the Notes on a senior subordinated basis.

     The obligations of each Subsidiary Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, without limitation, any guarantees under the Senior Credit Agreement) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other

Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

     Each Subsidiary Guarantor will be permitted to consolidate with or merge into or sell its assets to the Company or another Subsidiary Guarantor without limitation. Each Subsidiary Guarantor will be permitted to consolidate with or merge into or sell all or substantially all its assets to a corporation, partnership or trust other than the Company or another Subsidiary Guarantor except that if the surviving corporation of any such merger or consolidation is a Subsidiary of the Company, such Subsidiary may not be a Foreign Subsidiary. Upon the sale or disposition of a Subsidiary Guarantor (by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets) to a Person (whether or not an Affiliate of the Subsidiary Guarantor) which is not a Subsidiary of the Company, which sale or disposition is otherwise in compliance with the Indenture (including the covenant described under "-- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock"), such Subsidiary Guarantor will be deemed released from all its obligations under the Indenture and its Subsidiary Guarantee and such Subsidiary Guarantee will terminate; provided, however, that any such termination will occur only to the extent that all obligations of such Subsidiary Guarantor under the Senior Credit Agreement and all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any other Indebtedness of the Company will also terminate upon such release, sale or transfer.

     Limitation on Lines of Business. The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Related Business. Notwithstanding the foregoing, the Company may acquire and operate any business which is primarily engaged in a Related Business at the time of acquisition.

EVENTS OF DEFAULT

     Each of the following constitutes an Event of Default under the Indenture:
(i) a default in any payment of interest on any Note when due, continued for 30 days, whether or not such payment is prohibited by the provisions described under "-- Ranking and Subordination" above, (ii) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, whether or not such payment is prohibited by the provisions described under "-- Ranking and Subordination" above, (iii) the failure by the Company to comply with its obligations under "-- Certain Covenants -- Merger and Consolidation" above, (iv) the failure by the Company to comply for 30 days after notice with any of its obligations under the covenants described under "-- Change of Control" above or under the covenants described under "-- Certain Covenants" above (in each case, other than a failure to purchase Notes which will constitute an Event of Default under clause (ii) above), (v) the failure by the Company to comply for 60 days after notice with its other agreements contained in the Indenture, (vi) Indebtedness of the Company or any Restricted Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $5 million (the "cross acceleration provision"), (vii) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (the "bankruptcy provisions"), (viii) any judgment or decree for the payment of money in excess of $5 million is rendered against the Company or a Significant Subsidiary and such judgment or decree remains undischarged or unstayed for a period of 60 days after such judgment becomes final and non-appealable (the "judgment default provision") or (ix) any Subsidiary Guarantee ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or any Subsidiary Guarantor denies or disaffirms its obligations under the Indenture or its Subsidiary Guarantee. However, a default under clauses (iv) and (v) will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified in clauses (iv) and (v) hereof after receipt of such notice.

     If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee may declare the principal of and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and accrued and unpaid interest on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such holder has previously given the Trustee notice that an Event of Default is continuing, (ii) holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy, (iii) such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense,
(iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period. Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

     The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is in the interests of the Noteholders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.

AMENDMENTS AND WAIVERS

     Subject to certain exceptions, the Indenture may be amended with the consent of the holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes) and any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each holder of an outstanding Note affected, no amendment may, among other things, (i) reduce the amount of Notes whose holders must consent to an amendment, (ii) reduce the stated rate of or extend the stated time for payment of interest on any Note, (iii) reduce the principal of or extend the Stated Maturity of any Note, (iv) reduce the premium payable upon the redemption or repurchase of any Note or change the time at which any Note may be redeemed as described under "-- Optional Redemption" above, (v) make any Note payable in money other than that stated in the Note, (vi) impair the right of any holder to receive payment of principal of and interest on such holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's Notes or (vii) make any change in the amendment provisions which require each holder's consent or in the waiver provisions.

     Without the consent of any holder, the Company and the Trustee may amend the Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation, partnership, trust or limited liability company of the obligations of the Company under the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code), to add further Guarantees with respect to the Notes, to secure the Notes, to add to the covenants of the Company for the benefit of the holders or to surrender any right or power conferred upon the Company, to make any change that does not adversely affect the rights of any holder or to comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act. However, no amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

     The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the Indenture becomes effective, the Company is required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect therein, will not impair or affect the validity of the amendment.

DEFEASANCE

     The Company at any time may terminate all its obligations under the Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. If the Company exercises its legal defeasance option, the Subsidiary Guarantees in effect at such time will terminate. The Company at any time may terminate its obligations under covenants described under "-- Certain Covenants" (other than "-- Merger and Consolidation"), the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision and the Subsidiary Guarantee provision described under "Events of Default" above and the limitations contained in clauses (iii) and (iv) under "Certain Covenants -- Merger and Consolidation" above ("covenant defeasance").

     The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (iv), (vi), (vii) (with respect only to Significant Subsidiaries), (viii) or (ix) under "-- Events of Default" above or because of the failure of the Company to comply with clause (iii) or (iv) under "-- Certain Covenants -- Merger and Consolidation" above.

     In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

CONCERNING THE TRUSTEE

     LaSalle National Bank is the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the Notes.

GOVERNING LAW

     The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

CERTAIN DEFINITIONS

     "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Related Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary of the Company; or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary of the Company; provided, however, that, in the case of clauses (ii) and (iii), such Restricted Subsidiary is primarily engaged in a Related Business.

     "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Asset Disposition" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions that are part of a common plan) of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly-Owned Subsidiary, (ii) the sale of Cash Equivalents in the ordinary course of business, (iii) a disposition of inventory in the ordinary course of business, (iv) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business, (v) the sale, discount or factoring (with or without recourse on commercially reasonable terms) of accounts receivable arising in the ordinary course of business, (vi) transactions permitted under "-- Certain Covenants -- Merger and Consolidation" above and (vii) for purposes of the covenant described in "-- Certain
Covenants Limitation on Sales of Assets and Subsidiary Stock" only, a disposition that constitutes a Restricted Payment permitted by the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments".

     "Attributable Indebtedness" in respect of a sale/leaseback transaction means, as of the time of determination, the present value (discounted at the interest rate assumed in making calculations in accordance with GAAP) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such sale/leaseback transaction (including any period for which such lease has been extended).

     "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Indebtedness or Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

     "Bank Indebtedness" means any and all amounts, whether outstanding on the Issue Date or thereafter incurred, payable by the Company or any Subsidiary under or in respect of the Senior Credit Agreement and any related notes, collateral documents, letters of credit and guarantees or any Interest Rate Agreement entered into with a Lender (as defined in the Senior Credit Agreement) in connection with the Senior Credit Agreement, including principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company at the rate specified therein whether or not a claim for post filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

     "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

     "Borrowing Base" means, as of any date, an amount equal to the sum of (i) 40% of the aggregate book value of inventory and (ii) 75% of the aggregate book value of all accounts receivable of the Company and its Restricted Subsidiaries on a consolidated basis, as determined in accordance with GAAP consistently applied. To the extent that information is not available as to the amount of inventory or accounts receivable as of a specific date, the Company shall use the most recent available information for purposes of calculating the Borrowing Base.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

     "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

     "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof, having maturities of not more than one year from the date of acquisition; (ii) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of "A" or better from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.; (iii) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least "A" or the equivalent thereof by Standard & Poor's Rating Group, or "A" or the equivalent thereof by Moody's Investors Service, Inc., and having capital and surplus in excess of $250 million (or foreign currency equivalent thereof); (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses
(i), (ii) and (iii) entered into with any bank meeting the qualifications specified in clause (iii) above; (v) commercial paper rated at the time of acquisition thereof at least "A-2" or the equivalent thereof by Standard & Poor's Rating Group or "P-2" or the equivalent thereof by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in either case maturing within 270 days after the date of acquisition thereof; and (vi) interests in any investment company which invests solely in instruments of the type specified in clauses (i) through (v) above.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Consolidated Coverage Ratio" as of any date of determination means, with respect to any Person, the ratio of (i) the aggregate amount of Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters for which financial statements are available ending prior to the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (A) If the Company or any Restricted Subsidiary (1) has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation will be computed based on (a) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (b) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, or (2) has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid), Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period, (B) if since the beginning of such period the Company or any Restricted Subsidiary will have made any Asset Disposition or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Asset Disposition, the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (C) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (D) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) will have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (B) or (C) above if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such Asset Disposition or Investment or acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the Consolidated Interest Expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (any Interest Rate Agreement applicable to such Indebtedness for a period (not in excess of 12 months) corresponding to the remaining term of such Interest Rate Agreement as of the date of determination).


     "Consolidated EBITDA" for any period means the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) income tax expense, (ii) Consolidated Interest Expense, (iii) depreciation expense, (iv) amortization of intangibles and (v) other non-cash charges reducing Consolidated Net Income (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation). Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the interest, depreciation and amortization of, a

Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating the Consolidated Net Income of such Person.

     "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its Consolidated Subsidiaries, plus, to the extent not included in such interest expense, (i) interest expense attributable to Capitalized Lease Obligations and the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP, (ii) amortization of debt discount and debt issuance cost (other than costs incurred in connection with the Refinancing), (iii) capitalized interest and accrued interest, (iv) non-cash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) interest actually paid by the Company or any such Subsidiary under any Guarantee of Indebtedness or other obligation of any other Person, (vii) net costs associated with Hedging Obligations (including amortization of fees), (viii) dividends in respect of all Disqualified Stock of the Company and all Preferred Stock of Subsidiaries, in each case, held by Persons other than the Company or a Wholly-Owned Subsidiary and (ix) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust; provided, however, that there will be excluded therefrom any such interest expense of any Unrestricted Subsidiary to the extent the related Indebtedness is not Guaranteed or paid by the Company or any Restricted Subsidiary. For purposes of the foregoing, total interest expense will be determined after giving effect to any net payments made or received by the Company and its Subsidiaries with respect to Interest Rate Agreements. Notwithstanding the foregoing, the Consolidated Interest Expense with respect to any Restricted Subsidiary of the Company that was not a Wholly-Owned Subsidiary will be included only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income.

     "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its Consolidated Subsidiaries; provided, however, that there will not be included in such Consolidated Net Income: (i) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that (A) subject to the limitations contained in (iv) below, the Company's equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause
(iii) below) and (B) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary; (ii) any net income
(loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;
(iii) any net income (loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the limitations contained in (iv) below the Company's equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution that could have been made to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income; (iv) any gain (loss) realized upon the sale or other disposition of any property, plant, equipment or other asset of the Company or its consolidated Subsidiaries which is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person;
(v) any extraordinary gain or loss and (vi) the cumulative effect of a change in accounting principles.

     "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Designated Senior Indebtedness" means (i) the Bank Indebtedness in the case of the Company and (ii) any other Senior Indebtedness which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25 million and is specifically designated in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the Indenture.

     "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding capital stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary) or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the Stated Maturity of the Notes, provided, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such Stated Maturity will be deemed to be Disqualified Stock.

     "Equity Offering" means an offering for cash by the Company of its common stock, or options, warrants or rights with respect to its common stock.

     "Fiscal Year" means a 52 or 53 week period ending on the last Saturday in December.

     "Foreign Subsidiary" means any Subsidiary that is not organized under the laws of the United States of America or any state thereof or the District of Columbia.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of the Indenture, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture will be computed in conformity with GAAP.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" will not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Guarantor Senior Indebtedness" means, with respect to a Subsidiary Guarantor, the following obligations, whether outstanding on the date of the Indenture or thereafter issued, without duplication: (i) any Subsidiary Guarantee of the Bank Indebtedness by such Subsidiary Guarantor and all other Subsidiary Guarantees by such Subsidiary Guarantor of Senior Indebtedness of the Company or Guarantor Senior Indebtedness for any other Subsidiary Guarantor; and
(ii) all obligations consisting of the principal of and premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Subsidiary Guarantor regardless of whether post filing interest is allowed in such proceeding) on, and fees and other amounts owing in respect of, all other Indebtedness of the Subsidiary Guarantor, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that the obligations in respect of such Indebtedness are not senior in right of payment to the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee; provided, however, that Guarantor Senior Indebtedness will not include (A) any obligations of such Subsidiary Guarantor to another Subsidiary Guarantor or any other Subsidiary of the Subsidiary Guarantor, (B) any liability for Federal, state, local, foreign or other taxes owed or owing by such Subsidiary Guarantor,
(C) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (D) any Indebtedness of such Subsidiary Guarantor that is expressly subordinate in right of payment to any of the Indebtedness of such Subsidiary Guarantor, including any Guarantor Senior Subordinated Indebtedness and Guarantor Subordinated Obligations of such Subsidiary Guarantor or (E) any obligation with respect to Capital Stock.

     "Guarantor Senior Subordinated Indebtedness" means with respect to a Subsidiary Guarantor, the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee and any other Indebtedness of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that specifically provides that such Indebtedness is to rank pari passu in right of payment with the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee and is not expressly subordinated by its terms in right of payment to any Indebtedness of such Subsidiary Guarantor which is not Guarantor Senior Indebtedness of such Subsidiary Guarantor.

     "Guarantor Subordinated Obligation" means, with respect to a Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinate in right of payment to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee pursuant to a written agreement.

     "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

     "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary.

     "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium, if any, in respect of indebtedness of such Person for borrowed money; (ii) the principal of and premium, if any, in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto); (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except trade payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services; (v) all Capitalized Lease Obligations and all Attributable Indebtedness of such Person; (vi) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends); (vii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Persons; (viii) all Indebtedness of other Persons to the extent Guaranteed by such Person; and (ix) to the extent not otherwise included in this definition, net obligations of such Person under Currency Agreements and Interest Rate Agreements (the amount of any such obligations to be equal at any time to the net termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time). The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

     "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

     "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business) or other extension of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person. For purposes of the "Limitation on Restricted Payments" covenant, (i) "Investment" will include the portion (proportionate to the Company's equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of the Company at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (A) the Company's "Investment" in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and (ii) any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

     "Issue Date" means the date on which the Notes are originally issued.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

     "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of (i) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon, or other security agreement of any kind with respect to, such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition,
(iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (iv) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

     "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale.

     "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company.

     "Officers' Certificate" means a certificate signed by two Officers.

     "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.
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

     "Permitted Holders" means (i) directors and officers of the Company on the Issue Date and (ii) Chase Venture Capital Associates, L.P. and any Affiliate thereof.

     "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (i) a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;
(ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;
(iii) cash and Cash Equivalents; (iv) receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;
(vi) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary;
(vii) any Investment in an entity conducting a Related Business that is not a Restricted Subsidiary; provided that the aggregate fair market value of all Investments made pursuant to this clause (vii) (valued on the date each such Investment was made and without giving effect to subsequent changes in value) may not at any one time exceed $5 million; (viii) Investments in Selfix Europe, L.L.C. or its Successors; provided that the aggregate fair market value of all Investments made pursuant to this clause (viii) (valued on the date each such Investment was made and without giving effect to subsequent changes in value) may not at any one time exceed $3 million; (ix) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (x) any Investment in securities or other assets received in connection with Asset Dispositions made in accordance with the provisions of the covenant described under "Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock"; and (xi) Currency Agreements, Interest Rate Agreements and related Hedging Obligations entered into in compliance with the covenant described under "Certain Covenants -- Limitation on Indebtedness" and hedging arrangements with respect to the purchase of raw materials entered into in the ordinary course of business on customary terms for bona fide hedging purposes.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

     A "Public Market" exists at any time with respect to the common stock of the Company if (i) the common stock of the Company is then registered with the Commission pursuant to Section 12(b) or 12(g) of the Exchange Act and traded either on a national securities exchange or in the National Association of Securities Dealers Automated Quotation System and (ii) at least 15% of the total issued and outstanding common stock of the Company has been distributed prior to such time by means of an effective registration statement under the Securities Act.

     "Purchase Money Indebtedness" of any Person means any Indebtedness of such person to any seller or other person incurred to finance the acquisition or construction of any asset (or, in each case, any interest therein) acquired or constructed after the Issue Date which is related to a Related Business of the Company and which is incurred concurrently with, or within 180 days of, such acquisition or the completion of such construction and, if secured, is secured only by the assets so financed.

     "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, renew, repay, redeem, retire or extend (including pursuant to any defeasance or discharge mechanism) (collectively, "refinance", "refinances," and "refinanced" shall have a correlative meaning) any Indebtedness existing on the date of the Indenture or Incurred in compliance with the Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness, provided, however, that (i) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced, (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced, and (iii) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including any premium and defeasance costs) of the Indebtedness being refinanced.

     "Related Business" means any business which is the same as or related, ancillary or complementary to any of the businesses of the Company and its Restricted Subsidiaries on the date of the Indenture.

     "Representative" means any trustee, agent or representative (if any) of an issue of Senior Indebtedness.

     "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

     "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien.

     "Senior Credit Agreement" means (i) the Senior Secured Credit Agreement entered into among the Company, The Chase Manhattan Bank, as Administrative Agent, and the lenders parties thereto from time to time, as the same may be amended, supplemented or otherwise modified from time to time and any guarantees issued thereunder and (ii) any renewal, extension, refunding, restructuring, replacement or refinancing thereof (whether with the original Administrative Agent and lenders or another administrative agent or agents or other lenders and whether provided under the original Senior Credit Agreement or any other credit or other agreement or indenture).

     "Senior Subordinated Indebtedness" means the Notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness.

     "Significant Subsidiary" means any Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

     "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement.

     "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

     "Subsidiary Guarantee" means, individually, any Guarantee of payment of the Notes by a Subsidiary Guarantor pursuant to the terms of the Indenture, and, collectively, all such Guarantees. Each such Subsidiary Guarantee will be in the form prescribed in the Indenture.

     "Subsidiary Guarantor" means each Subsidiary of the Company in existence on the Issue Date and any Restricted Subsidiary created or acquired by the Company after the Issue Date (other than a Foreign Subsidiary) which Guarantees the Bank Indebtedness or Incurs Indebtedness under paragraph (a) of the covenant described under "Certain Covenants--Limitation on Indebtedness".

     "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total consolidated assets of $10,000 or less or (B) if such Subsidiary has consolidated assets greater than $10,000, then such designation would be permitted under "--Certain Covenants--Limitation on Restricted Payments." The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (i) the Company could Incur $1.00 of additional Indebtedness pursuant to paragraph (a) under "--Certain Covenants--Limitation on Indebtedness" and (ii) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

     "Wholly-Owned Subsidiary" means a Restricted Subsidiary of the Company, all of the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or one or more Wholly-Owned Subsidiaries.

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

                         BOOK-ENTRY; DELIVERY AND FORM

     Except as described in the next paragraph, the Notes initially will be represented by one or more permanent global certificates in definitive, duly registered form (the "Global Notes"). The Global Notes will be deposited on the Issue Date with, or on behalf of, The Depository Trust Company, New York, New York ("DTC"), and registered in the name of a nominee of DTC.

THE GLOBAL NOTES

     The Company expects that pursuant to procedures established by DTC (i) upon the issuance of the Global Notes, DTC or its custodian will credit, on its internal system, an interest in such Global Notes to the respective accounts of persons who have accounts with DTC and (ii) ownership of beneficial interests in the Global Notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Such accounts initially will be designated by or on behalf of the Initial Purchasers and ownership of beneficial interests in the Global Notes will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. QIBs and institutional Accredited Investors who are not QIBs may hold their interests in the Global Notes directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

     So long as DTC, or its nominee, is the registered owner or holder of the Notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Notes for all purposes under the Indenture. No beneficial owner of an interest in the Global Notes will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the Indenture with respect to the Notes.

     Payments of the principal of, premium, if any, and interest on the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Company, the Trustee or any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

     The Company expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, and interest on the Global Notes, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Notes as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

     Transfers between participants in DTC will be effected in the ordinary way through DTC's same-day funds system in accordance with DTC rules and will be settled in same-day funds. If a holder requires physical delivery of a Certificated Security for any reason, including to sell Notes to persons in states that require physical delivery of the Notes, or to pledge such securities, such holder must transfer its interest in a Global Note in accordance with the normal procedures of DTC and with the procedures set forth in the Indenture.

     DTC has advised the Company that it will take any action permitted to be taken by a Holder of Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Indenture, DTC will exchange the Global Notes for Certificated Securities, which it will distribute to its participants.

     DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED SECURITIES

     If DTC is at any time unwilling or unable to continue as a depositary for the Global Note and a successor depositary is not appointed by the Issuer within 90 days, Certificated Securities will be issued in exchange for the Global Notes.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired as a result of market making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until [ ], 1998, all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

     The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Original Notes), other than commissions or concessions of any broker-dealers and will indemnify the holders of the Original Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act. The Company will be indemnified by the holders of Original Notes, severally, against certain liabilities, including liabilities under the Securities Act.

     This Prospectus has been prepared for use in connection with the Exchange Offer and may be used by CSI in connection with offers and sales related to market making transactions in the Notes. CSI may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. The Company will not receive any of the proceeds of such sales. CSI has no obligation to make a market in the Notes and may discontinue its market making activities at any time without notice, at its sole discretion. The Company has agreed to indemnify CSI against certain liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments which CSI might be required to make in respect thereof.

     For a description of certain relationships between the Company and CSI and its affiliates, see "Certain Transactions."

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Set forth below is a general description of certain of the material anticipated federal income tax consequences of the ownership, exchange and disposition of the Exchange Notes to Holders that receive the Exchange Notes in exchange for Original Notes pursuant to the Exchange Offer. This discussion does not purport to deal with all aspects of federal income taxation that may be relevant to Holders in light of their personal investment circumstances, nor to certain types of Holders subject to special treatment under the federal income tax laws, such as dealers in securities or currencies, financial institutions, tax-exempt entities, life insurance companies, persons holding Notes as a part of a hedging, conversion or constructive sale transaction or a straddle or holders of Notes whose "functional currency" is not the U.S. dollar, and is generally limited to investors who will hold the Notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). In addition, this description does not consider the effect of any applicable foreign, state or local tax laws. Prospective investors are urged to consult their own tax advisors as to the precise federal, state, local, foreign and other tax consequences of the purchase, ownership and disposition of the Notes.

     This discussion is based on current provisions of the Code, existing and proposed Treasury Regulations promulgated thereunder, rulings of the Internal Revenue Service (the "Service") and judicial decisions now in effect, all of which are subject to change, possibly retroactively. No ruling will be sought from the Service with respect to the transactions contemplated hereby, and there can be no assurance that the Service will not assert positions contrary to the views expressed herein, or that any such contrary position would not be sustained.

     THIS SECTION DOES NOT PURPORT TO DEAL WITH ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MIGHT BE RELEVANT TO AN INVESTOR'S DECISION TO ACQUIRE THE NOTES. EACH INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR CONCERNING THE APPLICATION OF THE FEDERAL INCOME TAX LAWS AND OTHER TAX LAWS TO ITS PARTICULAR SITUATION BEFORE DETERMINING WHETHER TO ACQUIRE THE NOTES.

TAX CONSIDERATIONS FOR U.S. HOLDERS

     For purposes of this summary, a "U.S. Holder" is any person who is (i) a citizen or resident of the United States; (ii) a corporation or partnership created under the laws of the United States or any political subdivision thereof; (iii) an estate, the income of which is subject to United States federal income taxation without regard to the source of income; or (iv) a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust. A "Non-U.S. Holder" is any holder who is not a U.S. Holder.

  Exchange Pursuant to Exercise of Registration Rights

     Neither an exchange of Original Notes for Exchange Notes nor the filing of a registration statement with respect to the resale of the Notes should be a taxable event to Holders of Notes, and Holders should not recognize any taxable gain or loss or any interest income as a result of such an exchange or such a filing. Further, the holding period of the Exchange Notes will include the holding period of the Original Notes, and the basis of the Exchange Notes will be the same as the basis of the Original Notes immediately before the exchange.

  Taxation of Stated Interest

     The Original Notes were issued at their stated principal amount and accordingly were not issued with "original issue discount" within the meaning of
Section 1273 of the Code. Thus, stated interest on a Note will be includible in the gross income of a U.S. Holder as ordinary income when received or accrued by such U.S. Holder in accordance with its method of tax accounting.

  Gain or Loss on Disposition of the Notes

     If a Note is sold, exchanged or otherwise disposed of, the U.S. Holder generally will recognize gain or loss in an amount equal to the difference between the amount realized on the sale, exchange or other disposition and such U.S. Holder's adjusted basis in the Note. The adjusted basis of the Note generally will equal the U.S. Holder's cost. Any such gain or loss will generally be capital gain or loss. Recently enacted legislation provides that for individual U.S. Holders, the maximum rate of United States federal income taxation generally is 28% if the Note disposed of was held for more than one year but not more than eighteen months, and that the maximum rate generally is 20% if the Note disposed of was held for more than eighteen months.

  Backup Withholding and Information Reporting

     A U.S. Holder may be subject to backup withholding at the rate of 31%, with respect to interest paid on a Note, unless such U.S. Holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a correct taxpayer identification number, certifies as to the U.S. Holder's exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Holder who does not provide the Company or the U.S. Holder's broker with such U.S. Holder's correct taxpayer identification number may be subject to penalties imposed by the Service. Any amount paid as backup withholding will be credited against the U.S. Holder's income tax liability. The Company will report to the U.S. Holders and the Service the amount of any "reportable payments" for each calendar year and the amount of tax withheld, if any, with respect to payments made with respect to the Notes.

TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

     Under present United States federal income and estate tax law and subject to the discussion of backup withholding below:

          (a) payments of interest on the Notes to a Non-U.S. Holder will not be subject to federal withholding tax, provided that (1) the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (2) the Non-U.S. Holder is not (i) a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business or
     (ii) a controlled foreign corporation that is related to the Company through stock ownership and (3) either (i) the Non-U.S. Holder certifies to the Company or its agent, under penalties of perjury, that it is not a United States person and provides its name and address or (ii) a securities clearing organization, bank or other financial institution which holds the Notes and customers' Notes in the ordinary course of its trade or business (a "financial institution") certifies to the Company or its agent under penalties of perjury that such statement has been received by it from the Non-U.S. Holder (or by a financial institution between it and the Non-U.S. Holder) and furnishes the payor with a copy thereof;

          (b) a Non-U.S. Holder will not be subject to federal income tax on gain realized on the sale, redemption or other disposition of a Note, unless (1) such Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year and certain requirements are met or (2) the gain is effectively connected with a United States trade or business of the Non-U.S. Holder; and

          (c) a Note held by an individual Non-U.S. Holder who at the time of death is not a citizen or resident of the United States for federal estate tax purposes will not be subject to federal estate tax as a result of such individual's death unless (1) the income from the Note is effectively connected with a United States trade or business of the Non-U.S. Holder or
     (2) the individual actually or constructively owns 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote.

     If a Non-U.S. Holder cannot satisfy the requirements of the "portfolio interest" exception described in (a) above, payments of premium, if any, and interest made to such Non-U.S. Holder will be subject to a 30% withholding tax unless the beneficial owner of the Note provides the Company or its paying agent, as the case may be, with a properly executed (1) IRS Form 1001 (or successor form) claiming an exemption from withholding under the benefit of a tax treaty or (2) IRS Form 4224 (or successor form) stating that interest paid on the Note is not subject to withholding tax because it is effectively connected with the beneficial owner's conduct of a trade or business in the United States.

     If a Non-U.S. Holder is engaged in a trade or business in the United States and premium, if any, or interest on the Note is effectively connected with the conduct of such trade or business, the Non-U.S. Holder, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on such interest on a net income basis in the same manner as if it were a U.S. Holder. In addition, if such holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, such premium, if any, and interest on a Note will be included in such foreign corporation's earnings and profits.

     No information reporting or backup withholding will be required with respect to payments made by the Company or any paying agent to Non-U.S. Holders if a statement described in (a)(3) above has been received and the payor does not have actual knowledge that the beneficial owner is a U.S. person. Payment of the proceeds from the sale, redemption or other disposition of a Note to or through a United States office of a broker, received by a Non-U.S. Holder will not be subject to information reporting and backup withholding if the payor has received the appropriate certification statement. Appropriate certification procedures require that the Non-U.S. Holder certify as to its status as a Non-U.S. Holder and provide its name and address. In addition, payments of the proceeds from the sale, redemption or other disposition of a Note to or through a foreign office of a broker or the foreign office of a custodian, nominee or other agent acting on behalf of the beneficial owner of a Note will not be subject to information reporting or backup withholding; however, if the broker, custodian, nominee or other agent is a U.S. person, a controlled foreign corporation for federal income tax purposes, or a foreign person 50% or more of whose gross income over a specified three-year period is from a United States trade or business, information reporting may be required with respect to such payments. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder would be allowed as a refund or a credit against such Non-U.S. Holder's federal income tax liability, provided that the required information is furnished to the IRS. Recently finalized Treasury Regulations would modify the application of information reporting requirements and the backup withholding tax to Non-U.S. Holders effective January 1, 1999.

                                 LEGAL MATTERS

     The validity of the Exchange Notes offered hereby will be passed upon for the Company by Sonnenschein Nath & Rosenthal, Chicago, Illinois.

                                    EXPERTS

     The consolidated financial statements of Home Products International, Inc. and subsidiaries as of December 27, 1997 and December 28, 1996 and for the fifty-two week periods then ended, included in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report appearing herein. The consolidated statements of operations, stockholders' equity and cash flows for the 52-week period ended December 30, 1995, of Home Products International, Inc. and subsidiaries included in this Prospectus have been audited by Grant Thornton LLP, independent certified public accountants, as stated in their report appearing herein. The consolidated balance sheets of Seymour Sales Corporation and subsidiaries as of June 30, 1997 and 1996, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years then ended, have been audited by Ernst & Young LLP, independent auditors, as stated in their report appearing herein. The combined balance sheets of Tamor Plastics Corporation and Houseware Sales, Inc. as of December 31, 1995 and 1996, and the related combined statements of income, stockholders' equity and cash flows for the three years then ended, have been audited by BDO Seidman, LLP, independent certified public accountants, as stated in their report appearing herein.


                             AVAILABLE INFORMATION

     The Company has filed with the Commission a Registration Statement on Form S-4 (the "Exchange Offer Registration Statement," which term shall encompass all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act, covering the Exchange Notes offered hereby. This Prospectus does not contain all the information set forth in the Exchange Offer Registration Statement. For further information with respect to the Company and the Exchange Offer, reference is made to the Exchange Offer Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to such contract, agreement or other document filed as an exhibit to the Exchange Offer Registration Statement, reference is made to the exhibit for a more complete description of the document or matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

     While any Original Notes remain outstanding the Company will make available, upon request, to any holder and any prospective purchaser of Notes the information required pursuant to Rule 144A(d)(4) under the Securities Act during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act. Any such request should be directed to James E. Winslow, Executive Vice President, Chief Financial Officer and Secretary, Home Products International, Inc., 4501 West 47th Street, Chicago, Illinois 60632, (773) 890-1010.

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained by mail from the Public Reference Section of the Commission at 450 West Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The reports, proxy statements and other information may also be obtained from the Web site that the Commission maintains at http://www.sec.gov. The Company's Common Stock is listed on The Nasdaq Stock Market under the symbol "HPII," and such material may be inspected at the offices of Nasdaq, National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20549.

     The Indenture provides that the Company will furnish copies of the periodic reports required to be filed with the Commission under the Exchange Act to the holders of the Notes. If the Company is not subject to the periodic reporting and informational requirements of the Exchange Act, it will, to the extent such filings are accepted by the Commission, and whether or not the Company has a class of securities registered under the Exchange Act, file with the Commission, and provide the Trustee and the holders of the Notes within 15 days after such filings with, annual reports containing the information required to be contained in Form 10-K promulgated under the Exchange Act, quarterly reports containing the information required to be contained in Form 10-Q promulgated under the Exchange Act, and from time to time such other information as is required to be contained in Form 8-K promulgated under the Exchange Act. If filing such reports with the Commission is not accepted by the Commission or prohibited by the Exchange Act, the Company will also provide copies of such reports, at its cost, to prospective purchasers of the Notes and participants in the Exchange Offer promptly upon written request.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have been filed by the Company with the Commission, are incorporated herein by reference:

          1. Annual Report on Form 10-K for the fiscal year ended December 27, 1997.

          2. Quarterly Report on Form 10-Q for the fiscal quarter ended March 28, 1998.

          3. Reports on Form 8-K, dated December 30, 1997 (including the amendment thereto on Form 8-K/A-1) and April 7, 1998.

          4. Definitive Proxy Statement with respect to the Company's Annual Meeting of Stockholders held on May 20, 1998.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of (i) the Exchange Offer and (ii) any resales by CSI of Exchange Notes acquired pursuant to the Registration Statement of which this Prospectus is a part, including resales of Exchange Notes acquired by it pursuant to market making activities, hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents not specifically described above. Requests for such documents should be directed to James E. Winslow, Executive Vice President, Chief Financial Officer and Secretary, 4501 West 47th Street, Chicago, Illinois 60632, (773) 890-1010.

                         INDEX TO FINANCIAL STATEMENTS


                                                              PAGE
                                                              ----
HOME PRODUCTS INTERNATIONAL, INC.
Report of Arthur Andersen LLP...............................   F-2
Report of Grant Thornton LLP................................   F-3
Consolidated Balance Sheets at December 27, 1997 and
  December 28, 1996.........................................   F-4
Consolidated Statements of Operations for the fiscal years
  1997, 1996 and 1995.......................................   F-5
Consolidated Statements of Stockholders' Equity for the
  fiscal years 1997, 1996 and 1995..........................   F-6
Consolidated Statements of Cash Flows for the fiscal years
  1997, 1996 and 1995.......................................   F-7
Notes to Consolidated Financial Statements..................   F-8
Unaudited Quarterly Financial Information...................  F-23
Report of Arthur Andersen LLP on Schedule II................  F-24
Report of Grant Thornton LLP on Schedule II.................  F-25
Schedule of Valuation and Qualifying Accounts...............  F-26
Condensed Consolidated Balance Sheets at March 28, 1998
  (unaudited) and December 27, 1997.........................  F-27
Condensed Consolidated Statements of Operations and Retained
  Earnings for the thirteen week periods ended March 28,
  1998 (unaudited) and March 29, 1997 (unaudited)...........  F-28
Condensed Consolidated Statements of Cash Flows for the
  thirteen week periods ended March 28, 1998 (unaudited) and
  March 29, 1997 (unaudited)................................  F-29
Notes to Condensed Consolidated Financial Statements
  (unaudited)...............................................  F-30
SEYMOUR SALES CORPORATION AND SUBSIDIARIES
Report of Ernst & Young LLP.................................  F-32
Consolidated Balance Sheets as of June 30, 1997 and 1996....  F-33
Consolidated Statements of Operations for the fiscal years
  1997, 1996 and 1995.......................................  F-34
Consolidated Statements of Changes in Stockholders' Equity
  for the fiscal years 1997, 1996 and 1995..................  F-35
Consolidated Statements of Cash Flows for the fiscal years
  1997, 1996 and 1995.......................................  F-36
Notes to Consolidated Financial Statements..................  F-37
Condensed Consolidated Balance Sheet at December 27, 1997
  (unaudited)...............................................  F-47
Condensed Consolidated Statement of Operations for the Six
  Months Ended December 27, 1997 and December 28, 1996
  (unaudited)...............................................  F-48
Condensed Consolidated Statements of Cash Flows for the Six
  Months Ended December 27, 1997 and December 28, 1996
  (unaudited)...............................................  F-49
Notes to Unaudited Interim Financial Statements.............  F-50
TAMOR PLASTICS CORPORATION AND HOUSEWARE SALES, INC.
Report of BDO Seidman, LLP..................................  F-51
Combined Balance Sheets as of December 31, 1995 and 1996....  F-52
Combined Statements of Income for each of the three years in the period ended December 31, 1996........................  F-53
Combined Statements of Stockholders' Equity for each of the
  three years in the period ended December 31, 1996.........  F-54
Combined Statements of Cash Flows for each of the three
  years in the period ended December 31, 1996...............  F-55
Summary of Accounting Policies..............................  F-56
Notes to Combined Financial Statements......................  F-58

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

Board of Directors
Home Products International, Inc.

     We have audited the accompanying consolidated balance sheets of Home Products International, Inc. (formerly Selfix, Inc.) (a Delaware corporation) and subsidiaries as of December 27, 1997 and December 28, 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for the fifty-two week periods then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Home Products International, Inc. and subsidiaries as of December 27, 1997 and December 28, 1996, and the results of its operations and its cash flows for the fifty-two week periods then ended in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP
Chicago, Illinois

February 6, 1998, except for


  Note 17 as to which the


  date is May 14, 1998

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Home Products International, Inc. (formerly Selfix, Inc.)

     We have audited the accompanying consolidated statements of operations, stockholders' equity and cash flows for the 52-week period ended December 30, 1995 of Home Products International, Inc., (formerly Selfix, Inc.). These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated results of their operations and their consolidated cash flows for the 52-week period ended December 30, 1995 of Home Products International, Inc. and Subsidiaries, in conformity with generally accepted accounting principles.

                                    GRANT THORNTON LLP

Chicago, Illinois
February 9, 1996

                       HOME PRODUCTS INTERNATIONAL, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                              AS OF FISCAL YEAR END
                                                              ---------------------
                                                                1997        1996
                                                              ---------   ---------
                                                              (IN THOUSANDS, EXCEPT
                                                                 SHARE AMOUNTS)
                                      ASSETS
Current assets:
  Cash and cash equivalents.................................  $    583    $  2,878
  Accounts receivable, net of allowance for doubtful
     accounts of $1,716 at December 27, 1997 and $901 at
     December 28, 1996......................................    20,802       6,476
  Notes and other receivables...............................        80         119
  Inventories, net..........................................    12,797       4,391
  Prepaid expenses and other current assets.................       428         100
                                                              --------    --------
          Total current assets..............................    34,690      13,964
                                                              --------    --------
Property, plant and equipment -- at cost....................    47,634      22,515
Less accumulated depreciation and amortization..............   (19,254)    (14,581)
                                                              --------    --------
Property, plant and equipment, net..........................    28,380       7,934
                                                              --------    --------
Deferred income taxes.......................................     3,466          --
Intangible and other assets.................................    32,807       2,807
                                                              --------    --------
Total assets................................................  $ 99,343    $ 24,705
                                                              ========    ========
                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term obligations...............  $  3,850    $    838
  Accounts payable..........................................     9,664       1,956
  Accrued liabilities.......................................    12,913       4,018
                                                              --------    --------
          Total current liabilities.........................    26,427       6,812
                                                              --------    --------
Long-term obligations -- net of current maturities..........    30,700       6,184
Stockholders' equity:
  Preferred stock -- authorized, 500,000 shares, $.01 par
     value; none issued.....................................        --          --
  Common stock -- authorized 15,000,000 shares, $.01 par
     value; 6,674,271 shares issued at December 27, 1997 and
     3,881,423 shares issued at December 28, 1996...........        67          39
  Additional paid-in capital................................    33,956      10,839
  Retained earnings.........................................     8,616       1,296
  Common stock held in treasury -- at cost (58,762
     shares)................................................      (264)       (264)
  Currency translation adjustments..........................      (159)       (201)
                                                              --------    --------
          Total stockholders' equity........................    42,216      11,709
                                                              --------    --------
Total liabilities and stockholders' equity..................  $ 99,343    $ 24,705
                                                              ========    ========

    The accompanying notes are an integral part of the financial statements.

                       HOME PRODUCTS INTERNATIONAL, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                            FISCAL YEAR
                                                             -----------------------------------------
                                                                1997            1996           1995
                                                             -----------     ----------     ----------
                                                             (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net sales..................................................   $129,324        $38,200        $41,039
Cost of goods sold.........................................     88,888         22,992         25,678
                                                              --------        -------        -------
  Gross profit.............................................     40,436         15,208         15,361
Operating expenses
  Selling..................................................     18,332          9,042         10,474
  Administrative...........................................      8,474          4,600          6,433
  Amortization of intangible assets........................        882            201            478
  Restructuring charge.....................................         --             --          2,051
                                                              --------        -------        -------
                                                                27,688         13,843         19,436
                                                              --------        -------        -------
  Operating profit (loss)..................................     12,748          1,365         (4,075)
                                                              --------        -------        -------
Other income (expense)
  Interest income..........................................         50             80            230
  Interest (expense).......................................     (5,152)          (707)          (896)
  Other income.............................................         20             68            458
                                                              --------        -------        -------
                                                                (5,082)          (559)          (208)
                                                              --------        -------        -------
Earnings (loss) before income taxes........................      7,666            806         (4,283)
Income tax (expense) benefit...............................       (346)            --            273
                                                              --------        -------        -------
Net earnings (loss)........................................   $  7,320        $   806        $(4,010)
                                                              ========        =======        =======
Net earnings (loss) per common share -- Basic..............   $   1.35        $  0.21        $ (1.11)
                                                              ========        =======        =======
Net earnings (loss) per common share -- Diluted............   $   1.29        $  0.21        $ (1.11)
                                                              ========        =======        =======

    The accompanying notes are an integral part of the financial statements.

                       HOME PRODUCTS INTERNATIONAL, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                                           COMMON
                                                          ADDITIONAL               CURRENCY              STOCK HELD
                                     PREFERRED   COMMON    PAID-IN     RETAINED   TRANSLATION   OTHER,   IN TREASURY
                                       STOCK     STOCK     CAPITAL     EARNINGS   ADJUSTMENTS    NET       AT COST      TOTAL
                                     ---------   ------   ----------   --------   -----------   ------   -----------   -------
                                                              (IN THOUSANDS, EXCEPT SHARE AMOUNTS)
BALANCE AT DECEMBER 31, 1994.......   $   --      $36      $ 9,360     $ 4,500       $(222)      $(51)      $  --      $13,623
Net loss...........................       --       --           --      (4,010)         --         --          --       (4,010)
Issuance of 250,000 shares of
  common stock in connection with
  the acquisition of Mericon Child
  Safety Products..................       --        3        1,372          --          --         --          --        1,375
Issuance of 8,147 shares of common
  stock in connection with exercise
  of stock options.................       --       --           33          --          --         --          --           33
Purchase of 58,762 common share
  held in treasury at cost.........       --       --           --          --          --         --        (264)        (264)
Other..............................       --       --           --          --          --         60          --           60
Translation adjustments............       --       --           --          --          30         --          --           30
                                      ------      ---      -------     -------       -----       ----       -----      -------
BALANCE AT DECEMBER 30, 1995.......       --       39       10,765         490        (192)         9        (264)      10,847
Net earnings.......................       --       --           --         806          --         --          --          806
Issuance of 19,639 shares of common
  stock in connection with employee
  stock purchase plan..............       --       --           74          --          --         --          --           74
Other..............................       --       --           --          --          --         (9)         --           (9)
Translation adjustments............       --       --           --          --          (9)        --          --           (9)
                                      ------      ---      -------     -------       -----       ----       -----      -------
BALANCE AT DECEMBER 28, 1996.......       --       39       10,839       1,296        (201)        --        (264)      11,709
Net earnings.......................       --       --           --       7,320          --         --          --        7,320
Issuance of 19,560 shares in
  connection with employee stock
  purchase plan....................       --       --          107          --          --         --          --          107
Issuance or 480,000 shares of
  common stock in connection with
  Tamor Acquisition................       --        5        2,395          --          --         --          --        2,400
Issuance of 2,280,000 shares of
  common stock in connection with
  secondary public offering........       --       23       20,148          --          --         --          --       20,171
Issuance of warrant................       --       --          400          --          --         --          --          400
Issuance of 13,288 shares of common
  stock in connection with the
  exercise of stock options........       --       --           67          --          --         --          --           67
Translation adjustments............       --       --           --          --          42         --          --           42
                                      ------      ---      -------     -------       -----       ----       -----      -------
BALANCE AT DECEMBER 27, 1997.......   $   --      $67      $33,956     $ 8,616       $(159)      $ --       $(264)     $42,216
                                      ======      ===      =======     =======       =====       ====       =====      =======

    The accompanying notes are an integral part of the financial statements.

                       HOME PRODUCTS INTERNATIONAL, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                       FISCAL YEAR
                                                              ------------------------------
                                                                1997       1996       1995
                                                              --------    -------    -------
                                                                      (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings (loss).......................................  $  7,320    $   806    $(4,010)
  Adjustments to reconcile net earnings (loss) to net cash
     provided by operating activities:
     Depreciation and amortization..........................     5,687      2,214      3,337
     Provision for restructuring charge.....................        --         --      2,051
     Changes in assets and liabilities:
     (Increase) decrease in accounts receivable.............    (5,428)    (1,786)       494
     (Increase) decrease in inventories.....................    (2,280)       760        105
     Decrease in refundable income taxes....................        --        222        159
     Increase in net deferred tax asset.....................    (3,466)        --         --
     (Increase) decrease in notes and other receivables.....        --        (35)     1,691
     Increase (decrease) in accounts payable................    (4,695)       622       (681)
     Increase (decrease) in accrued liabilities.............     5,060       (793)      (603)
     Other operating activities, net........................    (1,320)      (187)        32
                                                              --------    -------    -------
NET CASH PROVIDED BY OPERATING ACTIVITIES...................       878      1,823      2,575
                                                              --------    -------    -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Tamor Acquisition, net of cash acquired...................   (27,876)        --         --
  Proceeds from sale or maturity of marketable securities...        --        515        408
  Capital expenditures, net.................................    (8,382)    (1,624)    (1,215)
  Restricted cash -- Industrial Revenue Bond................        --         --          5
  Mericon Child Safety Products Acquisition, net of cash
     acquired...............................................        --         --       (921)
                                                              --------    -------    -------
NET CASH USED FOR INVESTING ACTIVITIES......................   (36,258)    (1,109)    (1,723)
                                                              --------    -------    -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments on borrowings....................................   (34,609)      (860)    (2,471)
  Proceeds from borrowings and warrants.....................    44,158         --         --
  Net proceeds from borrowings under revolving line of
     credit.................................................     3,355         --         --
  Net proceeds from secondary stock offering................    20,171         --         --
  Payment of capital lease obligation.......................      (164)       (32)       (27)
  Purchase of treasury stock................................        --         --       (264)
  Exercise of common stock options and issuance of common
     stock under stock purchase plan........................       174         74         33
                                                              --------    -------    -------
NET CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES........    33,085       (818)    (2,729)
                                                              --------    -------    -------
  Net decrease in cash and cash equivalents.................    (2,295)      (104)    (1,877)
  Cash and cash equivalents at beginning of year............     2,878      2,982      4,859
                                                              --------    -------    -------
  Cash and cash equivalents at end of year..................  $    583    $ 2,878    $ 2,982
                                                              ========    =======    =======
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid (received) during the year for:
  Interest..................................................  $  3,568    $   599    $   822
                                                              --------    -------    -------
  Income taxes, net.........................................     1,255       (314)      (457)
                                                              --------    -------    -------

    The accompanying notes are an integral part of the financial statements.

                       HOME PRODUCTS INTERNATIONAL, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

          DECEMBER 27, 1997, DECEMBER 28, 1996, AND DECEMBER 30, 1995
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Home Products International, Inc. (the "Company") and its subsidiary companies design, manufacture and market products in two industry segments: housewares products and home improvement products. Housewares products are marketed principally through mass market trade channels throughout the United States and internationally. Home improvement products are sold principally through wholesalers that service the residential construction, repair, and remodeling industry throughout the United States.

  Principles of Consolidation.

     The consolidated financial statements include the accounts of the Company and its subsidiary companies. All significant intercompany transactions and balances have been eliminated. The accompanying statements do not include the accounts of Seymour Sales Corporation or its wholly owned subsidiary, Seymour Housewares Corporation, (collectively, "Seymour"), as the Company did not complete the acquisition until after the end of fiscal 1997. See Note 16 for more information regarding the acquisition of Seymour.

  Use of Estimates.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments and Credit Risk.

     The carrying value of cash, cash equivalents, investments and long-term obligations approximate their fair values based upon quoted market rates. As of December 27, 1997, and December 28, 1996, the Company had no significant concentrations of credit risk related to cash equivalents.

  Inventories.

     Inventories are stated at the lower of cost or net realizable value with cost determined on a first in, first out (FIFO) basis.

  Property, Plant and Equipment.

     Property, plant and equipment are stated at cost. Depreciation is charged against results of operations over the estimated service lives of the related assets.

     Improvements to leased property are amortized over the life of the lease or the life of the improvement, whichever is shorter. For financial reporting purposes, the Company uses the straight-line method of depreciation. For tax purposes, the Company uses accelerated methods where permitted.

                       HOME PRODUCTS INTERNATIONAL, INC.

     The estimated service lives of the fixed assets are as follows:

Buildings...................................................       30 years
Land and building under capital lease.......................     lease term
Machinery, equipment and vehicles...........................      3-8 years
Tools, dies and molds.......................................        5 years
Furniture, fixtures and office equipment....................      2-8 years
Leasehold improvements......................................     lease term

  Revenue Recognition.

     The Company recognizes revenue as products are shipped to customers.

  Intangible Assets.

     Goodwill, which represents the excess of the purchase price over the fair value of net assets acquired, is amortized over forty years. Covenants not to compete are amortized on a straight-line basis over the terms of the respective agreements. Patents, royalty rights, trademarks acquired and licensing agreements are amortized over their estimated useful lives ranging from five to ten years.

  Long-Lived Assets.

     In fiscal 1996, the Company adopted Statement of Financial Accounting Standard No. 121, ("SFAS 121"), "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of". The statement requires entities to review long-lived assets and certain intangible assets in certain circumstances, and if the value of the asset is impaired, an impairment loss shall be recognized. The adoption of this policy had no material effect on the Company's financial position or results of operations.

  Income Taxes.

     Deferred tax assets and liabilities are determined at the end of each period, based on differences between the financial statement bases of assets and liabilities and the tax bases of those same assets and liabilities, using the currently enacted statutory tax rates.

  Net Earnings (Loss) Per Common Share.

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS 128"), which established new standards for the computation and presentation of earning per share information. As required, the Company has adopted the provisions of SFAS 128 for its year end 1997 financial statements, and has restated all prior year earnings per share information. Net earnings (loss) per common share -- basic, was calculated by dividing net earnings (loss) applicable to common shares by the weighted average number of common shares outstanding during each year. Net earnings (loss) per common share -- diluted, reflects the potential dilution that could occur assuming exercise of all outstanding "in-the-money" stock options. A reconciliation of the net earnings

                       HOME PRODUCTS INTERNATIONAL, INC.

(loss) and the number of shares used in computing basic and diluted earnings per share was as follows (in thousands, except per share amounts):

                                                               1997      1996      1995
                                                              ------    ------    -------
Net earnings (loss) per common share -- Basic:
  Net earnings (loss) applicable to common shares...........  $7,320    $  806    $(4,010)
                                                              ======    ======    =======
  Weighted average common shares outstanding for the year...   5,436     3,820      3,617
                                                              ======    ======    =======
  Net earnings (loss) per common share -- Basic.............  $ 1.35    $ 0.21    $ (1.11)
                                                              ======    ======    =======
Net earnings (loss) per common share -- Diluted:
  Net earnings (loss) applicable to common shares...........  $7,320    $  806    $(4,010)
                                                              ======    ======    =======
  Weighted average common shares outstanding for the year...   5,436     3,820      3,617
  Increase in shares which would result from exercise of
     "in-the-money" stock options...........................     246        34         --
                                                              ------    ------    -------
  Weighted average common shares assuming conversion of the
     above securities.......................................   5,682     3,854      3,617
                                                              ======    ======    =======
  Net earnings (loss) per common share -- Diluted...........  $ 1.29    $ 0.21    $ (1.11)
                                                              ======    ======    =======

  Benefit Plans.

     The Company provides a profit sharing and savings plan (including a 401(k) plan) to which both the Company and eligible employees may contribute. Company contributions to the profit sharing and savings plan are voluntary and at the discretion of the Board of Directors. The Company matches the employee 401(k) plan contributions with certain limitations. The total Company contributions to both plans are limited to the maximum deductible amount under the Federal income tax law.

     The Company provides retirement plans for its employees covered under collective bargaining agreements. The amount of the Company contribution is determined by the respective collective bargaining agreement.

     The contributions to all the profit sharing, savings, and retirement plans for 1997, 1996 and 1995, were $414, $248, and $259, respectively.

  Cash and Cash Equivalents.

     The Company considers all highly liquid, short-term investments with an original maturity of three months or less, to be cash equivalents.

  Fiscal Year.

     The Company's fiscal year ends on the last Saturday in December. References to the fiscal years 1997, 1996 and 1995 are for the fifty-two weeks ended December 27, 1997, December 28, 1996 and December 30, 1995.

  Related Parties.

     A director of the Company is the executor and co-trustee of certain estates and trusts which lease facilities to the Company as discussed in Note 9. In addition, the director is a partner in a law firm which is the Company's general counsel. Total fees paid to this law firm in fiscal 1997 were $730.

                       HOME PRODUCTS INTERNATIONAL, INC.

     In fiscal 1997 the Company engaged the services of a management consulting firm in which a director of the Company is a partner. Total fees paid to this management consulting firm in 1997 were $99.

     In fiscal 1997, Tamor purchased raw materials and packaging from vendors whose ownership was related to certain officers of Tamor. Such transactions were as follows: (i) raw materials totaling $9,835, and packaging totaling $1,700. Management believes the transactions were conducted on an arm's length basis at competitive prices.

NOTE 2. ACQUISITION OF TAMOR PLASTICS CORPORATION AND HOUSEWARE SALES, INC.

     Pursuant to an agreement dated October 29, 1996, the Company, as of January 1, 1997, took operating and financial control of Tamor Plastics Corporation, and its affiliated product distribution company, Houseware Sales, Inc., (collectively, "Tamor"), assumed substantially all of the liabilities of Tamor and retained substantially all of the earnings from Tamor's operations (the "Tamor Acquisition"). Actual results are combined since the date of effective control although the purchase did not close until February 28, 1997. Tamor, founded in 1947, designs, manufactures, and markets quality plastic houseware products, including storage totes, hangers, and juvenile organization products.

     The Tamor Acquisition was completed by the Company for a total purchase price of $41,900 consisting of $27,800 in cash, $2,400 of Common Stock (480,000 shares), and the assumption of $11,700 of short and long-term debt. The funds used for the Tamor Acquisition were obtained from a credit agreement entered into with General Electric Capital Corporation, ("GECC"), on February 27, 1997, (the "Credit Agreement"). See Note 9 for additional information on the Credit Agreement.

     The Tamor Acquisition was accounted for as a purchase, and the operating results of Tamor have been included in the accompanying financial statements from January 1, 1997, the effective date of the acquisition. The excess of the purchase price over the fair value of the assets acquired (goodwill) approximated $27,599 and is being amortized over a period of forty years.

     The unaudited pro forma consolidated results of operations as of December 28, 1996 would have been as follows, if the Tamor Acquisition had occurred on January 1, 1996:

Net sales...................................................  $113,914
Gross profit................................................    33,104
Operating Income............................................     8,240
Net earnings................................................     2,599
Net earnings per common share -- Basic......................  $   0.60
Net earnings per common share -- Diluted....................  $   0.59

     Adjustments made in arriving at the pro forma combined results include increased interest expense and amortization of debt issuance costs on acquisition debt, amortization of goodwill, and certain operating expense reductions. No effect has been given in operating expenses to the fair value of the assets acquired, depreciable values or lives, or synergistic benefits which may be realized from the acquisition.

     The pro forma consolidated results do not purport to be indicative of results that would have occurred had the Tamor Acquisition been in effect as of January 1, 1996 nor do they purport to be indicative of the results that will be obtained in the future.

NOTE 3. ACQUISITION OF MERICON CHILD SAFETY PRODUCTS

     On October 24, 1995, the Company acquired 100% of the common stock of Mericon Child Safety Products for a total purchase price of $2,421 consisting of 250,000 shares of the Company's common stock. The acquisition was accounted for as a purchase, and accordingly, the results of operations are included in the

                       HOME PRODUCTS INTERNATIONAL, INC.

consolidated financial results from the date of acquisition. The purchase price in excess of the fair value of net assets acquired (goodwill) of approximately $1,796 is being amortized over a period of forty years.

NOTE 4. PUBLIC STOCK OFFERING

     On June 30, 1997, the Company completed a secondary public offering of 2,000,000 new shares of its common stock. Net proceeds in the amount of $18,300 were used to repay the subordinated note of $7,000, term notes of $11,100, and accrued interest of $200. On July 16, 1997, an additional 280,000 shares were sold pursuant to an underwriter's over-allotment provision. Net proceeds of $2,600 were used to repay term notes of $2,500 and accrued interest of $100.

     See Note 9 for additional information regarding the repayment of debt.

NOTE 5. INVENTORIES

     The components of the Company's inventory were as follows:

                                                            1997       1996
                                                           -------    -------
Finished goods...........................................  $ 7,335    $ 2,604
Work-in-process..........................................    2,225      1,003
Raw materials............................................    3,237        784
                                                           -------    -------
                                                           $12,797    $ 4,391
                                                           =======    =======

NOTE 6. PROPERTY, PLANT AND EQUIPMENT

     The components of property, plant and equipment were as follows:

                                                           1997        1996
                                                         --------    --------
Buildings and land.....................................  $  5,588    $  2,176
Land and building under capital lease..................     2,535       2,535
Machinery, equipment and vehicles......................    17,936       7,092
Tools and dies.........................................    16,303       6,704
Furniture, fixtures and office equipment...............     3,339       2,679
Leasehold improvements.................................     1,933       1,329
                                                         --------    --------
                                                           47,634      22,515
Less accumulated depreciation and amortization.........   (19,254)    (14,581)
                                                         --------    --------
                                                         $ 28,380    $  7,934
                                                         ========    ========

                       HOME PRODUCTS INTERNATIONAL, INC.

NOTE 7. INTANGIBLES AND OTHER ASSETS

     Intangibles and other assets consist of the following:

                                                               1997       1996
                                                              -------    ------
Goodwill, net of accumulated amortization of $993 on
  December 27, 1997, and $223 on December 28, 1996..........  $28,892    $1,978
Covenants not to compete, net of accumulated amortization of
  $13 on December 27, 1997, and $7 on December 28, 1996.....       77        23
Industrial Revenue Bond fees, net of accumulated
  amortization of $230 on December 27, 1997, and $202 on
  December 28, 1996.........................................      173       201
Patents, net of accumulated amortization of $1,384 on
  December 27, 1997, and $1,327 on December 28, 1996........       96       153
Licensing agreement, net of accumulated amortization of $42
  on December 27, 1997, and $23 on December 28, 1996........      153       172
Deferred financing fees, net of accumulated amortization of
  $439 on December 27, 1997, and $20 on December 28, 1996...    3,320        77
Other assets................................................       96       203
                                                              -------    ------
                                                              $32,807    $2,807
                                                              =======    ======

NOTE 8. ACCRUED LIABILITIES

     Accrued liabilities consist of the following:

                                                             1997       1996
                                                            -------    ------
Compensation and other benefits...........................  $ 3,012    $1,540
Sales incentives and commissions..........................    2,721       814
Income taxes payable......................................    3,551        92
Other.....................................................    3,629     1,572
                                                            -------    ------
                                                            $12,913    $4,018
                                                            =======    ======

NOTE 9. LONG-TERM OBLIGATIONS

     Long-term obligations consist of the following:

                                                               1997       1996
                                                              -------    ------
Revolving credit facility, variable rate, due August 28,
  2002......................................................  $ 3,355    $   --
Term Loan A, variable rate, due July 1, 2002................   11,783        --
Term Loan B, variable rate, due July 1, 2004................   12,938        --
Illinois Development Finance Authority (IDFA) variable rate
  demand Industrial Development Revenue bonds (Shutters
  Project) Series 1989, due November 1, 2002................    2,000     2,400
Illinois Development Finance Authority (IDFA) variable rate
  demand Industrial Development Revenue Bonds (Selfix, Inc.
  Project) Series 1990, due September 1, 2005...............    2,400     2,800
Capital lease obligations...................................    2,074     1,822
                                                              -------    ------
                                                               34,550     7,022
Less current maturities.....................................   (3,850)     (838)
                                                              -------    ------
                                                              $30,700    $6,184
                                                              =======    ======

                       HOME PRODUCTS INTERNATIONAL, INC.

     In connection with the Tamor Acquisition, (as more fully described in Note
2), the Company entered into a credit agreement dated February 27, 1997 (the "Credit Agreement"), with GECC which provided (i) a $20,000 revolving credit facility, (ii) a twenty-two quarter $20,000 term loan, and (iii) a thirty quarter $20,000 term loan. In addition, the Company obtained a $7,000 subordinated equity bridge note (the "Subordinated Note") through GECC. However, as more fully described in Note 16, effective December 30, 1997 the Company terminated the February 27, 1997, Credit Agreement, and entered into a $130,000 credit agreement dated December 30, 1997 (the "12/30/97 Credit Agreement") with GECC. In addition to the 12/30/97 Credit Agreement, the Company obtained a $10,000 senior subordinated note, also through GECC.

     In connection with the Subordinated Note, the Company issued a warrant (the "Warrant") to purchase 79,204 shares of common stock, exercisable at 50% of the Market price ($5.80 per share), as defined in the Warrant. The exercise period commenced on August 1, 1997, and terminates on February 27, 2007. The Warrant was recorded by the Company at its estimated fair value of $400. As of December 27, 1997 the Warrant had not been exercised.

     As discussed in Note 4, on June 24, 1997, the Company completed a secondary public offering of 2,000,000 shares of its common stock. Net proceeds in the amount of $18,300 were used to fully repay the Subordinated Note of $7,000, term notes of $11,100, and accrued interest of $200. On July 16, 1997, an additional 280,000 shares were sold pursuant to an underwriter's over-allotment provision. Net proceeds of $2,600 were used to repay term notes of $2,500 and accrued interest of $100.

     The IDFA variable rate demand Industrial Development Bonds (Shutters Project) Series 1989, were issued in December 1989, and mature on November 1, 2002. Interest is calculated based upon a weekly variable rate, and is paid monthly. Principal is payable in annual installments, due on December 1. The variable rate at December 27, 1997, and December 28, 1996, was 4.6%.

     The IDFA variable rate demand Industrial Development Bonds (Selfix Project) Series 1990, were issued in September 1990, and mature on September 1, 2005. Interest is calculated based upon a weekly variable rate, and is paid monthly. Principal is payable in annual installments, due on December 1. The variable rate at December 27, 1997, and December 28, 1996, was 4.6%.

     Capital lease obligations include; (i) a lease agreement between Selfix and two related trusts for Selfix's principal factory and corporate office; and (ii) starting in fiscal 1997, various equipment lease agreements. Lease payments to the trusts were $519, $467 and $491, in 1997, 1996 and 1995, respectively, and lease payments for machinery and equipment in 1997 were $140.

     The following schedule shows future minimum lease payments together with the present value of the payments for capital lease obligations.

Years ending:
1998........................................................  $   430
1999........................................................      422
2000........................................................      417
2001........................................................      404
2002........................................................      367
Thereafter..................................................    2,604
                                                              -------
                                                                4,644
Less amount representing interest...........................   (2,570)
                                                              -------
Present value of minimum lease payments.....................  $ 2,074
                                                              =======
Long-term portion...........................................  $ 1,974
Current portion.............................................      100
                                                              -------
                                                              $ 2,074
                                                              =======

                       HOME PRODUCTS INTERNATIONAL, INC.

NOTE 10. COMMITMENTS AND CONTINGENCIES

     The Company leases certain manufacturing, distribution, and office facilities under noncancellable operating leases, expiring at various dates through 1999. Future minimum lease payments amount to $1,046, and $1,020 for fiscal years 1998 and 1999, respectively. Rent expense under operating leases for 1997, 1996, and 1995, was $1,184, $354, and $381, respectively.

NOTE 11. INCOME TAXES

     The components of earnings (loss) before income taxes are as follows:

                                                           1997      1996      1995
                                                          ------    ------    -------
Domestic................................................  $7,602    $1,122    $(3,262)
Foreign.................................................      64      (316)    (1,021)
                                                          ------    ------    -------
                                                          $7,666    $  806    $(4,283)
                                                          ======    ======    =======

     Significant components of the Company's deferred tax items as of December 27, 1997 and December 28, 1996 are as follows:

                                                               1997      1996
                                                              ------    -------
DEFERRED TAX ASSETS
  Inventory reserves and overhead capitalized for tax
     purposes...............................................  $1,166    $   414
  Employee benefit expenses and other accruals..............     341        450
  Accounts receivable reserve...............................     423        241
  Capitalized lease treated as operating lease for tax
     purposes...............................................     378        430
  Accrued advertising, volume rebates and reserves for
     returns................................................     890        109
  Other accrued liabilities.................................     235        344
  Net operating loss carryforward...........................      --        612
  Other.....................................................     936        889
                                                              ------    -------
Gross deferred tax assets...................................   4,369      3,489
                                                              ------    -------
DEFERRED TAX LIABILITIES
  Depreciation..............................................     628        301
  Other.....................................................     275         45
                                                              ------    -------
Gross deferred tax liabilities..............................     903        346
                                                              ------    -------
Deferred tax assets net of deferred liabilities.............   3,466      3,143
Valuation allowance.........................................      --     (3,143)
                                                              ------    -------
Net deferred tax asset......................................  $3,466    $    --
                                                              ======    =======

     In fiscal 1997, the Company received a refund of approximately $330 relating to federal income taxes paid in prior years. Through the claim for refund filed, and the level of fiscal 1997 taxable income, the Company utilized all federal net operating loss carryforwards in fiscal 1997.

     The Company has research and development credit carryforwards of approximately $11, expiring through the year 2010, state investment tax credit carryforwards of approximately $86 expiring through 2000 and foreign net operating loss carryforwards of $1,082 expiring in 2002.

     The Company eliminated the valuation allowance as of December 27, 1997 based upon the determination that it is more likely than not that the Company will realize the benefits generated from the deferred tax assets recorded.

                       HOME PRODUCTS INTERNATIONAL, INC.

     Income tax expense (benefit) is as follows:

                                                               1997      1996     1995
                                                              -------    -----    -----
Current
  U.S. federal..............................................  $ 1,721    $   0    $(247)
  Foreign...................................................       --      (10)      22
  State.....................................................      346        0      (48)
                                                              -------    -----    -----
                                                                2,067      (10)    (273)
                                                              -------    -----    -----
Deferred
  U.S. federal..............................................    1,422      266     (463)
  Increase (decrease) in valuation allowance................   (3,143)    (256)     463
                                                              -------    -----    -----
                                                               (1,721)      10       --
                                                              -------    -----    -----
Total income tax expense (benefit)..........................  $   346    $  --    $(273)
                                                              =======    =====    =====

     Income tax expense (benefit) differs from amounts computed based on the U.S. federal statutory tax rate applied to earnings (loss) before tax as follows:

                                                               1997      1996      1995
                                                              -------    -----    -------
Computed at statutory U.S. federal income tax rate..........  $ 2,683    $ 282    $(1,456)
State income taxes, net of U.S. federal tax benefit.........      383      (39)       (32)
Foreign tax rate difference and foreign loss
  carryforwards.............................................       --       --        460
Tax exempt interest.........................................       --      (12)       (25)
Exercise of Stock Options...................................      (34)      --         --
Non deductible goodwill.....................................       62       --         --
Other.......................................................      395       25        317
Change in valuation allowance...............................   (3,143)    (256)       463
                                                              -------    -----    -------
                                                              $   346    $  --    $  (273)
                                                              =======    =====    =======

NOTE 12. STOCK OPTIONS

     Under the 1987, 1991 and 1994 stock option plans as amended, (collectively, the "Stock Option Plan") key employees and certain key nonemployees were granted options to purchase shares of the Company's common stock. All stock option grants are authorized by the Compensation Committee of the Board of Directors, which is comprised of outside directors.

     Options granted may or may not be "incentive stock options" as defined by the Internal Revenue Code of 1986. The exercise price is determined by the Company's Board of Directors at the time of grant but may not be less than 100% of the market price at the time of grant for incentive stock options. Options may not be granted for a term greater than ten years.

     All options granted, with the exception of those granted to the Chief Executive Officer, vest within a five year period. The options granted to the Chief Executive Officer vest on an accelerated schedule in accordance with his employment contract.

     In 1997, the shareholders of the Company voted to increase the maximum number of shares of common stock which may be granted under the Stock Option Plan by 450,000 shares to a maximum available of 1,475,000. A total of 120,820 shares of common stock have been issued as of December 27, 1997 from the Stock Option Plan, and 1,354,180 shares remain in reserve.

                       HOME PRODUCTS INTERNATIONAL, INC.

     The Company applies APB Opinion 25 "Accounting for Stock Based Compensation" and related interpretations in accounting for stock option awards under the Stock Option Plan. Accordingly, no compensation cost has been recognized in the Company's financial statements. As required by SFAS 123, the Company has computed, for pro forma disclosure purposes, the value of options granted during fiscal years 1997 and 1996 using an option pricing model. The weighted average assumptions used for stock option grants for 1997 and 1996 were a dividend yield of 0%, expected volatility of the market price of the Company's common stock of 43% for 1997, and 41% for 1996, a weighted-average expected life of the options of approximately five years, and weighted average risk free interest rates of 6.3% for fiscal 1997 and 6.5% for fiscal 1996.

     Option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because changes in the subjective input assumptions can materially affect the fair value estimates, in management's opinion, the existing model does not necessarily provide a reliable single measure of the fair value of its employee stock based compensation plan.

     Had compensation cost for the Company's 1997 and 1996 grants been determined using the above fair values and considering the applicable vesting periods, the Company's reported results would have been impacted as follows:

                                                            1997     1996      1995
                                                           ------    -----    -------
Net earnings (loss)
  As reported............................................  $7,320    $ 806    $(4,010)
  Pro forma..............................................   6,720      564     (4,092)
Net earnings (loss) per common share -- Basic
  As reported............................................  $ 1.35    $0.21    $ (1.11)
  Pro forma..............................................  $ 1.24    $0.15    $ (1.13)
Net earnings (loss) per common share -- Diluted
  As reported............................................  $ 1.29    $0.21    $ (1.11)
  Pro forma..............................................  $ 1.18    $0.15    $ (1.13)

     A summary of the transactions in the option plans is as follows:

                                  1997                  1996                  1995
                           -------------------    -----------------    ------------------
                            SHARES      PRICE*    SHARES     PRICE*     SHARES     PRICE*
                           ---------    ------    -------    ------    --------    ------
Options outstanding at
  beginning of year......    781,987    $ 6.21    598,527    $6.74      557,842    $8.65
Granted..................    497,900     10.17    248,900     4.95      626,700     7.22
Exercised................    (13,288)     4.58         --       --       (8,147)    4.15
Canceled.................    (45,100)    10.38    (65,440)    6.20     (577,868)    9.14
                           ---------              -------              --------
Unexercised options
  outstanding at end of
  year...................  1,221,499      7.70    781,987     6.21      598,527     6.74
                           =========              =======              ========
Options exercisable at
  end of year............    199,734      6.75     16,754     4.89       15,784     4.69
                           =========              =======              ========
Available for grant......    132,681                1,934               195,394
                           =========              =======              ========

---------------

* Weighted average

                       HOME PRODUCTS INTERNATIONAL, INC.

                                             1997             1996              1995
                                        --------------    -------------    --------------
Price range of options Granted........  $4.38 - $14.00    $4.25 - $6.00    $4.13 - $12.00
Exercised.............................  $4.23 - $ 5.00    $  -- - $  --    $4.00 - $ 4.23
Canceled..............................  $4.25 - $10.38    $4.13 - $8.00    $3.13 - $12.00
Outstanding...........................  $4.13 - $14.00    $4.13 - $8.00    $4.13 - $ 8.00

     The above stock options have the following characteristics as of December 27, 1997:

                                                                     REMAINING
                                               SHARES                  LIFE         SHARES
                GRANT YEAR                   OUTSTANDING   PRICE*   (IN YEARS)*   EXERCISABLE
                ----------                   -----------   ------   -----------   -----------
Pre-1995...................................      16,399    $ 5.09       5.5          16,399
1995.......................................     512,200      6.88       7.5         116,668
1996.......................................     238,000      4.96       8.8          66,667
1997.......................................     454,900     10.15       9.8              --
                                              ---------                             -------
                                              1,221,499                             199,734
                                              =========                             =======

---------------

* Weighted average

NOTE 13. EMPLOYEE STOCK PURCHASE PLAN

     The 1995 Employee Stock Purchase Plan allows eligible employees to purchase up to 200,000 shares of the Company's stock. The purchase price shall be the lesser of 85% of the fair market value of a common share on the first day of each purchase period or the fair market value of a common share on the last day of such purchase period, adjusted to the nearest 1/8 point. As of December 27, 1997, and December 28, 1996, 19,560, and 19,639 shares respectively had been purchased under the plan.

NOTE 14. STATEMENT OF OPERATIONS AND RESTRUCTURING CHARGES

     In the fourth quarter of 1995, the Company announced its intent to consolidate facilities and exit additional product lines. The 1995 charge is a result of the Company's decision to exit certain unprofitable product lines, close the Company's Canadian facility and move the Canadian operations to the Chicago manufacturing and distribution facilities. The restructuring charges for these initiatives totaled $2,051. The charges for the closing and relocation of the Canadian operation totaled $951 including severance benefits of $184 covering all of the Canadian employees. The relocation of the Canadian operation was completed in the first half of 1996. The remaining $1,100 of restructuring charges pertains to product lines the Company has decided to exit and the related write-off of product molds, inventory and patents. Approximately $66 of inventory reserves, $74 of accrued legal and accrued severance and $140 of accrued facility closing costs remained on the Company's books at December 28, 1996. As of December 27, 1997, no balances remained in these accounts.

     In 1995, the Company received approximately $1,400, net of a contingent liability, as its share of the net proceeds from a patent suit settlement. The Company recorded approximately $500 as its share of the proceeds in other income in 1994.

NOTE 15. SEGMENT AND GEOGRAPHIC INFORMATION

     The Company operates in two industry segments, the housewares segment and the home improvement products segment. The housewares segment provided approximately 94% of the Company's gross sales in 1997 and the home improvement products segment provided approximately 6% of the Company's gross sales in 1997. Sales to customers outside the United States in 1997 accounted for approximately 6% of total net sales

                       HOME PRODUCTS INTERNATIONAL, INC.

with Canada accounting for approximately 2% of total net sales. Information about the Company's operations in these segments is as follows:

                                                         1997       1996       1995
                                                       --------    -------    -------
Gross sales:
  Housewares.........................................  $129,745    $31,375    $34,543
  Home improvement products..........................     8,385      9,457      8,993
                                                       --------    -------    -------
     Consolidated....................................  $138,130    $40,832    $43,536
                                                       ========    =======    =======
Operating profit (loss):
  Housewares.........................................  $ 12,277    $   904    $(4,892)
  Home improvement products..........................       471        461        817
                                                       --------    -------    -------
  Consolidated.......................................  $ 12,748    $ 1,365    $(4,075)
                                                       ========    =======    =======
Identifiable assets:
  Housewares.........................................  $ 93,898    $19,615    $19,676
  Home improvement products..........................     5,445      5,090      5,300
                                                       --------    -------    -------
     Consolidated....................................  $ 99,343    $24,705    $24,976
                                                       ========    =======    =======
Depreciation and amortization:
  Housewares.........................................  $  5,274    $ 1,532    $ 2,684
  Home improvement products..........................       413        682        653
                                                       --------    -------    -------
     Consolidated....................................  $  5,687    $ 2,214    $ 3,337
                                                       ========    =======    =======
Capital expenditures, net:
  Housewares.........................................  $  8,062    $   982    $   880
  Home improvement products..........................       320        642        335
                                                       --------    -------    -------
     Consolidated....................................  $  8,382    $ 1,624    $ 1,215
                                                       ========    =======    =======

     Information about the Company's operations by geographic area is as follows:

                                                           1997      1996      1995
                                                         --------   -------   -------
Gross sales:
  United States........................................  $136,407   $38,855   $40,283
  Foreign..............................................     1,723     1,977     3,253
                                                         --------   -------   -------
     Consolidated......................................  $138,130   $40,832   $43,536
                                                         ========   =======   =======
Operating profit (loss):
  United States........................................  $ 12,689   $ 1,386   $(2,975)
  Foreign..............................................        59       (21)   (1,100)
                                                         --------   -------   -------
     Consolidated......................................  $ 12,748   $ 1,365   $(4,075)
                                                         ========   =======   =======
Identifiable assets:
  United States........................................  $ 99,018   $24,170   $23,699
  Foreign..............................................       325       535     1,277
                                                         --------   -------   -------
     Consolidated......................................  $ 99,343   $24,705   $24,976
                                                         ========   =======   =======

     As a percentage of gross sales, a single customer represented 23% in 1997, and 12% in each of 1996 and 1995. A second customer represented 10% of 1997 gross sales, and less than 10% of gross sales in each of 1996 and 1995.

                       HOME PRODUCTS INTERNATIONAL, INC.

NOTE 16. SUBSEQUENT EVENTS

     Effective December 30, 1997, (within the Company's fiscal 1998), the Company completed the acquisition of Seymour Sales Corporation and its wholly owned subsidiary, Seymour Housewares Corporation, (collectively, "Seymour"). Seymour, headquartered in Seymour, Indiana, is an industry leading manufacturer and marketer of consumer laundry care products, including a full line of ironing boards, ironing board covers and pads, and numerous laundry related accessories.

     The acquisition will be accounted for as a purchase. As such, the excess of the purchase price over the estimated fair value of the acquired net assets, which approximates, $35,000, will be recorded as goodwill and amortized over forty years. The purchase price allocation will be determined in 1998 when additional information becomes available. Accordingly, the final allocation may have a material effect on the pro forma information presented below.

     Total consideration for the acquisition was $100,700, consisting of approximately $16,400 in cash, $14,300 in common stock (1,320,700 shares) and the assumption of $70,000 of debt.

     The following unaudited pro forma information for the fifty-two weeks ended December 27, 1997 presents the combined results of operations as if the acquisition had been completed at the beginning of 1997, and may not be indicative of what would have occurred had the acquisition actually been made as of such date, or results which may occur in the future.

     Had the Seymour Acquisition occurred on January 1, 1997, pro forma net sales would have been $222,287, and operating profit would have been $15,332. Pro forma net income before extraordinary item would have been $3,972 or $0.59 per common share -- basic and $0.57 per common share -- diluted. Pro forma net earnings, after a $1,800 net of tax extraordinary item for the write-off of deferred financing fees related to a prior credit agreement would have been $2,172 or $0.32 per common share -- basic and $0.31 per common share -- diluted.

     Adjustments made in arriving at the pro forma unaudited combined results include increased interest expense, amortization of debt issuance costs on acquisition debt, amortization of goodwill, certain operating expense reductions and income tax expense recorded at an estimated combined statutory rate of 40%, prior to adjustment to the valuation allowance. No effect has been given in operating expenses to the fair value of assets acquired, depreciable values or lives, transition and restructuring costs or synergistic benefits which may be realized from the acquisition.

     The source of funds for the acquisition included the proceeds of a $130,000 Credit Agreement, dated December 30, 1997, (the "12/30/97 Credit Agreement"), among the Company, Selfix, Shutters, Tamor, and Seymour, the lenders which are parties thereto and General Electric Capital Corporation ("GECC") as agent, and a $10,000 senior subordinated note (the "12/30/97 Senior Subordinated Note"), dated December 30, 1997. The 12/30/97 Credit Agreement consists of a $20,000 revolving credit facility (the "12/30/97 Revolver") and $110,000 in senior term loans. All loans under the 12/30/97 Credit Agreement are secured by substantially all of the assets of the subsidiaries of the Company (including Seymour) and a pledge by the Company of all the outstanding shares of capital stock of such subsidiaries.

     The provisions of the 12/30/97 Credit Agreement include restrictions on additional indebtedness, asset sales, acquisitions or mergers, capital expenditures and dividend payments, among other things. As defined in the 12/30/97 Credit Agreement, the Company is also required to meet certain financial tests which include, but are not limited to, those relating to a minimum net worth test and a minimum interest coverage ratio.

     The 12/30/97 Revolver provides up to $20,000 (including a letter of credit facility of up to $15,000) subject to the availability of sufficient qualifying collateral. Interest is charged, at the Company's option, at either (i) the 1, 2 or 3 month reserve adjusted LIBOR rate plus a margin of 2.5%; or (ii) a floating rate equal to the prime rate plus a margin of 1.0%. Interest is paid monthly for borrowings which bear interest based on

                       HOME PRODUCTS INTERNATIONAL, INC.

the prime rate and is paid at the end of the applicable LIBOR period for borrowings which bear interest based on a LIBOR rate. An unused facility fee of
 .5% per annum is charged on the average unused daily balance. As of December 30, 1997, there were no borrowings outstanding on the 12/30/97 Revolver and unused availability was $13,400. Availability was reduced by several letters of credit outstanding as of December 30, 1997, which totaled $6,600. The 12/30/97 Revolver terminates on December 30, 2002.

     The 12/30/97 Credit Agreement also includes two senior term loans, (i) consisting of a $50,000 twenty-four quarter senior term loan ("Senior Term Loan A") and (ii) a $60,000 thirty-two quarter senior term loan ("Senior Term Loan B"). Both term loans are immediately due and payable in full if the 12/30/97 Revolver is terminated.

     Senior Term Loan A is required to be repaid in quarterly principal installments commencing in April 1998. Aggregate principal repayments for the Senior Term Loan A are as follows:

                   YEARS ENDING
                   ------------
1998...............................................  $ 3,750
1999...............................................    6,500
2000...............................................    7,750
2001...............................................    9,500
2002...............................................   10,000
Thereafter.........................................   12,500

     Interest is charged, at the Company's option at either: (i) the 1, 2 or 3 month reserve adjusted LIBOR plus a margin of 2.5%; or (ii) a floating rate equal to the prime rate plus a margin of 1.0%. Interest is paid monthly for borrowings which bear interest based on the prime rate and is paid at the end of the applicable LIBOR period for borrowings which bear interest based on a LIBOR rate.

     Senior Term Loan B is required to be repaid in quarterly principal installments commencing in April of 1998. Aggregate principal repayments for the Senior Term Loan B are as follows:

                   YEARS ENDING
                   ------------
1998...............................................  $   450
1999...............................................      600
2000...............................................      600
2001...............................................      600
2002...............................................      600
Thereafter.........................................   57,150

     Interest is charged, at the Company's option, at either: (i) the 1, 2 or 3 month reserve adjusted LIBOR plus a margin of 3.0%; or (ii) a floating rate equal to the prime rate plus a margin of 1.5%. Interest is paid monthly for borrowings which bear interest based on the prime rate and is paid at the end of the applicable LIBOR period for borrowings which bear interest based on a LIBOR rate.

     The interest rates applicable to the obligations outstanding under the 12/30/97 Credit Agreement are subject to adjustment (up or down) based on the Company's year to date 1998 consolidated financial performance.

     The 12/30/97 Senior Subordinated Note matures on December 30, 2006, and is secured by a second lien on substantially all of the assets of the Company's subsidiaries. As such, the 12/30/97 Senior Subordinated Note is subordinated in right of payment from the proceeds of such collateral to the 12/30/97 Revolver and to the Senior Term Loans A and B. If all outstanding obligations under the 12/30/97 Credit Agreement have been paid and the commitment under the 12/30/97 Revolver has been terminated, the Company must prepay

                       HOME PRODUCTS INTERNATIONAL, INC.

the 12/30/97 Senior Subordinated Note in full. Interest is payable monthly, and is charged at a rate of prime plus a margin of 3%, but in no event less than 11% per annum. The 12/30/97 Senior Subordinated Note is due and payable in a single installment on December 30, 2006.

     The 12/30/97 Senior Subordinated Note contains a fee which is due and payable to GECC upon repayment of the principal. If the 12/30/97 Senior Subordinated Note is repaid in full on or prior to December 30, 1999, the required fee is $500; if repaid in full after December 30, 1999, but prior to December 30, 2000, the fee is $750; if repaid in full after December 30, 2000, but prior to December 30, 2001, the fee is $1,200; if repaid in full after December 30, 2001, but prior to December 30, 2002, the fee is $1,600; and if repaid on or after December 30, 2002, the fee is $2,000.

     The 12/30/97 Credit Agreement provides for mandatory prepayments of obligations under the 12/30/97 Credit Agreement and the 12/30/97 Senior Subordinated Note from proceeds received in certain transactions outside the normal scope of the Company's business, such as the sale of fixed assets, or the receipt of insurance proceeds. Additionally, the Company is subject to an annual mandatory prepayment out of "excess cash", as defined in the 12/30/97 Credit Agreement. The Company will be subject to a prepayment premium, as defined in the 12/30/97 Credit Agreement, until December 30, 1999, if the revolving credit facility is terminated or the Company prepays all or any portion of the Senior Term Loans A or B other than as a result of the mandatory prepayments discussed above.


NOTE 17. SUBSIDIARY GUARANTEES OF SENIOR SUBORDINATED NOTES



     In May 1998, the Company issued $125,000,000 of Senior Subordinated Notes due 2008 (the "Notes"). Interest on the Notes is payable semi-annually at a rate of 9.625% per annum. Proceeds from the offering were used (i) to repay approximately $122 million of outstanding indebtedness under the 12/30/97 Credit Agreement, and to pay certain fees, prepayment penalties and expenses related to such repayment, (ii) to pay certain other fees and expenses incurred in connection with the issuance of the Notes and the refinancing of the 12/30/97 Credit Agreement, and (iii) for working capital and general corporate purposes. Concurrently with the offering of the Notes, the Company entered into a new bank revolving credit facility in a maximum principal amount of $100,000,000, which replaced the 12/30/97 Credit Agreement.



     The Company is a holding company with no assets or operations other than its investment in its subsidiaries. The Notes are guaranteed by all direct and indirect subsidiaries of the Company other than inconsequential subsidiaries (the "Subsidiary Guarantors"). The guarantee obligations of the Subsidiary Guarantors (which are all wholly owned subsidiaries of the Company) are full, unconditional and joint and several. There are no restrictions on the ability of the Company's subsidiaries to pay dividends or other distributions to the Company (other than limitations imposed by law generally on the ability of a corporation to declare and pay dividends and distributions to its stockholders). Separate financial statements of the Subsidiary Guarantors are not included in the accompanying financial statements because management of the Company has determined that separate financial statements of the Subsidiary Guarantors would not be material to investors.

                       HOME PRODUCTS INTERNATIONAL, INC.

                   UNAUDITED QUARTERLY FINANCIAL INFORMATION
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                   THIRTEEN   THIRTEEN     THIRTEEN      THIRTEEN
                                                    WEEKS      WEEKS        WEEKS          WEEKS
                                                    ENDED      ENDED        ENDED          ENDED
                                                   MARCH 29   JUNE 28    SEPTEMBER 27   DECEMBER 27
                      1997                         --------   --------   ------------   -----------
Net sales........................................  $31,738    $33,023      $32,875        $31,688
Gross profit.....................................    9,128     10,124       10,377         10,807
Net earnings.....................................    1,032      1,789        2,421          2,078
Net earnings per common share -- Basic...........  $  0.24    $  0.41      $  0.37        $  0.31
Net earnings per common share -- Diluted.........  $  0.23    $  0.40      $  0.36        $  0.30

                                                   THIRTEEN   THIRTEEN     THIRTEEN      THIRTEEN
                                                    WEEKS      WEEKS        WEEKS          WEEKS
                                                    ENDED      ENDED        ENDED          ENDED
                                                   MARCH 30   JUNE 29    SEPTEMBER 28   DECEMBER 28
                      1996                         --------   --------   ------------   -----------
Net sales........................................  $ 8,625    $10,155      $10,728        $ 8,692
Gross profit.....................................    2,858      4,311        4,388          3,651
Net earnings (loss)..............................   (1,116)       709          764            449
Net earnings (loss) per common share -- Basic....  $ (0.29)   $  0.19      $  0.20        $  0.11
Net earnings (loss) per common
  share -- Diluted...............................  $ (0.29)   $  0.19      $  0.20        $  0.11

            REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS ON SCHEDULE II

Board of Directors
Home Products International Inc.

     We have audited in accordance with generally accepted auditing standards the consolidated financial statements of Home Products International, Inc. (formerly Selfix, Inc.) as of and for the fifty-two week period ended December 27, 1997 and December 28, 1996 included in this Prospectus, and have issued our report thereon dated February 6, 1998. Our audits were made for the purpose of forming an opinion on those statements taken as a whole. The Valuation and Qualifying Accounts on Schedule II is the responsibility of the Company's management. This schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                          Arthur Andersen LLP
Chicago, Illinois

February 6, 1998, except for


  Note 17 as to which


  the date is May 14, 1998

       REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS ON SCHEDULE II

Board of Directors
Home Products International, Inc. (Formerly Selfix, Inc.)

     In connection with our audit of the consolidated financial statements of Home Products International, Inc. (formerly Selfix, Inc.) and Subsidiaries referred to in our report dated February 9, 1996, we have also audited Schedule II for the 52-week period ended December 30, 1995. In our opinion, this schedule presents fairly, in all material respects, the information required to be set forth therein.

                                    GRANT THORNTON LLP

Chicago, Illinois
February 9, 1996

                                  SCHEDULE II
                       HOME PRODUCTS INTERNATIONAL, INC.

                       VALUATION AND QUALIFYING ACCOUNTS
                FOR THE FIFTY-TWO WEEKS ENDED DECEMBER 27, 1997,
                FOR THE FIFTY-TWO WEEKS ENDED DECEMBER 28, 1996,
                FOR THE FIFTY-TWO WEEKS ENDED DECEMBER 30, 1995

                                                             ADDITIONS           DEDUCTIONS
                                                       ----------------------    -----------
                                         BALANCE AT    CHARGED TO                   (NET         BALANCE
                                         BEGINNING     COSTS AND     BALANCES    WRITE-OFFS/     AT END
                                         OF PERIOD      EXPENSES     ACQUIRED    RECOVERIES)    OF PERIOD
                                         ----------    ----------    --------    -----------    ---------
                                                                  (IN THOUSANDS)
ALLOWANCE FOR DOUBTFUL ACCOUNTS
December 27, 1997......................    $  901        $  499        $659        $  (343)      $1,716
December 28, 1996......................    $1,395        $  211        $ --        $  (705)      $  901
December 30, 1995......................    $1,431        $  524        $ --        $  (560)      $1,395
WARRANTY RESERVES
December 27, 1997......................    $  453        $   --        $ --        $  (181)      $  272
December 28, 1996......................    $  495        $   --        $ --        $   (42)      $  453
December 30, 1995......................    $  511        $   --        $ --        $   (16)      $  495
INVENTORY RESERVES
December 27, 1997......................    $  993        $  698        $300        $  (624)      $1,367
December 28, 1996......................    $2,411        $  678        $ --        $(2,096)      $  993
December 30, 1995......................    $1,560        $1,648        $ --        $  (797)      $2,411

                       HOME PRODUCTS INTERNATIONAL, INC.

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                                              MARCH 28,    DECEMBER 27,
                                                                1998           1997
                                                              ---------    ------------
                                                                     (UNAUDITED)
                                                                   (IN THOUSANDS,
                                                                EXCEPT SHARE AMOUNTS)
                                        ASSETS
Current assets:
  Cash and cash equivalents.................................  $  4,163     $        583
  Accounts receivable, net..................................    30,460           20,802
  Inventories, net..........................................    24,756           12,797
  Prepaid expenses and other current assets.................     1,974              508
                                                              --------     ------------
          Total current assets..............................    61,353           34,690
                                                              --------     ------------
Property, plant and equipment -- at cost....................    62,840           47,634
Less accumulated depreciation and amortization..............   (21,121)         (19,254)
                                                              --------     ------------
Property, plant and equipment, net..........................    41,719           28,380
Intangible and other assets.................................   121,947           36,273
                                                              --------     ------------
          Total assets......................................  $225,019     $     99,343
                                                              ========     ============
                         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term obligations...............  $  6,591     $      3,850
  Accounts payable..........................................    16,293            9,664
  Accrued liabilities.......................................    19,784           12,913
                                                              --------     ------------
          Total current liabilities.........................    42,668           26,427
                                                              --------     ------------
Long-term obligations -- net of current maturities..........   120,075           30,700
Other liabilities...........................................     6,212               --
Stockholders' equity:
  Preferred Stock -- authorized, 500,000 shares, $.01 par
     value; none issued.....................................        --               --
  Common Stock -- authorized 15,000,000 shares, $.01 par
     value; 8,003,727 shares issued at March 28, 1998 and
     6,674,271 shares issued at December 27, 1997...........        80               67
Additional paid-in capital..................................    48,282           33,956
Retained earnings...........................................     8,125            8,616
Common stock held in treasury -- at cost (58,762 shares)....      (264)            (264)
Currency translation adjustments............................      (159)            (159)
                                                              --------     ------------
          Total stockholders' equity........................    56,064           42,216
                                                              --------     ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..................  $225,019     $     99,343
                                                              ========     ============

    The accompanying notes are an integral part of the financial statements.

                       HOME PRODUCTS INTERNATIONAL, INC.

     CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

                                                               THIRTEEN WEEKS ENDED
                                                              ----------------------
                                                              MARCH 28,    MARCH 29,
                                                                1998         1997
                                                              ---------    ---------
                                                                   (UNAUDITED)
                                                              (IN THOUSANDS, EXCEPT
                                                                  SHARE AMOUNTS)
Net sales...................................................   $52,408      $31,738
Cost of goods sold..........................................    36,455       22,610
  Gross profit..............................................    15,953        9,128
Operating expenses
  Selling...................................................     6,429        4,588
  Administrative............................................     3,504        1,809
  Amortization of intangible assets.........................       928          205
                                                               -------      -------
                                                                10,861        6,602
                                                               -------      -------
  Operating profit..........................................     5,092        2,526
                                                               -------      -------
Other income (expense)
  Interest income...........................................        45           31
  Interest (expense)........................................    (3,006)      (1,532)
  Other, net................................................        13          124
                                                               -------      -------
                                                                (2,948)      (1,377)
                                                               -------      -------
Earnings before income taxes and extraordinary charge.......     2,144        1,149
Income tax (expense)........................................      (898)        (117)
                                                               -------      -------
Earnings before extraordinary charge........................     1,246        1,032
Extraordinary charge for early retirement of debt, net of
  tax benefit of $1,258.....................................    (1,737)          --
                                                               -------      -------
Net earnings (loss).........................................      (491)       1,032
Retained earnings at beginning of period....................     8,616        1,296
                                                               -------      -------
Retaining earnings at end of period.........................   $ 8,125      $ 2,328
                                                               =======      =======
Net earnings before extraordinary item per common
  share -- Basic............................................   $  0.16      $  0.24
Extraordinary charge for early retirement of debt, net of
  tax.......................................................     (0.22)          --
                                                               -------      -------
Net earnings (loss) per common share -- Basic...............   $ (0.06)     $  0.24
                                                               =======      =======
Net earnings before extraordinary item per common
  share -- Diluted..........................................   $  0.15      $  0.23
Extraordinary charge for early retirement of debt, net of
  tax.......................................................     (0.21)          --
                                                               -------      -------
Net earnings (loss) per common share -- Diluted.............   $ (0.06)     $  0.23
                                                               =======      =======

    The accompanying notes are an integral part of the financial statements.

                       HOME PRODUCTS INTERNATIONAL, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                              THIRTEEN WEEKS ENDED
                                                              ---------------------
                                                              MARCH 28,   MARCH 29,
                                                                1998        1997
                                                              ---------   ---------
                                                                   (UNAUDITED)
                                                              (IN THOUSANDS, EXCEPT
                                                                 SHARE AMOUNTS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings (loss).......................................  $   (491)   $  1,032
  Adjustments to reconcile net earnings to net cash provided by operating activities:
     Depreciation and amortization..........................     2,929       1,721
     Changes in assets and liabilities:
       Decrease (increase) in accounts receivable...........     2,807      (1,960)
       (Increase) in inventories............................      (361)     (1,086)
       Increase (decrease) in accounts payable..............     1,449        (310)
       (Decrease) increase in accrued liabilities...........    (4,290)        697
     Other operating activities, net........................     2,116         160
                                                              --------    --------
NET CASH PROVIDED BY OPERATING ACTIVITIES...................     4,159         254
                                                              --------    --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Seymour acquisition, net of cash acquired.................   (14,882)         --
  Tamor acquisition, net of cash acquired...................        --     (27,792)
  Capital expenditures, net.................................    (4,034)       (597)
                                                              --------    --------
NET CASH USED FOR INVESTING ACTIVITIES......................   (18,916)    (28,389)
                                                              --------    --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments on borrowings....................................   (99,218)    (11,744)
  Net proceeds from borrowings and warrants.................   117,538      43,671
  Payment of capital lease obligation.......................       (42)         (9)
  Exercise of common stock options and issuance of common
     stock under stock purchase plan........................        59          47
                                                              --------    --------
NET CASH PROVIDED BY FINANCING ACTIVITIES...................    18,337      31,965
  Net increase in cash and cash equivalents.................     3,580       3,830
  Cash and cash equivalents at beginning of period..........       583       2,879
                                                              --------    --------
  Cash and cash equivalents at end of period................  $  4,163    $  6,709
                                                              ========    ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
  Interest..................................................  $  2,686    $    300
                                                              --------    --------
  Income taxes, net.........................................  $    905    $     --
                                                              --------    --------

    The accompanying notes are an integral part of the financial statements.

                       HOME PRODUCTS INTERNATIONAL, INC.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)

     NOTE 1. Home Products International, Inc. (the "Company") and its subsidiary companies design, manufacture and market products in two industry segments: housewares products and home improvement products. Housewares products are marketed principally through mass market trade channels throughout the United States and internationally. Home improvement products are sold principally through wholesalers that service the residential construction, repair, and remodeling industry throughout the United States.

     The condensed consolidated financial statements include the accounts of the Company and its subsidiary companies. All significant intercompany transactions and balances have been eliminated.

     The unaudited condensed financial statements included herein as of and for the thirteen weeks ended March 28, 1998 and for the thirteen weeks ended March 29, 1997 reflect, in the opinion of the Company, all adjustments (which include only normal recurring adjustments) necessary for the fair presentation of the financial position, the results of operations and cash flows. These unaudited financial statements should be read in conjunction with the audited financial statements and related notes thereto included in this Prospectus. The results for the interim periods presented are not necessarily indicative of results to be expected for the full year.

     NOTE 2. Effective December 30, 1997 (within fiscal 1998) the Company completed the acquisition of Seymour Sales Corporation and its wholly owned subsidiary Seymour Housewares Corporation, (collectively "Seymour"). Seymour, headquartered in Seymour, Indiana is an industry leading manufacturer and marketer of consumer laundry care products, including a full line of ironing boards, ironing board covers and pads and numerous laundry related accessories.

     On December 30, 1997, in connection with the Company's acquisition of Seymour, the Company refinanced its primary credit facility. As a result, the Company was required to record a extraordinary charge related to the write-off of certain deferred financing fees previously capitalized.

     The pro forma impact of the acquisition of Seymour and the related financing on the Company's historical results together with a detailed description of the related financing is more fully described in Note 16 to the Consolidated Financial Statements of the Company included in this Prospectus.

     NOTE 3. Inventories are summarized as follows (in thousands):

                                                       MARCH 28,    DECEMBER 27,
                                                         1998           1997
                                                       ---------    ------------
Finished goods.......................................   $13,059       $ 7,335
Work-in-process......................................     4,516         2,225
Raw materials........................................     7,181         3,237
                                                        -------       -------
                                                        $24,756       $12,797
                                                        =======       =======

     NOTE 4. During fiscal 1997, the Company adopted Statement of Financial Accounting Standards No. 128, "Earnings per Share," which established standards for the computation and presentation of earnings per share information. Prior period net earnings (loss) per share have been restated. Net earnings (loss) per common share-basic, was calculated by dividing net earnings (loss) applicable to common shares by the weighted average number of common shares outstanding during each period. Net earnings (loss) per common share-diluted, reflects the potential dilution that could occur assuming exercise of all outstanding "in-the-

                       HOME PRODUCTS INTERNATIONAL, INC.

money" stock options. A reconciliation of the net earnings (loss) and the number of shares used in computing basic and diluted earnings per share was as follows (in thousands, except per share amounts):

                                                                 FOR THE THIRTEEN
                                                                   WEEKS ENDED
                                                              ----------------------
                                                              MARCH 28,    MARCH 29,
                                                                1998         1997
                                                              ---------    ---------
NET EARNINGS (LOSS) PER COMMON SHARE-BASIC:
Net earnings (loss) applicable to common shares.............   $ (491)      $1,032
                                                               ======       ======
Weighted average common shares outstanding for the period...    7,929        4,299
                                                               ======       ======
Net earnings (loss) per common share-Basic..................   $(0.06)      $ 0.24
                                                               ======       ======
Net earnings (loss) per common share-Diluted:
Net earnings (loss) applicable to common shares.............   $ (491)      $1,032
                                                               ======       ======
Weighted average common shares outstanding for the period...    7,929        4,299
Increase in shares which would result from exercise of
  "in-the-money" stock options..............................      387          215
                                                               ------       ------
Weighted average common shares assuming conversion of the
  above securities..........................................    8,316        4,514
                                                               ======       ======
Net earnings (loss) per common share--Diluted...............   $(0.06)      $ 0.23
                                                               ======       ======

     NOTE 5. The provision for income taxes is determined by applying an estimated annual effective tax rate (federal, state and foreign combined) to income before taxes. The estimated annual effective income tax rate is based upon the most recent annualized forecast of pretax income, permanent book/tax differences and tax credits.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Seymour Sales Corporation and Subsidiaries

     We have audited the accompanying consolidated balance sheets of Seymour Sales Corporation and subsidiaries as of June 30, 1997 and 1996, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the three years in the period ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Seymour Sales Corporation and subsidiaries at June 30, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended June 30, 1997, in conformity with generally accepted accounting principles.

Indianapolis, Indiana                             ERNST & YOUNG, LLP
August 15, 1997, except for Note 10
  as to which the date is August 25, 1997
  and Note 11, as to which the date is
  December 30, 1997

                   SEYMOUR SALES CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                       JUNE 30,
                                                              --------------------------
                                                                 1997           1996
                                                              -----------    -----------
                                                                (DOLLARS IN THOUSANDS,
                                                              EXCEPT PER SHARE AMOUNTS)
                                         ASSETS
Current assets:
  Cash and cash equivalents.................................    $  1,529       $    713
  Accounts receivable, net (Note 2).........................      15,897         16,762
  Income taxes recoverable..................................         346            346
  Inventories (Note 3)......................................      14,160         14,747
  Prepaid pension cost (Note 6).............................         448             --
  Prepaid expenses and sundry...............................         450            623
                                                                --------       --------
Total current assets........................................      32,830         33,191
Property and equipment (Note 4).............................      12,512         14,868
Prepaid pension cost (Note 6)...............................  --........            674
Intangible assets, less accumulated amortization
  (1997 -- $17,701; 1996 -- $13,055):
  Goodwill..................................................      48,127         49,554
  Non-compete...............................................       6,481          9,086
  Other.....................................................       3,238          3,950
                                                                --------       --------
                                                              57,846....         62,590
                                                                --------       --------
Total assets................................................    $103,188       $111,323
                                                                ========       ========

                  LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................    $  7,303       $  5,806
  Other liabilities and accrued expenses....................       4,377          4,558
  Current maturity of long-term debt (Note 5)...............       4,488            571
  State and local taxes.....................................         434            584
  Deferred income taxes (Note 7)............................         158             68
                                                                --------       --------
Total current liabilities...................................      16,760         11,587
Long-term debt (Note 5).....................................      71,813         83,201
Postretirement benefit plan (Note 6)........................       2,969          2,640
Deferred income taxes (Note 7)..............................       2,881          3,045
Stockholders' equity (Note 8):
  Common Stock, $.0001 par value:
     Authorized shares -- 750,000
     Issued shares -- 153,608 in 1997 and 1996..............          --             --
  Preferred Stock, $1 par value:
     Authorized shares -- 24,000
     Issued shares -- 19,762 in 1997 and 1996...............          20             20
  Common Stock warrants.....................................         400            400
  Additional paid-in capital................................      26,168         26,168
  Retained earnings (deficit)...............................     (17,615)       (15,596)
                                                                --------       --------
                                                                   8,973         10,992
Less shares in treasury, at cost:
  Common Stock -- 1,132 in 1997 and 819 in 1996
  Preferred Stock -- 130 in 1997 and 89 in 1996.............        (208)          (142)
                                                                --------       --------
Total stockholders' equity..................................       8,765         10,850
                                                                --------       --------
Total liabilities and stockholders' equity..................    $103,188       $111,323
                                                                ========       ========

                            See accompanying notes.

                   SEYMOUR SALES CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                   YEARS ENDED JUNE 30,
                                                              ------------------------------
                                                               1997        1996       1995
                                                              -------    --------    -------
                                                                  (DOLLARS IN THOUSANDS)
Sales (Note 1)..............................................  $98,274    $105,532    $92,554
Cost of products sold (Note 1)..............................   68,756      79,845     67,288
                                                              -------    --------    -------
Gross profit................................................   29,518      25,687     25,266
Operating expenses:
  Marketing and selling.....................................   13,326      14,775     12,479
  General and administrative................................    5,312       6,775      4,958
  Research and development..................................      275         407        435
  Amortization of intangible assets.........................    4,385       4,414      3,657
                                                              -------    --------    -------
                                                               23,298      26,371     21,529
                                                              -------    --------    -------
Operating income (loss).....................................    6,220        (684)     3,737
Other (income) expenses:
  Interest, net.............................................    7,923       8,384      7,394
  Other.....................................................       57         223       (125)
                                                              -------    --------    -------
                                                                7,980       8,607      7,269
                                                              -------    --------    -------
Loss before income taxes....................................   (1,760)     (9,291)    (3,532)
Income taxes (Note 7).......................................      259       2,597     (1,122)
                                                              -------    --------    -------
Net loss....................................................  $(2,019)   $(11,888)   $(2,410)
                                                              =======    ========    =======

                            See accompanying notes.

                   SEYMOUR SALES CORPORATION AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                YEARS ENDED JUNE 30, 1997, 1996 AND 1995
                              ----------------------------------------------------------------------------
                                                    COMMON    ADDITIONAL   RETAINED
                              COMMON   PREFERRED    STOCK      PAID-IN     EARNINGS    TREASURY
                              STOCK      STOCK     WARRANTS    CAPITAL     (DEFICIT)    STOCK      TOTAL
                              ------   ---------   --------   ----------   ---------   --------   --------
                                                        (DOLLARS IN THOUSANDS)
Balance at June 30, 1994....   $--        $ 2        $255      $ 5,963     $ (1,298)    $ (12)    $  4,910
  Conversion of Junior
     Subordinated Notes.....    --         18          --       17,334           --        --       17,352
  Stock issued..............    --         --         145        2,840           --        --        2,985
  Purchase for treasury.....    --         --          --           --           --        (8)          (8)
  Net loss..................    --         --          --           --       (2,410)       --       (2,410)
                               ---        ---        ----      -------     --------     -----     --------
Balance at June 30, 1995....    --         20         400       26,137       (3,708)      (20)      22,829
  Stock issued..............    --         --          --           31           --        --           31
  Purchase for treasury.....    --         --          --           --           --      (122)        (122)
  Net loss..................    --         --          --           --      (11,888)       --      (11,888)
                               ---        ---        ----      -------     --------     -----     --------
Balance at June 30, 1996....    --         20         400       26,168      (15,596)     (142)      10,850
  Purchase for treasury.....    --         --          --           --           --       (66)         (66)
  Net loss..................    --         --          --           --       (2,019)       --       (2,019)
                               ---        ---        ----      -------     --------     -----     --------
Balance at June 30, 1997....   $--        $20        $400      $26,168     $(17,615)    $(208)    $  8,765
                               ===        ===        ====      =======     ========     =====     ========

                            See accompanying notes.

                   SEYMOUR SALES CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                  YEARS ENDED JUNE 30,
                                                              -----------------------------
                                                               1997       1996       1995
                                                              -------   --------   --------
                                                                 (DOLLARS IN THOUSANDS)
OPERATING ACTIVITIES
  Net loss..................................................  $(2,019)  $(11,888)  $ (2,410)
  Adjustments to reconcile net loss to net cash provided by
     (used in) operating activities:
     Depreciation of property and equipment.................    3,517      3,262      2,542
     Amortization of intangible assets......................    4,385      4,414      3,657
     Deferred income taxes..................................      (74)     2,422       (885)
     Benefit applied to reduce goodwill.....................      101        101         60
     Non-cash interest expense..............................      306        357      1,194
     Changes in operating assets and liabilities net of
       effects from purchase of Magla:
       Accounts receivable..................................      865      3,052     (5,099)
       Inventories..........................................      587      3,216     (5,975)
       Prepaid expenses and sundry..........................      173         79         31
       Prepaid pension cost.................................      226        114        430
       Accounts payable and accrued liabilities.............    1,317     (2,896)     3,380
       Other current assets and liabilities.................     (150)       512       (626)
       Postretirement benefit plan..........................      329        250        203
                                                              -------   --------   --------
          NET CASH PROVIDED BY (USED IN) OPERATING
            ACTIVITIES......................................    9,563      2,995     (3,498)
INVESTING ACTIVITIES
  Net cash paid for acquired business.......................       --         --    (42,841)
  Purchases of property and equipment, net..................   (1,161)    (2,595)    (1,124)
  Other.....................................................      (10)      (127)       397
                                                              -------   --------   --------
          NET CASH USED IN INVESTING ACTIVITIES.............   (1,171)    (2,722)   (43,568)
Financing activities
  Purchase of treasury stock................................      (66)      (122)        (8)
  Proceeds from sale of Common and Preferred Stock..........       --         31      2,611
  Principal borrowing (repayment) on revolving credit note,
     net....................................................   (6,960)       850     10,500
  Principal payment on other long-term debt.................     (550)    (1,000)      (838)
  Proceeds from long-term debt..............................       --         48     35,827
  Debt issuance costs.......................................       --         --     (1,022)
                                                              -------   --------   --------
          NET CASH (USED IN) PROVIDED BY FINANCING
            ACTIVITIES......................................   (7,576)      (193)    47,070
                                                              -------   --------   --------
Increase in cash and cash equivalents.......................      816         80          4
Cash and cash equivalents at beginning of year..............      713        633        629
                                                              -------   --------   --------
Cash and cash equivalents at end of year....................  $ 1,529   $    713   $    633
                                                              =======   ========   ========

                            See accompanying notes.

                   SEYMOUR SALES CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 JUNE 30, 1997

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Business

     The consolidated financial statements include the accounts of Seymour Sales Corporation (SSC), its wholly owned subsidiary, Seymour Housewares Corporation
(SHC), and Seymour, S.A. de C.V., a wholly owned subsidiary of SHC, (collectively referred to as "the Company"). All significant intercompany balances and transactions have been eliminated. SSC is owned by Chase Capital Partners, members of management of the Company and others.

     The Company designs, manufactures and markets a broad range of ironing boards, ironing board covers and pads, laundry accessories, juvenile gates and tote carts. The Company's customers are principally located throughout North America. Two of the Company's customers accounted for approximately 18% and 14%, respectively, of gross sales for the year ended June 30, 1997.

  Cash and Cash Equivalents

     All highly liquid investments with a maturity of three months or less at the date of purchase are considered to be cash equivalents.

  Financial Instruments

     The Company's financial instruments generally consist of cash and cash equivalents, trade and other receivables, accounts payable and long-term debt. The fair value of the Company's fixed rate debt was estimated using discounted cash flow analyses based upon the Company's current incremental borrowing rates. The carrying amounts of these financial instruments approximated their fair value at June 30, 1997 and 1996.

  Inventories

     Inventories are stated at the lower of cost, determined utilizing the first-in, first-out (FIFO) method, or market.

     In December 1994, as part of the allocation of the acquisition purchase price (see Note 9), the Company wrote up inventory acquired from original cost to the fair value in accordance with applicable accounting principles. This write up of inventory ($498,000) was charged to cost of goods sold in its entirety during the year ended June 30, 1995.

     A reserve is maintained for obsolete inventory and shrinkage of inventory. This reserve is reviewed on a periodic basis during the year and at year end and is adjusted, if necessary, based upon historical experience, known problems and management's judgment. Actual write-offs of obsolete products are charged against the reserve as identified.

  Property and Equipment

     Property and equipment is stated at cost. Depreciation is calculated by the straight-line, half-year convention method at rates based upon the estimated useful lives of the assets as follows:

Buildings...................................................    25 years
Building improvements.......................................    10 years
Machinery and equipment.....................................     5 years

     All costs of major improvements to existing facilities or equipment are capitalized. The cost of repairs and maintenance to an existing asset that does not improve or extend the life of that respective asset is expensed as incurred.

                   SEYMOUR SALES CORPORATION AND SUBSIDIARIES

  Intangibles

     Goodwill is being amortized over 40 years and organization costs are being amortized over 5 years using the straight-line method. Debt issuance costs and noncompete agreements are being amortized over the lives of the agreements (ranging from 5-10 years) using the straight-line method.

     The carrying amount of goodwill is reviewed if facts and circumstances suggest that it may be impaired. If this review indicates that goodwill will not be recoverable, as determined based on the estimated undiscounted cash flows of the entity acquired over the remaining amortization period, the carrying amount of the goodwill is reduced by the estimated shortfall of cash flows. In addition, the Company assesses long-lived assets for impairment under Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. Under those rules, goodwill associated with assets acquired in a purchase business combination is included in impairment evaluations when events or circumstances exist that indicate the carrying amount of those assets may not be recoverable.

  Sales

     Sales are presented in the income statement net of allowances for returns, cash discounts and freight out. Gross sales were $101,700,000, $109,609,000 and $96,638,000 for the years ended June 30, 1997, 1996 and 1995 respectively.

  Advertising

     The Company expenses the production costs of advertising as incurred except for cooperative advertising where costs are expensed at the same time the related revenue is recognized. For the years ended June 30, 1997, 1996 and 1995, advertising expense totaled $3,042,000, $3,819,000 and $4,000,000, respectively.

  Income Taxes

     The Company provides for income taxes in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, ("FAS 109"). FAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities. These deferred taxes are measured by applying the provisions of tax laws in effect at the balance sheet date.

     SHC joins with SSC in the filing of a consolidated federal income tax return. Substantially all current and deferred income tax expenses are allocated to SHC and subsidiary as the primary operating entities.

  Stock Based Compensation

     The Company accounts for its stock compensation arrangements under requirements prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. In 1997, the Company adopted the disclosure provisions of Financial Accounting Standards Board Statement No. 123, Accounting for Stock Based Compensation. The Company has granted no new stock options or awards after July 1, 1995.

  Use of Estimates

     The preparation of consolidated financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                   SEYMOUR SALES CORPORATION AND SUBSIDIARIES

  Reclassifications

     Certain amounts in the 1995 financial statements have been reclassified to conform to the 1997 and 1996 presentation.

2. ACCOUNTS RECEIVABLE

     A summary of accounts receivable at June 30 follows:

                                                            1997       1996
                                                           -------    -------
                                                              (DOLLARS IN
                                                               THOUSANDS)
Trade accounts receivable................................  $19,937    $20,477
Less allowances:
  Doubtful accounts......................................   (1,059)    (1,026)
  Discounts and returns..................................     (629)      (571)
  Advertising............................................   (2,352)    (2,118)
                                                           -------    -------
                                                           $15,897    $16,762
                                                           =======    =======

     The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral for amounts outstanding.

3. INVENTORIES

     A summary of inventories at June 30 follows:

                                                            1997       1996
                                                           -------    -------
                                                              (DOLLARS IN
                                                               THOUSANDS)
Raw materials............................................  $ 4,113    $ 5,507
Work-in-process..........................................    3,308      4,791
Finished goods...........................................    8,370      6,428
                                                           -------    -------
                                                            15,791     16,726
Less allowance for obsolescence and shrinkage............   (1,631)    (1,979)
                                                           -------    -------
                                                           $14,160    $14,747
                                                           =======    =======

4. PROPERTY AND EQUIPMENT

     A summary of property and equipment at June 30 follows:

                                                             1997         1996
                                                          ----------    ---------
                                                          (DOLLARS IN THOUSANDS)
Land....................................................   $    878      $   878
Buildings and improvements..............................      6,613        6,551
Machinery and equipment.................................     15,584       15,199
Capital leases..........................................        358          362
Construction in progress................................        462           --
                                                           --------      -------
                                                             23,895       22,990
Less allowances for depreciation and amortization.......    (11,383)      (8,122)
                                                           --------      -------
                                                           $ 12,512      $14,868
                                                           ========      =======

                   SEYMOUR SALES CORPORATION AND SUBSIDIARIES

5. LONG-TERM DEBT

     Long-term debt at June 30 consisted of the following:

                                                                1997         1996
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
Revolving Credit Note.......................................   $ 6,390      $13,350
Senior Term Note............................................    51,000       51,000
Senior Subordinated Note....................................    19,000       19,000
Capital leases..............................................       164          234
Other.......................................................        --          480
                                                               -------      -------
                                                                76,554       84,064
Less unamortized discount...................................      (253)        (292)
                                                               -------      -------
                                                                76,301       83,772
Less current portion........................................    (4,488)        (571)
                                                               -------      -------
                                                               $71,813      $83,201
                                                               =======      =======

     The Company has a Revolving Credit Note with its principal lenders, Jackson National Life Insurance Company, individually and as successor by merger to Jackson National Life Insurance Company of Michigan (collectively referred to as "JNL") which matures December 31, 2002. Under this Note, borrowings can be made once per week up to a maximum outstanding of $14.0 million, further limited to a percentage of eligible receivables and inventory. Interest is based on the lesser of (A) the three-month LIBOR (adjusted for any required reserve percentages) plus 3.0% or (B) a major bank prime lending rate plus 1.5%. Additionally, a commitment fee of .5% is paid on the unused revolver balance along with a 2% guarantee fee for the open letter of credit balance. The interest rate was 8.7% at June 30, 1997. Interest is payable monthly.

     The Senior Term Note is held by JNL. This Note bears a variable interest rate based on the lower of the following: (A) the three-month LIBOR (adjusted for any required reserve percentages) plus 3.25% or (B) a major bank prime lending rate plus 1.75%. The interest rate was 9.0% at June 30, 1997. Interest is payable monthly. Required principal payments are $4.4 million beginning on June 30, 1998 and every six months thereafter through December 31, 1999. The required payment beginning on June 30, 2000 is $4.9 million every 6 months through December 31, 2001 followed by $6.9 million on June 30, 2002 and December 31, 2002. The Senior Term Note has a provision for optional prepayments and for mandatory excess cash flow prepayment. Certain optional prepayments result in a penalty. There is no mandatory excess cash flow prepayment for the period ended June 30, 1997.

     The Senior Subordinated Note, held by JNL, has a fixed interest rate of 12% payable semi-annually in June and December. This Note has a maturity of December 31, 2004. The Note may be prepaid, in part or in whole, with penalty after December 31, 1996. The prepayment penalty in 1998 is 9% (unless certain criteria are met in which case the penalty is 4%) of the principal amount prepaid and decreases each year thereafter. JNL also holds warrants to purchase shares of common stock of SSC, as part of the Subordinated Note.

     The Revolving Credit Note, the Senior Term Note and the Senior Subordinated Note are collateralized by substantially all of SHC's assets and pledged stock of SSC. In addition, the debt agreements require maintenance of certain debt service ratios, limit additional borrowings, and require compliance with various other restrictive covenants. Modifications to certain of these covenants were made with agreements dated as of November 1, 1996.

     Maturities of long-term debt are as follows: 1998, $4.5 million; 1999, $8.8 million; 2000, $9.3 million; 2001, $9.8 million; and 2002, $11.8 million; and thereafter, $32.4 million.

                   SEYMOUR SALES CORPORATION AND SUBSIDIARIES

     The Company paid interest of $7,732,000, $8,088,000 and $6,200,000, for the years ended June 30, 1997, 1996 and 1995, respectively.

6. EMPLOYEE BENEFIT PLANS

  Pension Plan

     SHC has a defined benefit pension plan covering all of its employees working at its facilities in Seymour, Indiana. Plan benefits are based on years of service and earnings. Plan assets consist of equity securities, as well as government, corporate and other fixed-income obligations. SHC's policy is to fund the Plan based on tax funding requirements.

     The funded status and amounts recognized in the consolidated balance sheets for the Plan at June 30, 1997 and 1996, were as follows:

                                                             1997      1996
                                                            ------    -------
                                                               (DOLLARS IN
                                                               THOUSANDS)
Actuarial present value of benefit obligations:
  Vested benefits.........................................  $7,052    $ 5,424
                                                            ======    =======
  Accumulated benefit obligation..........................  $7,052    $ 5,588
                                                            ======    =======
Projected benefit obligation..............................  $7,052    $ 8,312
Plan assets at fair value.................................   7,052      7,002
                                                            ------    -------
Funded status.............................................      --     (1,310)
Unrecognized net loss.....................................     448      1,984
                                                            ------    -------
Prepaid pension costs.....................................  $  448    $   674
                                                            ======    =======

     Net pension cost included the following components:

                                                     1997     1996     1995
                                                     -----    -----    -----
                                                     (DOLLARS IN THOUSANDS)
Service cost.......................................  $ 120    $ 485    $ 386
Interest cost on projected benefit obligation......    522      557      419
Actual return on plan assets.......................   (276)    (657)    (690)
Net amortization and deferral......................   (140)     269      316
                                                     -----    -----    -----
Net periodic pension cost..........................  $ 226    $ 654    $ 431
                                                     =====    =====    =====

     The assumptions used in determining the pension expense and obligations were as follows:

                                                              1997    1996    1995
                                                              ----    ----    ----
Rate of compensation increase...............................  4.5%    4.5%    4.5%
Weighted-average discount rate..............................  7.0%    7.5%    7.5%
Long-term rate of return on assets..........................  7.0%    7.5%    7.0%

     The Pension Plan Administrative Committee on August 7, 1996, resolved that the Pension Plan be frozen (resulting in no additional accumulation of benefits under the plan) effective September 30, 1996, and the Plan was terminated as of November 15, 1996. Accumulated benefits aggregating approximately $7,052,000 were fully vested for the eligible participants and assets of the Plan of $7,052,000 were utilized to purchase investments that earn approximately 6% interest to satisfy the pension obligation. Termination of the Pension Plan was approved by the Internal Revenue Service on July 21, 1997. Distribution of assets is expected to

                   SEYMOUR SALES CORPORATION AND SUBSIDIARIES occur by October 1997. Anticipated expense related to the Plan for 1998 is expected to total $448,000, consisting entirely of settlement loss.

  Retirement Savings Plan

     SHC has established a 401(k) savings plan named the "Seymour Housewares Corporation Savings Plan" (Savings Plan) effective as of January 7, 1993. All SHC employees who have completed certain minimum service requirements are eligible to participate in the Savings Plan. Participants may defer specified percentages of their compensation which the Company will match based upon a specified formula. The Savings Plan provides for participant elective investment of the deferred amounts in several funds. Company contributions charged to expense were $341,000, $332,000 and $293,000 for the years ended June 30, 1997, 1996 and 1995, respectively.

     Effective September 29, 1996, the Company amended its Savings Plan to provide an additional discretionary employer profit-sharing contribution equal to 3% of eligible compensation. For the year ended June 30, 1997, profit sharing expense was $347,000.

  Postretirement Benefit Plan

     SHC also sponsors a defined benefit plan that provides postretirement medical benefits and life insurance to full-time employees at the Seymour, Indiana facilities who have worked 10 years, attained age 55 while in service with the Company, and participated in the Company's health care plan for at least one year immediately preceding leaving the Company. The Plan is contributory, with retiree contributions adjusted annually, and contains other cost-sharing features such as deductibles and coinsurance. The accounting for the Plan anticipates future cost-sharing changes to the written Plan that are consistent with the Company's expressed intent to increase the retiree contribution annually for the expected general inflation rate for that year. In addition, the Plan provides that the Company's share of benefit costs is limited to 150% of the 1991 benefit cost level.

     The Company's policy is to fund the cost of medical benefits and life insurance in amounts determined at the discretion of management.

     The following table presents the Plan's funded status reconciled with amounts recognized in the Company's consolidated statement of financial position.

                                                                     JUNE 30,
                                                              -----------------------
                                                                1997          1996
                                                              ---------     ---------
                                                              (DOLLARS IN THOUSANDS)
Accumulated postretirement benefit obligation:
Retirees....................................................   $  808        $  983
Fully eligible active plan participants.....................      301           302
Other active plan participants..............................    1,314         1,456
                                                               ------        ------
Accumulated postretirement benefit obligation in excess of
  plan assets...............................................    2,423         2,741
Unrecognized net gain (loss)................................      546          (101)
                                                               ------        ------
Accrued postretirement benefit cost.........................   $2,969        $2,640
                                                               ======        ======

                   SEYMOUR SALES CORPORATION AND SUBSIDIARIES

     Net periodic postretirement benefit cost includes the following components:

                                                               1997     1996     1995
                                                              ------   ------   ------
                                                               (DOLLARS IN THOUSANDS)
Service cost................................................   $164     $133     $116
Interest cost...............................................    203      165      151
                                                               ----     ----     ----
Net periodic postretirement benefit cost....................   $367     $298     $267
                                                               ====     ====     ====

     The weighted-average annual assumed rate of increase in the per capita cost of covered benefits (i.e., health care cost trend rate) is 14 percent, 15 percent and 16 percent for 1997, 1996 and 1995, respectively, and is assumed to decrease gradually (the assumed rate for 1998 is 13 percent) to 4 percent for 2003 and remain at that level thereafter. Increasing the assumed health care cost trend rates by one percentage point each year would not have a material effect on the accumulated postretirement benefit obligation or the aggregate of the service and interest cost components of net periodic postretirement benefit cost.

     The weighted-average discount rate used in determining the accumulated postretirement benefit obligation was 7.5 percent at June 30, 1997, 1996 and 1995.

7. INCOME TAXES

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets as of June 30 are as follows:

                                                                  1997         1996
                                                               ----------   ----------
                                                               (DOLLARS IN THOUSANDS)
Deferred tax liabilities:
  Intangibles...............................................    $ 2,730      $ 2,665
  Prepaid pension...........................................        152          229
  Depreciation..............................................        151          151
  Other, net................................................          6           68
                                                                -------      -------
          Total deferred tax liabilities....................      3,039        3,113
Deferred tax assets:
  Net operating loss carryforwards..........................      3,640        3,111
  Alternative minimum tax credit carryforwards..............         50           50
  Depreciation..............................................        523          317
  Health claims incurred but not reported...................        149          203
  Postretirement benefit obligation.........................      1,009          896
  Vacation pay..............................................        169          172
  Allowances related to receivables.........................        984        1,053
  Allowances related to inventories.........................        382          366
  Other, net................................................        399          321
                                                                -------      -------
                                                                  7,305        6,489
  Valuation allowance for deferred tax assets...............     (7,305)      (6,489)
                                                                -------      -------
          Total deferred tax assets.........................         --           --
                                                                -------      -------
Net deferred tax liabilities................................    $(3,039)     $(3,113)
                                                                =======      =======

                   SEYMOUR SALES CORPORATION AND SUBSIDIARIES

     At June 30, 1997, the Company has net operating loss carryforwards of $10,706,000 for income tax purposes that expire in 2010, 2011 and 2012, and alternative minimum tax credit carryforwards of $50,000 which may be carried forward indefinitely.

     Significant components of the provision for income taxes for the years ended June 30 are as follows:

                                                            1997     1996      1995
                                                            -----   -------   -------
                                                             (DOLLARS IN THOUSANDS)
Current:
  Federal.................................................  $  --   $  (222)  $  (227)
  State...................................................    102       282      (153)
  Foreign.................................................    130        14        83
                                                            -----   -------   -------
Total current.............................................    232        74      (297)
Deferred federal:
  Change in valuation allowance...........................    816     5,451        70
  Other...................................................   (890)   (3,029)     (955)
                                                            -----   -------   -------
Total deferred federal....................................    (74)    2,422      (885)
Benefit applied to reduce goodwill........................    101       101        60
                                                            -----   -------   -------
                                                            $ 259   $ 2,597   $(1,122)
                                                            =====   =======   =======

     The effect of state income taxes, the increase in the valuation allowance and the benefit of excess tax-deductible goodwill amortization applied to reduce goodwill are the only significant reconciling differences between income tax expense for the periods and the amount of income tax expense that would result from applying the U.S. statutory rate to pretax income.

     A deferred tax asset was established as a result of an acquisition in a previous year. For financial reporting purposes, a valuation allowance of $643,000 was recognized as of the acquisition date to offset this deferred tax asset. When realized, the tax benefit for this item will be applied to reduce goodwill related to the acquisition.

     An income tax refund of approximately $223,000 was received in 1996 while income taxes paid for 1995 were approximately $350,000.

8. STOCKHOLDERS' EQUITY

     Common stock consists of the following:

                                                                  SHARES
                                                           --------------------
CLASS                                                      AUTHORIZED   ISSUED
-----                                                      ----------   -------
A........................................................   250,000     142,008
B........................................................   250,000          --
C........................................................   250,000      11,600

     The three classes of common stock are identical in all respects except voting rights. Holders of Class A Common are entitled to one vote per share on all matters submitted to stockholders for a vote; Class B holders receive one-quarter vote per share, except on certain critical issues (for which they receive one vote per share); and Class C holders have no voting rights. For the most part, any share of common stock may be converted into one share of common stock of either of the other classes of common stock.

                   SEYMOUR SALES CORPORATION AND SUBSIDIARIES

     Preferred stock consists of the following:

                                                                  SHARES
                                                            -------------------
CLASS                                                       AUTHORIZED   ISSUED
-----                                                       ----------   ------
A.........................................................     4,000      2,372
B.........................................................    20,000     17,390

     The preferred stock has no voting rights and entitles the holder to receive dividends at the rate of 15% (Class A) or 13 1/4% (Class B) of liquidation value ($1,000 per share), payable in cash or additional shares of preferred stock. Dividends are payable only when declared, and any unpaid dividends accumulate and are compounded quarterly. No dividends were declared in the years ended June 30, 1997, 1996 or 1995. Cumulative preferred dividends in arrears were $8,379,000, $4,877,000 and $1,825,000 as of June 30, 1997, 1996 and 1995,
respectively. The preferred stock is redeemable at the option of SSC at any time.

     In connection with the issuance of the Senior Subordinated Note, the lender received warrants to purchase approximately 31,500 shares of Class B common stock of SSC at any time through December 9, 2004 at a price of $.0033 per share. A portion of the proceeds of the Note issuance ($400,000) was assigned to the warrants, representing their estimated fair value at December 9, 1994.

     In connection with the formation of SSC, options to acquire approximately 7,987 shares of Class A common stock were granted to certain members of management. One-third of the options vest and become exercisable monthly over various periods ending June 30, 1999. Another third of the options vest and become exercisable over a five year period based on achievement of prescribed annual operating cash flow targets. The cash flow target for one of the four periods subsequent to January 7, 1993 was achieved. The final third vests and becomes exercisable if, and when, the cumulative return on investment to SSC's principal shareholder exceeds a specific threshold. As options vest, they become exercisable at $.01 per share. None of the vested options to acquire 4,833 shares of common stock had been exercised at June 30, 1997.

     Compensation expense attributable to the options that vest over time has been measured by the difference between the fair value of the underlying shares at January 7, 1993 and the exercise price. This expense is being recognized ratably over the various periods ending June 30, 1999. Compensation expense with respect to the other groups of options will be recognized, if earned, in the periods that the related targets are met. The amount recognized as compensation expense for the years ended June 30, 1997, 1996 and 1995 totaled $57,000, $39,000 and $44,000, respectively.

9. ACQUISITION

     In December 1994, SHC acquired the assets of Magla Products' (Magla) laundry products business and certain of its affiliates. Concurrently, 100% of the stock of Seymour, S.A. de C.V., formerly Magla Productos de Mexico, was acquired. The total purchase price was approximately $45,357,000, which consisted primarily of cash and an earnout provision with guaranteed minimum payments, payable in 1995 through 1998. If payments in excess of the guaranteed minimum are required pursuant to the earnout provision, they will be accounted for as additional goodwill at the time of payment. The Company modified existing long-term debt agreements to obtain funding for this acquisition. Pursuant to this acquisition, certain stockholders of SSC infused capital into the Company through the purchase of additional shares of Common and Preferred Stock.

     The acquisition has been accounted for using the purchase method of accounting, and the net assets and results of operations are included in the consolidated financial statements from the acquisition date forward.

     In June 1995, SHC acquired specific assets of Magla Metal Productos de Mexico, S.A. de C.V. of Monterey, Mexico, a manufacturer of ironing boards, for $450,000. The acquisition was financed through the

                   SEYMOUR SALES CORPORATION AND SUBSIDIARIES

Company's working capital and was accounted for using the purchase method of accounting, resulting in a cost in excess of net assets acquired of $342,000.

10. SUBSEQUENT EVENT -- CONSOLIDATION (UNAUDITED)

     Subsequent to year-end, management recommended to the Board of Directors, and announced to the Company's employees, a plan to consolidate certain production operations during the year ended June 30, 1998. If enacted, one-time costs associated with this consolidation are estimated to range from $800,000 to $1,000,000. Management expects that future annual savings from this consolidation will exceed the one-time costs.

11. SUBSEQUENT EVENT -- SALE OF THE COMPANY

     On December 30, 1997, the stockholders of the Company entered into an agreement with Home Products International, Inc., a Delaware corporation ("HPI"), whereby HPI acquired all of the capital stock of the Company. Total consideration for the acquisition was $100,700,000 consisting of $16,400,000 in cash, $14,300,000 in stock (1,320,700 shares of HPI common stock), and the assumption of $70,000,000 of the Company's debt. HPI's common stock is publicly traded on the NASDAQ National Stock Marketsm, under the ticker symbol HPII.

                   SEYMOUR SALES CORPORATION AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEET

                                                               DECEMBER 27,
                                                                   1997
                                                              --------------
                                                               (UNAUDITED)

                                                              (IN THOUSANDS)
                                   ASSETS
Current assets:
  Cash and cash equivalents.................................     $  1,696
  Accounts receivable, net..................................       12,386
  Inventories, net..........................................       11,598
  Prepaid expenses and other current assets.................          333
                                                                 --------
          Total current assets..............................       26,013
                                                                 --------
Property, plant and equipment, net..........................       12,121
Intangible and other assets.................................       55,676
                                                                 --------
Total assets................................................     $ 93,810
                                                                 ========

                    LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term obligations...............     $     87
  Accounts payable..........................................        5,032
  Accrued liabilities.......................................       11,267
                                                                 --------
          Total current liabilities.........................       16,386
                                                                 --------
Long-term obligations -- net of current maturities..........       69,916
Other long-term obligations.................................        6,270
Stockholders' equity
  Common Stock..............................................           --
  Preferred Stock...........................................           20
  Additional paid-in capital................................       26,568
  Retained earnings.........................................      (25,102)
  Common Stock held in treasury -- at cost..................         (248)
                                                                 --------
          Total stockholders' equity........................        1,238
                                                                 --------
Total liabilities and stockholders' equity..................     $ 93,810
                                                                 ========

    The accompanying notes are an integral part of the financial statements.

                   SEYMOUR SALES CORPORATION AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

        FOR THE SIX MONTHS ENDED DECEMBER 27, 1997 AND DECEMBER 28, 1996

                                                                    SIX MONTHS ENDED
                                                               ---------------------------
                                                               DECEMBER 27,   DECEMBER 28,
                                                                   1997           1996
                                                               ------------   ------------
                                                                       (UNAUDITED)
                                                                     (IN THOUSANDS)
Net sales...................................................     $43,096        $45,248
Cost of goods sold..........................................      32,863         32,665
                                                                 -------        -------
  Gross profit..............................................      10,233         12,583
Operating expenses..........................................      13,404         11,395
                                                                 -------        -------
  Operating profit (loss)...................................      (3,171)         1,188
Interest (expense)..........................................      (3,708)        (4,047)
Other income (expense)......................................        (550)            32
                                                                 -------        -------
Loss before income taxes....................................      (7,429)        (2,827)
Income tax expense..........................................         (58)           (56)
                                                                 -------        -------
Net loss....................................................     $(7,487)       $(2,883)
                                                                 =======        =======

    The accompanying notes are an integral part of the financial statements.

                   SEYMOUR SALES CORPORATION AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                   SIX MONTHS ENDED
                                                              ---------------------------
                                                              DECEMBER 27,   DECEMBER 28,
                                                                  1997           1996
                                                              ------------   ------------
                                                                      (UNAUDITED)
                                                                    (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss..................................................    $(7,487)       $(2,883)
  Adjustments to reconcile net loss to net cash provided by
     operating activities:
     Depreciation and amortization..........................      4,129          4,089
     Changes in assets and liabilities:
       Decrease in accounts receivable......................      3,511          4,984
       Decrease in inventories..............................      2,563          2,981
       Decrease in prepaids and other assets................        476            468
       Increase (decrease) in accounts payable and accrued
        liabilities.........................................      4,029         (1,171)
  Other operating activities, net...........................        841           (298)
                                                                -------        -------
Net cash provided by operating activities...................      8,062          8,170
                                                                -------        -------
Cash flows from investing activities:
  Capital expenditures, net.................................     (1,556)          (310)
                                                                -------        -------
Net cash used for investing activities......................     (1,556)          (310)
                                                                -------        -------
Cash flows from financing activities:
  Decrease in debt and repurchase of Common Stock...........     (6,339)        (6,927)
                                                                -------        -------
Net cash used for financing activities......................     (6,339)        (6,927)
                                                                -------        -------
  Net increase in cash and cash equivalents.................        167            933
  Cash and cash equivalents at beginning of period..........      1,529            713
                                                                -------        -------
  Cash and cash equivalents at end of period................    $ 1,696        $ 1,646
                                                                =======        =======

    The accompanying notes are an integral part of the financial statements.

                   SEYMOUR SALES CORPORATION AND SUBSIDIARIES

              NOTES TO THE UNAUDITED INTERIM FINANCIAL STATEMENTS
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

     NOTE 1. Unless the context otherwise requires, the reference to the "Company" is to Seymour Sales Corporation, its wholly owned subsidiary, Seymour Housewares Corporation, and Seymour S.A. de C.V., a wholly owned subsidiary of Seymour Housewares Corporation. All significant intercompany balances and transactions have been eliminated.

     The Company designs, manufactures, and markets a broad range of ironing boards, ironing board covers and pads, laundry accessories, juvenile gates and tote carts.

     The unaudited condensed consolidated interim financial statements included herein as of December 27, 1997 and for the six months ended December 27, 1997 and December 28, 1996 reflect, in the opinion of the Company, all adjustments (which include only normal recurring adjustments) necessary for the fair presentation of the financial position, the results of operations, and cash flows. The results of the interim periods are not necessarily indicative of results to be expected for the full years.

     NOTE 2. Inventories are stated at the lower of cost, determined using the first-in, first-out (FIFO) method, or market. A reserve is maintained for obsolete inventory and shrinkage of inventory. This reserve is reviewed on a periodic basis during the year and at year end is adjusted, if necessary, based upon historical experience, known problems and management's judgment. Actual write-offs of obsolete products are charged against the reserve as identified.

     NOTE 3. Within the six month interim period ended December 27, 1997, in connection with the termination of the Company's defined benefit plan, (the plan was terminated in November 1996, and the termination was approved by the Internal Revenue Service on July 21, 1997), the Company recorded a charge to Other Expense of approximately $550. Distribution of the plan assets to the participants was completed in December 1997. Also included within the six month interim period ended December 27, 1997, the Company recorded a charge to Operating Expenses of approximately $2,600, related to consolidation and disposal of certain manufacturing facilities.

     NOTE 4. Effective July 1, 1997 the Company changed its method of computing depreciation expense, from a "half-year" convention to a "month placed in service" convention. The effect of this change was to increase 1997 depreciation expense by $233.

     NOTE 5. Subsequent Event. On December 30, 1997, the stockholders of the Company entered into an agreement with Home Products International, Inc., a Delaware Corporation, ("HPI"), whereby HPI acquired all of the capital stock of the Company. Total consideration for the acquisition was $100,700 consisting of $16,400 in cash, $14,300 in stock (1,320,700 shares of HPI common stock), and the assumption of $70,000 of the Company's debt. HPI's common stock is publicly traded on the NASDAQ National Market(sm), under the ticker symbol, HPII.

                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors and Stockholders


Tamor Plastics Corporation and


  Houseware Sales, Inc.


Leominster, Massachusetts



We have audited the accompanying combined balance sheets of Tamor Plastics Corporation and Houseware Sales, Inc. as of December 31, 1995 and 1996 and the related combined statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.



We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Tamor Plastics Corporation and Houseware Sales, Inc. at December 31, 1995 and 1996, and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.



                                          BDO Seidman, LLP



January 24, 1997


Gardner, MA 01440

                           TAMOR PLASTICS CORPORATION


                           AND HOUSEWARE SALES, INC.



                            COMBINED BALANCE SHEETS



                                                                       DECEMBER 31,
                                                                --------------------------
                                                                   1995           1996
                                                                   ----           ----
                      ASSETS (NOTE 6)
Current assets:
  Cash and cash equivalents.................................    $   266,783    $ 1,187,858
  Accounts receivable, less allowance of $237,000 in 1995
     and $659,000 in 1996...................................      9,255,377      8,859,561
  Inventories (Note 2)......................................      6,188,565      6,427,148
  Prepaid expenses and other................................        331,375        354,019
                                                                -----------    -----------
       Total current assets.................................     16,042,100     16,828,586
                                                                -----------    -----------
Property and equipment, at cost less accumulated
  depreciation and amortization (Notes 3 and 4).............     12,907,887     16,904,864
Cash surrender value of life insurance ($8,912,000 face
  amount)...................................................        347,300        362,088
Deferred financing costs....................................         34,709             --
Deferred state tax assets (Note 8)..........................         45,000             --
                                                                -----------    -----------
TOTAL ASSETS................................................    $29,376,996    $34,095,538
                                                                ===========    ===========
            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Checks issued against future deposits.....................    $ 2,222,518    $ 4,376,807
  Notes payable.............................................        115,000             --
  Accounts payable -- trade (Note 7)........................      4,654,920      4,202,355
  Accounts payable -- other (Note 3)........................             --      3,824,227
  Accrued liabilities (Note 5)..............................      1,471,879      1,730,076
  Current maturities of long-term debt (Note 6).............        909,476      1,099,000
  Current maturities of capital lease obligations (Note
     4).....................................................        589,470        634,000
                                                                -----------    -----------
       Total current liabilities............................      9,963,263     15,866,465
                                                                -----------    -----------
Long-term debt, less current maturities (Note 6)............      7,434,253      6,031,963
Long-term obligations under capital leases (Note 4).........      4,582,591      4,015,795
                                                                -----------    -----------
       Total liabilities....................................     21,980,107     25,914,223
                                                                -----------    -----------
Commitments and contingencies (Notes 1, 3, 4, 6, 7, 9 and
  10)
Stockholders' equity:
  Tamor Plastics Corporation common stock, $100 par value;
     100 shares authorized; 50 shares issued................          5,000          5,000
  Additional paid-in capital................................        294,425        294,425
  Houseware Sales, Inc. common stock, no par value; 1,000
     shares authorized; 100 shares issued...................            500            500
  Retained earnings.........................................      7,096,964      9,363,618
                                                                -----------    -----------
                                                                  7,396,889      9,663,543
  Less treasury stock, 11.23 shares at cost (Note 13).......             --      1,482,228
                                                                -----------    -----------
       Total stockholders' equity...........................      7,396,889      8,181,315
                                                                -----------    -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..................    $29,376,996    $34,095,538
                                                                ===========    ===========



See accompanying summary of accounting policies and notes to combined financial statements.

                           TAMOR PLASTICS CORPORATION


                           AND HOUSEWARE SALES, INC.



                         COMBINED STATEMENTS OF INCOME



                                                               YEARS ENDED DECEMBER 31,
                                                        ---------------------------------------
                                                           1994          1995          1996
                                                           ----          ----          ----
Net sales (Note 10)...................................  $53,806,571   $60,300,801   $75,713,837
Cost of sales (Note 7)................................   43,235,407    50,193,776    57,817,814
                                                        -----------   -----------   -----------
  Gross profit........................................   10,571,164    10,107,025    17,896,023
                                                        -----------   -----------   -----------
Operating expenses:
  Selling and warehousing (Note 7)....................    6,220,829     6,565,029     9,885,973
  General and administrative..........................    2,205,219     2,274,035     3,637,606
                                                        -----------   -----------   -----------
     Total operating expenses.........................    8,426,048     8,839,064    13,523,579
                                                        -----------   -----------   -----------
Income from operations................................    2,145,116     1,267,961     4,372,444
                                                        -----------   -----------   -----------
Other income (expense):
  Interest expense....................................     (530,901)   (1,140,353)   (1,190,764)
  Other income, net...................................      224,806        97,582       493,886
                                                        -----------   -----------   -----------
     Total other expense, net.........................     (306,095)   (1,042,771)     (696,878)
                                                        -----------   -----------   -----------
Income before state taxes on income (benefit).........    1,839,021       225,190     3,675,566
State taxes on income (benefit) (Note 8)..............       93,000       (25,000)      160,000
                                                        -----------   -----------   -----------
Net income............................................  $ 1,746,021   $   250,190   $ 3,515,566
                                                        ===========   ===========   ===========



See accompanying summary of accounting policies and notes to combined financial statements.

              TAMOR PLASTICS CORPORATION AND HOUSEWARE SALES, INC.



                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY


                                                                                                        HOUSEWARE
                                     TAMOR PLASTICS CORPORATION     VICTORY BUTTON COMPANY, INC.       SALES, INC.
                                    ----------------------------   -------------------------------   ---------------
                                     COMMON STOCK     ADDITIONAL      COMMON STOCK      ADDITIONAL    COMMON STOCK
                                    ---------------    PAID-IN     ------------------    PAID-IN     ---------------    RETAINED
                                    SHARES   AMOUNT    CAPITAL     SHARES    AMOUNT      CAPITAL     SHARES   AMOUNT    EARNINGS
                                    ------   ------   ----------   ------    ------     ----------   ------   ------    --------
BALANCE, DECEMBER 31, 1993........     3     $ 300     $ 51,125      400    $ 198,000   $ 100,000     100      $500    $ 6,145,495
Net income........................    --        --           --       --           --          --      --        --      1,746,021
Distributions to stockholders.....    --        --           --       --           --          --      --        --       (350,877)
                                      --     ------    --------     ----    ---------   ---------     ---      ----    -----------
BALANCE, DECEMBER 31, 1994........     3       300       51,125      400      198,000     100,000     100       500      7,540,639
Merger of Victory Button Company,
  Inc. (Note 12)..................    47     4,700      243,300     (400)    (198,000)   (100,000)     --        --             --
Net income........................    --        --           --       --           --          --      --        --        250,190
Distributions to stockholders.....    --        --           --       --           --          --      --        --       (693,865)
                                      --     ------    --------     ----    ---------   ---------     ---      ----    -----------
BALANCE, DECEMBER 31, 1995........    50     5,000      294,425       --           --          --     100       500      7,096,964
Net income........................    --        --           --       --           --          --      --        --      3,515,566
Purchase of Tamor Plastics
  Corporation treasury stock (Note
  13).............................    --        --           --       --           --          --      --        --             --
Distributions to stockholders.....    --        --           --       --           --          --      --        --     (1,248,912)
                                      --     ------    --------     ----    ---------   ---------     ---      ----    -----------
BALANCE, DECEMBER 31, 1996........    50     $5,000    $294,425       --    $      --   $      --     100      $500    $ 9,363,618
                                      ==     ======    ========     ====    =========   =========     ===      ====    ===========


                                      TREASURY STOCK
                                    -------------------
                                    SHARES     AMOUNT
                                    ------     ------
BALANCE, DECEMBER 31, 1993........    100    $   50,000
Net income........................     --            --
Distributions to stockholders.....     --            --
                                    -----    ----------
BALANCE, DECEMBER 31, 1994........    100        50,000
Merger of Victory Button Company,
  Inc. (Note 12)..................   (100)      (50,000)
Net income........................     --            --
Distributions to stockholders.....     --            --
                                    -----    ----------
BALANCE, DECEMBER 31, 1995........     --            --
Net income........................     --            --
Purchase of Tamor Plastics
  Corporation treasury stock (Note
  13).............................  11.23     1,482,228
Distributions to stockholders.....     --            --
                                    -----    ----------
BALANCE, DECEMBER 31, 1996........  11.23    $1,482,228
                                    =====    ==========



See accompanying summary of accounting policies and notes to combined financial statements.

                           TAMOR PLASTICS CORPORATION


                           AND HOUSEWARE SALES, INC.



                       COMBINED STATEMENTS OF CASH FLOWS



                                   (NOTE 11)



                                                                  YEARS ENDED DECEMBER 31,
                                                          -----------------------------------------
                                                             1994           1995           1996
                                                             ----           ----           ----
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
  Net income..........................................    $ 1,746,021    $   250,190    $ 3,515,566
  Adjustments to reconcile net income to net cash
     provided (used) by operations:
     Depreciation and amortization....................      2,206,048      2,559,819      2,900,809
     (Gain) loss on sales of fixed assets.............        (62,358)         4,901         31,025
     Deferred state taxes.............................             --        (45,000)        45,000
     Changes in operating assets and liabilities:
       Accounts receivable............................     (2,233,842)    (2,659,462)       395,816
       Inventories....................................     (1,037,450)      (841,399)      (238,583)
       Prepaid expenses and other assets..............         84,988       (280,132)       (37,432)
       Checks issued against future deposits..........      1,173,094     (1,208,451)     2,154,289
       Accounts payable and accrued liabilities.......       (423,147)     2,215,253      3,629,859
                                                          -----------    -----------    -----------
       Net cash provided (used) by operating
          activities..................................      1,453,354         (4,281)    12,396,349
                                                          -----------    -----------    -----------
CASH FLOWS USED FOR INVESTING ACTIVITIES:
  Additions to property and equipment.................     (3,047,867)    (1,654,653)    (6,889,402)
  Proceeds from sales of fixed assets.................        106,000          6,500         32,000
                                                          -----------    -----------    -----------
       Net cash used for investing activities.........     (2,941,867)    (1,648,153)    (6,857,402)
                                                          -----------    -----------    -----------
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
  Net borrowings (repayments) under revolving lines
     of credit........................................      2,780,005      1,816,189     (1,818,149)
  Proceeds from vehicle loans.........................         90,182         52,365        140,830
  Proceeds from term loans............................             --      1,300,000        306,000
  Payments of capital lease obligations...............             --       (318,343)      (558,966)
  Principal repayment of term loans...................       (514,213)      (887,616)    (1,009,256)
  Distributions paid to stockholders..................       (350,877)      (693,865)    (1,248,912)
  Purchase of treasury stock..........................             --             --       (429,419)
                                                          -----------    -----------    -----------
       Net cash provided (used) by financing
          activities..................................      2,005,097      1,268,730     (4,617,872)
                                                          -----------    -----------    -----------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS.........................................        516,584       (383,704)       921,075
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR........        133,903        650,487        266,783
                                                          -----------    -----------    -----------
CASH AND CASH EQUIVALENTS AT END OF YEAR..............    $   650,487    $   266,783    $ 1,187,858
                                                          ===========    ===========    ===========



See accompanying summary of accounting policies and notes to combined financial statements.

              TAMOR PLASTICS CORPORATION AND HOUSEWARE SALES, INC.



                  SUMMARY OF ACCOUNTING POLICIES (CONTINUED)



Principles of Combination and Reporting



     The Combined financial statements include the accounts of Tamor Plastics Corporation ("Tamor") and Houseware Sales, Inc. ("Housewares") (collectively, the "Companies"), which are related through common ownership and management.



     All significant interaffiliate transactions and balances have been eliminated.



Business



     Tamor is engaged in the manufacturing and sale of plastic hangers, closet accessories and houseware products, including an environmental product line of recycling and separation containers. The company has manufacturing facilities in Leominster, Massachusetts, Louisiana, Missouri and Thomasville, Georgia, and sells to retail stores throughout the United States.



     Housewares has an exclusive sales agreement with Tamor expiring in February, 2009. Under the terms of the agreement, the company acts as the sole sales representative for substantially all of Tamor's product lines and has agreed not to sell, distribute or promote the sale of any other goods of a competitive nature.



Cash Equivalents



     For purposes of balance sheet classification and the statements of cash flows, all highly liquid debt instruments purchased with a maturity of three months or less are considered to be cash equivalents.



Inventories



     Inventories are valued at the lower of cost (first-in, first-out) or market. Inventory costs include materials, direct labor, depreciation and other factory overhead costs.



Property, Equipment and Depreciation



     Property and equipment are stated at cost. Depreciation is computed over the estimated useful lives of the related assets using both straight-line and accelerated methods. The estimated useful lives are as follows:



                          CATEGORY                                  LIFE
                          --------                                  ----
Machinery and equipment.....................................    5 - 11 years
Real estate and improvements................................    31 - 33 years
Leasehold improvements......................................    5 - 7 years
Office furniture and equipment..............................    5 - 7 years
Vehicles....................................................    3 - 5 years



Income Taxes



     The Companies, with the consent of their stockholders, have elected S Corporation status, whereby the stockholders of each corporation are taxed on their proportionate share of each Corporation's taxable income. Accordingly, the accompanying combined financial statements do not include a provision or liability for federal income taxes.



     Deferred income taxes are recognized for the tax consequences of temporary differences between the financial reporting basis and the tax basis of the Companies assets and liabilities. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

              TAMOR PLASTICS CORPORATION AND HOUSEWARE SALES, INC.

Estimates and Assumptions



     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates and assumptions.



Fair Value of Financial Instruments



     Cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities are reflected in the financial statements at fair value because of the short-term maturity of those instruments.



     Based upon borrowing rates currently available to the Companies for issuance of similar debt with similar terms and remaining maturities, the estimated fair value of the long-term debt and capital lease obligations at December 31, 1996 approximates carrying value.



Concentration of Credit Risk



     Cash and temporary cash investments are with financial institutions which management considers to be of high quality; however, at times such deposits may be in excess of the Federal Deposit Insurance Corporation insurance limits.



Revenue Recognition



     The Companies recognize revenue when product is shipped to the customer.

                           TAMOR PLASTICS CORPORATION


                           AND HOUSEWARE SALES, INC.



                     NOTES TO COMBINED FINANCIAL STATEMENTS



1. SUBSEQUENT EVENT



     Tamor's stockholders have entered into a stock purchase agreement with another company which will result in the sale of 100% of the Company's outstanding common stock subject to certain provisions, effective January 1, 1997.



     Housewares has entered into a merger agreement which would result in the Company being merged into the company that agreed to purchase Tamor's stock. All shares of Housewares stock will be canceled, effective January 1, 1997. Prior to the merger, assets and liabilities included in the December 31, 1996 combined balance sheet are to be distributed/discharged as follows:



Cash and cash equivalents...................................  $  920,204
Other.......................................................      84,502
                                                              ----------
     Assets to be distributed...............................   1,004,706
Liabilities to be discharged................................     (97,075)
                                                              ----------
     Net distributions......................................  $  907,631
                                                              ==========



2. INVENTORIES



     Inventories consist of the following:



                                                           1995         1996
                                                           ----         ----
Finished goods........................................  $3,464,297   $3,325,827
Work-in-process.......................................     870,517    1,175,432
Raw materials.........................................   1,853,751    1,925,889
                                                        ----------   ----------
     Total............................................  $6,188,565   $6,427,148
                                                        ==========   ==========



3. PROPERTY AND EQUIPMENT



     Property and equipment consist of the following:



                                                         1995          1996
                                                         ----          ----
Machinery and equipment.............................  $17,813,633   $21,544,567
Real estate and improvements........................      839,533     1,205,847
Leasehold improvements..............................      563,393       627,147
Office furniture and equipment......................      751,246       951,248
Vehicles............................................      671,691       639,393
Machinery and equipment deposits....................      330,579     2,693,848
                                                      -----------   -----------
     Total..........................................   20,970,075    27,662,050
Less accumulated depreciation.......................   13,068,850    15,045,366
                                                      -----------   -----------
Net property and equipment owned....................    7,901,225    12,616,684
Leased property under capital leases, net of
  accumulated amortization (Note 4).................    5,006,662     4,288,180
                                                      -----------   -----------
Net property and equipment..........................  $12,907,887   $16,904,864
                                                      ===========   ===========



     Tamor has a commitment to construct an addition to the manufacturing facility in Louisiana, Missouri which it currently leases (Note 4). The Company has the option through September, 1998 to purchase the building for $1,500,000. The addition is estimated to cost approximately $2,400,000.

                           TAMOR PLASTICS CORPORATION


                           AND HOUSEWARE SALES, INC.



             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)



     Accounts payable other consists of $3,824,227 of equipment purchases which are expected to be refinanced on a long-term basis. Long-term financing has not been arranged due to the impending change in ownership as described in Note 1.



4. LEASES



     The Companies lease warehouse and manufacturing facilities, vehicles and factory and office equipment under capital and operating leases. Assets held under capital leases include:



                                                            1995         1996
                                                            ----         ----
Molding machines.......................................  $4,008,600   $4,008,600
Molds..................................................     767,614      767,614
Equipment..............................................     791,254      791,254
Vehicles...............................................          --       36,700
                                                         ----------   ----------
  Total................................................   5,567,468    5,604,168
Less accumulated amortization..........................     560,806    1,315,988
                                                         ----------   ----------
Leased property, net...................................  $5,006,662   $4,288,180
                                                         ==========   ==========



     Lease amortization is included in depreciation expense.



     Future minimum payments under capital leases and noncancellable operating leases with an initial term of one year or more are as follows:



                                                          CAPITAL     OPERATING
                                                           LEASES       LEASES
                                                          -------     ---------
Fiscal 1997............................................  $1,139,220   $  338,000
      1998.............................................   1,046,120      292,000
      1999.............................................   1,037,869      292,000
      2000.............................................   1,029,200      292,000
      2001.............................................   1,029,200       73,000
      Thereafter.......................................   1,164,451           --
                                                         ----------   ----------
Total minimum lease payments...........................   6,446,060   $1,287,000
                                                                      ==========
Amount representing interest...........................   1,796,265
                                                         ----------
Present value of net minimum lease payments............   4,649,795
Less current obligations...............................     634,000
                                                         ----------
Long-term obligations..................................  $4,015,795
                                                         ==========



     Capital lease obligations include $4,527,717 due to a related entity. Payments on such obligations aggregated $591,300 in 1995 and $1,227,104 in 1996. Tamor has also guaranteed the related entity's obligations related to these same leases in the amount of $4,527,717 (Note 7).



     Operating lease expense, including ancillary costs of warehouse and manufacturing facilities, amounted to $345,000 in 1994, $608,000 in 1995 and $729,000 in 1996. The operating leases contain renewal options and require the Companies to pay certain operating costs including maintenance, insurance, and taxes in addition to the minimum lease payments.

                           TAMOR PLASTICS CORPORATION


                           AND HOUSEWARE SALES, INC.



             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)



5. ACCRUED LIABILITIES



     Accrued liabilities consist of the following:



                                                             1995          1996
                                                             ----          ----
Customer rebates......................................    $  583,645    $  643,596
Materials.............................................       483,386       442,209
Bonus.................................................            --       330,000
State taxes...........................................         3,662        90,836
Utilities.............................................       120,614        60,000
Payroll and retirement................................       176,062       103,600
Other.................................................       104,510        59,835
                                                          ----------    ----------
       Total..........................................    $1,471,879    $1,730,076
                                                          ==========    ==========



6. LONG-TERM DEBT



     Long-term debt consists of the following:



                                                             1995          1996
                                                             ----          ----
TAMOR
Revolving line of credit with interest at variable
  rates (7.6% at December 31, 1996), maturing May,
  1998................................................    $6,374,278    $4,671,129
Term note payable in monthly installments of $35,983
  plus interest at variable rates (7.6% at December
  31, 1996) through May, 1998.........................     1,004,501       572,700
Term note payable in monthly installments of $36,111
  plus interest at variable rates (7.6% at December
  31, 1996) through January, 1998.....................       902,778       469,444
Note payable to former stockholder's estate in monthly
  installments of $20,031 including interest at 5.0%
  through August, 2001................................            --       989,875
Term note payable in monthly installments of $2,600
  including interest at 6.0% through June, 2001 with a
  final payment of approximately $230,000 due August,
  2001, collateralized by a building in Thomasville,
  Georgia.............................................            --       300,489
TAMOR AND HOUSEWARES
Various vehicle loans payable in monthly installments
  through September, 2001 with interest at rates from
  7.4% to 8.4%........................................        62,172       127,326
                                                          ----------    ----------
       Total..........................................     8,343,729     7,130,963
Less scheduled current maturities.....................       909,476     1,099,000
                                                          ----------    ----------
Long-term portion.....................................    $7,434,253    $6,031,963
                                                          ==========    ==========



     The bank revolving line of credit and term notes (that mature in 1998), are collateralized by all of Tamor's assets. The revolving credit line is advanced based on 80% of qualified accounts receivable, plus 50% of raw material and finished goods inventories, less certain outstanding letters of credit, all as defined in the security agreement.

                           TAMOR PLASTICS CORPORATION


                           AND HOUSEWARE SALES, INC.



             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)



     The loan agreements contain, among other matters, certain restrictive covenants relating to ownership control, payment of dividends, further liens and security interests, mergers or consolidation with others, investments and advances, guaranties, borrowings, disposition of collateral, and capital expenditures in excess of $1,500,000 for 1996 and $1,000,000 thereafter. Tamor is also required to maintain certain financial ratios related to minimum net worth, debt to equity and cash flow coverage. Tamor was not in compliance with the capital expenditures limitation, cash flow coverage ratio, and additional borrowings. Noncompliance has been waived by the bank for fiscal 1996.



     Scheduled maturities of long-term debt are as follows:



                  Year ended December 31,
     1997...................................................  $1,099,000
     1998...................................................   5,095,000
     1999...................................................     260,000
     2000...................................................     274,000
     2001...................................................     402,963
                                                              ----------
     Total..................................................  $7,130,963
                                                              ==========



7. RELATED PARTY TRANSACTIONS



     Tamor purchases packaging materials from an entity which is partially owned by two stockholders of Tamor. Payments to this entity for packaging materials were $1,096,713 in 1994, $1,151,000 in 1995 and $1,313,000 in 1996. Accounts
payable trade includes $97,109 at December 31, 1995 and $40,304 at December 31, 1996 due to the related entity.



     Tamor also purchases various raw materials from other related parties at prevailing market prices. Payments to such related parties were $4,707,730 in 1994, $6,826,000 in 1995 and $14,270,000 in 1996. Accounts payable trade includes $1,396,584 at December 31, 1995 and $1,679,826 at December 31, 1996 due to the related entities.



     Housewares pays commissions to related parties. These commissions amounted to $334,917 in 1994, $154,862 in 1995 and $1,193,770 in 1996.



     Housewares leases its office facilities as a tenant-at-will from a real estate entity partially owned by the President of Housewares. Rent expense was $52,588 in 1994, $48,591 in 1995 and $46,936 in 1996.



8. STATE TAXES ON INCOME



     State taxes on income (benefit) consist of the following:



                                                      1994        1995        1996
                                                      ----        ----        ----
Current..........................................    $93,000    $ 20,000    $115,000
Deferred.........................................         --     (45,000)     45,000
                                                     -------    --------    --------
Total............................................    $93,000    $(25,000)   $160,000
                                                     =======    ========    ========



     A provision for Federal income taxes is not made due to the election by the Companies, and consent by their stockholders, to include their respective shares of the taxable income or loss of the Companies in their individual tax returns. As a result, no Federal income tax is imposed on the Companies.



     Under Massachusetts state tax rules, Subchapter S corporate earnings are taxed at different rates depending on sales volume as well as includable in the stockholders' Massachusetts income tax returns.

                           TAMOR PLASTICS CORPORATION


                           AND HOUSEWARE SALES, INC.



             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)



     Deferred state tax assets at December 31, 1996 consist of Massachusetts investment tax credit carryforwards and other temporary differences aggregating $125,000 less a valuation allowance of the same amount due to the expected ownership change which would result in a change in the Company's tax status and the elimination of all differences in the book and tax basis of assets and liabilities.



9. COMMITMENTS AND CONTINGENCIES



Employment Agreement



     Tamor has an employment agreement with an officer who is also a stockholder of Tamor. The agreement provides for compensation above a minimum amount determined by the board of directors, inflationary increases, and additional compensation equal to four percent of Tamor's income before taxes. Minimum annual compensation under the agreement is as follows:



                  Year ended December 31,
     1997...................................................    $  165,000
     1998...................................................       165,000
     1999...................................................       165,000
     2000...................................................       165,000
     2001...................................................       165,000
     Thereafter.............................................       197,000
                                                                ----------
     Total..................................................    $1,022,000
                                                                ==========



Retirement Plan



     Housewares has a profit sharing retirement plan in which eligible employees may elect to contribute up to 15% of their annual compensation and the Company will match up to 2% of an employee's annual compensation. In addition, the Company contributes an amount once a year based upon profits for the year. Pension expense was $50,358 in 1994, $45,575 in 1995 and $51,403 in 1996.



10. SIGNIFICANT CUSTOMERS



     The Companies have two significant customers that each comprise more than 10% of total sales in 1994, 1995 and 1996. Sales to these customers represent approximately 31% and 17% of total sales in 1994, 33% and 12% of total sales in 1995, and 28% and 11% of total sales in 1996.



11. SUPPLEMENTAL CASH FLOW INFORMATION



     Cash paid for interest and state income taxes was as follows:



                                                   1994         1995          1996
                                                   ----         ----          ----
Interest.....................................    $508,918    $1,096,590    $1,204,106
State income taxes...........................      30,476        93,401        14,364



     NONCASH INVESTING AND FINANCING ACTIVITIES:



     The Company issued a note payable for $1,052,809 to the estate of a former stockholder for the purchase of treasury stock in 1996.



     The Companies incurred capital lease obligations of $5,243,529 in 1995 and $36,700 in 1996.

                           TAMOR PLASTICS CORPORATION


                           AND HOUSEWARE SALES, INC.



             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)



12. MERGER



     On January 1, 1995, Victory Button Company, Inc. was merged with and into Tamor Plastics Corporation. Both corporations were commonly owned by the same stockholders. The merger was accounted for as a pooling of interests, and accordingly, the accompanying financial statements include the accounts and operations of Victory Button Company, Inc. for all periods prior to the merger.



13. TREASURY STOCK



     The stockholders' have a stock redemption agreement which requires each stockholder desiring to sell their stock to first offer the stock for sale to the Company, and if not purchased by the Company, to the other stockholders, at agreed upon book value. The stock redemption agreement will be rescinded upon the closing of the stock sale as described in Note 1.



     Upon the death of any stockholder, the Company is required to purchase the decedent's stock at agreed upon book value. During 1996, 11.23 shares were purchased by the Company for $1,482,228 including a note payable to the former stockholders estate for $1,052,809 (See Note 6).

          ------------------------------------------------------------
          ------------------------------------------------------------

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR ANY OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                             ---------------------

                               TABLE OF CONTENTS

                                              PAGE
                                              ----
Summary.....................................    1
Risk Factors................................   13
The Exchange Offer..........................   22
Use of Proceeds.............................   30
Capitalization..............................   31
Selected Historical Financial Data..........   32
Unaudited Pro Forma Combined Financial
  Data......................................   34
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations................................   40
Business....................................   50
Management..................................   59
Principal Stockholders......................   62
Certain Transactions........................   65
Description of Other Indebtedness...........   66
Description of the Exchange Notes...........   68
Book-Entry; Delivery and Form...............   93
Plan of Distribution........................   94
Certain Federal Income Tax Consequences.....   95
Legal Matters...............................   97
Experts.....................................   97
Available Information.......................   98
Incorporation of Certain Documents by
  Reference.................................   99
Index to Consolidated Financial
  Statements................................  F-1

          ------------------------------------------------------------
          ------------------------------------------------------------

          ------------------------------------------------------------
          ------------------------------------------------------------

                                  $125,000,000

                                 HOME PRODUCTS
                              INTERNATIONAL, INC.
                               OFFER TO EXCHANGE
                        9 5/8% SENIOR SUBORDINATED NOTES
                          DUE 2008 FOR ALL OUTSTANDING
                        9 5/8% SENIOR SUBORDINATED NOTES
                                  DUE 2008 OF
                       HOME PRODUCTS INTERNATIONAL, INC.
                              --------------------

                                   PROSPECTUS
                              --------------------
                                       , 1998

          ------------------------------------------------------------
          ------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Reference is made to the Company's Certificate of Incorporation and to
Section 145 of the Delaware General Corporation Law ("DGCL"). Section 145 of the DGCL authorizes a corporation to provide indemnification against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred, in non-derivative actions, suits or proceedings brought by third parties against an officer, director, employee or agent of the corporation, if such party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful as determined in accordance with the statute.

     In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the Court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     The Company's Certificate of Incorporation limits the personal liability of directors to the fullest extent permitted by Delaware law. In addition, the Company's Certificate of Incorporation and By-laws provide that the Company shall to the fullest extent permitted by Delaware law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any and all expenses, liabilities or other matters referred to or covered by Delaware law, which were reasonably incurred by such person. This indemnification is in addition to any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation, By-laws, any agreement or notice of shareholders or disinterested directors. The Company's Certificate of Incorporation and By-laws also permit it to secure insurance on behalf of any director, officer, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether Delaware law, the Certificate of Incorporation or By-laws would permit indemnification. The Company maintains officers and directors liability insurance.

     Reference is also made to Section 102(b)(7) of the DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payments of dividends of unlawful stock purchase or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. The Company's Certificate of Incorporation limits the personal liability of directors to the fullest extent permitted by Delaware law.

ITEM 21. EXHIBITS.

     (a) See Exhibit Index filed herewith, which is incorporated herein by reference.

     (b) Financial Statement Schedules: None.

ITEM 22. UNDERTAKINGS.

     (a) The undersigned Registrants hereby undertake that insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim of indemnification against such liabilities (other than the payment by the Registrant of expenses incurred by the Registrants in the successful defense of any action, suit paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the Registrants' annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (d) The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on July , 1998.


                                          HOME PRODUCTS INTERNATIONAL, INC.


                                          By

                                                   /s/ James R. Tennant
                                          --------------------------------------

                                                      James R. Tennant
                                                 Chairman of the Board and
                                                  Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this amendment to this registration statement has been signed by the following persons in the capacities and as of the dates indicated.



                   SIGNATURE                                      TITLE                       DATE
                   ---------                                      -----                       ----

    /s/ James R. Tennant                          Chairman of the Board of Directors and  July 10, 1998
------------------------------------------------    Chief Executive Officer (Principal
                James R. Tennant                    Executive Officer)

    /s/ James E. Winslow                          Executive Vice President, Chief         July 10, 1998
------------------------------------------------    Financial Officer and Secretary
                James E. Winslow                    (Principal Financial and Principal
                                                    Accounting Officer)

                                                  Director                                July   , 1998
------------------------------------------------
              Charles R. Campbell

                   SIGNATURE                                      TITLE                       DATE
                   ---------                                      -----                       ----

               /s/ JOSEPH GANTZ*                  Director                                July 10, 1998
------------------------------------------------
                  Joseph Gantz

                                                  Director                                July   , 1998
------------------------------------------------
               Stephen P. Murray

              /s/ MARSHALL RAGIR*                 Director                                July 10, 1998
------------------------------------------------
                 Marshall Ragir

                                                  Director                                July   , 1998
------------------------------------------------
             Jeffrey C. Rubenstein

              /s/ DANIEL B. SHURE*                Director                                July 10, 1998
------------------------------------------------
                Daniel B. Shure

              /s/ JOEL D. SPUNGIN*                Director                                July 10, 1998
------------------------------------------------
                Joel D. Spungin

                      *By
------------------------------------------------
                James R. Tennant
                Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago,
State of Illinois on July   , 1998.


                                          SELFIX, INC.

                                          By  /s/ James R. Tennant
                                          --------------------------------------

                                                      James R. Tennant
                                             Chairman of the Board of Directors


     Pursuant to the requirements of the Securities Act of 1933, this amendment to this registration statement has been signed by the following persons in the capacities and as of the dates indicated.



                      SIGNATURE                                      TITLE                    DATE
                      ---------                                      -----                    ----

              /s/ James R. Tennant                     Chairman of the Board of           July 10, 1998
-----------------------------------------------------    Directors (Principal) Executive
                  James R. Tennant                       Officer)

              /s/ James E. Winslow                     Secretary (Principal Financial     July 10, 1998
-----------------------------------------------------    and Principal Accounting
                  James E. Winslow                       Officer)

                                                       Director                           July   , 1998
-----------------------------------------------------
                 Charles R. Campbell

                 /s/ MARSHALL RAGIR*                   Director                           July 10, 1998
-----------------------------------------------------
                   Marshall Ragir

                                                       Director                           July   , 1998
-----------------------------------------------------
                Jeffrey C. Rubenstein

                /s/ DANIEL B. SHURE*                   Director                           July 10, 1998
-----------------------------------------------------
                   Daniel B. Shure

                /s/ JOEL D. SPUNGIN*                   Director                           July 10, 1998
-----------------------------------------------------
                   Joel D. Spungin

*By -------------------------------------------------
                  James R. Tennant
                  Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago,
State of Illinois on July   , 1998.


                                          SHUTTERS, INC.

                                          By
                                                  /s/ James R. Tennant
                                            ------------------------------------
                                                      James R. Tennant
                                                         President


     Pursuant to the requirements of the Securities Act of 1933, this amendment to this registration statement has been signed by the following persons in the capacities and as of the dates indicated.



                      SIGNATURE                                      TITLE                     DATE
                      ---------                                      -----                     ----

            /s/ James R. Tennant                         President and Director            July 10, 1998
-----------------------------------------------------      (Principal Executive
                  James R. Tennant                         Officer)

            /s/ James E. Winslow                         Secretary and Director            July 10, 1998
-----------------------------------------------------      (Principal Financial and
                  James E. Winslow                         Principal Accounting
                                                           Officer)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago,
State of Illinois on July      , 1998.


                                          TAMOR CORPORATION, INC.

                                          By    /s/ James R. Tennant
                                            ------------------------------------
                                                     James R. Tennant
                                            Chairman of the Board of Directors


     Pursuant to the requirements of the Securities Act of 1933, this amendment to this registration statement has been signed by the following persons in the capacities and as of the dates indicated.



                      SIGNATURE                                       TITLE                    DATE
                      ---------                                       -----                    ----

            /s/ James R. Tennant                         Chairman of the Board of          July 10, 1998
-----------------------------------------------------      Directors (Principal Executive
                  James R. Tennant                         Officer)

            /s/ James E. Winslow                         President, Treasurer and Clerk    July 10, 1998
-----------------------------------------------------      (Principal Financial and
                  James E. Winslow                         Principal Accounting Officer)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago,
State of Illinois on July   , 1998.


                                          SEYMOUR HOUSEWARES CORPORATION

                                          By    /s/ James R. Tennant
                                            ------------------------------------
                                                      James R. Tennant
                                             Chairman of the Board of Directors


     Pursuant to the requirements of the Securities Act of 1933, this amendment to this registration statement has been signed by the following persons in the capacities and as of the dates indicated.



                      SIGNATURE                                      TITLE                     DATE
                      ---------                                      -----                     ----

              /s/ James R. Tennant                       Chairman of the Board of          July 10, 1998
-----------------------------------------------------      Directors (Principal
                  James R. Tennant                         Executive Officer)

              /s/ James E. Winslow                       Senior Vice President, Chief      July 10, 1998
-----------------------------------------------------      Financial Officer and
                  James E. Winslow                         Secretary (Principal
                                                           Financial and Principal
                                                           Accounting Officer)

                                 EXHIBIT INDEX


        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------

          1.1.1*         -- Purchase Agreement between Home Products International,
                            Inc., Selfix, Inc., Seymour Housewares Corporation,
                            Shutters, Inc., Tamor Corporation, Chase Securities Inc.
                            and NationsBanc Montgomery Securities, LLC dated May 7,
                            1998.
          3.1.1*         -- Amended and Restated Certificate of Incorporation of Home
                            Products International, Inc.
          3.1.2*         -- Certificate of Incorporation of Selfix, Inc., as amended.
          3.1.3*         -- Certificate of Incorporation of Seymour Housewares
                            Corporation, as amended.
          3.1.4*         -- Articles of Incorporation of Tamor Corporation, as
                            amended.
          3.1.5*         -- Articles of Incorporation of Shutters, Inc., as amended.
          3.2.1          -- By-laws of Home Products International, Inc.
          3.2.2*         -- By-laws of Selfix, Inc.
          3.2.3*         -- By-laws of Seymour Housewares Corporation.
          3.2.4*         -- By-laws of Tamor Corporation.
          3.2.5*         -- By-laws of Shutters, Inc.
          4.1.1*         -- Indenture between Home Produces International, Inc., the
                            Subsidiary Guarantors (as defined therein) and LaSalle
                            National Bank dated May 14, 1998.
          4.1.2*         -- Specimen Certificate of 9 5/8% Senior Subordinated Notes
                            due 2008 ("Original Notes") (included in Exhibit 4.1.1
                            hereto).
          4.1.3*         -- Specimen Certificate of 9 5/8% Senior Subordinated Notes
                            due 2008 (the "Exchange Notes") (included in Exhibit
                            4.1.1 hereto).
          4.1.4*         -- Exchange and Registration Rights Agreement, by and among
                            Home Products International, Inc., Chase Securities Inc.
                            and NationsBanc Montgomery Securities LLC dated May 14,
                            1998.
          5.1.1*         -- Opinion of Sonnenschein Nath & Rosenthal Regarding
                            Legality.
         10.1.1*         -- Credit Agreement among Home Products International, Inc., the several banks and other financial institutions or
                            entities from time to time parties to the Credit
                            Agreement and the Chase Manhattan Bank, as Administrative
                            Agent, dated May 14, 1998.
         12.1.1*         -- Statement Regarding Computation of Earnings to Fixed
                            Charges.
         21.1.1*         -- List of Subsidiaries.
         23.1.1*         -- Consent of Arthur Andersen LLP.
         23.1.2*         -- Consent of Grant Thornton LLP.
         23.1.3*         -- Consent of Ernst & Young LLP.
         23.1.4*         -- Consent of Sonnenschein Nath & Rosenthal (included in
                            Exhibit 5.1.1 hereto).
         23.1.5**        -- Consent of Arthur Andersen LLP.
         23.1.6**        -- Consent of Grant Thornton LLP.
         23.1.7**        -- Consent of Ernst & Young LLP.
         23.1.8**        -- Consent of BDO Seidman, LLP.
         24.1.1*         -- Power of Attorney (included with the signature page to
                            the Registration Statement).
         25.1.1**        -- Statement of Eligibility of Trustee, as amended
         99.1.1*         -- Form of Letter of Transmittal.


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*  Previously filed.


** Filed herewith.